    As Filed with the Securities and Exchange Commission on December 8, 1994



                                                       Registration No. 33-85740


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                             INTERGRAPH CORPORATION
               (Exact name of registrant as specified in charter)

   Delaware                         3571                        63-0573222
(State or other         (Primary Standard Industrial         (I.R.S. Employer
 jurisdiction of         Classification Code Number)      Identification Number)
incorporation or
 organization)

                          One Madison Industrial Park
                         Huntsville, Alabama 35894-0001
                        Telephone Number: (205) 730-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------------------

                        John W. Wilhoite, Vice President
                             INTERGRAPH CORPORATION
                          One Madison Industrial Park
                         Huntsville, Alabama 35894-0001
                        Telephone Number: (205) 730-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        -------------------------------
                                With copies to:

 John F. Mandt                         Jeffrey C. Howland
 Balch & Bingham                       Womble Carlyle Sandridge & Rice, P.L.L.C.
 1901 Sixth Avenue North, Suite 2600   1600 Southern National Financial Center
 Birmingham, Alabama  35203            200 West Second Street
 Telephone Number: (205) 226-3485      Winston-Salem, North Carolina  27101
                                       Telephone Number: (910) 721-3516

                        -------------------------------

        Approximate date of commencement of proposed sale to the public:

     At the effective time of the merger (the "Merger") of a wholly owned subsidiary of Registrant with and into InterCAP Graphics Systems, Inc. ("InterCAP") as described in the enclosed Prospectus/Proxy Statement.

                        -------------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        -------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

 Title of Each                  Proposed        Proposed
   Class of        Amount       Maximum         Maximum       Amount of
 Securities to     to be     Offering Price    Aggregate     Registration
 be Registered   Registered     Per Unit     Offering Price      Fee
================================================================================
Common          1,079,738(1)    $8.125(2)     $8,772,871.25    $3,025.13
================================================================================

(1)  Based upon the maximum number of shares issuable in the Merger.
(2) Based upon the average of the bid and asked prices for Intergraph Common Stock on October 24, 1994.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                             INTERGRAPH CORPORATION
        Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K


   Registration Statement Item and Caption                  Prospectus/Proxy Statement Heading or Other Location
- -------------------------------------------------           ----------------------------------------------------
1.  Forepart of Registration Statement and
    Outside Front Cover Page of Prospectus.......           Facing Page; Cross Reference Sheet; Outside Front
                                                            Cover Page of Prospectus/Proxy Statement
2.  Inside Front and Outside Back Cover Page of
    Prospectus...................................           Available Information; Table of Contents

3.  Risk Factors, Ratio of Earnings to Fixed
    Charges, and Other Information...............           Summary; Available Information; Market Price Data;
                                                            Selected Financial Data; Risk Factors; Information
                                                            about Intergraph

4.  Terms of the Transaction.....................           Available Information; Summary; The Merger and Related
                                                            Transactions; The Reorganization Agreement; Stockholder
                                                            Approval of Reorganization Agreement, the Merger and
                                                            the Charter Amendment; Proposal to Amend InterCAP's
                                                            Certificate of Incorporation; Security Ownership of
                                                            Certain Beneficial Owners and Management of
                                                            InterCAP; Description of Intergraph Capital Stock;
                                                            Principal Differences Between Intergraph and InterCAP
                                                            Capital Stock

5.  Pro Forma Financial Information..............           Not Applicable

6.  Material Contacts with the Company Being
    Acquired.....................................           The Merger and Related Transactions

7.  Additional Information Required for
    Reoffering by Persons and Parties Deemed
    to be Underwriters...........................           Not Applicable

8.  Interests of Named Experts and Counsel.......           Experts; Legal Opinions

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..................................           Indemnification

10. Information With Respect to S-3
    Registrants..................................           Available Information; Incorporation of Certain
                                                            Documents by Reference

11. Incorporation of Certain Information
    by Reference.................................           Available Information; Incorporation of Certain
                                                            Documents by Reference

12. Information with Respect to S-2
    or S-3 Registrants...........................           Not Applicable

13. Incorporation of Certain Information
    by Reference.................................           Not Applicable

14. Information With Respect to Registrants
    Other than S-3 or S-2 Registrants............           Not Applicable

15. Information With Respect to S-3
    Companies....................................           Not Applicable

16. Information With Respect to S-2
    or S-3 Companies.............................           Not Applicable

17. Information With Respect to Companies
    Other than S-2 or S-3 Companies..............           Outside Front Cover Page of Prospectus/Proxy
                                                            Statement; Summary; Market Price Data; Selected
                                                            Financial Data; Risk Factors; Management's
                                                            Discussion and Analysis of Financial Condition
                                                            and Results of Operations of InterCAP; Business
                                                            of InterCAP; Security Ownership of Certain
                                                            Beneficial Owners of InterCAP; Description of
                                                            InterCAP Capital Stock; InterCAP's Financial
                                                            Statements

18. Information if Proxies, Consents
    or Authorizations are to be Solicited........           Outside Front Cover Page of Prospectus/Proxy
                                                            Statement; Available Information; Summary;
                                                            Stockholder Approval of Reorganization Agreement,
                                                            the Merger and the Charter Amendment; The Merger
                                                            and Related Transactions; Proposal to Amend InterCAP's
                                                            Certificate of Incorporation; Security Ownership of
                                                            Certain Beneficial Owners and Management of
                                                            InterCAP; Proxy Solicitation

19. Information if Proxies, Consents
    or Authorizations are not to be
    Solicited, or in an Exchange Offer...........           Not Applicable


                        INTERCAP GRAPHICS SYSTEMS, INC.
                         116 DEFENSE HIGHWAY, SUITE 400
                           ANNAPOLIS, MARYLAND  21401



                                December 9, 1994



Dear Stockholders:

     We are pleased to invite you to a Special Meeting of Stockholders of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), to be held on January 11, 1995, at 8:00 a.m., local time (the "Meeting"), at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401. The purpose of the meeting is to obtain your approval of the acquisition of InterCAP by Intergraph Corporation, a Delaware corporation ("Intergraph").

     On September 30, 1994, InterCAP signed an Agreement and Plan of Reorganization (as subsequently amended as of December 7, 1994, the "Reorganization Agreement") with Intergraph and Intergraph DC Corporation Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), providing for the merger of Intergraph Sub with and into InterCAP (the "Merger"). As a result of the Merger, InterCAP would become a wholly owned subsidiary of Intergraph. Pursuant to the terms of the Reorganization Agreement, each outstanding share of InterCAP Common Stock, InterCAP Series B Preferred Stock, and InterCAP Series C Preferred Stock would be converted into a fraction of a share of Intergraph Common Stock, par value $.10 per share (the "Intergraph Common Stock"), having a value of $0.90975693, and each share of InterCAP Series A Preferred Stock would be converted into a fraction of a share of Intergraph Common Stock having a value of $1.475. At the Meeting, you will be asked to approve the Reorganization Agreement and the transactions contemplated thereby.

     You will also be asked at the Meeting and in connection with the Merger, to approve an amendment to the Certificate of Incorporation of InterCAP (the "Charter Amendment"). In 1993, the stockholders of InterCAP approved an amendment to the Certificate of Incorporation of InterCAP that reduced the liquidation preference of the InterCAP Series A Preferred Stock to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon (the "Series A Liquidation Preference"). To facilitate the Merger, the holders of the InterCAP Series A Preferred Stock have agreed to postpone the increase in the Series A Liquidation Preference to January 15, 1995 and thereby postpone any further increase in the difference between the value of the InterCAP Series A Preferred Stock and the remaining classes of InterCAP Stock. The Charter Amendment to be voted on at the Meeting would make this change to the Certificate of Incorporation of InterCAP.

     After careful consideration, your Board of Directors has unanimously adopted and approved the Charter Amendment, the Reorganization Agreement and the transactions contemplated thereby (collectively, the "Proposed Transactions"). The Board believes that the Proposed Transactions are advisable and in the best interests of InterCAP and its stockholders and recommends that you vote "FOR" the proposal to adopt and approve the Charter Amendment and "FOR" the adoption and approval of the Reorganization Agreement and the transactions contemplated thereby.

     The accompanying Prospectus/Proxy Statement provides a detailed description of the Proposed Transactions. We urge you to give careful consideration to the Prospectus/Proxy Statement.

     Approval of the Proposed Transactions requires (i) in the case of the Charter Amendment, the affirmative vote of (a) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (c) a majority of the outstanding shares of InterCAP Series A Preferred Stock, and InterCAP Series B Preferred Stock, voting as a single class; and (d) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately; and (ii) in the case of the Reorganization Agreement and the transactions contemplated thereby, the affirmative vote of (a) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class.

     To ensure that your shares are represented, please vote, date, sign and mail the enclosed proxy in the envelope provided, whether or not you expect to be present at the Meeting.

                                  Sincerely,



                                  A.G.W. Biddle, III
                                  President and Chief Executive Officer

                        INTERCAP GRAPHICS SYSTEMS, INC.
                         116 DEFENSE HIGHWAY, SUITE 400
                           ANNAPOLIS, MARYLAND  21401

                      ----------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      ----------------------------------

To the Holders of Common Stock and Preferred Stock of InterCAP Graphics Systems,
Inc.:

     Notice is hereby given that a Special Meeting of Stockholders of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), will be held at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401 on January 11, 1995, at 8:00 a.m. for the following purposes:

     1. To consider and vote upon a proposal to amend the Certificate of Incorporation of InterCAP to extend the date from October 1, 1994 to January 15, 1995 after which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon;

     2. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Reorganization dated as of September 30, 1994 (as subsequently amended as of December 7, 1994, the "Reorganization Agreement"), by and among InterCAP, Intergraph Corporation, a Delaware corporation ("Intergraph"), and Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), and the transactions contemplated thereby, which will include, without limitation, (a) the merger of Intergraph Sub with and into InterCAP (the "Merger"), in which, subject to the terms and conditions set forth in the Reorganization Agreement, (i) each outstanding share of InterCAP Common Stock will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (ii) each outstanding share of InterCAP Preferred Stock will automatically be converted into a fraction of a share of Intergraph Common Stock as follows: (A) each share of InterCAP Series A Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475; (B) each share of InterCAP Series B Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; and (C) each share of InterCAP Series C Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (b) an agreement by all InterCAP stockholders to escrow, for ninety days, fifteen percent (15%) of the shares of Intergraph Common Stock to be received by them in the Merger as security for certain post-closing InterCAP stockholder indemnification obligations following the Merger relating to breaches of representations, warranties and covenants contained in the Reorganization Agreement, and to appoint a Stockholders' Committee relating to such escrowed shares; and (c) the assumption by Intergraph of outstanding options to acquire InterCAP Common Stock and the conversion of such options into Intergraph options; and

     3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors of InterCAP has determined that only those persons who were holders of record of InterCAP Common Stock or InterCAP Preferred Stock at the close of business on December 1, 1994, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     ANY STOCKHOLDER SHALL HAVE THE RIGHT, IN CONNECTION WITH THE REORGANIZATION AGREEMENT, TO DEMAND AND RECEIVE PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES OF INTERCAP COMMON STOCK AND INTERCAP PREFERRED STOCK UPON COMPLIANCE WITH
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW. FOR A SUMMARY OF SUCH RIGHTS, SEE "THE MERGER AND RELATED TRANSACTIONS -- DISSENTERS' RIGHTS" IN THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT. THE FULL TEXT OF SUCH SECTION IS SET FORTH AS APPENDIX C THERETO.

                                    By Order of the Board of Directors



                                    John C. Gebhardt
                                    Secretary

Annapolis, Maryland
December 9, 1994


WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             INTERGRAPH CORPORATION

                                   Prospectus

                                  Common Stock
                                 $.10 Par Value

                             --------------------

                        INTERCAP GRAPHICS SYSTEMS, INC.

                                Proxy Statement

                        Special Meeting of Stockholders

                               January 11, 1995


     This Prospectus/Proxy Statement constitutes a prospectus of Intergraph Corporation, a Delaware corporation ("Intergraph"), in respect of up to 1,079,738 shares (the "Merger Shares") of common stock, par value $.10 per share, of Intergraph ("Intergraph Common Stock"), issuable to holders of common stock, par value $.01 per share ("InterCAP Common Stock"), and preferred stock, par value $.01 per share ("InterCAP Preferred Stock"), of InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), upon consummation of the proposed merger (the "Merger"), herein described of Intergraph DC Corporation - Subsidiary 7, a Delaware corporation ("Intergraph Sub"), into InterCAP in accordance with the Agreement and Plan of Reorganization dated as of September 30, 1994 among Intergraph, Intergraph Sub and InterCAP as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 7, 1994 (such agreement, as so amended, the "Reorganization Agreement"). For a description of the Reorganization Agreement and related Merger, see "The Merger and Related Transactions" and "The Reorganization Agreement."

     This Prospectus/Proxy Statement also is furnished in connection with solicitations from stockholders of InterCAP by the InterCAP Board of Directors of proxies for the special meeting of its stockholders to be held on January
11, 1995, or any adjournments thereof (the "Meeting"). At the Meeting, the holders of InterCAP Common Stock and InterCAP Preferred Stock will consider and vote upon (i) a proposal to amend the Certificate of Incorporation of InterCAP to extend the date (from October 1, 1994 to January 15, 1995) upon which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon (the "Charter Amendment"), and (ii) a proposal to adopt and approve the Reorganization Agreement and the transactions contemplated thereby. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment--Stockholder Meeting."

     For a description of the Reorganization Agreement, which is included in its entirety as Appendix A to the Prospectus/Proxy Statement, see "The Reorganization Agreement."

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY INTERCAP STOCKHOLDERS BEFORE CONSENTING TO THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE MERGER (INCLUDING CERTAIN RISKS ASSOCIATED WITH THE ANTICIPATED TAX-FREE CHARACTER OF THE MERGER), SEE "RISK FACTORS."

     All information herein with respect to InterCAP has been furnished by InterCAP and all information herein with respect to Intergraph has been furnished by Intergraph.

                  THE SECURITIES TO BE ISSUED PURSUANT TO THIS
              PROSPECTUS/PROXY STATEMENT HAVE NOT BEEN APPROVED OR
             DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
                 NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS/PROXY STATEMENT.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus/Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of InterCAP on or about December 9, 1994.

     NO PERSON HAS BEEN AUTHORIZED BY INTERGRAPH OR INTERCAP TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INTERGRAPH OR INTERCAP. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     The principal executive offices of InterCAP are at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401.

     The principal executive offices of Intergraph are at One Madison Industrial Park, Huntsville, Alabama 35894-0001.

        The date of this Prospectus/Proxy Statement is December 9, 1994.

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
AVAILABLE INFORMATION..................................................   1


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................   1


SUMMARY................................................................   3
     The Companies.....................................................   3
     The Merger and Related Transactions...............................   4
     The Reorganization Agreement......................................   9
     The Charter Amendment.............................................  12
     Vote of Stockholders of InterCAP..................................  13


RISK FACTORS...........................................................  16
     Volatility of Share Price.........................................  16
     Certain Tax Risks.................................................  16
     Losses; Declining Financial Resources.............................  17
     Technological Change; Product Transition..........................  17
     Provisions Potentially Affecting Change in Control of Intergraph..  18
     No Dividends......................................................  18

MARKET PRICE DATA......................................................  18


SELECTED FINANCIAL DATA................................................  19
     Intergraph Corporation............................................  19
     InterCAP Graphics Systems, Inc....................................  20
     Comparative Per Share Data........................................  21


THE MERGER AND RELATED TRANSACTIONS....................................  23
     Background of the Merger..........................................  23
     Joint Reasons for the Merger......................................  26
     Intergraph's Reasons for the Merger...............................  26
     InterCAP's Reasons For The Merger.................................  28
     InterCAP Board Recommendation.....................................  31
     Effect on InterCAP if Merger is not Approved......................  31

     Interests of Certain Persons in the Merger........................  32
     Certain Federal Income Tax Considerations.........................  36
     Preferred Stock Agreement.........................................  40
     Escrow Agreement..................................................  42
     Options Outstanding Prior to the Merger...........................  42
     Governmental and Regulatory Approvals.............................  45
     Tax Certification.................................................  45
     Employment Agreements.............................................  45
     Accounting Treatment..............................................  46
     Dissenters' Rights................................................  46


THE REORGANIZATION AGREEMENT...........................................  50
     Effective Date of the Merger......................................  50
     Effects of the Merger.............................................  50
     Aggregate Merger Consideration....................................  50
     Manner and Basis of Converting InterCAP Stock.....................  51
     InterCAP Options..................................................  52
     Representations and Warranties....................................  53
     Certain Covenants.................................................  54
     Conditions to the Merger..........................................  56
     Indemnification...................................................  57
     Termination.......................................................  57
     Amendment.........................................................  58
     Merger Expenses and Fees..........................................  58
     Termination Fee...................................................  59


PROPOSAL TO AMEND INTERCAP'S CERTIFICATE OF INCORPORATION..............  60
     General...........................................................  60
     Background........................................................  60
     Effect of the Charter Amendment...................................  61


STOCKHOLDER APPROVAL OF REORGANIZATION AGREEMENT,
THE MERGER AND THE CHARTER AMENDMENT...................................  61
     Stockholder Vote..................................................  61
     Stockholder Meeting...............................................  62
     Record Date and Shares Entitled to Vote...........................  62
     Proxies; Quorum...................................................  62
     Vote Required for Charter Amendment...............................  63
     Vote Required for Reorganization Agreement and Merger.............  63
     Beneficial Security Ownership of Certain Persons..................  64
     Dissenters' Rights................................................  64

INFORMATION ABOUT INTERGRAPH...........................................  64
     General Information...............................................  64
     Recent Developments...............................................  65


MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERCAP...........  66
     Overview..........................................................  66
     Results of Operations - Years Ended June 30, 1992, 1993 and 1994..  67
     Results of Operations - Three Months Ended September 30, 1993
       and 1994........................................................  70


BUSINESS OF INTERCAP...................................................  72
     Introduction......................................................  72
     Principal Products and Services...................................  73
     Product Pricing and Licensing.....................................  75
     Competition.......................................................  76
     Backlog...........................................................  76
     Strategic Partnerships............................................  77
     Employees.........................................................  77
     Properties........................................................  77


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT OF INTERCAP......................................  78


DESCRIPTION OF INTERGRAPH CAPITAL STOCK................................  79
     Intergraph Common Stock...........................................  79
     Stockholder Rights Plan...........................................  80
     Delaware Law and Certain Charter and By-law Provisions............  83
     Transfer Agent and Registrar......................................  85
     Listing...........................................................  85


DESCRIPTION OF INTERCAP CAPITAL STOCK..................................  85
     InterCAP Common Stock.............................................  86
     InterCAP Preferred Stock..........................................  86
     Options...........................................................  89
     Warrants..........................................................  89

PRINCIPAL DIFFERENCES BETWEEN INTERGRAPH AND INTERCAP
CAPITAL STOCK..........................................................  89
     Power to Call Special Stockholders' Meetings......................  90
     Stockholder Rights Plan...........................................  90
     Vacancies on the Board of Directors...............................  90
     Stockholder Approval of Certain Business Combinations.............  90
     Action by Consent of Stockholders.................................  90
     Stockholder Voting................................................  91
     Liquidation, Conversion, Redemption...............................  91


EXPERTS................................................................  91


LEGAL MATTERS..........................................................  92


PROXY SOLICITATION.....................................................  92


INDEX TO AUDITED FINANCIAL STATEMENTS OF INTERCAP...................... F-1


Appendix A    Agreement and Plan of Reorganization and Amendment
               No.1 thereto............................................ A-1
Appendix B    Form of Amendment to InterCAP's Certificate of
               Incorporation........................................... B-1
Appendix C    Section 262 of the Delaware Business Corporation Act..... C-1

                             AVAILABLE INFORMATION


     Intergraph is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The Intergraph Common Stock is listed on the NASDAQ National Market System, and such reports, proxy statements and other information concerning Intergraph should be available for inspection and copying at the offices of NASDAQ Operations, 1735 K Street N.W., Washington, D.C. 20006. Intergraph has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Intergraph Common Stock to be issued in the Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C.

     Statements contained in this Prospectus/Proxy Statement or in any document incorporated by reference in this Prospectus/Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are incorporated in this Prospectus/Proxy Statement by reference:

     (a) Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended by the Form 10-K/A Amendment No. 1 filed by Intergraph on December 1, 1994 and the Form 10-K/A Amendment No. 2 filed by Intergraph on December 9, 1994;

     (b) Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, filed May 12, 1994, as amended by the Form 10-Q/A Amendment No. 1 filed by Intergraph on December 1, 1994 and the Form 10-Q/A Amendment No. 2 filed by Intergraph on December 9, 1994;

     (c) Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, filed August 11, 1994, as amended by the Form 10-Q/A Amendment No. 1 filed by Intergraph on December 1, 1994;

     (d) Intergraph's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed October 26, 1994;

     (e) The description of Intergraph's Common Stock contained in Intergraph's Form 8-A Registration Statement filed on May 1, 1981, as amended by the Form 8 filed by Intergraph on July 23, 1986;

     (f)  Intergraph's Current Report on Form 8-K filed August 25, 1993; and

     (g) Intergraph's definitive Proxy Statement for the Annual Meeting of Stockholders held May 12, 1994.

     All documents filed by Intergraph pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the Meeting shall be deemed incorporated by reference in this Prospectus/Proxy Statement and a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus/Proxy Statement to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

     This Prospectus/Proxy Statement incorporates by reference certain documents relating to Intergraph which are not presented herein or delivered herewith. Such documents, other than certain exhibits to such documents, are available without charge upon request made to Intergraph Corporation, One Madison Industrial Park, Huntsville, Alabama 35894-0001 (telephone (205) 730-2000),
Attention: Shareholder Relations. In order to ensure timely delivery of the documents, any request should be made at least 10 days prior to the Meeting.

     InterCAP is not subject to filing requirements under the Securities Act or the Exchange Act, and, accordingly, no information or documents relating to InterCAP are incorporated herein by reference.

                                    SUMMARY


          The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information appearing elsewhere in this Prospectus/Proxy Statement and the Appendices hereto. Stockholders are urged to read this Prospectus/Proxy Statement and the Appendices hereto in their entirety.


     The Companies

          Intergraph Corporation

          Intergraph is a Delaware corporation engaged in the business of developing interactive computer graphics systems for a variety of applications. Intergraph was organized in 1969. Intergraph develops, manufactures, sells and services computer hardware and software, and provides a variety of third party packages that supplement the capabilities of its own software products. Intergraph's principal executive offices are located at One Madison Industrial Park, Huntsville, Alabama 35894-0001 and its telephone number is (205) 730-2000.

          Intergraph DC Corporation - Subsidiary 7

          Intergraph Sub is a Delaware corporation and wholly owned subsidiary of Intergraph. Intergraph Sub was organized in 1990. Intergraph Sub is being merged with and into InterCAP in order to effectuate the acquisition of InterCAP by Intergraph. Intergraph Sub conducts no business and owns no assets other than those incidental to its formation and those necessary to effect the Merger and related transactions. Intergraph Sub's offices are located at One Madison Industrial Park, Huntsville, Alabama 35894-0001 and its telephone number is (205) 730-2000.

          InterCAP Graphics Systems, Inc.

          InterCAP is a Delaware corporation engaged in the business of designing and producing complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used by large manufacturing firms. InterCAP was organized in 1987 and has its principal office at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401. Its telephone number is (410) 224-2926.

     The Merger and Related Transactions

          Aggregate Merger Consideration

          Pursuant to the Reorganization Agreement, Intergraph will pay or furnish total consideration having a value (based on the Share Determination Market Price, as hereinafter defined) of $7.5 million for the entire equity interest of InterCAP. Such consideration will be paid or furnished (i) by the conversion of outstanding InterCAP Options (as defined herein) into options to acquire Intergraph Common Stock such that the aggregate value of all options (based upon the difference between the exchange ratio per share of InterCAP Common Stock and the exercise price per share of such options) so converted at the time the Merger is consummated will be equal to $1,021,573.65 (the "Aggregate Assumed Option Spread"), (ii) by the issuance of shares of Intergraph Common Stock (and cash payments in respect of fractional shares) in an amount equal to $7.5 million minus the Aggregate Assumed Option Spread (the amount specified in this clause (ii) is referred to as the "Closing Merger Consideration").
     The Closing Merger Consideration shall be allocated among the classes of InterCAP Stock (as defined herein) according to the exchange ratios described elsewhere in this summary. See "The Reorganization Agreement-- Manner and Basis of Converting InterCAP Stock." The precise number of shares of Intergraph Common Stock issued to each stockholder of InterCAP shall be determined prior to consummation of the Merger based on the applicable exchange ratio and the Share Determination Market Price. It is expected that, upon consummation of the Merger, the holders of InterCAP Stock will receive shares of Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding as of such time.

          Reasons for the Merger

          In the discussions that led to the execution of the Reorganization Agreement, Intergraph and InterCAP identified a number of potential joint benefits resulting from the Merger, including expanded marketing, distribution and technical opportunities for the two companies, a more diversified intellectual property base, and the benefits of combining the complementary products of the two firms. In addition, Intergraph believes that the acquisition of InterCAP will provide Intergraph with both strategic and technical advantages by expanding Intergraph's product mix and customer base. The InterCAP Board of Directors believes the Merger will enhance InterCAP's marketing and distribution capabilities as well as its financial and technical resources for product development. In addition, the Merger affords InterCAP investors with liquidity for their InterCAP Common Stock and InterCAP Preferred Stock (collectively "InterCAP Stock"). See "The Merger and Related Transactions."

          Recommendation of InterCAP's Board of Directors

          The Board of Directors of InterCAP has unanimously adopted and approved the Charter Amendment, the Reorganization Agreement and the transactions contemplated thereby (collectively, the "Proposed Transactions"). The Board believes that the Proposed Transactions are advisable and in the best interests of InterCAP and its stockholders and recommends that InterCAP stockholders vote for approval and adoption of the Proposed Transactions. The Board's recommendation is based on its collective subjective analysis of the Proposed Transactions and is not supported by an opinion from an investment banking firm as to the fairness of the Proposed Transactions, from a financial point of view, to InterCAP's stockholders. See "The Merger and Related Transactions--InterCAP's Reasons for the Merger." In making its recommendation, one of the many factors considered by the Board was that the Merger provided InterCAP stockholders with the opportunity to make a tax-free exchange of InterCAP Stock for Intergraph Common Stock. The Board was aware, however, that counsel's opinion on certain aspects of the tax treatment of the Merger would recognize that the issue was not free from doubt and subject to some legal uncertainty. See "The Merger and Related Transactions--InterCAP's Reasons for the Merger" and "--Certain Federal Income Tax Considerations."

          Related Agreements

          Preferred Stock Agreement.  Pursuant to the Preferred Stock Agreement
          -------------------------
     entered into between InterCAP and certain stockholders of InterCAP as of September 30, 1994 (the "Preferred Stock Agreement"), such stockholders have agreed, among other things, (i) to vote all of their shares of InterCAP Stock in favor of approving the Charter Amendment; (ii) in the case of holders of InterCAP Series A Preferred Stock, to elect to take the liquidation preference of $1.475 per share of InterCAP Series A Preferred Stock; (iii) in the case of the remaining classes of InterCAP Preferred Stock, to elect to convert the InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock into InterCAP Common Stock prior to the consummation of the Merger; and (iv) that the receipt of a fraction of a share of Intergraph Common Stock with a value of $1.475 per share of InterCAP Series A Preferred Stock and the receipt of a fraction of a share of Intergraph Common Stock with a value of $0.90975693 per share of InterCAP Common Stock upon conversion of the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock shall be in complete and full satisfaction of all rights and preferences attendant to such Preferred Stock. Consummation of the Merger is conditioned on approval of the Charter Amendment contemplated by the Preferred Stock Agreement. The stockholders who are parties to the Preferred Stock Agreement have agreed to vote in favor of the Charter Amendment, but have not agreed to vote in favor of, and are free to vote against or not vote at all with respect to the Merger. See "The Merger and Related Transactions--Preferred Stock Agreement" and "Stockholder Approval of the Reorganization Agreement, the Merger and the Charter Amendment."

          Escrow Agreement.  Under the terms of the Reorganization Agreement and
          ----------------
     the Escrow Agreement (the "Escrow Agreement") to be entered into among Intergraph, the Stockholders' Committee (as defined in the Reorganization Agreement) and an escrow agent to be selected by Intergraph and InterCAP (the "Escrow Agent"), at the consummation of the Merger, Intergraph will deliver to the Escrow Agent one or more certificates representing a portion of the shares of Intergraph Common Stock to be issued to the InterCAP stockholders, equal in the aggregate to fifteen percent (15%) of the aggregate shares of Intergraph Common Stock to be issued to all InterCAP stockholders in the Merger (such shares being referred to herein as the "Escrow Shares"). The Escrow Shares will secure the InterCAP stockholders' indemnification obligations with respect to the representations and warranties made by InterCAP in the Reorganization Agreement. In the event a valid indemnification claim is timely asserted by Intergraph, some or all of the Escrow Shares will be forfeited by the InterCAP stockholders and returned to Intergraph. The Escrow Shares will remain in escrow until the 90th day after the consummation of the Merger, at which time the Escrow Agent will distribute the remaining Escrow Shares which are not then subject to pending claims by indemnified person(s) under the Escrow Agreement, if any, to the InterCAP stockholders in the manner described in the Escrow Agreement. See "The Merger and Related Transactions--Escrow Agreement."

          InterCAP Incentive Stock Option Agreements

          Under the terms of certain employee stock option agreements (the "ISO Agreements") entered into from time to time between InterCAP and various employees (each an "Optionee"), InterCAP has granted options denominated as incentive stock options to each Optionee in consideration of the continued employment service of the Optionee (the "ISO's"). The options are authorized by the InterCAP 1989 Stock Option Plan (the "InterCAP Option Plan"). Intergraph will assume such options in connection with the Merger, following adjustment of the exercise price and number of shares covered thereby. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

          InterCAP Nonqualified Stock Option Agreements

          Under the terms of Nonqualified Stock Option Agreements between InterCAP and various Optionees, InterCAP has granted nonqualified stock options to each Optionee in recognition of such Optionee's past service to InterCAP and to induce the Optionee to remain an employee of InterCAP following its merger with Intergraph Sub (the "NQSO's"). The options are authorized by the InterCAP 1994 Nonqualified Stock Option Program (the "InterCAP Option Program"). Intergraph will assume such options in connection with the Merger, following adjustment of the exercise price and number of shares covered thereby. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

          Certain Federal Income Tax Considerations

          Counsel to InterCAP and counsel to Intergraph have each provided an opinion that the Merger will be treated as a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by InterCAP stockholders on the exchange of InterCAP Stock for Intergraph Common Stock, except to the extent that InterCAP stockholders receive cash in lieu of fractional shares in the exchange. Such opinions are based upon certain assumptions and subject to certain qualifications noted therein. Moreover, the opinions on whether the Merger satisfies the "continuity of proprietary interest" requirement of a tax-free reorganization express that the issue is not free from doubt and is subject to some legal uncertainty. In addition, such opinions will assume that at the time the Merger is consummated, the InterCAP stockholders will furnish InterCAP and Intergraph with certificates confirming that the InterCAP stockholders, as a group, do not then have a present intention to sell, transfer, pledge or otherwise dispose of more than 50% of the shares of Intergraph Common Stock to be received in the Merger. The Reorganization Agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. INTERCAP STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SUCH TAX CONSEQUENCES. See "The Merger and Related Transactions--Certain Federal Income Tax Considerations."

          Accounting Treatment

          The Merger is expected to be treated as a purchase for financial accounting purposes. See "The Merger and Related Transactions--Accounting Treatment."

          Governmental and Regulatory Approvals

          Intergraph and InterCAP are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the Securities Act and applicable state securities and "blue sky" laws.

          Dissenters' Rights

          Under the Delaware Act (as hereinafter defined), record holders of InterCAP Stock who or which, prior to the vote at the Meeting, properly demand appraisal and vote against or abstain from voting on the Reorganization Agreement and the Merger have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, holders of InterCAP Stock must comply with the procedural requirements of Section 262 of the Delaware Act, a description of which is provided in "The Merger and Related Transactions-- Dissenters' Rights" and the full text of which is attached to this Prospectus/Proxy Statement as Appendix C. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights. Intergraph's obligation to consummate the Merger is subject to the condition that the holders of no more than 5% of the shares of InterCAP Stock shall have perfected their dissenters' rights.

          Exchange of Certificates

          The exchange of certificates evidencing shares of InterCAP Stock for certificates evidencing shares of Intergraph Common Stock will be made upon surrender of InterCAP share certificates to the exchange agent appointed by Intergraph to act in such capacity with respect to the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, the Exchange Agent will mail to each holder of record of InterCAP Stock a letter of transmittal and written instructions for use in effecting the surrender of InterCAP share certificates (collectively, the "Letter of Transmittal"). CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BEFORE THE STOCKHOLDERS OF INTERCAP RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT FOLLOWING CONSUMMATION OF THE MERGER.

     The Reorganization Agreement

          If the Reorganization Agreement and the Merger are approved and adopted by the stockholders of InterCAP and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by InterCAP of a certificate of merger with the Secretary of State of the State of Delaware, in the manner provided under Section 251 of the Delaware Act (the date of such filing being referred to herein as the "Effective Date"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Date will occur on or about January 12, 1995.

          General

          Effects of the Merger.  Upon consummation of the Merger, Intergraph
          ---------------------
     Sub will be merged with and into InterCAP, with InterCAP surviving the Merger and becoming a wholly owned subsidiary of Intergraph (the "Surviving Corporation"). The officers and directors of Intergraph Sub immediately prior to the Merger will be the officers and directors of the surviving corporation in the Merger. The stockholders of InterCAP will become stockholders of Intergraph (as described below), and their rights will be governed by Intergraph's Certificate of Incorporation and Restated By-laws.

          Conversion of Shares of InterCAP Stock.  Upon consummation of the
          --------------------------------------
     Merger, (a) each then outstanding share of InterCAP Common Stock will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; (b) each then outstanding share of InterCAP Preferred Stock will automatically be converted into a fraction of a share of Intergraph Common Stock as follows:
     (i) each share of InterCAP Series A Preferred Stock will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475; (ii) each share of InterCAP Series B Preferred Stock, if any, will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693; and (iii) each share of InterCAP Series C Preferred Stock, if any, will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693. Cash will be paid in lieu of issuing fractional shares. Each share of Intergraph Common Stock will be valued at the average closing sale price of Intergraph Common Stock as reported by NASDAQ for the ten (10) days of trading immediately preceding the fifth business day prior to the Effective Date (the "Share Determination Market Price").

          Assumption of Options.  Upon consummation of the Merger, each
          ---------------------
     outstanding InterCAP option denominated as an ISO and each outstanding NQSO (each, an "InterCAP Option") will be assumed by Intergraph and automatically converted into an option to purchase a number of shares of Intergraph Common Stock determined by multiplying the number of shares of InterCAP Common Stock subject to the InterCAP Option by the fraction resulting from dividing $0.90975693 by the Share Determination Market Price (the "Option Conversion Fraction"). The exercise price of each assumed option (an "Assumed Option") will be equal to the exercise price of the InterCAP Option at the time the Merger is consummated divided by the Option Conversion Fraction. The other terms of the Assumed Options will remain unchanged, and, as a result, the ISO's will be fully vested by virtue of the Merger and the NQSO's will be 50% vested upon the Effective Date, with an additional 25% to vest on the two succeeding anniversaries of the Effective Date so long as the Optionee remains an employee of the Surviving Corporation. To avoid fractional shares, the number of shares of Intergraph Common Stock subject to an Assumed Option will be rounded up to the nearest whole share. Prior to the Effective Date, Intergraph intends to file Registration Statements on Form S-8 with the SEC with respect to the issuance of shares of Intergraph Common Stock upon exercise of the Assumed Options.

          At the Record Date, the number of shares of InterCAP Common Stock subject to ISO's and NQSO's were 935,062 and 391,562, respectively.

          Conditions to the Merger

          In addition to the requirement that the approval by InterCAP's stockholders be received, consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the Reorganization Agreement to be terminated. Intergraph's obligation to consummate the Merger is conditioned on, among other things, the accuracy of InterCAP's representations, the absence of a material adverse change in InterCAP's business, InterCAP's performance of its covenants and each party's receipt of favorable legal opinions (including an opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization). See "The Reorganization Agreement--Conditions to the Merger."

          Representations and Covenants

          In the Reorganization Agreement, InterCAP made a number of representations regarding its capital structure, operations, financial condition and other matters, including its authority to enter into the Reorganization Agreement and to consummate the Merger. InterCAP covenanted, among other things, that, until the consummation of the Merger or the termination of the Reorganization Agreement, it will operate its business in the normal and ordinary course, use its best efforts to maintain its business and refrain from taking certain actions without Intergraph's written consent. In addition, each party agreed to use its best efforts to consummate the Merger. InterCAP has agreed not to initiate, solicit or facilitate any proposals that compete with the Merger, and that, if the Board of Directors of InterCAP receives an unsolicited proposal from a third party, it may pursue or accept such proposal, but only upon certification in writing to Intergraph that the Board of Directors of InterCAP has determined that the proposal or offer is more favorable to InterCAP and its stockholders and that the Board of Directors of InterCAP has determined, with the advice of counsel, that it must accept such proposal or offer in the exercise of its fiduciary duties. See "The Reorganization Agreement--Representations and Warranties; Certain Covenants." Moreover, if such action results in termination of the Reorganization Agreement, InterCAP must pay a termination fee to Intergraph. See "The Reorganization Agreement-- Termination Fee."

          Indemnification

          By virtue of their adoption and approval of the Reorganization Agreement, the InterCAP stockholders will have agreed, jointly and severally, to indemnify Intergraph and Intergraph Sub and their respective affiliates, successors and assigns (the "Indemnified Persons") against certain losses arising from a breach of the representations and warranties made by InterCAP in the Reorganization Agreement. However, the maximum liability of each InterCAP stockholder for such indemnification will not (in the absence of fraud, willful misrepresentation, willful omission of a material fact, or violations of the applicable securities laws) exceed such stockholder's pro rata share of the Escrow Shares. See "The Merger and Related Transactions--Escrow Agreement."

          Termination of the Reorganization Agreement

          The Reorganization Agreement may be terminated under certain circumstances, including termination by the mutual consent of Intergraph, Intergraph Sub and InterCAP, termination by InterCAP in the event the InterCAP Board of Directors determines to pursue a superior offer concerning a merger or similar transactions, and termination by Intergraph, Intergraph Sub or InterCAP if the Merger is not consummated on or before January 15, 1995. See "The Reorganization Agreement--Termination."

          Amendment of the Reorganization Agreement

          The Reorganization Agreement may be amended by the parties thereto as provided therein, provided such amendment is in writing, at any time before or after the approval and adoption of the Reorganization Agreement and the Merger by the InterCAP stockholders. After any such stockholder approval and adoption has been obtained, however, no amendment of any of the agreements executed in connection with the Merger may be made that reduces the total Merger consideration or that materially affects the rights of InterCAP's stockholders hereunder, without obtaining such further approval. See "The Reorganization Agreement--Amendment."

          Expenses of the Merger; Termination Fee

          Each party to the Reorganization Agreement will pay its own costs and expenses incident to the Reorganization Agreement and in carrying out the transactions contemplated thereby. Notwithstanding the foregoing, the Reorganization Agreement requires InterCAP to reimburse Intergraph for its transaction expenses (including attorneys fees) in connection with the Reorganization Agreement if InterCAP intentionally breaches the covenants in the Reorganization Agreement or makes certain knowing material misstatements to Intergraph in connection therewith. In addition, the Reorganization Agreement requires InterCAP to pay a termination fee to Intergraph if InterCAP terminates the Reorganization Agreement to pursue a superior offer, if the InterCAP Board of Directors withdraws or modifies its recommendation to the stockholders concerning the Merger, or if the stockholders disapprove the Merger and then pursue a superior offer within 180 days. Such termination fee, if any, will be equal to the greatest of
     (i) Intergraph's expenses (not to exceed $300,000), (ii) $200,000 and (iii) 10% of the excess of the total consideration received in the superior offer over $7,500,000. See "The Reorganization Agreement--Termination Fee."


     The Charter Amendment

          The Board of Directors of InterCAP has adopted resolutions recommending, and at the Meeting InterCAP stockholders will be asked to consider and act upon, the Charter Amendment. The Charter Amendment would extend the date (from October 1, 1994 to January 15, 1995) upon which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon. See "Stockholder Approval of Reorganization

     Agreement, the Merger and the Charter Amendment," "Proposal to Amend InterCAP's Certificate of Incorporation," and "Appendix B--Form of Amendment to InterCAP's Certificate of Incorporation."


     Vote of Stockholders of InterCAP

          Stockholder Vote

          The Reorganization Agreement and the transactions contemplated thereby must be approved by the stockholders of InterCAP. An amendment to the certificate of incorporation of InterCAP, as amended (the "InterCAP Certificate") must be approved prior to the consummation of the Merger. Accordingly, both the Charter Amendment and the Reorganization Agreement must be adopted and approved by the stockholders of InterCAP.

          Stockholder Meeting

          A special meeting of the InterCAP stockholders will be held on January 11, 1995 at 8:00 a.m. at the offices of InterCAP, 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, for purposes of (i) consideration of the approval and adoption of the Charter Amendment; and
     (ii) consideration of the adoption and approval of the Reorganization Agreement (the "Meeting").

          Record Date and Shares Entitled to Vote

          The Board of Directors of InterCAP has fixed the close of business on December 1, 1994 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only InterCAP stockholders as of the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business as of the Record Date, there were the following number of shares of capital stock of InterCAP outstanding and entitled to vote: (i) 2,911,478 shares of InterCAP Common Stock and (ii) 3,597,155 shares of InterCAP Preferred Stock, of which (A) 927,326 shares are designated InterCAP Series A Preferred Stock; (B) 1,716,387 shares are designated as InterCAP Series B Preferred Stock; and (C) 953,442 shares are designated as InterCAP Series C Preferred Stock. Each share of InterCAP Common Stock and InterCAP Preferred Stock, respectively, is entitled to one vote per share, except that the InterCAP Series A Preferred Stock is entitled to 1.3329 votes per share of InterCAP Series A Preferred Stock.

          Proxies; Quorum

          Shares of InterCAP Common Stock and InterCAP Preferred Stock represented at the Meeting by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are so indicated, such shares will be voted by InterCAP in favor of the adoption and approval of the Charter Amendment and adoption and approval of the Reorganization Agreement and the transactions contemplated thereby.

          Any InterCAP stockholder giving a proxy in the form accompanying this Prospectus/Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Meeting to the Secretary of InterCAP, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy.

          The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of each class of InterCAP Stock entitled to vote on the Charter Amendment and the Reorganization Agreement is necessary to constitute a quorum at the Meeting.

          Vote Required for Charter Amendment

          Under the InterCAP Certificate and the Delaware General Corporation Law ("Delaware Act"), approval and adoption of the Charter Amendment requires the affirmative vote of the holders of (i) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (iii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class; and (iv) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Charter Amendment. Substantially all the holders of the InterCAP Preferred Stock have agreed to vote all their InterCAP Stock in favor of the Charter Amendment, and such holders have sufficient voting power to satisfy each of clauses (i)-(iv) above. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment--Vote Required for Charter Amendment." Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting even if no other stockholder of InterCAP votes in favor of the Charter Amendment.

          Vote Required for Reorganization Agreement and Merger

          Under InterCAP's Certificate and the Delaware Act, approval and adoption of the Reorganization Agreement and Merger requires the affirmative vote of (i) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Reorganization Agreement. Although none of the InterCAP stockholders is under any contractual obligation to vote his or its shares of InterCAP Stock in favor of the Merger, the directors of InterCAP have indicated that they presently intend to vote all shares of InterCAP Stock over which they exercise voting power in favor of the Merger. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment--Beneficial Security Ownership of Management." Accordingly, if the directors vote in accordance with their indication, the requisite stockholder approval required under the Reorganization Agreement will be obtained.

          Beneficial Security Ownership of Management

          The directors and executive officers of InterCAP beneficially owned, or exercised voting control over, as of September 30, 1994, 1,145,070 shares (representing 39.33% of the total outstanding shares) of InterCAP Common Stock, 927,326 shares (representing 100.00% of the total outstanding shares) of InterCAP Series A Preferred Stock, which in turn represents 1,236,033 votes, 1,696,657 shares (representing 98.85% of the total outstanding shares) of InterCAP Series B Preferred Stock, and 953,442 shares (representing 100.00% of the total outstanding shares) of InterCAP Series C Preferred Stock. Insofar as the holders of InterCAP Common Stock and InterCAP Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 73.80% of the combined classes; insofar as the holders of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 99.33% of the combined classes.

                                  RISK FACTORS


     In addition to the information contained elsewhere in this Prospectus/Proxy Statement, the following risk factors should be considered carefully in evaluating the merits and risks of acquiring shares of Intergraph Common Stock in the Merger.


Volatility of Share Price

     Intergraph Common Stock is traded on NASDAQ, and is subject to fluctuations in market price. See "Market Price Data". Factors such as quarterly variations in operating results, the announcement of technological innovations, strategic partnerships or new product offerings by Intergraph or its competitors, and the entrance of new competitors into the interactive computer graphics industry each may have a significant impact on the market price of Intergraph Common Stock.
In addition, Intergraph Common Stock may experience price and volume fluctuations unrelated to operating performance. From the beginning of the 1994 fiscal year to the date of this Prospectus/Proxy Statement, the market price of Intergraph Common Stock, as reported by NASDAQ, has ranged from a low of $7.75 per share to a high of $11.25 per share. On December 6, 1994, the closing sale price of Intergraph Common Stock as reported by NASDAQ was $8.00 per share.
The current market price of Intergraph Common Stock is presently at or near the low end of its historical price range and such market price has declined during recent quarters. There can be no assurance that the Intergraph Common Stock price will not experience further declines in the future. In accordance with the Escrow Agreement, except with respect to deposits into escrow of 30 or fewer Escrow Shares on behalf of an InterCAP stockholder, the Escrow Shares will not be released from escrow to InterCAP stockholders before the 90th day after the Effective Date, and thus will remain subject to the risk of price declines affecting the Intergraph Common Stock during such 90-day period. Moreover, any Escrow Shares released to Intergraph in satisfaction of the InterCAP stockholders' indemnification obligations will be valued based on the Share Determination Market Price as determined prior to the Effective Date, and thus will not reflect the increase (if any) in the price of Intergraph Common Stock, which would result in claims for indemnification being satisfied with property having a greater value than the amount of the claim.


Certain Tax Risks

     Although it is expected that the Merger will constitute a tax-free reorganization for federal income tax purposes (so that no gain or loss will be recognized by InterCAP stockholders solely by virtue of the exchange of InterCAP Stock for Intergraph Common Stock), the opinions of counsel rendered in connection with the Merger include an important limitation to the effect that certain contemplated distributions by limited partnership stockholders of InterCAP to their partners, if they occur, may increase the risk that the Merger would fail to qualify as a tax-free reorganization for federal income tax purposes. See "The Merger and Related Transactions--Certain Federal Income Tax Considerations."


Losses; Declining Financial Resources

     Intergraph incurred net losses of $.39 per share in the third quarter of 1994 and net losses of $.43 per share in the third quarter of 1993. Net losses for the first nine months of 1994 were $1.15 per share as compared to net losses of $.99 per share for the first nine months of 1993. Intergraph lost $2.51 per share in the full year 1993 (including a restructuring charge of $1.34 per share) as compared to earnings of $.18 per share (including a restructuring charge of $.06 per share) and $1.47 per share in 1992 and 1991, respectively. Intergraph's losses in 1993 were the result of a decline in systems revenue, an overall decline in gross margin, and certain restructuring expenses from changes in product sales and manufacturing strategies designed to make Intergraph more competitive. These strategic changes led to actions that resulted in an $89.8 million pretax restructuring charge in 1993, comprised of $10.5 million for direct work force reductions, $17.1 million for elimination of operations, $56.1 million for revaluation of assets resulting from new product strategy, and $6.1 million for restructure of its electronics business. The losses during the first three quarters of 1994 are the result of a continuation of Intergraph's product transition and resulting weak system sales. See "Risk Factors-- Technological Change; Product Transition." As a result of these losses, Intergraph's cash balances have declined by 27% between January 1, 1994 and September 30, 1994 and its short-term debt has increased by $24.7 million, of which $24.4 million was incurred in third quarter of 1994. Although Intergraph continues to believe that its restructuring efforts and product transition initiatives will result in reduced expenses and enhanced competitiveness, there can be no assurance that the actions taken by Intergraph to date will be sufficient to produce net earnings in future periods, or to prevent further deterioration of Intergraph's cash position.


Technological Change; Product Transition

     Over the past several years, the industry in which Intergraph competes has been characterized by a rapid move to higher performance and lower-priced product offerings, by intense price and performance competition (including competition from companies possessing greater financial resources than Intergraph), by significantly shorter product cycles due to rapid technological change, and by development and support of software standards that result in less specific hardware dependency by customers. As a consequence, the operating results of Intergraph and others in the industry have and will continue to depend on the ability to rapidly and continuously develop and deliver new hardware products and new software products that are competitively priced, offer enhanced performance, and meet customers' requirements for standardization and interoperability. There can be no assurance that Intergraph's efforts to restructure its operations and product offerings, when complete, will be successful in strengthening system sales or that Intergraph will be successful in the future in developing or enhancing its products.

Provisions Potentially Affecting Change in Control of Intergraph

     Intergraph's Certificate of Incorporation and Restated Bylaws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Intergraph. In addition, during 1993, Intergraph adopted a stockholder rights plan and distributed a dividend of one common share purchase right for each outstanding share of Intergraph Common Stock. See "Description of Intergraph Common Stock--Stockholder Rights Plan." These provisions may reduce the likelihood of an acquisition of Intergraph at a premium price by a third party.


No Dividends

     Intergraph has never paid dividends on the Intergraph Common Stock and does not expect to pay dividends in the foreseeable future. Intergraph currently intends to retain future earnings, if any, to finance the operation and growth of its business.


                               MARKET PRICE DATA


     Since April 1981, the Intergraph Common Stock has traded in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol INGR. As of September 30, 1994, there were 44,644,003 shares of common stock outstanding, held by 5,430 stockholders of record. The following table sets forth, for the periods indicated, the high and low sale prices of Intergraph Common Stock as reported on the NASDAQ National Market System.

                                               High      Low
                                              -------  -------
1992:
- -----
First Quarter...............................  $22-3/8    $17
Second Quarter..............................   18-3/4   12-1/2
Third Quarter...............................   16-3/4   12-5/8
Fourth Quarter..............................   14-1/4     11

1993:
- -----
First Quarter...............................  $13-1/2  $11-5/8
Second Quarter..............................    12       8-7/8
Third Quarter...............................   12-3/8    8-1/2
Fourth Quarter..............................   11-1/8    9-1/8

1994:
- -----
First Quarter (through March 31, 1994)......  $11-1/4  $ 8-7/8
Second Quarter (through June 30, 1994)......   10-1/4    8-3/4
Third Quarter (through September 30, 1994)..    11       8-5/8


     On September 29, 1994, the last full trading day prior to the signing of the Reorganization Agreement, the closing price of Intergraph Common Stock as reported on NASDAQ was $9.00 per share. On December 6, 1994, the most recent practicable full trading day prior to the date of mailing this Prospectus/Proxy Statement, the closing price of Intergraph Common Stock as reported on NASDAQ was $8.00.

     No established public trading market exists for InterCAP Stock. InterCAP has not issued any shares of InterCAP Stock since July 1, 1992, except in connection with the exercise of employee stock options and the exercise of warrants that were granted as an inducement for certain loan guarantees made in connection with indebtedness of InterCAP. The exercise prices of these options and warrants ranged from $.10 per share to $.42 per share.

     Following the Merger, Intergraph Common Stock will continue to be traded on NASDAQ under the symbol "INGR."

     Neither Intergraph or InterCAP has ever paid cash dividends on their respective shares of capital stock, and Intergraph anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business.


                            SELECTED FINANCIAL DATA


Intergraph Corporation

     The following selected financial data of Intergraph for each of the five years ended December 31, 1993 are derived from the consolidated financial statements of Intergraph Corporation, which were audited by Ernst & Young LLP, independent auditors. The selected financial data as of and for the nine month periods ended September 30, 1994 and 1993 are derived from the unaudited consolidated financial statements of Intergraph Corporation. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Intergraph considers necessary for a fair presentation of the consolidated financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1994. The following selected financial data of Intergraph should be read in conjunction with Intergraph's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Intergraph" which are incorporated by reference into this Prospectus/Proxy Statement.

                             INTERGRAPH CORPORATION
                    (In thousands except per share amounts)

                                                                                                               Nine Months Ended
                                                         Year Ended December 31,                                 September 30,
                                  ------------------------------------------------------------------------  -----------------------
                                       1989             1990           1991         1992          1993         1993         1994
                                  -------------  -----------------  -----------  -----------  ------------  -----------  ----------
Statement of operations data:

Revenues                               $860,062         $1,044,617   $1,195,378   $1,176,661   $1,050,277     $781,748    $744,693
Restructuring charges                        --                 --           --        4,418       89,806       14,092          --
Net income (loss)                        79,502             62,557       71,108        8,442     (116,042)     (46,119)    (51,707)
Net income (loss) per share                1.48               1.28         1.47          .18        (2.51)        (.99)      (1.15)

                                                            December 31,                          September 30,
                                  --------------------------------------------------------------  -------------
                                     1989         1990         1991         1992         1993         1994
                                  ---------    ----------   ----------   ----------   ----------  -------------
Summary balance sheet data:

Working capital                    $414,398    $  443,272   $  502,152   $  430,974   $  348,756     $298,131
Total assets                        808,026       907,460      996,615      986,663      855,329      833,257
Long-term debt                        7,069        16,891       23,413       19,759       17,541       18,890
Shareholders equity                 629,759       682,272      754,994      736,863      588,710      539,650


InterCAP Graphics Systems, Inc.

     The following selected financial data of InterCAP for each of the five years ended June 30, 1994 are derived from the consolidated financial statements of InterCAP Graphics Systems, Inc., which were audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data of InterCAP as of and for the three month periods ended September 30, 1994 and 1993 are derived from the unaudited consolidated financial statements of InterCAP. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which InterCAP considers necessary for a fair presentation of the consolidated financial position and results of operations for these periods. Operating results for the three months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1995. The following selected financial data of InterCAP should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of InterCAP" and the InterCAP Graphics Systems, Inc. consolidated financial statements and notes thereto appearing elsewhere in this Prospectus/Proxy Statement.

                        INTERCAP GRAPHICS SYSTEMS, INC.
                    (In thousands except per share amounts)

                                                                                              Three Months Ended
                                                          Year Ended June 30,                    September 30,
                                              ----------------------------------------------  ------------------
                                                1990      1991     1992      1993      1994      1993     1994
                                              --------  -------  --------  --------  -------   --------  -------
Statement of operations data:

Revenues                                      $ 3,491    $4,452   $4,597   $ 3,779    $4,490   $   536   $1,110
Income (loss) before income taxes
  and extraordinary item                       (1,775)      415      207      (515)      800      (224)     208
Charge in lieu of income taxes                     --       200      157        --        --        --       --
Add extraordinary items-Reduction
  of income taxes arising from
  carryforwards of prior years'
  operating losses                                 --       460      157        --        --        --       --
Add extraordinary item - Gain on
  restructuring of debt (net of tax
  of $260K)                                        --       436       --        --        --        --       --
Provision for income taxes                         --        --       --        --        19        --       14
Net income (loss) applicable to
  Common Stock                                 (1,969)      782     (292)   (1,255)     (265)   (1,063)    (912)
Net income (loss)                              (1,175)    1,111      207      (515)      781      (224)     194
Net income (loss) per share                     (1.24)      .42     (.17)     (.90)     (.12)     (.70)    (.32)


                                                                            June 30,                         September 30,
                                                         -----------------------------------------------     -------------
                                                           1990      1991     1992      1993      1994            1994
                                                         --------  -------- --------  --------  --------     -------------
Summary balance sheet data:

Working capital (deficiency)                             $  (581)   $  163   $  563   $   (39)   $  527         $   717
Total assets                                               2,483     3,012    3,526     3,146     2,966           3,316
Long-term debt obligations                                 1,550       205      402       431       150             103
Redeemable preferred shares                                1,694     2,617    2,778     2,778     2,778           2,778
Stockholders equity (net capital
  deficiency)                                             (1,942)     (885)    (712)   (1,244)     (441)           (234)


Comparative Per Share Data

     The following table presents selected historical per share data of Intergraph and InterCAP, selected unaudited pro forma condensed per share data of Intergraph, adjusted to reflect consummation of the Merger as if it had occurred on January 1, 1993, and equivalent pro forma per share data, adjusted to reflect the exchange ratio of InterCAP shares at an assumed Intergraph share value of $8.50 per share. The selected unaudited pro forma condensed per share data is not necessarily indicative of the actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger. The information presented below should be read in conjunction with the separate historical financial statements of Intergraph incorporated herein by reference and of InterCAP which are included elsewhere in the Prospectus/Proxy Statement.

                                                                                           Pro Forma and
                                                                                           Equivalent Pro
                                                         Historical Per Share              Forma Combined
                                                                 Data                   Per Share Data(1)(2)
                                                      ---------------------------   ----------------------------
                                                      As of or for   As of or for   As of or for    As of or for
                                                        the Year       the Nine       the Year        the Nine
                                                         Ended       Months Ended       Ended       Months Ended
                                                        December       September      December       September
                                                        31, 1993       30, 1994       31, 1993        30, 1994
                                                      ------------   ------------   ------------    ------------
Intergraph per share of Intergraph Common Stock:
- -Book value                                             $   12.98      $   12.09      $   12.91       $   12.02
- -Net (loss) before change in method of accounting
 for income taxes                                           (2.56)         (1.15)         (2.54)          (1.14)
- -Cash dividends declared                                        -              -              -               -

InterCAP per share of InterCAP Common Stock:
- -Book value                                                  (.33)          (.08)      1.38  (3)       1.29  (3)
- -Net (loss)                                                  (.35)          (.19)      (.27) (3)       (.12) (3)
- -Cash dividends declared                                        -              -              -               -


(1) The unaudited pro forma per share data has been prepared assuming (1) the Merger occurred on January 1, 1993; (2) the purchase method of accounting was used; (3) goodwill arising from the use of the purchase method of accounting would have been approximately $5,782,000 at January 1, 1993 and would have been amortized over a five-year period ($1,156,400 per year); and (4) the total number of Intergraph common shares to be issued in exchange for the equity interests of all InterCAP shareholders (762,168 shares, exclusive of options to be issued in consideration of the Aggregate Assumed Option Spread) were outstanding during the entire periods shown.


(2) The unaudited pro forma combined consolidated financial statements from which the comparative per share data were derived are not presented herein.


(3) Reflects the pro forma combined per Intergraph share amounts multiplied by the assumed exchange ratio for InterCAP common shares of .10703.

                      THE MERGER AND RELATED TRANSACTIONS


Background of the Merger

     Beginning in early 1993, the Board of Directors of InterCAP and its management reached a conclusion that, based on the nature of InterCAP's products and customer mix, InterCAP would be unable to increase significantly its revenue base beyond historical levels absent access to a larger and more efficient product distribution network. Because InterCAP's relatively narrow product line did not justify, in the Board's view, a direct investment in InterCAP to fund expansion of InterCAP's sales capability, InterCAP began to explore possible strategic means by which it could grow beyond the niche markets it served.


     Two fundamental factors underlying InterCAP's decision in 1993 to explore a strategic transaction were the redemption provisions of the InterCAP Preferred Stock and the liquidation preference of the InterCAP Series A Preferred Stock. At that time InterCAP's redemption obligations required it to redeem the InterCAP Preferred Stock in three annual installments, and honoring such obligations would have resulted in cash redemption payments to the holders of InterCAP Preferred Stock of approximately $1,403,000 on January 2, 1995, approximately $1,498,000 on January 2, 1996 and approximately $1,593,000 on January 2, 1997 (collectively, the "Intercap Redemption Obligations"). Because of InterCAP's market position and financial performance, certain holders of InterCAP Preferred Stock indicated in 1993 that they would be unwilling to waive their redemption rights and would seek liquidity through redemption unless InterCAP could provide liquidity through some other mechanism or could consummate a strategic transaction that provided InterCAP with an opportunity to increase significantly its revenues. Although the holders of InterCAP Preferred Stock had previously agreed to limit InterCAP's annual redemption obligations to its net income during the preceding 12 months, InterCAP's management concluded that redemption of the InterCAP Preferred Stock would restrict severely its ability to attract additional capital and hinder its ability to invest in its long-term growth.

     In addition to the redemption provisions of the InterCAP Preferred Stock, management of InterCAP believed that the liquidation preference of the InterCAP Series A Preferred Stock would be an impediment to attracting additional capital or consummating a strategic transaction with, or an acquisition of InterCAP by, a third party. In early 1993, InterCAP was expecting to post a loss for its fiscal year ended June 30, 1993 and did eventually post a loss of approximately $515,000. In light of this expected financial performance and its effect on the value of InterCAP as a whole, management believed that if InterCAP were sold or participated in a strategic combination with one or more other companies, all or substantially all the proceeds from such a transaction would be distributed to the holders of InterCAP Preferred Stock in satisfaction of their liquidation preferences and, absent adjustment to such liquidation preferences, the amount of proceeds available for distribution to holders of InterCAP Common Stock, including employees who held options to acquire shares of InterCAP Common Stock, would be nominal at best. In recognition of the importance of incentivizing InterCAP's employees to continue to build its business and to identify, negotiate and consummate a strategic transaction, in May 1993, the

     Board of Directors of InterCAP proposed, and thereafter InterCAP's stockholders (including all holders of InterCAP Series A Preferred Stock) approved, an amendment to the InterCAP Certificate that reduced the liquidation preference of the InterCAP Series A Preferred Stock from $1.475 per share plus all accrued but unpaid dividends thereon to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon. The primary purpose of this amendment was to create the potential to shift some of the implied value of the InterCAP Series A Preferred Stock to the InterCAP Common Stock and thereby provide incentives to InterCAP's management to increase the value of InterCAP and consummate a strategic transaction or sale of InterCAP by October 1, 1994.

     From late 1993 through the first quarter of 1994, InterCAP gave serious consideration to participation in a three-way merger with two companies of a similar size to InterCAP and with complementary businesses. Parallel to this effort, discussions were held on how to fund the combined entity. It became apparent that the financing requirements of the combined entity would be significant, and that InterCAP's capital structure would be an impediment to obtaining the necessary financing from traditional venture capital sources because of the general unwillingness or inability of the holders of InterCAP Preferred Stock to participate in such financing or to subordinate their positions to a new investor. After it became apparent that a combination of equals could not be financed with traditional venture capital financing, InterCAP's management conducted informal discussions with a number of potential corporate partners, including Intergraph. These discussions, however, were not successful. InterCAP's management also contacted several investment banking firms to determine whether a combined entity could be financed through an initial public offering ("IPO"). While some interest was expressed, the financing requirements were viewed as too small for large investment banking firms and too large for small investment banking firms. With no other financing alternatives, the three-way merger transaction was abandoned.

     After abandoning the three-way merger and with the liquidation preference of the InterCAP Series A Preferred Stock scheduled to increase on October 1, 1994, InterCAP's management, under the direction of its Board of Directors, began to explore a sale of the company. InterCAP first considered an IPO as a stand-alone company, but potential underwriters indicated that because of InterCAP's size and capital structure, an IPO would not be feasible in the short term, would not be of a size that would result in the automatic conversion of the InterCAP Preferred Stock into InterCAP Common Stock, and could not be expected to provide a reasonable return for InterCAP's stockholders. After careful consideration, the Board of Directors concluded that an IPO entailed greater risks and a lower probability of success than a sale of InterCAP as a means of achieving liquidity for InterCAP's stockholders.

     InterCAP's management believed that a few companies, including Intergraph, were the most logical acquisition candidates for InterCAP and approached these companies early in the second quarter of 1994 regarding their interest in a possible acquisition of InterCAP. InterCAP also sought to engage an investment firm to assist it in identifying potential acquirors of InterCAP with whom InterCAP did not have a prior relationship. The first two investment banking firms both declined to accept an engagement with InterCAP and in connection with such declination indicated that it would be difficult to find a company interested in acquiring InterCAP and that if one were found, the expected value of the transaction to InterCAP's stockholders would be in the range of one times its revenues for the preceding 12 month period. InterCAP ultimately retained an investment banker in May 1994 and while a number of potential acquirors were contacted as a result of this engagement and some interest was expressed, no company contacted made an offer to acquire InterCAP or any proposal involving a transaction with InterCAP, and no company was willing to move forward to negotiate a transaction on a timely basis.

     InterCAP first approached Intergraph about a possible acquisition on April 20, 1994. On that date, management of InterCAP telecopied a memorandum to Intergraph, advising that a decision had been made by the Board of Directors of InterCAP to explore selling the company and soliciting an indication of interest on the part of Intergraph in possibly acquiring InterCAP. A representative of Intergraph telephoned the President of InterCAP later that day to express a positive interest and to suggest that a meeting be held to discuss such a transaction. At the first such meeting, held on June 17, 1994, the parties discussed the general terms upon which they might both agree to an acquisition of InterCAP, including that the acquisition price would generally be in the range of approximately 1.5 times InterCAP's annual revenues.

     During the next several weeks, through the months of July and into early August, 1994, management of Intergraph and InterCAP spoke on a limited basis by telephone and through correspondence about the other requirements each party would have in a transaction and the possible benefits to each party of such a transaction. On August 16, 1994, operational officers of InterCAP and Intergraph met to discuss each party's products and technology, focusing on whether InterCAP's technology would be of benefit to Intergraph and its product offerings and on whether Intergraph could provide a wider distribution network for InterCAP's existing products. Following this meeting, each of the parties considered the potential benefits to them and decided to continue discussions on the specific terms and conditions of a transaction.

     On August 23, 1994, the Presidents of InterCAP and Intergraph met to outline the parameters for a transaction and reached a preliminary understanding concerning the price and structure of a proposed acquisition. They agreed that their understanding was subject to the negotiation of acceptable documentation, approval by their respective boards of directors, the completion by Intergraph of a comprehensive due diligence review of InterCAP, and other matters. Because the liquidation preference of the InterCAP Series A Preferred Stock was scheduled to increase beginning on October 1, 1994, InterCAP indicated to Intergraph a strong desire to conclude negotiations and execute a binding agreement by the end of September, 1994 and to reach a separate agreement with the holders of the InterCAP Series A Preferred Stock to postpone the effectiveness of the increase in the liquidation preference to the earliest future date by which consummation of the Merger could be assured.

     Commencing during the last week of August of 1994 and throughout the month of September of 1994, Intergraph performed a due diligence review of the legal, financial and technical aspects of InterCAP's business. Intergraph also directed its counsel to begin preparation of a draft of the Reorganization Agreement, and on September 8, 1994, the initial draft of the Reorganization Agreement was distributed by Intergraph's counsel to representatives of InterCAP and InterCAP's counsel. Thereafter, further due diligence and negotiations concerning the Reorganization Agreement (as well as the additional agreements contemplated thereby) proceeded simultaneously. Throughout this time period, members of the boards of directors of InterCAP and Intergraph were kept apprised of the status of discussions. The InterCAP Board of Directors met on September 12, 1994 to discuss the progress of negotiations, and met again on September 26, 1994 to approve the Reorganization Agreement in the form of the draft furnished to the directors on September 24, 1994, with such changes as the executive officers of InterCAP might approve. Negotiations continued until September 30, 1994 when the Reorganization Agreement, the Preferred Stock Agreement, and various employment agreements contemplated thereby were executed.


     Promptly following the execution of the Reorganization Agreement on September 30, 1994, representatives of InterCAP and Intergraph commenced preparation of this Prospectus/Proxy Statement and the related Registration Statement, which Registration Statement was ultimately filed on October 28, 1994. Thereafter, InterCAP and Intergraph determined that the Registration Statement had not been declared effective early enough to permit consummation of the Merger by December 31, 1994--the date specified in the Reorganization Agreement as the time at which either Intergraph or InterCAP would be permitted to unilaterally terminate the Reorganization Agreement if the Merger had not yet been consummated (the "Merger Termination Date"). Both Intergraph and InterCAP desired to extend the Merger Termination Date to allow consummation of the Merger after December 31, 1994. In order to do so, however, Intergraph and InterCAP determined that it first would be necessary to postpone the effective date of the InterCAP Redemption Obligations for substantially all the InterCAP Preferred Stock (which otherwise would have become operative beginning on January 2, 1995) in order to allow additional time for the Merger to be consummated. Accordingly, in early December of 1994, InterCAP sought and obtained a written commitment from the Specified Preferred Stockholders (as hereinafter defined) to postpone the effective date of the InterCAP Redemption Obligations relating to substantially all the InterCAP Preferred Stock from January 2, 1995 until January 16, 1995. In reliance upon that written commitment, InterCAP, Intergraph Subsidiary and Intergraph then executed Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 7, 1994 (the "Reorganization Agreement Amendment"), which extended the date by which the conditions of Closing contained in the Reorganization Agreement were required to be satisfied (or waived) from December 31, 1994 until January 15, 1995.

Joint Reasons for the Merger

     Intergraph and InterCAP have identified various potential mutual benefits of the Merger that they believe will contribute to the achievement by Intergraph and InterCAP of their strategic goals and objectives, including the following:

     . increased technical, marketing and distribution resources to enable the InterCAP products to compete more effectively in the market for technical illustration software;

     . the availability of greater research and development resources to be applied to the development and enhancement of InterCAP's products;

     . the synergistic benefits available from combining InterCAP's technology and presence in key markets with Intergraph's complementary array of products and market position;

     . the enhancement of the information delivery component of Intergraph's software products by the addition of InterCAP's technical know-how and expertise in that area; and

     . the ability of Intergraph and InterCAP to collaborate on future product development.


Intergraph's Reasons for the Merger

     In addition to the anticipated mutual benefits described above, the Board of Directors of Intergraph believes that the Merger may enhance Intergraph's ability to compete in the market for various software products, including those used to create and maintain technical illustrations. Intergraph believes that the Merger reasonably may be expected to:

     . improve Intergraph's market position in publishing and document management software markets by enhancing credibility with customers, business alliances and standards organization;

     . demonstrate to customers and others Intergraph's serious intention to enhance its product mix for publishing, document management and technical illustration markets;

     . enhance Intergraph's marketplace credibility and acceptance in the market for Interactive Electronic Technical Manual ("IETM") software products more quickly than could be accomplished without the Merger;

     . afford Intergraph with access to InterCAP's installed customer base of over 150 customers (having an especially strong concentration of aerospace, automotive, manufacturing and electronics customers), many of which are not present customers of Intergraph;

     . provide Intergraph with additional technical expertise in the use of Computer Graphics Metafile ("CGM") as well as other graphic formats, the design and development of IETM's, the integration of technical illustration products, and the development of standards-based publishing products;

     . permit Intergraph to influence the development of international standards relating to IETM's and CGM technology; and

     . improve Intergraph's position in the desktop technical illustration market and support Intergraph's effort to achieve a leading position in publishing and document management software markets.

     In the course of its deliberations concerning the Merger, Intergraph's Board of Directors received presentations from, and reviewed a number of additional relevant factors with, Intergraph's management. The principal factors considered by Intergraph's Board of Directors in determining the exchange ratio for the Merger were InterCAP's historical and projected revenue, the strategic benefits of the acquisition as described above, and the complementary nature of InterCAP's product mix and customer base with the product mix and customer base of Intergraph. The Intergraph Board of Directors also considered the transaction prices for certain other acquisitions in the engineering, publishing and graphic arts software markets as a multiple of the acquired firms' annual revenues. Applying these factors to InterCAP, Intergraph arrived at an aggregate purchase price for the entire equity interest in InterCAP of $7.5 million. The exchange ratio for the InterCAP Series A Preferred Stock was established at $1.475 based on the liquidation preference provisions of the InterCAP Certificate, as in effect on September 30, 1994 when the

Reorganization Agreement was originally executed (which provisions are applicable in the case of a transaction such as the Merger). The exchange ratio for the remaining InterCAP Stock of $0.90975693 per share was then determined from the aggregate $7.5 million amount (but after reduction to reflect the value of the Assumed Options and reduction to reflect the $1.475 liquidation preference required to be paid in respect of the InterCAP Series A Preferred Stock).


InterCAP's Reasons For The Merger

     In addition to the anticipated mutual benefits described above, the InterCAP Board of Directors believes that the Merger provides InterCAP and its stockholders with liquidity, an attractive return on their investments and a number of other strategic benefits that would not be available if InterCAP were to remain as a stand-alone company.

     InterCAP's Board of Directors believes that the shares of Intergraph Common Stock to be received by the stockholders of InterCAP will enable them to realize an attractive return on their investment compared to available alternatives.
The holders of InterCAP Series A Preferred Stock will receive shares of Intergraph Common Stock with a value of $1.475 per share, which is equal to the original price paid to InterCAP for such stock in December 1988. This price is believed to be attractive to the holders of the InterCAP Series A Preferred Stock because it represents a significant increase in the perceived value of the InterCAP Series A Preferred Stock since 1990, when InterCAP was in serious financial trouble. The holders of InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock will receive shares of Intergraph Common Stock with a value of approximately $.91 per share, which is in excess of the current liquidation preferences for both of those series of InterCAP Preferred Stock and approximately $.41 per share and $.25 per share, respectively, in excess of the original issue price for such stock. Similarly, the holders of InterCAP Common Stock will receive shares of Intergraph Common Stock with an initial value that is in all cases in excess of the original issue price paid to InterCAP for such shares. Although the InterCAP directors recognize that no assurance can be given that the value of the Intergraph Common Stock will remain at the Share Determination Market Price used in the Merger, they collectively believe that the aggregate consideration to be received by InterCAP stockholders in the Merger is fairly representative of the value of InterCAP as of the date of the Reorganization Agreement. This belief, although subjective, is based on the Board's intimate familiarity with InterCAP's history and financial and strategic position at the time the Reorganization Agreement was negotiated, as discussed above under "Background of the Merger," and on all the other factors considered by InterCAP's Board of Directors in assessing the proposed Merger, both positive and negative, as discussed below. The InterCAP Board of Directors did not, however, seek or obtain the opinion of any investment banking firm with respect to the fairness of the Merger, from a financial point of view, to the InterCAP stockholders because of cost and timing concerns, the collective experience of the Board with respect to similar private company transactions, and a recognition by the Board that the consideration to be received from Intergraph was at a price that was in excess of the price that the Board expected would be received upon a sale of InterCAP. Instead of relying on a fairness opinion from an investment banking firm, the Board gave detailed attention to the financial aspects of the Merger and considered carefully the views of its management members, outside directors and venture capital firm representatives, all of whom have significant prior business and software industry experience and financial acumen, as to the proper valuation of InterCAP. Although InterCAP's Board of Directors, taken as a whole, possesses sufficient voting control over shares of InterCAP Stock to approve the Merger without action by any other InterCAP stockholder, a majority of the Board members are not employed by InterCAP, and their financial interests in InterCAP and the Merger are limited to being holders of InterCAP Stock and receiving the consideration therefor contemplated by the Merger Agreement.

     At a meeting of the InterCAP Board of Directors held on November 28, 1994, the Board, after reviewing InterCAP's financial position and results of operations since September 26, 1994 and other factors it deemed relevant regarding InterCAP and Intergraph since that date, unanimously reaffirmed its initial conclusion that the aggregate consideration to be received by InterCAP stockholders in the Merger is fairly representative of the value of InterCAP as of such date.

     The InterCAP Board of Directors viewed the Merger as a means by which InterCAP stockholders would be able to obtain liquidity for their InterCAP Stock. Providing liquidity to InterCAP's stockholders was of critical importance to InterCAP's Board of Directors for a number of reasons. First, many holders of InterCAP Common Stock originally invested in InterCAP in 1987, and it was perceived that providing a route to liquidity to these stockholders was long overdue. Second, the redemption provisions of the InterCAP Preferred Stock and the pending adjustment to the liquidation preference of the InterCAP Series A Preferred Stock forced InterCAP ultimately to identify and pursue a transaction that would provide liquidity to the holders of InterCAP Preferred Stock. Finally, the Merger provides InterCAP's stockholders with the only route to liquidity that is reasonably available to InterCAP today. In this regard-the Board of Directors considered the feasibility and prospects of alternative means to provide liquidity for InterCAP stockholders, including other potential business combinations and an IPO. The Board of Directors also considered whether any other potential acquiror might offer the same or similar benefits to InterCAP, and concluded that no other company had the strategic fit or could offer the benefits available from Intergraph within the same time frame. See "The Merger and Related Transactions--Background of the Merger."

     In evaluating the proposed Merger, the InterCAP Board of Directors discussed and considered a wide variety of factors, including the relative value of InterCAP as reflected in the proposed Reorganization Agreement compared with the implied valuation of InterCAP based on comparable publicly traded companies (including Autodesk, Inc., Auto-trol Technology Corporation, Frame Technologies and Interleaf), as well as the potential dilution/accretion to InterCAP stockholders that would result from the transaction. The Board of Directors reviewed the history of merger discussions with Intergraph, as well as the status of discussions with other potential corporate strategic partners, investors and acquirors. The Board of Directors also considered the advantages and disadvantages that the Merger would present to InterCAP's achievement of its strategic objectives. As part of the evaluation process, the Board of Directors reviewed extensive information about the business, operations and future prospects of both

InterCAP and Intergraph, including annual, quarterly and other reports and proxy statements filed by Intergraph, and InterCAP's current business plan and projected financial results of operations. In addition, the Board analyzed and reviewed the proposed Reorganization Agreement.

     After completing its evaluation, the Board of Directors concluded that the proposed Merger would afford InterCAP many advantages and a greater opportunity to accomplish its strategic objectives, including the following:

     . direct access to Intergraph's distribution channels to distribute InterCAP's existing software products to Intergraph's large and diversified customer base;

     . access to necessary product distribution channels not presently available to InterCAP through which it may market and sell its new products, including native CGM architecture products and products based on Microsoft or Intel (as opposed to UNIX) operating systems;

     . access to significant research and development resources to help diversify InterCAP's traditional products and services; and

     . minimal, if any, disruption to InterCAP's employees and existing customers.

     The Board also evaluated the effect of the proposed merger on InterCAP's stockholders and concluded that the proposed Merger offered many advantages to them as well, including the following:

     .    converting an illiquid investment into a liquid investment;

     . providing InterCAP's investors with a positive return on their InterCAP investment that likely exceeds the return achievable from the various alternatives considered by the Board of Directors;

     . providing InterCAP's stockholders with an opportunity to be investors in a combined graphics company with greater resources and potential than InterCAP as a stand-alone company; and

     . providing a tax-free exchange of InterCAP Stock for Intergraph Common Stock, although the Board was aware that counsel's opinion on this issue would recognize that the issue was not free from doubt and subject to some legal uncertainty.

     After considering the foregoing factors, the Board of Directors unanimously approved the Reorganization Agreement and the transactions contemplated thereby, including the Merger, and recommended that the stockholders of InterCAP approve and adopt the Reorganization Agreement and the Merger. In view of the wide variety of factors considered, both positive and negative,

InterCAP's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.


InterCAP Board Recommendation

     THE BOARD OF DIRECTORS OF INTERCAP BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF INTERCAP AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE MERGER.


Effect on InterCAP if Merger is not Approved

     As a part of the negotiation of the Reorganization Agreement, Intergraph did not require the directors of InterCAP or any other InterCAP stockholder to agree to vote their shares of InterCAP Stock in favor of the Merger. Intergraph's position was based on its recognition that a competing offer to acquire InterCAP could create a fiduciary conflict for directors of InterCAP, and that any voting agreement with such persons likely would contain significant exceptions or, if not, might be vulnerable to legal challenge. In lieu of voting agreements from InterCAP's major stockholders, Intergraph instead negotiated a termination fee to protect itself in the event of a competing offer to acquire InterCAP. See "The Reorganization Agreement--Termination Fee." Accordingly, neither InterCAP's directors nor any InterCAP stockholder is contractually obligated to vote in favor of the Merger. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment."

     Because each of the directors of InterCAP has indicated that he currently intends to vote all shares of InterCAP Stock over which he has voting control in favor of the Merger, and because such votes would be sufficient to approve the Merger, InterCAP believes that, absent extraordinary circumstances (such as the submission by a third party of a superior offer for InterCAP), the requisite stockholder approval for the Merger will be obtained. This indication from InterCAP's directors, however, is not equivalent to an enforceable contractual obligation, and each director remains free to vote against, or not vote at all with respect to, the Merger. InterCAP believes that the most likely event that would cause one or more of its directors to vote against the Merger would be the submission by a third party of a superior competing offer to acquire InterCAP. Although InterCAP believes the probability of such an event occurring to be low, if it were to happen, InterCAP's Board would be permitted to consider such offer under the terms of the Reorganization Agreement, and based on such consideration, could modify its recommendation to InterCAP's stockholders with respect to approval of the Merger. If the Merger were not approved because of the modification or withdrawal of the InterCAP Board's recommendation in the face of a higher competing offer to the Merger, InterCAP expects that it would move rapidly to close such a competing transaction.

     In addition, even if the requisite stockholder approval for the Merger is obtained, it is possible that the Merger might not be consummated based on the failure of InterCAP to satisfy one or more of the conditions to consummation of the Merger. See "The Reorganization Agreement--Conditions to the Merger." Among other things, such a failure to satisfy closing conditions could occur if InterCAP and Intergraph did not receive Continuity Certificates covering at least 50% of the shares of Intergraph Common Stock in the Merger, or if holders of more than 5% of the InterCAP Stock preserved their dissenter's rights with respect to the Merger.

     If the Merger is not approved or consummated for other reasons, InterCAP will be faced with commencement on January 16, 1995 of a mandatory redemption of a portion of the InterCAP Preferred Stock held by the Specified Preferred Stockholders, and it is unlikely that InterCAP would have the requisite cash resources to meet those obligations without serious disruption of its operations. In addition, effective January 15, 1995, the liquidation preference for the InterCAP Series A Preferred Stock will increase by an aggregate of approximately $450,000, which would reduce the amount other holders of InterCAP Stock would receive in a transaction like the Merger by a similar amount. Although certain holders of InterCAP Preferred Stock have expressed an unwillingness to further postpone or modify the redemption provisions for a significant period of time, InterCAP would attempt to negotiate a further deferral of the InterCap Redemption Obligations beyond January 16, 1995 in order to provide it with additional time to identify a potential alternate acquisition candidate. If such negotiations proved unsuccessful or if an alternative transaction could not be consummated, InterCAP could be forced to pursue more drastic means to prevent redemption of the InterCAP Preferred Stock, including filing for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. If the Merger is not consummated, no assurance can be given that InterCAP would be successful in negotiating an extension of its redemption obligations or in consummating a transaction to replace the proposed Merger.


Interests of Certain Persons in the Merger

     In assessing the terms and conditions of the proposed Reorganization Agreement and the Merger, the Board of Directors of InterCAP was aware that the Reorganization Agreement and the Merger would have various consequences in which certain executive officers and directors of InterCAP would have an interest. In considering the recommendations of InterCAP's Board of Directors with respect to the Merger, InterCAP stockholders should be aware that certain executive officers and directors of InterCAP have interests in the Merger discussed below that are in addition to the interests of InterCAP stockholders generally.

     Certain Interests of A.G.W. Biddle III

     In accordance with the terms of the existing employment agreement dated September 10, 1990 by and between InterCAP and A.G.W. Biddle, III ("Biddle"), the President and Chief Executive Officer and a director of InterCAP, the Merger will constitute a "change in control" of InterCAP as defined in such agreement. Under that agreement, a change in control will result in a payment to Biddle following the Merger of $167,000. In addition, Biddle may elect to continue certain employee benefits under InterCAP policies and practices for a period of one year following the change in control. These aspects of Biddle's 1990 employment agreement, among other matters, are confirmed in a new employment agreement between Biddle and Intergraph Sub, the effectiveness of which is conditioned upon consummation of the Merger (the "Biddle-Intergraph Employment Agreement"). The Biddle-Intergraph Employment Agreement would become effective only upon consummation of the Merger and would continue, unless otherwise terminated in accordance with the terms of such agreement, for a period of three months from the Effective Date.

     Under the Biddle-Intergraph Employment Agreement, Biddle's salary and bonus would continue at their pre-Merger levels, and accordingly, Mr. Biddle's total salary and bonus for the three month term of his employment by the Surviving Corporation will be $41,750. The Biddle-Intergraph Employment Agreement also obligates Biddle to a non-competition agreement for a period of two years following termination of his employment (unless such termination is occasioned
(i) by InterCAP's breach of the agreement, or (ii) because InterCAP terminates Biddle's employment without cause, in which case Biddle would only be obligated under the noncompetition provisions if InterCAP paid him a lump sum of $167,000 within thirty days of termination). Under the terms of the Biddle-Intergraph Employment Agreement, a loan in the principal amount of $30,000 previously made by InterCAP to enable Biddle to exercise stock options on September 13, 1993 (i) will not be forgiven and will be required to be repaid within thirty months following the Effective Date, and (ii) will continue to bear interest upon its original terms, with such interest to be forgiven by InterCAP at the end of each year until the note matures.

     Upon consummation of the Merger, by virtue of resolutions adopted by the InterCAP Board of Directors on September 26, 1994, Biddle will receive NQSO's under the InterCAP Option Program to acquire 80,724 additional shares of InterCAP Common Stock at an exercise price of $.10 per share. Accordingly, the aggregate difference as of the Effective Date, between the applicable exchange ratio in the Merger and the exercise price for these options will be $65,366.82. These options will be fully vested upon issuance and will be exercisable up to five years following the Effective Date in accordance with Biddle's 1990 employment agreement with InterCAP.

     In addition to the NQSO's described in the immediately preceding paragraph, Biddle is the beneficial owner of 508,586 shares of InterCAP Common Stock, 11,986 shares of InterCAP Series A Preferred Stock, and 19,027 shares of InterCAP Series B Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP."

     Certain Interests of John C. Gebhardt

     In connection with the Merger, Intergraph has required that John C. Gebhardt ("Gebhardt"), a director and officer of InterCAP, enter into an employment agreement (the "Gebhardt Employment Agreement") with Intergraph Sub which will become binding upon InterCAP as the Surviving Corporation in the Merger. Gebhardt currently has no employment agreement with InterCAP. The Gebhardt Employment Agreement would become effective only upon consummation of the Merger and would continue, unless otherwise terminated in accordance with the terms of such agreement, for a period of two years from the Effective Date. Under the Gebhardt Employment Agreement, Gebhardt's salary would continue at its pre-Merger level and Gebhardt would be paid additional incentive compensation similar to his current incentive compensation at a rate of $10,000 per year ($833 per month) until InterCAP adopts an incentive compensation program that affords Gebhardt a reasonable opportunity to earn annual cash awards of not less than $10,000. The Gebhardt Employment Agreement also obligates Gebhardt to a non-competition agreement for a period of two years following termination of his employment. In the event the Gebhardt Employment Agreement is terminated by InterCAP without cause, or is breached by InterCAP, Gebhardt is entitled to receive, as a lump sum, the greater of his compensation for the remaining term of the agreement or one-half of his gross annual salary. Under certain other circumstances, Gebhardt may receive termination pay of one-half his gross annual salary. Under the terms of the Gebhardt Employment Agreement, a loan in the principal amount of $35,640 previously made by InterCAP to enable Gebhardt to exercise stock options on September 13, 1993 (i) will be forgiven by InterCAP if Gebhardt remains an InterCAP Employee until the second anniversary of the Effective Date, and (ii) will continue to bear interest upon its original terms, with such interest to be forgiven by InterCAP at the end of each year until the note matures.

     Upon consummation of the Merger, by virtue of resolutions adopted by the InterCAP Board of Directors on September 26, 1994, Gebhardt will receive NQSO's under the InterCAP Option Program to acquire 95,920 additional shares of InterCAP Common Stock at an exercise price of $.10 per share. Accordingly, the aggregate difference, as of the Effective Date, between the applicable exchange ratio in the Merger and the exercise price for these options will be $77,671.89. These options will be 50% vested when granted with an additional 25% to vest on each of the first and second anniversaries of the Effective Date.

     In addition to the NQSO's described in the immediately preceding paragraph, Gebhardt is the beneficial owner of 484,205 shares of InterCAP Common Stock.
See "Security Ownership of Certain Beneficial Owners and Management of
InterCAP."

     Certain Interests of Thomas O. Mills

     In connection with the Merger, Intergraph has required that Thomas O. Mills ("Mills"), a director and officer of InterCAP, enter into an employment agreement (the "Mills Employment Agreement") with Intergraph Sub which will become binding upon InterCAP as the Surviving Corporation in the Merger. Mills currently has no employment agreement with InterCAP. The Mills Employment Agreement would become effective only upon consummation of the Merger and would continue, unless otherwise terminated in accordance with the terms of such agreement, for a period of two years from the Effective Date. Under the Mills Employment Agreement, Mills' salary would continue at its pre-Merger level and Mills would be paid additional incentive compensation similar to his current incentive compensation at a rate of $6,699 per year ($558 per month) until InterCAP adopts an incentive compensation program that affords Mills a reasonable opportunity to earn annual cash awards of not less than $10,000. The Mills Employment

Agreement also obligates Mills to a non-competition agreement for a period of two years following termination of his employment. In the event the Mills Employment Agreement is terminated by InterCAP without cause, or is breached by InterCAP, Mills is entitled to receive, as a lump sum, the greater of his compensation for the remaining term of the agreement or one-half of his gross annual salary. Under certain other circumstances, Mills may receive termination pay of one-half his gross annual salary. Under the terms of the Mills Employment Agreement, a loan in the principal amount of $14,872.50 previously made by InterCAP to enable Mills to exercise stock options on September 13, 1993 (i) will be forgiven by InterCAP if Mills remains an InterCAP Employee until the second anniversary of the Effective Date, and (ii) will continue to bear interest upon its original terms, with such interest to be forgiven by InterCAP at the end of each year until the note matures.

     Upon consummation of the Merger, by virtue of resolutions adopted by the InterCAP Board of Directors on September 26, 1994, Mills will receive NQSO's under the InterCAP Option Program to acquire 43,450 additional shares of InterCAP Common Stock at an exercise price of $.13 per share. Accordingly, the aggregate difference, as of the Effective Date, between the applicable exchange ratio in the Merger and the exercise price for these options will be $33,880.04. These options will be 50% vested when granted with an additional 25% to vest on each of the first and second anniversaries of the Effective Date.

     Under the terms of certain option agreements issued by InterCAP under the InterCAP Option Plan and denominated as incentive stock options, all such options which are not vested will become immediately vested in full upon a transaction such as the Merger. As a result of the acceleration of vesting of such options and upon consummation of the Merger, Mr. Mills will become entitled to exercise ISO's to acquire up to an additional 17,000 presently unvested shares of InterCAP Common Stock at an exercise price of $.42 per share, which ISO's will be assumed by Intergraph pursuant to the Reorganization Agreement and converted into options to purchase shares of Intergraph Common Stock. The aggregate difference between the applicable exchange ratio in the Merger and the exercise price of these options, as of the Effective Date, will be $8,325.87. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

     In addition to the NQSO's described above and the accelerated vesting of options described in the immediately preceding paragraph, Mills is the beneficial owner of 198,340 shares of InterCAP Common Stock. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP."

     Certain Interests of Other Employees

     In connection with the Merger, Intergraph also has required that seven employees of InterCAP other than Biddle, Gebhardt and Mills enter into employment agreements with Intergraph Sub which will become binding upon InterCAP as the Surviving Corporation in the Merger. The affected employees currently have no employment agreements with InterCAP. Each employment agreement provides for compensation and benefits at a rate or at levels equal to such employees' compensation and benefits in effect at the time of the Merger.
Each agreement has a two year term and contains non-competition provisions which are effective for one year after termination of employment. None of the InterCAP employees entering into such employment agreements (other than Biddle, Gebhardt and Mills) is a director of InterCAP or was involved in the Board of Directors' evaluation of the Merger.

     Finally, the Reorganization Agreement provides that all employees of InterCAP will be credited for their years of service at InterCAP for purposes of employee welfare and pension benefit plans maintained for employees of Intergraph and its affiliates, including the Surviving Corporation. This provision is applicable to all employees continuing in their employment with InterCAP following the Merger, including Biddle, Gebhardt and Mills.

     Interests of Certain Parties to the Preferred Stock Agreement

     The signatories to the Preferred Stock Agreement (other than InterCAP) are Venture First II L.P. ("Venture First"), Geocapital II L.P. ("Geocapital") and Biddle. W. Andrew Grubbs, one of the directors of InterCAP, is a general partner of the sole general partner of Venture First, and Venture First is the beneficial owner of 36,260 shares of InterCAP Common Stock, 915,340 shares of InterCAP Series A Preferred Stock, and 1,677,630 shares of InterCAP Series B Preferred Stock. James Harrison, one of the directors of InterCAP, is a general partner of Geocapital, and Geocapital is the beneficial owner of 953,442 shares of InterCAP Series C Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP." Messrs. Grubbs and Harrison have no material interest in the Merger other than the respective interests of Venture First and Geocapital as stockholders of InterCAP. Mr. Biddle's interests in the Merger are separately described above.


Certain Federal Income Tax Considerations

     The following discussion summarizes certain federal income tax consequences of the Merger to Intergraph, Intergraph Sub, InterCAP and the InterCAP stockholders relating to the Merger. This discussion does not address other federal income tax considerations that may be relevant to particular InterCAP stockholders in light of their particular circumstances, such as dealers in securities, stockholders who do not hold their InterCAP Stock as capital assets, foreign persons or persons who acquired their shares in compensatory transactions.

     In addition, the following discussion does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger). Without limiting the generality of the immediately preceding sentence, the following discussion does not address the tax consequences of the assumption by Intergraph of the outstanding InterCAP Options, the award or exercise of any InterCAP Options, the federal income tax characterization of the InterCAP Options as nonqualified or qualified incentive stock options, or the issuance or exercise of the InterCAP Warrants.

     ACCORDINGLY, INTERCAP STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

     No party to the Merger has requested a ruling from the Internal Revenue Service (the "Service") with regard to the federal income tax consequences of the Merger. This discussion reflects, and is supported by, opinions of Balch & Bingham, special counsel to Intergraph, and Womble Carlyle Sandridge & Rice, P.L.L.C., counsel to InterCAP (collectively, the "Exhibit Opinions"). The Exhibit Opinions, which are attached as Exhibit 8(a) and Exhibit 8(b), respectively, to the Registration Statement of which this Prospectus/Proxy Statement is a part, are based on and subject to certain qualifications and assumptions as noted therein. InterCAP stockholders should be aware that this discussion and the Exhibit Opinions are based upon counsel's interpretation of the Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Department of Treasury ("Treasury") regulations, judicial authority and administrative rulings and practice, all as of the date thereof. InterCAP stockholders also should specifically note that the Exhibit Opinions contain an especially important qualification concerning the Code's requirement that the Merger involve a "continuity of proprietary interest." See "The Merger and Related Transactions--Certain Federal Income Tax Considerations--Limitations on Opinions and Discussions--Continuity of Interest Limitation." The opinions are not binding on the Service and there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger.

     Consequences to Intergraph, Intergraph Sub and InterCAP

     The Merger as described in the Reorganization Agreement will constitute a reorganization as defined in (S)368(a)(1)(A) of the Code by virtue of the application of (S)368(a)(2)(E) of the Code. No gain or loss will be recognized by Intergraph, Intergraph Sub or InterCAP upon Intergraph's issuance of Intergraph Common Stock solely in exchange for InterCAP Stock and the transfer by operation of law of Intergraph Sub's assets and liabilities to InterCAP upon consummation of the Merger.

     InterCAP's taxable year will end for federal income tax purposes on the date of the Merger, and InterCAP will be required to file a federal income tax return for its short taxable year ending on the date of the Merger.

     As a result of the Merger, InterCAP will experience an ownership change as defined in (S)382(g) of the Code with the result that any InterCAP tax credit carryforwards, net operating loss carryforwards, capital loss carryforwards or built-in deductions will become subject to the limitations on use provided by
(S)(S)382 and 383 of the Code. In addition, Intergraph's acquisition of InterCAP in the Merger will result in the imposition of certain consolidated return limitations on the ability of the Intergraph consolidated return group to utilize any InterCAP tax credit carryforwards, net operating loss carryforwards, capital loss carryforwards or built-in deductions pursuant to the Treasury regulations under (S) 1502 of the Code.

     Consequences to InterCAP Stockholders

     No gain or loss will be recognized by holders of InterCAP Stock upon their receipt in the Merger of Intergraph Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Intergraph Common Stock).

     The aggregate tax basis of Intergraph Common Stock received in the Merger (including any fractional share deemed received) will be the same as the aggregate tax basis of the InterCAP Stock surrendered in exchange therefor.

     The holding period for federal income tax purposes of each share of Intergraph Common Stock received by each InterCAP stockholder in the Merger will include the period during which such stockholder held his or her InterCAP Stock surrendered in exchange therefor, provided that the InterCAP Stock is held as a capital asset at the time of the Merger.

     Cash payments in lieu of a fractional share will be treated as if a fractional share of Intergraph Common Stock had been issued in the Merger and then redeemed by Intergraph. An InterCAP stockholder receiving such cash will recognize gain or loss upon such payment equal to the difference (if any) between such stockholder's basis in the fractional share (which will be a pro rata portion of the stockholder's basis in the Intergraph Common Stock received in the Merger) and the amount of cash received.

     A recipient of shares of Intergraph Common Stock could recognize income to the extent that such shares were considered by the Service to be received in exchange for consideration other than InterCAP Stock, such as dividends accrued on such InterCAP Stock. All or a portion of such income may be taxable as ordinary income.

     Limitations on Opinions and Discussions

     General Limitations.  As a condition to the Merger, each of Intergraph and
     -------------------
InterCAP will receive an opinion from its respective counsel dated as of the closing of the Merger to the effect that the Merger will constitute a reorganization as defined in (S) 368(a) of the Code. Such opinions (the "Closing Opinions") will also be based on certain assumptions and subject to certain qualifications similar to those contained in the Exhibit Opinions. InterCAP stockholders should be aware that neither the Exhibit Opinions nor the Closing Opinions bind the Service and the Service is therefore not precluded from successfully asserting a contrary opinion. In addition, as noted earlier, all the tax opinions are subject to certain assumptions, including, but not limited to, the truth and accuracy of certain representations made by Intergraph, InterCAP and certain stockholders of InterCAP. Of particular importance to the opinion that the Merger will be treated as a tax-free reorganization for federal income tax purposes are (i) certain assumptions and representations relating to the Code's "continuity of interest" requirement, and
(ii) the fact that
the opinion on this issue as it relates to certain contemplated distributions by limited partnership stockholders of InterCAP (which are described below) is not free from doubt and is subject to some legal uncertainty, as discussed below. See "The Merger and Related Transactions--Tax Certification" and "--Certain Federal Income Tax Consequences--Limitations on Opinions and Discussions-- Continuity of Interest Limitation.

     Continuity of Interest Limitation.  In order to satisfy the continuity of
     ---------------------------------
interest requirement, InterCAP stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, sell, transfer, pledge or otherwise dispose of an aggregate amount of (i) their InterCAP Stock in anticipation of the Merger and (ii) Intergraph Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that InterCAP stockholders, as a group, would no longer have a meaningful equity interest in the InterCAP business being conducted by Intergraph after the Merger. InterCAP stockholders generally will be regarded as having a meaningful equity interest as long as the number of shares of Intergraph Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a continuing interest through stock ownership in Intergraph that is equal in value, as of the Effective Date, to more than 50% of the value of all of the formerly outstanding InterCAP Stock as of the same date. The consummation of the Merger therefore is conditioned upon receipt by Intergraph and InterCAP of Continuity Certificates (as hereinafter defined), which cover at least 50% of the Intergraph Common Stock to be issued in the Merger. The Continuity Certificates require stockholders of InterCAP immediately prior to the Merger to confirm that, as of the Effective Date of the Merger, they have no present plan or intent to engage in a Planned Disposition of all or a specified portion of the shares of Intergraph Common Stock received in the Merger. The form of the Continuity Certificate to be executed by an entity stockholder of InterCAP permits such entity to distribute shares of Intergraph Common Stock to the partners, stockholders or other beneficial owners of the entity if such distribution is required under the entity's partnership agreement, certificate or articles of incorporation or other governing instrument. See "The Merger and Related Transactions--Tax Certification."

     Two of the InterCAP stockholders hold approximately 98.6% of the InterCAP Preferred Stock, and 54.7% of the outstanding InterCAP Preferred Stock and InterCAP Common Stock taken together, and will receive approximately 58.8% of the Closing Merger Consideration. These two InterCAP stockholders are limited partnerships, and one of them (which owns 100% of the InterCAP Series C Preferred Stock and will receive approximately 13.4% of the Closing Merger Consideration) is required under its partnership agreement to distribute to its partners the shares of Intergraph Common Stock to be received by such entity in the Merger (the "Required Distributions"). The other such partnership stockholder (which will receive approximately 45.4% of the Closing Merger Consideration) is not required to make Required Distributions and has advised InterCAP that it presently intends to hold the shares of Intergraph Common Stock received by such partnership in the Merger. Although the matter is not entirely free from doubt, the Required Distributions should not be construed as Planned Dispositions, such that the InterCAP stockholders, as a group, would no longer have a meaningful continuing equity interest in the InterCAP business being conducted by Intergraph after the Merger. Although the Exhibit

Opinions address, and the Closing Opinions will address, whether the Required Distributions would constitute a Planned Disposition (and thus cause the Merger to fail the Code's continuity of proprietary interest requirement and fail to constitute a reorganization), the Exhibit Opinions address (and the Closing Opinions will address) this issue with the qualification that the issue is not free from doubt because (i) available tax authorities address the issue in the context of distributions by corporations, not partnerships, (ii) counsel was unable to locate any published tax authorities involving distributions by partnerships, and (iii) the Service at one time took a contrary position in the corporate context but subsequently reversed that position in 1984. Counsel's opinion that any Required Distributions by InterCAP's limited partnership stockholders "should not violate the continuity of proprietary interest requirement" should be viewed by InterCAP stockholders as an explained or reasoned opinion on that issue which reflects counsel's professional judgment but acknowledges the existence of legal uncertainty under the applicable tax authorities.

     Effect of Failure to Qualify as Tax-Free Reorganization.  A successful
     -------------------------------------------------------
challenge by the Service to the tax-free reorganization status of the Merger (as a result of a failure of the continuity of interest requirement or otherwise) would result in InterCAP stockholders recognizing taxable gain or loss with respect to each share of InterCAP Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Date, of the Intergraph Common Stock and Intergraph Rights received in exchange therefor. In such event, a stockholder's aggregate basis in Intergraph Common Stock so received would equal its fair market value at the Effective Date and the holding period for such stock would begin on the day after the Effective Date.


Preferred Stock Agreement

     In connection with the execution of the Reorganization Agreement and as a condition to its obligation to consummate the Merger, Intergraph required that the Preferred Stock Agreement be executed by the holders of all of the InterCAP Series A Preferred Stock, all of the InterCAP Series C Preferred Stock, and 98.85% of the InterCAP Series B Preferred Stock (collectively, the "Specified Preferred Stockholders"). Pursuant to the Preferred Stock Agreement, the Specified Preferred Stockholders have agreed (i) to vote all of their shares of InterCAP Stock in favor of approving the Charter Amendment, (ii) in the case of holders of InterCAP Series A Preferred Stock, to elect to take the liquidation preference of $1.475 per share of InterCAP Series A Preferred Stock, (iii) to exercise the Warrant (as defined herein) in full immediately prior to the Effective Date in the manner contemplated by the Preferred Stock Agreement, (iv) in the case of the holders of the remaining classes of InterCAP Preferred Stock, to elect to convert all of such InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock into InterCAP Common Stock prior to the consummation of the Merger, and (v) that the receipt of a fraction of a share of Intergraph Common Stock with a value of $1.475 per share of InterCAP Series A Preferred Stock and the receipt of a fraction of a share of Intergraph Common Stock with a value of $0.90975693 per share of InterCAP Common Stock upon the conversion of the InterCAP

Series B Preferred Stock and InterCAP Series C Preferred Stock shall be in complete and full satisfaction of all rights and preferences attendant to such InterCAP Preferred Stock.

     By separate letter agreement dated December 7, 1994 the Specified Preferred Stockholders also agreed to postpone the effective date of the InterCAP Redemption Obligations relating to their InterCAP Preferred Stock from January 2, 1995 until January 16, 1995 in order to permit the extension of the Merger Termination Date from December 31, 1994 until January 15, 1995.

     In the absence of the adoption and approval of the Charter Amendment contemplated by the Preferred Stock Agreement, the liquidation preference of $1.475 for each share of InterCAP Series A Preferred Stock would have adjusted as of October 1, 1994 to approximately $1.91 for each share of InterCAP Series A Preferred Stock and would increase thereafter on a daily basis at an annual rate per share of $.07375. Under the terms of the InterCAP Certificate, a consolidation or merger of InterCAP of the kind contemplated by the Reorganization Agreement constitutes a "liquidation, dissolution or winding up" that triggers the right of the holders of InterCAP Series A Preferred Stock to receive the foregoing liquidation preference. The effect of the Charter Amendment is to modify the date (by changing such date from October 1, 1994 to January 15, 1995) upon which the foregoing adjustment to the liquidation preference otherwise would occur. See "Proposal to Amend InterCAP's Certificate of Incorporation."

     As of the Record Date, the 408,586 shares of InterCAP Common Stock and 3,886,835 shares of InterCAP Preferred Stock subject to the Preferred Stock Agreement represented approximately 63.00% of the voting power outstanding of InterCAP Common Stock and InterCAP Preferred Stock, taken together as a single class, and 99.5% of the outstanding InterCAP Preferred Stock. Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting even if no other stockholder of InterCAP votes in favor of the Charter Amendment.

     Although the Specified Preferred Stockholders have agreed pursuant to the Preferred Stock Agreement to vote all their shares of InterCAP Stock in favor of the Charter Amendment, they have not agreed to vote their shares of InterCAP Stock in favor of approval of the Reorganization Agreement and the Merger because Intergraph did not ask them to do so. Accordingly, each of the Specified Preferred Stockholders is free to vote his or its shares of InterCAP Stock in favor of or against approval of the Merger, or to refrain from voting at all with respect to the Merger. Each of the directors of InterCAP, however, including Mr. Biddle who is a Specified Preferred Stockholder and Messrs. Grubbs and Harrison, who are general partners of venture capital funds that are the other Specified Preferred Stockholders, has indicated that he currently intends to vote all shares of InterCAP Stock over which he exercises voting control in favor of the Merger. Although it is possible that a subsequent event, such as an offer to acquire InterCAP from a third party that is perceived to be superior to the proposed Merger with Intergraph, could cause one or more of the Specified Preferred Stockholders to decide to vote against the Merger, InterCAP believes that the occurrence of such an event would necessarily require reconsideration by the Board of the Merger as a whole and the Board's recommendations to the InterCAP stockholders with respect thereto. See "The Merger and Related Transactions--Effect on InterCAP if Merger is not Approved."

Escrow Agreement

     Under the terms of the Reorganization Agreement and the Escrow Agreement, at the Effective Date, Intergraph will deliver to the Escrow Agent one or more certificates representing the Escrow Shares. By virtue of InterCAP stockholder approval of the Reorganization Agreement, a committee of three!persons, initially represented by A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford, will be appointed to represent the InterCAP stockholders (the "Stockholders' Committee"). The Escrow Shares will secure the InterCAP stockholders' indemnification obligations with respect to the representations and warranties made by InterCAP in the Reorganization Agreement. The Escrow Shares will remain in escrow until the ninetieth day after the Effective Date, at which time the Escrow Agent will distribute the remaining Escrow Shares which are not then subject to pending or disputed claims by indemnified person(s) under the Escrow Agreement, if any, to the InterCAP stockholders in the manner described in the Escrow Agreement. No distribution to the InterCAP stockholders will be made, however, if there has been a claim delivered to the Escrow Agent by an indemnified person(s), the claim has not been settled or discharged, and the balance of the Escrow Shares after distribution, if the indemnified person(s) prevailed on such claim, would be insufficient to discharge the claim. At the request of the Stockholders' Committee at any time prior to the end of the ninety day escrow period, the Escrow Agent is required to distribute the portion of the Escrow Fund that is attributable to each InterCAP stockholder on whose behalf 30 or fewer shares of Intergraph Common Stock were initially contributed to the Escrow.

     The InterCAP stockholders have the right to vote the Escrow Shares while such shares are in escrow, but they will not have the right to sell the Escrow Shares while in escrow, regardless of any changes in the stock price of the Escrow Shares. Dividends or other distributions with respect to the Escrow Shares, if any, would be placed in the escrow account and distributed together with such Escrow Shares in accordance with the terms of the Escrow Agreement. The Escrow Agreement may be terminated at any time upon receipt by the Escrow Agent of 10 days' prior written notice of termination executed by Intergraph and the Stockholders' Committee directing the distribution of all property then held by the Escrow Agent. See "Risk Factors."


Options Outstanding Prior to the Merger

     InterCAP Option Plan

     On March 2, 1989, InterCAP adopted the InterCAP 1989 Stock Option Plan (the "InterCAP Option Plan"). The InterCAP Option Plan authorized the issuance of incentive stock options within the meaning of Section 422 of the Code, as well as options not qualifying as incentive stock options. Options under the InterCAP Option Plan could be issued to employees or officers of or consultants to InterCAP or its subsidiaries. As of September 30, 1994, the Board of Directors of InterCAP had granted outstanding options denominated as incentive stock options to acquire 935,062 shares of InterCAP Common Stock, and options to acquire 1,173,376 shares of InterCAP Common Stock had been exercised or terminated.

     InterCAP Option Program

     The Board of Directors of InterCAP, pursuant to a resolution adopted on March 1, 1991, authorized the grant of options for shares of InterCAP Common Stock remaining for grant under the InterCAP Option Plan in the event of a change of control or sale of InterCAP, such grant to be made on a pro rata basis to the holders of outstanding options under the InterCAP Option Plan at the weighted average exercise price of options then outstanding under the InterCAP Option Plan. In adopting this resolution, the Board of Directors of InterCAP determined that the value, if any, of the authorized options available for grant under the InterCAP Option Plan should inure to the benefit of InterCAP's employees in the event of a change in control or sale of InterCAP. Because the InterCAP Option Plan prohibits the issuance thereunder of options (including nonqualified options) at exercise prices that are below the fair market value of a share of InterCAP Common Stock at the date of grant, the Board of Directors of InterCAP determined that the March 1, 1991 resolution could not be implemented through use of the InterCAP Option Plan. As a result, by resolution adopted on September 26, 1994, the InterCAP Board of Directors rescinded the March 1, 1991 resolution and released from reservation under the InterCAP Option Plan the 391,562 shares that remained available for option grants thereunder. Concurrent with this action, the InterCAP Board of Directors, by resolution approved on September 26, 1994, adopted the InterCAP 1994 Nonqualified Stock Option Program (the "InterCAP Option Program") and reserved up to a maximum of 391,562 shares of InterCAP Common Stock for issuance upon exercise of NQSO's issued under the InterCAP Option Program. Finally, on September 26, 1994, all available options under the InterCAP Option Program were granted to various employees and officers of InterCAP in a manner consistent with the original March 1, 1991 resolution, conditioned upon consummation of the Merger. The InterCAP ISO's and NQSO's are collectively referred to as the "InterCAP Options."

     ISO Agreements

     To evidence option grants made under the InterCAP Option Plan, InterCAP has entered into agreements denominated as incentive stock option agreements (the "ISO Agreements") with various employees (each, an "Optionee"). Under the terms of each ISO Agreement, InterCAP has granted ISO's to each Optionee in consideration of the continued service of the Optionee. Under the InterCAP Option Plan, the ISO's are periodically exercisable at the option price specified in the ISO Agreement, but they must be exercised within ten years from the date of issue. The ISO's generally are only exercisable, however, if the Optionee has remained in continuous employment with InterCAP from the date of grant until the date of the proposed exercise. The shares of InterCAP Common Stock acquired upon the exercise of the ISO are not covered by a registration statement under the Securities Act or under any state securities laws. In general, the ISO's terminate upon the termination of service of the Optionee as an officer or employee of InterCAP. If the Optionee ceases to be an employee of InterCAP within three years after the date of grant, InterCAP has the right to repurchase all shares of InterCAP Common

Stock acquired by the Optionee pursuant to the ISO Agreements, under the terms and conditions as specified in such ISO Agreement.

     Although the ISO Agreements generally provide for incremental vesting of each ISO, the ISO Agreements also provide for accelerated vesting in the event of certain change-in-control transactions affecting InterCAP. The Merger constitutes such a transaction, and accordingly, all ISO's, whether or not then fully vested, will be fully vested by virtue of the Merger.

     The Reorganization Agreement provides for the assumption by Intergraph of each ISO upon the terms set forth in the ISO Agreements, except for (i) the deletion of provisions which by their nature are not applicable to Intergraph or the Intergraph Common Stock, or provisions which have been rendered inapplicable by the passage of time, and (ii) adjustment of the number of shares covered by the ISO and the exercise price as discussed under "The Reorganization Agreement--InterCAP Options."

     Nonqualified Stock Option Agreements

     Under the terms of the InterCAP Option Program and the Nonqualified Stock Option Agreements entered into in connection with the grant of NQSO's thereunder (the "NQSO Agreements"), InterCAP has granted to certain Optionees NQSO's in recognition of past service to InterCAP and to induce the Optionees to remain in the employ of InterCAP following the Merger. The effectiveness of the grant is conditional on and subject to the consummation of the Merger. If the Merger is consummated pursuant to the Reorganization Agreement, the grant shall be deemed to have been made immediately before the consummation of the Merger. The NQSO's are periodically exercisable at the exercise price specified in each NQSO Agreement, but they must be exercised within ten years from the date of issue. The NQSO's generally are only exercisable, however, if the Optionee has remained in continuous employment with InterCAP from the date of the NQSO Agreement until the date of the proposed exercise.

     The NQSO Agreements provide that each NQSO will be 50% vested upon consummation of the Merger, and that an additional 25% of each such NQSO will vest annually on the two succeeding anniversaries of the Effective Date. The NQSO Agreements also provide for (i) accelerated vesting of each NQSO and a ninety day exercise window in the event the Optionee's employment by the Surviving Corporation is terminated for a reason other than cause, and (ii) accelerated vesting of each NQSO and a one year exercise window in the event of death of the Optionee. As required by Biddle's 1990 employment agreement with InterCAP, the NQSO granted to Biddle under the InterCAP Option Program with respect to 80,724 shares of InterCAP Common Stock will be fully vested at the Effective Date and Biddle will be permitted to exercise such NQSO for a period of five years from the Effective Date, whether or not Biddle is then an employee of the Surviving Corporation.

     The Reorganization Agreement provides for the assumption by Intergraph of each NQSO upon the terms set forth in the NQSO Agreements, except for adjustment of the number of shares covered by the option and the exercise price as discussed under "The Reorganization Agreement--InterCAP Options."


Governmental and Regulatory Approvals

     Intergraph and InterCAP are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the Securities Act and applicable state securities and "blue sky" laws.


Tax Certification

     Consummation of the Merger is conditioned upon receipt by Intergraph and InterCAP of certificates executed by holders of the InterCAP Stock, and covering at least 50% of the Intergraph Common Stock to be issued in the Merger (the "Continuity Certificates"). The Continuity Certificates require the stockholders of InterCAP immediately prior to the Merger to confirm that, as of the Effective Date, they have no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition of all or a specified portion of the shares of Intergraph Common Stock received in the Merger. The specified portion referred to in the certificates may vary, but the obligations of InterCAP and Intergraph to consummate the Merger are conditioned upon the receipt of Continuity Certificates confirming as of the Effective Date that the holders of InterCAP Stock do not, when viewed as a group, have a present plan or intent to sell, exchange, transfer, pledge or otherwise dispose of more than 50% of the Intergraph Common Stock received in the Merger. The form of the Continuity Certificate to be executed by an entity stockholder of InterCAP permits such entity to distribute shares of Intergraph Common Stock to the partners, shareholders or other beneficial owners of the entity if such distribution is required under the entity's partnership agreement, certificate or articles of incorporation or other governing instrument. However, the entity is required to confirm as of the Effective Date that, to the best knowledge of the entity after due inquiry, there is no present plan or intent on the part of the recipients of the required distribution to engage in a sale, exchange, transfer, pledge or other disposition of the portion of the shares of Intergraph Common Stock to be received by the recipients as specified in the Continuity Certificate. Among other assumptions, the Exhibit Opinions and the Closing Opinions concerning the tax consequences of the Merger will rely on, and assume the accuracy of, the Continuity Certificates.


Employment Agreements

     Intergraph Sub has entered into employment agreements with ten key employees of InterCAP. The effectiveness of these agreements is conditioned upon consummation of the Merger. In general, these agreements provide, among other things, for the continued employment of the employees at their pre-Merger salary, bonus and benefit levels for a period of two years from the Effective Date (unless the agreements are terminated under particular circumstances), and obligate the employees under non-competition agreements for a period of one year following termination of employment. In the case of the Biddle-Intergraph Employment Agreement, Biddle's employment by the Surviving Corporation would continue at his pre-Merger salary, bonus and benefit levels for a period of three months from the Effective Date (unless the agreement is terminated under particular circumstances), and Biddle would be obligated under a non-competition agreement for a period of two years following termination of employment. The Biddle-Intergraph Employment Agreement also reaffirms the change-in-control payment of $167,000 due to Biddle following the Merger in accordance with his 1990 employment agreement with InterCAP. See "The Merger and Related Transactions--Interests of Certain Persons in the Merger."

     In addition, Intergraph has agreed in the Reorganization Agreement that for so long as InterCAP remains profitable (but in no event for a period longer than one year from the Effective Date), (i) the salaries of InterCAP employees will not be generally reduced as part of any Intergraph-wide reduction of employee compensation, and (ii) the employees of InterCAP will not be subject to any Intergraph-wide layoffs or reductions in force. Nonetheless, all InterCAP employees will remain employees at will (unless otherwise agreed in writing by Intergraph), and Intergraph may generally reduce the InterCAP work force (otherwise than as part of an Intergraph-wide layoff or reduction in force) if it determines in its sole discretion to do so based on the business conditions, cost structure and results of operations of InterCAP. See "The Merger and Related Transactions--Interests of Certain Persons in the Merger."


Accounting Treatment

     The Merger is expected to be accounted for by the purchase method for financial accounting purposes. Under this method of accounting, the assets and liabilities of InterCAP will be accounted for at cost. Cost is determined by reference to the fair value of the net assets acquired or the fair value of the consideration given. Accordingly, the assets of InterCAP will be recorded at the fair value of the Intergraph Common Stock received in the Merger and the Assumed Option Spread (a total of $7.5 million). Income of the combined company will include income of InterCAP from the date of the Merger forward and income of Intergraph for the entire fiscal year in which the combination occurs. See "The Reorganization Agreement--Conditions to the Merger."


Dissenters' Rights

     Holders of InterCAP Stock are entitled to appraisal rights under Section 262 of the Delaware Act. A person having a beneficial interest in shares of InterCAP Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware Act and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Appendix C to this Prospectus/Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of InterCAP Stock as to which appraisal rights are asserted.

     Under the Delaware Act, holders of shares of InterCAP Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of InterCAP Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, at least 20 days prior to the Meeting (as hereinafter defined), InterCAP must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This Prospectus/Proxy Statement shall constitute such notice to the holders of shares of InterCAP Stock and a copy of Section 262 is attached to this Prospectus/Proxy Statement as Appendix C. Any InterCAP stockholder who or which wishes to exercise such appraisal rights or who or which wishes to preserve his or its right to do so should review the following discussion and Appendix C carefully because failure to comply timely and properly with the procedures specified will result in the loss of appraisal rights under the Delaware Act.

     A holder of shares of InterCAP Stock wishing to exercise his or its appraisal rights must deliver to InterCAP, prior to the taking of the vote on the Merger at the Meeting, a written demand for appraisal of his or its shares of InterCAP Stock and must not vote in favor of the approval and adoption of the Reorganization Agreement and the Merger at the Meeting. The failure to vote in favor of the Reorganization Agreement and the Merger, or a vote in person or by proxy against the Merger, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, a holder of shares of InterCAP Stock wishing to exercise his or its appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares until the Effective Date.

     Only a holder of record of shares of InterCAP Stock is entitled to assert appraisal rights for the shares of InterCAP Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his or its name appears on his or its stock certificates. If the shares of InterCAP Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of InterCAP Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. All written demands for appraisal should be sent or delivered to InterCAP at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401.

     Within ten days after the Effective Date, InterCAP will notify each holder of InterCAP Stock who has complied with Section 262 and who has not voted in favor of the Merger of the date the Merger became effective.

     Within 120 days after the Effective Date, but not thereafter, InterCAP or any stockholder entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of InterCAP Stock held by any such stockholders. InterCAP is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the shares of InterCAP Stock. Accordingly, it is the obligation of the stockholders of InterCAP to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the Effective Date, any stockholder of InterCAP who has complied with the requirement for exercise of appraisal rights will be entitled, upon written request, to receive from InterCAP a statement setting forth the aggregate number of shares of InterCAP Stock not voted in favor of the approval and adoption of the Reorganization Agreement and the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed to such stockholder within ten days after a written request therefor has been received by InterCAP or within ten days after the expiration of the period for delivery of demands for appraisal by stockholders outlined above, whichever is later.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their shares of InterCAP Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of InterCAP Stock as determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the Reorganization Agreement if they did not seek appraisal of their shares of InterCAP Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of InterCAP Stock entitled to appraisal.

     Any holder of shares of InterCAP Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Date, be entitled to vote the shares of InterCAP Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of InterCAP Stock as of a date prior to the Effective Date).

     If any stockholder who demands appraisal of his or its shares of InterCAP Stock under Section 262 fails to perfect, or effectively withdraws or loses, his or its right to appraisal, as provided in the Delaware Act, the shares of InterCAP Stock of such stockholder will be converted into the right to receive shares of Intergraph Common Stock in accordance with the Reorganization Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date, or if the stockholder delivers to InterCAP a written withdrawal of his or its demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Date will require the written approval of InterCAP.

     Failure to follow the steps required by Section 262 of the Delaware Act for perfecting appraisal rights may result in the loss of such rights, in which event an InterCAP stockholder will be entitled to receive a fraction of a share of Intergraph Common Stock for each share of InterCAP Stock owned by him or it as follows: (a) each share of InterCAP Common Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of (determined prior to the Closing Date using the Share Determination Market Price) $0.90975693, (b) each share of InterCAP Series A Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $1.475, and (c) each share of InterCAP Series B Preferred Stock and each share of InterCAP Series C Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value of $0.90975693.


     STOCKHOLDERS ELECTING TO EXERCISE THEIR APPRAISAL RIGHTS UNDER SECTION 262 MUST NOT VOTE FOR APPROVAL OF THE MERGER. A VOTE BY A STOCKHOLDER AGAINST APPROVAL OF THE MERGER IS NOT REQUIRED IN ORDER FOR THAT STOCKHOLDER TO EXERCISE APPRAISAL RIGHTS. HOWEVER, IF A STOCKHOLDER RETURNS A SIGNED PROXY BUT DOES NOT SPECIFY A VOTE AGAINST APPROVAL OF THE MERGER OR A DIRECTION TO ABSTAIN, THE PROXY, IF NOT REVOKED, WILL BE VOTED FOR APPROVAL OF THE MERGER, WHICH WILL HAVE THE EFFECT OF WAIVING THAT STOCKHOLDER'S APPRAISAL RIGHTS.

                          THE REORGANIZATION AGREEMENT


     The following is a brief summary of the Reorganization Agreement, which (including the Reorganization Agreement Amendment and the exhibits to the Reorganization Agreement) is attached as Appendix A to this Prospectus/Proxy Statement and is incorporated herein by reference in its entirety. Such summary is qualified in its entirety by reference to the Reorganization Agreement.

Effective Date of the Merger

     If the Merger is approved by the stockholders of InterCAP and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by Intergraph Sub and InterCAP of the Certificate of Merger with the Secretary of State of the State of Delaware, in the manner provided under Section 251 of the Delaware Act. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Date will occur on or about January 12, 1995.


Effects of the Merger

     Upon consummation of the Merger, Intergraph Sub will be merged with and into InterCAP, with InterCAP surviving the Merger and becoming a wholly owned subsidiary of Intergraph (the "Surviving Corporation"). The directors and executive officers of Intergraph will remain unchanged as a result of the Merger. Upon consummation of the Merger, the members of the Surviving Corporation's Board of Directors will be James W. Meadlock (Chief Executive Officer and Chairman of the Board of Intergraph), Stephen J. Phillips (an Executive Vice President of Intergraph) and Tommy D. Steele (an Executive Vice President of Intergraph). The officers of InterCAP in office immediately prior to the Effective Date will no longer serve in such capacity and the officers of the Surviving Corporation will be the officers of Intergraph Sub prior to the Merger. The officers of Intergraph Sub prior to the Merger will be James W. Meadlock (Chief Executive Officer), Stephen J. Phillips (Executive Vice President and Secretary), and Tommy D. Steele (Executive Vice President). The stockholders of InterCAP will become stockholders of Intergraph (as described below), and their rights will be governed by Intergraph's Certificate of Incorporation, Restated By-laws and the Stockholder Rights Plan. See "Description of Intergraph Capital Stock" and "Principal Differences Between Intergraph and InterCAP Capital Stock."


Aggregate Merger Consideration

     Pursuant to the Reorganization Agreement, Intergraph will pay or furnish total consideration having a value (based on the Share Determination Market Price) of $7.5 million for the entire equity interest of InterCAP. Such consideration will be paid or furnished (i) by the conversion of the InterCAP Options into options to acquire Intergraph Common Stock such that the Aggregate Assumed Option Spread of all options so converted will be equal to $1,021,573.65, (ii) in the amount of the Closing Merger Consideration by the issuance of shares of Intergraph Common Stock (and cash payments in respect of fractional shares) in an amount equal to $7.5 million minus the Aggregate Assumed Option Spread. The Closing Merger Consideration will be allocated among the classes of InterCAP Stock according to the exchange ratios described below. See "The Reorganization Agreement--Manner and Basis of Converting InterCAP Stock." The precise number of shares of Intergraph Common Stock issued to each stockholder of InterCAP will be determined prior to the Effective Date based on the applicable exchange ratio and the Share Determination Market Price. It is expected (assuming the Share Determination Market Price were determined as of September 30, 1994 rather than the Effective
Date) that, upon consummation of the Merger, the holders of InterCAP Stock will receive shares of Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding as of such time.


Manner and Basis of Converting InterCAP Stock

     Upon the consummation of the Merger, (a) each issued and outstanding share of common stock of Intergraph Sub will be converted into one share of common stock of the Surviving Corporation, (b) each share of InterCAP Stock that is either, (i) authorized but unissued, (ii) owned by InterCAP as treasury stock, or (iii) owned by any subsidiary of InterCAP will be cancelled, (c) each then outstanding share of InterCAP Common Stock (other than shares held by dissenting stockholders) will automatically be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693, and (d) each then outstanding share of InterCAP Preferred Stock (other than shares held by the dissenting stockholders) will be automatically converted into the right to receive a fraction of a share of Intergraph Common Stock as follows: (i) each share of InterCAP Series A Preferred Stock will be converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $1.475, (ii) each share of InterCAP Series B Preferred Stock, if any, will be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693, (iii) each share of InterCAP Series C Preferred Stock, if any, will be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $0.90975693. Additionally, each share of Intergraph Common Stock to be issued upon conversion of shares of InterCAP Stock in accordance with the Reorganization Agreement will include the corresponding percentage of a right (the "Intergraph Rights") to purchase "Common Shares" pursuant to and as defined in the Rights Agreement dated August 25, 1993 by and between Intergraph and Harris Trust and Savings Bank, an Illinois banking corporation (the "Intergraph Rights Agreement"). See "Description of Intergraph Capital Stock--Stockholder Rights Plan."

     If upon a consummation of the Merger, any holder of InterCAP Stock would be entitled to receive a number of shares of Intergraph Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive cash equal to $0.90975693 multiplied by the fraction of a share of Intergraph Common Stock to which the stockholder would otherwise be entitled.

     Based upon the capitalization of InterCAP and Intergraph as of September 30, 1994, and the exchange ratios set forth above (and assuming the Share Determination Market Price were determined as of September 30, 1994 rather than at the Effective Date), the stockholders of InterCAP will own Intergraph Common Stock representing approximately 1.57% of the Intergraph Common Stock outstanding immediately after consummation of the Merger.

     As promptly as practicable after the Effective Date, the Exchange Agent will mail the Letter of Transmittal to each holder of record of InterCAP Stock as of the Effective Date. The Letter of Transmittal will contain information and instructions with respect to the surrender of InterCAP share certificates in exchange for new certificates representing shares of Intergraph Common Stock (other than the Escrow Shares to be delivered into escrow on behalf of such holder pursuant to the terms of the Reorganization Agreement) (each, an "Intergraph Certificate") and cash payment for any fractional shares resulting from the exchange. INTERCAP SHARE CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

     In the event of a transfer of ownership of shares of InterCAP Stock which is not registered on the transfer records of InterCAP, an Intergraph Certificate representing the proper number of shares of Intergraph Common Stock may be issued to a transferee if the InterCAP Certificate representing such InterCAP Stock is presented to Intergraph, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered to Intergraph, each InterCAP Certificate will be deemed, on and after the Effective Date, to represent only the right to receive upon such surrender Intergraph Certificates representing shares of Intergraph Common Stock (other than the Escrow Shares) and cash, if any, in lieu of a fractional share of Intergraph Common Stock to which such holder has become entitled.

INTERCAP CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF INTERCAP STOCK TO INTERGRAPH UNTIL A LETTER OF TRANSMITTAL IS RECEIVED AFTER THE EFFECTIVE DATE OF THE MERGER.


InterCAP Options

     Pursuant to the Reorganization Agreement, each outstanding InterCAP Option will be assumed by Intergraph and automatically converted into an option to purchase shares of Intergraph Common Stock (the "Assumed Options"). Each InterCAP Option so assumed by Intergraph will be exercisable for a number of shares of Intergraph Common Stock determined by multiplying the number of shares of InterCAP Common Stock subject to the InterCAP Option by the fraction resulting from (i) dividing $0.90975693 by (ii) the Share Determination Market Price (the resulting fraction of which is the "Option Conversion Fraction"), at an exercise price equal to the exercise price of the InterCAP Option at the time of the Merger divided by the Option Conversion Fraction. Each Assumed Option will have the same terms and conditions, including the same term, status as an "incentive stock option" under the Code (if such InterCAP Option had been an "incentive stock option") and vesting schedules, which in the case of the ISO's provides for full vesting at the Effective Date. To avoid fractional shares, the number of shares of Intergraph Common Stock subject to an Assumed Option will be rounded up to the nearest whole share and the exercise price will be rounded up to the nearest cent. Prior to the Effective Date, Intergraph intends to file Registration Statements on Form S-8 with the SEC with respect to the issuance of shares of Intergraph Common Stock upon exercise of the Assumed Options.

     At the Effective Date, it is expected that 1,326,624 InterCAP Options will be outstanding, of which 935,062 are ISO's and 391,562 are NQSO's.


Representations and Warranties

     Each of InterCAP, Intergraph and Intergraph Sub made various customary representations and warranties in the Reorganization Agreement relating to, among other things, (a) the organization and similar corporate matters of each of Intergraph, Intergraph Sub and InterCAP, (b) the ownership of other entities by each of Intergraph and InterCAP, including the ownership of Intergraph Sub by Intergraph, (c) the capital structure of each of Intergraph and InterCAP, (d) the authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters, and (e) the accuracy of information supplied by each of Intergraph and InterCAP in connection with this Prospectus/Proxy Statement.

     In addition, InterCAP made various customary representations and warranties relating to, among other things, (a) conflicting agreements or commitments; (b) its financial statements; (c) certain changes or events; (d) absence of undisclosed liabilities; (e) taxes and regulatory filings; (f) environmental matters; (g) intellectual property rights; (h) employee benefit plans; (i) employment agreements; (j) labor matters; (k) compliance with applicable laws;
(l) litigation; (m) title to assets, properties and rights; (n) insurance; (o) bankruptcy; (p) customer orders and warranties; (q) the InterCAP stockholder vote required to approve the Reorganization Agreement, the Merger and the Charter Amendment; and (r) post-merger stockholder continuity.

     Intergraph and Intergraph Sub also made various additional customary representations and warranties relating to, among other things, the documents filed by Intergraph with the SEC, the accuracy of information contained therein and the absence of any material adverse changes.

     All of the representations and warranties of Intergraph made in the Reorganization Agreement terminate at the Effective Date; all of the representations and warranties of InterCAP made in the Reorganization Agreement shall survive the termination of the Effective Date until the 90th day after the Closing Date and certain other representations and warranties made by the parties for the benefit of counsel relating to the opinions delivered by such counsel in connection with the closing under the Reorganization Agreement and the Registration Statement of which this Prospectus/Proxy Statement forms a part shall survive the Effective Date.


Certain Covenants

     Under the Reorganization Agreement, InterCAP has agreed that until the Effective Date or the earlier termination of the Reorganization Agreement pursuant to the terms thereof, it will conduct its operations in the ordinary course of business and will use its best efforts, subject to the foregoing, and consistent with such operation, to maintain and preserve its business organization, officers and key employees and business relationships. Among other limitations relating to the conduct of its business, InterCAP has agreed that it will, unless it obtains the prior written consent of Intergraph, (a) comply with all applicable contractual obligations; (b) maintain all properties in good repair, order and condition and maintain appropriate insurance coverages; (c) comply with applicable laws; (d) promptly notify Intergraph of the occurrence of any event of default or conditional events of default under any loan document, (e) promptly give written notice to Intergraph upon obtaining knowledge that the representations or warranties of InterCAP in the Reorganization Agreement are untrue or misleading in any material respect; (f) deliver to Intergraph a list, dated as of the Effective Date, showing all liabilities and obligations of InterCAP, except those arising in the ordinary course of business; (g) promptly notify Intergraph of any material change or inaccuracy in any data previously given to Intergraph; (h) provide access to Intergraph, to the extent InterCAP has the right, to any or all property which InterCAP currently or has in the past leased, operated, owned or managed in any manner; (i) use its best efforts to collect all amounts due to InterCAP as the result of the exercise of any stock option or warrants; (k) use its best efforts to retain all of its existing employees; (l) promptly notify Intergraph upon receipt of any document identifying InterCAP as a party to any litigation or adversarial proceeding; and (m) cause that certain Promissory Note, dated September 13, 1993 and made by Biddle in the principal amount of $30,000 (the "Biddle Note"), to be replaced by a new note in equal principal amount and otherwise on substantially similar terms.

     InterCAP has further agreed that it will not, without the prior written consent of Intergraph or as permitted by the Reorganization Agreement, (a) amend or change its Certificate of Incorporation or by-laws; (b) change the methods used in allocating and charging costs or recognizing revenues, except as may be required by applicable law; (c) make or permit any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to such issuances or sale of or conversion into shares of its capital stock (except for (i) the conversion of the InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock to InterCAP Common Stock as contemplated by the Preferred Stock Agreement; (ii) the exercise of the Warrants in accordance with the Preferred Stock Agreement; and (iii) the conversion of the ISO's in accordance with their terms); (d) create, amend or renew any debt arrangement or other obligation or liability; (e) mortgage, pledge, hypothecate or otherwise encumber any material asset or permit any lien to be filed against any assets of InterCAP; (f) pay, discharge or satisfy any material encumbrance or liability or cancel any material debts or claims or amend, terminate or waive any rights of material value; (g) license, sell, transfer, pledge, mortgage or otherwise dispose of any material intellectual property rights; (h) grant any increase in compensation or pay or agree to pay or accrue any bonus, incentive or like benefit to or for the credit of any director, officer, employee or other person except as provided in the Reorganization Agreement; (i) enter into, terminate or modify any employment, consulting or service agreement; (j) adopt, amend, terminate or modify any benefit plan; (k) declare, set aside, or pay any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of its capital stock, including without limitation, any accrued but unpaid dividends on the InterCAP Preferred Stock; (l) acquire the capital stock or equity securities of any other entity; (m) make any capital expenditures in excess of $100,000 in the aggregate; (n) make any tax election or settle or compromise any tax liability; (o) adopt a plan of complete or partial liquidation, dissolution, merger, or similar reorganization (except as contemplated or permitted by the Reorganization Agreement); (p) enter into, renew or amend any real property or equipment leases (except as otherwise permitted by the Reorganization Agreement); (q) initiate or settle any legal or other adversarial proceedings; or (r) enter into any agreement, understanding or commitment which is inconsistent with the obligations of InterCAP or its directors under the Reorganization Agreement.

     InterCAP has further agreed that, unless and until the Reorganization Agreement is terminated pursuant to its terms, it will not directly or indirectly solicit, initiate discussions or engage in negotiations with any persons other than Intergraph, or take any other actions to facilitate the efforts of any person other than Intergraph, provide information with respect to InterCAP to any person other than Intergraph, enter into an agreement with any person other than Intergraph, or, except as required by law, make or authorize any statement, recommendation or solicitation, in each case, relating to the acquisition of InterCAP by merger, purchase or capital stock purchase of assets or otherwise. Notwithstanding the foregoing, if the Board of Directors of InterCAP receives an unsolicited proposal from a third party, it may respond to such proposal if the Board first certifies to Intergraph that it has determined that it must do so in the exercise of its fiduciary duties.

     Each of InterCAP and Intergraph has further agreed, among other things: (a) to promptly apply for and use its best efforts to obtain all consents and approvals required with respect to it for the consummation of the Merger; (b) to use its best efforts to effectuate the transactions contemplated by the Reorganization Agreements and to fulfill the conditions to close the Merger; and
(c) that neither party will disclose without the consent of the other party, (i) the fact the discussions are taking place; (ii) the content of the Reorganization Agreement; or (iii) any terms, conditions or other facts discussed or proposed by the parties with respect to the Reorganization Agreement (except as required by law or pursuant to the Reorganization Agreement).

Conditions to the Merger

     The respective obligations of InterCAP and Intergraph and Intergraph Sub to consummate the Merger are subject to the satisfaction of a number of conditions, including, but not limited to, the following: (a) the Proposed Transactions shall have been performed and the Reorganization Agreement, the Merger and the Charter Amendment shall have been approved and adopted by the requisite vote of the stockholders of InterCAP; (b) all authorizations, consents, orders, approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by the Reorganization Agreement shall have been filed, occurred or been obtained; (c) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued and remain in effect; (d) the Registration Statement containing the Prospectus/Proxy Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order; (e) holders of in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding InterCAP Stock and the recipients in excess of fifty percent (50%) of the Intergraph Shares in the Merger shall have executed and delivered Continuity Certificates to Intergraph and InterCAP; (f) the receipt of an opinion of counsel, in form and substance satisfactory to each opinion recipient to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (g) the InterCAP Certificate shall have been amended in the manner contemplated by the Preferred Stock Agreement following approval of such amendment by all requisite action of the Board of Directors and stockholders of InterCAP; and (h) the closing sale price of the Intergraph Common Stock as reported by NASDAQ on the business day immediately prior to the Closing Date shall be not less than $6.00 per share nor more than $14.00 per share (in each case, as adjusted to reflect any changes in the capital structure of Intergraph, as described in the Reorganization Agreement).

     In addition, the obligations of Intergraph and Intergraph Sub to consummate the Merger are further subject to the satisfaction of a number of conditions, unless waived in writing by Intergraph, including (a) the truth and accuracy in all material respects of the representations and warranties of InterCAP set forth in the Reorganization Agreement; (b) the performance by InterCAP of all obligations required to be performed by it under the Reorganization Agreement;
(c) the absence of any material adverse change in the business, properties, liabilities, assets, operations, results of operations, condition (financial and otherwise), prospects or affairs of InterCAP; (d) the execution of releases by the officers and directors of InterCAP releasing InterCAP from any and all claims; (e) the receipt by Intergraph of an opinion of counsel to InterCAP in form and substance satisfactory to Intergraph; (f) all corporate and other proceedings contemplated by the Reorganization Agreement and all documents and instruments incident thereto shall have been completed to the satisfaction of Intergraph; (g) the Board of Directors and Stockholders of InterCAP shall have approved the Merger and holders of no more than 5% of the issued and outstanding shares of InterCAP Stock shall have preserved their right to exercise dissenter's rights; (h) all necessary regulatory approvals shall have been obtained; (i) Intergraph shall have received certificates from an appropriate officer of InterCAP, in form and substance satisfactory to Intergraph, certifying that certain closing conditions were satisfied; (j) InterCAP shall have working capital immediately prior to the Closing Date (but before the payment of transaction expenses relating to the Merger and payments to Biddle under his employment agreement with InterCAP) of at least $450,000, and InterCAP's aggregate indebtedness for borrowed money shall not exceed $210,000;
(k) all of the Warrants shall have been exercised; (l) all of the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock shall have been converted into InterCAP Common Stock in accordance with the Preferred Stock Agreement, (m) the Preferred Stock Agreement shall have been executed, delivered and performed, (n) the Escrow Agreement shall have been executed by Intergraph, InterCAP, Intergraph Sub and members of the Stockholders' Committee; and (o) Intergraph Sub shall have entered into employment agreements with certain InterCAP employees.

     The obligation of InterCAP to consummate the Merger is also further subject to the satisfaction of a number of conditions, unless waived in writing by InterCAP, including (a) the truth and accuracy in all material respects of the representations and warranties of Intergraph and Intergraph Sub set forth in the Reorganization Agreement; (b) the performance by Intergraph and Intergraph Sub of all obligations required to be performed by them under the Reorganization Agreement; (c) the receipt by InterCAP of an opinion of counsel of Intergraph, in a form and substance satisfactory to InterCAP; and (d) the receipt by InterCAP of certificates from an appropriate officer of Intergraph, in form and substance satisfactory to InterCAP.

     The obligations of InterCAP to consummate the Merger are collectively referred to as "InterCAP's Closing Conditions" and the obligations of Intergraph to consummate the Merger are collectively referred to as "Intergraph's Closing Conditions."


Indemnification

     Pursuant to the Reorganization Agreement, the InterCAP stockholders have agreed, jointly and severally, to indemnify Intergraph and Intergraph Sub and their respective affiliates, successors and assigns (the "Indemnified Persons") against certain losses arising from a breach of the representations and warranties made by InterCAP in the Reorganization Agreement. However, the maximum liability of each InterCAP stockholder for such indemnification will not (in the absence of fraud, willful misrepresentation, willful omission of a material fact, or violation of the applicable securities laws) exceed such stockholder's pro rata share of the Escrow Shares. See "The Merger and Related Transactions--Escrow Agreement."


Termination

     The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger by the InterCAP stockholders, by:

          (i) Mutual written consent duly authorized by the Boards of Directors of Intergraph and InterCAP;

          (ii) Intergraph, if any of Intergraph's Closing Conditions are not satisfied or waived in writing by Intergraph by January 15, 1995;

          (iii) InterCAP, if any of InterCAP's Closing Conditions are not satisfied or waived in writing by InterCAP by January 15, 1995;

          (iv) Intergraph or InterCAP, if the Effective Date shall not have occurred on or before January 15, 1995, or such later date agreed to in writing by Intergraph and InterCAP;

          (v) Intergraph or InterCAP, if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

          (vi) InterCAP, if the InterCAP Board of Directors determines to pursue or accept a bona fide proposal or offer from a third party concerning any merger, sale of assets, sale of additional securities or any similar transaction and the Board of Directors has determined that the proposal or offer is more favorable to InterCAP and its stockholders than the Merger and that it must accept such proposal or offer in exercise of its fiduciary duties (any such offer or proposal is referred to as a "Superior Offer," and termination in respect of any Superior Offer is referred to as a "Superior Offer Termination"). See "The Reorganization Agreement--Certain Covenants" and "--Conditions to the Merger."


Amendment

     The Reorganization Agreement may be amended in writing by InterCAP and Intergraph at any time before or after approval of InterCAP's stockholders of the Reorganization Agreement and the Merger, except that, after such stockholder approval, no amendment may be made which reduces the total consideration paid by Intergraph to the InterCAP stockholders or which materially and adversely affects the rights of InterCAP's stockholders without the approval of such stockholders.


Merger Expenses and Fees

     The Reorganization Agreement provides that, except under certain circumstances, each of InterCAP and Intergraph will pay its own expenses incurred in preparing for, entering into and carrying out the transactions contemplated by the Reorganization Agreement. Under certain circumstances, however, if (i) neither Intergraph nor Intergraph Sub is then in material breach of the Reorganization Agreement, and (ii) if the Reorganization Agreement is terminated by Intergraph following any intentional breach by InterCAP of its covenants contained in Article IV of the Reorganization Agreement or any intentional or reckless material misstatement or omission by InterCAP contained in the representations in Article III of the Reorganization Agreement, then in any such case, InterCAP must reimburse Intergraph for all reasonable, actual documented out-of-pocket fees or expenses (including but not limited to reasonable fees and expenses of counsel, accounting fees, travel expenses, registration or filing fees and the like) actually incurred in good faith by Intergraph or on its behalf in connection with the proposed Merger or the negotiation, structuring, evaluation or consummation of the transactions contemplated by the Reorganization Agreement (collectively, the "Designated Expenses"). Any such reimbursement must be made not later than three business days after the submission by Intergraph of a statement therefor.


Termination Fee

     The Reorganization Agreement also provides for the payment to Intergraph of a termination fee in the event the Reorganization Agreement is terminated under certain circumstances. According to the Reorganization Agreement, so long as neither Intergraph nor Intergraph Sub is then in material breach of the Reorganization Agreement and Intergraph and Intergraph Sub have satisfied the conditions to InterCAP's obligations to consummate the Merger (to the extent satisfaction or performance of such conditions is in the exclusive control of Intergraph), if the Reorganization Agreement is terminated (i) by InterCAP pursuant to a Superior Offer Termination, (ii) by Intergraph as a result of the withdrawal or modification by the InterCAP Board of Directors of its recommendation to the InterCAP stockholders with respect to the Merger (but only if such withdrawal arises out of, relates to or follows any inquiry, contact or proposal to InterCAP from a third party concerning any Superior Offer or other proposed merger, sale of assets, sale of additional securities or similar transaction), or (iii) by either party if any Superior Offer is approved by the requisite vote of the holders of InterCAP Stock within 180 days of such termination if such Superior Offer or the reasonable possibility of such Superior Offer was known to InterCAP or its directors at the time the Reorganization Agreement was terminated, then, in any such case, InterCAP shall pay to Intergraph, at Intergraph's election, the amount hereafter specified (the "Termination Fee"). If applicable, the Termination Fee will be equal to the greatest of (i) the Designated Expenses plus an amount equal to the fully allocated, reasonable documented cost of time (consisting of salary and benefits) actually expended by Intergraph officers and employees in investigating, negotiating, and taking steps necessary to consummate, the transactions contemplated by the Reorganization Agreement (but in no event to exceed $300,000 in the aggregate), (ii) $200,000 in cash, or (iii) 10% of the excess over $7,500,000 of the total consideration (whether in the form of cash, securities or other property, or an assumption of options or warrants) to be paid to InterCAP or its security holders in connection with the Superior Offer. The Reorganization Agreement requires that the applicable Termination Fee be paid to Intergraph within ten days of termination unless the amount specified in clause (iii) is selected by Intergraph, in which case such amount shall be payable upon consummation of the transactions contemplated by the Superior Offer.

THE BOARD OF DIRECTORS OF INTERCAP UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND THE MERGER.

           PROPOSAL TO AMEND INTERCAP'S CERTIFICATE OF INCORPORATION


General

     The Board of Directors of InterCAP has adopted resolutions recommending, and at the Meeting InterCAP stockholders will be asked to consider and act upon, a proposed amendment to Article Fourth, Section I A, paragraph 4(a) of InterCAP's Certificate that would extend the date from October 1, 1994 to January 15, 1995, after which the liquidation preference of the InterCAP Series A Preferred Stock would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends (which accrued at $1.475 annually) thereon. The form of the Charter Amendment is attached as Appendix B hereto.


Background

     Under the terms of the InterCAP Certificate, the original liquidation preference of the InterCAP Series A Preferred Stock was fixed at $1.475 per share, plus an amount equal to all accrued but unpaid dividends (at a rate of 10% per year) thereon from the original issue date (in 1988 or 1989) to the effective date of the liquidation. In addition, the InterCAP Certificate provides that a consolidation or merger of InterCAP or a sale of all or substantially all the assets of InterCAP is to be regarded as a liquidation of InterCAP. Moreover, in the case of a consolidation, merger or asset sale, each holder of InterCAP Series A Preferred Stock is provided the option to elect to receive in the transaction either the liquidation preference for the InterCAP Series A Preferred Stock or to have the conversion privileges of the InterCAP Series A Preferred Stock be appropriately adjusted such that after the transaction, the InterCAP Series A Preferred Stock would be convertible into the number of shares of stock or other securities or property of InterCAP or the successor corporation to which a holder of that number of shares of InterCAP Common Stock issuable upon conversion of the InterCAP Series A Preferred Stock would have been entitled in the transaction.

     As discussed under "The Merger and Related Transactions--Background of the Merger," the Board of Directors of InterCAP began actively considering a strategic transaction involving InterCAP, including the possible sale of InterCAP, in 1993. Management believed that if InterCAP were then sold or participated in a strategic combination with one or more other companies, all or substantially all the proceeds would be distributed to the holders of InterCAP Preferred Stock in respect of their liquidation preferences and, absent adjustment to such liquidation preferences, the amount of proceeds available for distribution to holders of InterCAP Common Stock, including employees who held options to acquire shares of InterCAP Common Stock, would be nominal at best.
In recognition of the importance of incentivizing InterCAP's employees to continue to build its business and to identify, negotiate and consummate a strategic transaction, in May 1993, the Board of Directors of InterCAP proposed, and thereafter InterCAP's stockholders (including all holders of InterCAP Series A Preferred Stock) approved, an amendment to InterCAP's Certificate that reduced the liquidation preference of the InterCAP Series A Preferred Stock from $1.475 per share plus all accrued but unpaid dividends thereon to $1.475 per share plus (if the effective date of the liquidation was after October 1, 1994) an amount equal to one-half of all accrued but unpaid dividends thereon. The primary purpose of this amendment was to provide incentive to InterCAP's management to consummate a strategic transaction or sale of InterCAP by October 1, 1994.

     When active discussions between InterCAP and Intergraph commenced in August 1994, it became apparent that it would be difficult to consummate a merger transaction by October 1, 1994. Accordingly, InterCAP management personnel asked the holders of InterCAP Series A Preferred Stock if they would be willing to postpone the increase in the Series A Liquidation Preference to a date after October 1, 1994 provided that InterCAP could execute a definitive agreement with Intergraph by no later than September 30, 1994. Such holders agreed on the condition that the Merger be consummated no later than January 15, 1995. By virtue of the Reorganization Agreement Amendment, such holders have also agreed to postpone their rights in connection with the InterCAP Redemption Obligations until January 16, 1995 to permit consummation of the Merger no later than January 15, 1995.

     Pursuant to the Preferred Stock Agreement, the holders of InterCAP Preferred Stock who are parties thereto have agreed to vote all shares of InterCAP Stock they own in favor of the Charter Amendment. Such stockholders have not, however, agreed to vote in favor of approval of the Reorganization Agreement and the Merger, and they remain free to vote against, or not vote at all with respect to, such matters. See "Stockholder Approval of Reorganization Agreement, the Merger and the Charter Amendment."


Effect of the Charter Amendment

     If the Charter Amendment is approved and adopted, the effect will be to fix the liquidation preference of the InterCAP Series A Preferred Stock at $1.475 per share until January 15, 1995. Accordingly, if the Merger is approved and consummated prior to that date, the holders of InterCAP Series A Preferred Stock will receive shares of Intergraph Common Stock with a value of $1.475 for each share of InterCAP Series A Preferred Stock they own. From a financial viewpoint, the Charter Amendment benefits the holders of InterCAP Series B Preferred Stock, InterCAP Series C Preferred Stock and InterCAP Common Stock by increasing the amount of the Intergraph Common Stock they will receive in the Merger by approximately 8%, or $.07 per InterCAP share.


               STOCKHOLDER APPROVAL OF REORGANIZATION AGREEMENT,
                      THE MERGER AND THE CHARTER AMENDMENT


Stockholder Vote

     The Reorganization Agreement and the transactions contemplated thereby must be approved by the stockholders of InterCAP. The Charter Amendment must also be approved by the stockholders of InterCAP prior to the consummation of the Merger. See "Proposal to Amend InterCAP's Certificate of Incorporation." Accordingly, both the Charter Amendment and the Reorganization Agreement must be accepted and approved by the stockholders of InterCAP.


Stockholder Meeting


     A special meeting of the InterCAP stockholders will be held on January 11, 1995 at 8:00 a.m. at InterCAP's offices at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, for purposes of (i) consideration of the approval and adoption of the Charter Amendment; and (ii) consideration of the approval of the Reorganization Agreement (the "Meeting").


Record Date and Shares Entitled to Vote

     The Board of Directors of InterCAP has fixed the close of business on December 1, 1994 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only InterCAP stockholders as of the close of business on the Record Date will be entitled to vote at the Meeting. On the Record Date, there were the following number of shares of capital stock of InterCAP outstanding and entitled to vote: (i) 2,911,478 shares of InterCAP Common Stock and (ii) 3,597,155 shares of InterCAP Preferred Stock, of which (A) 927,326 shares are designated InterCAP Series A Preferred Stock; (B) 1,716,387 shares are designated as InterCAP Series B Preferred Stock; and (C) 953,442 shares are designated as InterCAP Series C Preferred Stock. Each share of InterCAP Common Stock and InterCAP Preferred Stock is entitled to one vote per share, except that the InterCAP Series A Preferred Stock is entitled to 1.3329 votes per InterCAP Series A Preferred share.


Proxies; Quorum

     Shares of InterCAP Common Stock and InterCAP Preferred Stock represented at the Meeting by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are so indicated, such shares will be voted by InterCAP in favor of the adoption and approval of the Charter Amendment and adoption and approval of the Reorganization Agreement and the transactions contemplated thereby. See "Proxy Solicitation."

     Any InterCAP stockholder giving a proxy in the form accompanying this Prospectus/Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Meeting to the Secretary of InterCAP, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy.

     The presence either in person or by properly executed proxy of the holders of a majority of the outstanding shares of each class of InterCAP Stock entitled to vote on the Charter Amendment and the Reorganization Agreement is necessary to constitute a quorum at the Meeting.


Vote Required for Charter Amendment

     Under the InterCAP Certificate and the Delaware Act, approval and adoption of the Charter Amendment requires the affirmative vote of the holders of (i) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (iii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock; voting as a single class; and (iv) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Charter Amendment. Substantially all the holders of the InterCAP Preferred Stock have agreed to vote all of their InterCAP Stock in favor of the Charter Amendment, and such holders have sufficient voting power to satisfy each of clauses (i)-(iv) above. At the close of business on the Record Date, such persons held approximately 14.03% of the outstanding InterCAP Common Stock, 100% of the outstanding InterCAP Series A Preferred Stock, approximately 98.85% of the outstanding InterCAP Series B Preferred Stock, 100% of the outstanding InterCAP Series C Preferred Stock, and approximately 63.00% of the combined voting power of the InterCAP Common Stock and InterCAP Preferred Stock, taken together. Accordingly, the Charter Amendment will be approved and adopted by InterCAP's stockholders at the Meeting, even if no other stockholders of InterCAP vote in favor of the Charter Amendment.


Vote Required for Reorganization Agreement and Merger

     Under the InterCAP Certificate and the Delaware Act, approval and adoption of the Reorganization Agreement and Merger requires the affirmative vote of (i) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (ii) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class. The failure of a holder of record of InterCAP Stock to vote in person or by proxy at the Meeting will have the same effect as a vote against the Reorganization Agreement. The directors of InterCAP have indicated that they presently intend to vote all shares of InterCAP Stock over which they have voting power in favor of the Merger. Accordingly, if the directors vote in accordance with this indication, the Merger will be approved by the stockholders, even if no other stockholder of InterCAP votes in favor of the Merger. InterCAP stockholders should note that neither the directors of InterCAP nor any other InterCAP stockholder is under any contractual obligation to vote his or its shares of InterCAP stock in favor of the Merger. Accordingly, although the directors of InterCAP have indicated their current intention is to vote in favor of the Merger, such indication is not binding on them and they each retain the right to vote against, or not vote at all with respect to, the Merger.


Beneficial Security Ownership of Certain Persons

     The directors and executive officers of InterCAP beneficially owned, or exercised voting control over, as of September 30, 1994, 1,145,070 shares (representing 39.33% of the total outstanding shares) of InterCAP Common Stock, 927,326 shares (representing 100.00% of the total outstanding shares) of InterCAP Series A Preferred Stock, which in turn represents 1,236,033 votes, 1,696,657 shares (representing 98.85% of the total outstanding shares) of InterCAP Series B Preferred Stock, and 953,442 shares (representing 100.00% of the total outstanding shares) of InterCAP Series C Preferred Stock. Insofar as the holders of InterCAP Common Stock and InterCAP Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 73.80% of the combined classes; insofar as the holders of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock are required to vote as a single class, such directors and executive officers beneficially own or control 99.33% of the combined classes. See "Security Ownership of Certain Beneficial Owners and Management of InterCAP."


Dissenters' Rights

     Holders of InterCAP Stock have the right to demand appraisal of, and obtain payment for, the "fair value" of their shares by following the procedures prescribed in Section 262 of the Delaware Act, a copy of which is attached hereto as Appendix C. A holder of shares of InterCAP Stock who or which wishes to exercise his or its appraisal rights must not vote in favor of the approval and adoption of the Reorganization Agreement and the Merger. Failure to take any of the steps required under Section 262 on a timely basis may result in the loss of appraisal rights. See "The Merger And Related Transactions--Dissenters' Rights" in this Prospectus/Proxy Statement.


                         INFORMATION ABOUT INTERGRAPH


General Information


     Certain documents filed and relating to Intergraph, including Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by the Form 10-K/A Amendment No. 1 filed by Intergraph on December 1, 1994 and the Form 10-K/A Amendment No. 2 filed by Intergraph on
December 9, 1994, Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 as amended by the Form 10-Q/A Amendment No. 1 filed by Intergraph on December 1, 1994 and the Form 10-Q/A Amendment No. 2 filed by Intergraph on December 9, 1994, Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 as amended by the Form 10-Q/A Amendment No. 1 filed by Intergraph on December 1, 1994, Intergraph's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, the description of Intergraph's Common Stock contained in Intergraph's Form 8-A Registration Statement filed on May 1, 1981, as amended by the Form 8 filed by Intergraph on July 23, 1986, and Intergraph's definitive Proxy Statement for the Annual Meeting held May 12, 1994 are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."


Recent Developments

     In its Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, Intergraph reported the award by the United States Navy on July 13, 1994 of a multi-year, indefinite delivery, indefinite quantity contract (the Naval Air Systems Command and Space and Naval Warfare Command or "NAVAIR and SPAWAR" contract) to provide computer aided design, manufacturing and engineering systems and services for electronics and mechanical applications. Intergraph further reported that the award of this contract (which has an estimated value of $398 million) had been formally protested by one of the losing bidders. Subsequent to the filing of its September 30, 1994 Quarterly Report on Form 10-Q, the formal protest was rejected by the General Services Administration's Board of Contract Appeals. As a result, the Navy's award of this contract to Intergraph was upheld.

     In its annual report to shareholders for the year ended December 31, 1993, Intergraph reported the August, 1993 signing of an agreement with Sun Microsystems Computer Corporation ("Sun") to co-develop the next generation Sun SPARC high-end microprocessor, develop a SPARC-based, high quality desktop computer system, and port the Windows NT operating system to that computer system. In addition, under the terms of the agreement Sun hired seventy-seven employees of Intergraph's Advanced Processor Division ("APD") on January 1, 1994 and has the obligation to offer employment to the remaining twenty APD employees on January 1, 1995. The commercial result of the agreement for Intergraph was the right to purchase from Sun the co-developed microprocessor and the right to sell the SPARC-based computer system operating under the Windows NT operating system with Intergraph's technical software applications, all in the second half of 1995.

     Sun and Intergraph agreed to revise certain terms of the agreement in mid-1994. Thereafter, Sun terminated the agreement with Intergraph effective October 7, 1994. As a result, the next generation Sun SPARC microprocessor will not be co-developed, Intergraph will not develop the SPARC-based desktop computer system, Intergraph will not port the Windows NT operating system to that computer system, and Intergraph will not have the right to sell the computer system. However, Intergraph retains a right for approximately three years to purchase Sun developed microprocessors. APD employees hired by Sun on January 1, 1994 remain the employees of Sun and Sun still has the obligation to hire remaining APD employees effective January 1, 1995. Intergraph has ceased design of its own microprocessor, and will cease volume production of its microprocessor in 1995. Termination of the contract by Sun did not of itself produce any adverse financial effects to Intergraph, and Intergraph does not expect that such termination will result in adverse effects on its future operations.

     In late November 1994 it was disclosed that a rare problem may exist with initial versions of Intel's Pentium microprocessor, which is used in many of Intergraph's workstations. The problem relates to an unlikely sequence of operations that can produce a round-off error when dividing certain numbers and carrying the answer to several decimal places. Intel has said the error is likely to occur only once in every nine billion random division operations. Intergraph has shipped several thousand Pentium processor-based workstations and servers to date.

     Intergraph has not experienced any reports of this problem from a customer site, and has not experienced the problem during internal development. Accordingly, Intergraph at present has no reason to believe that current or future customers are likely to encounter the problem, and it has experienced no adverse impact on sales thus far. Intel has said it will warrant the processor on this issue, and Intergraph's business arrangements with Intel provide warranty coverage of the Pentium microprocessor by Intel. For these reasons, Intergraph at present does not believe this problem is likely to adversely affect its results of operations or financial position.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERCAP


     The following discussion should be read in conjunction with the InterCAP consolidated financial statements and notes thereto appearing elsewhere in this Prospectus/Proxy Statement.


Overview

     InterCAP designs and produces complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used by large manufacturing firms. InterCAP's revenues are derived through the initial license of its products and from annual license renewals and related customer support services.

     InterCAP is a small company vendor of "big ticket" software products, with the majority of its new license revenues being made up of individual orders in excess of $75,000. InterCAP's customers are generally Fortune 500 corporations or are large government agencies. Consequently, InterCAP has very little ability to influence the timing of its customers' buying decisions or orders. As a result, a single order may make the difference between InterCAP reporting profits and reporting losses. Accordingly, InterCAP has traditionally experienced significant volatility in its quarterly and annual sales levels and profitability due to fluctuations in unit sales of the Illustrator products. Pricing has played no role in this volatility, as InterCAP has not modified its pricing or discount policies since 1991.

     Because of the newness of InterCAP's MetaLink products, essentially all of the company's revenues have been and continue to be the result of initial and annual license fees for the Illustrator product family in general, and the Illustrator 2 product in particular. The following table breaks down the sources of InterCAP's revenue for the periods indicated by product family (with dollars expressed in thousands).


                                                                                                       3 Months
                                                                                                        Ended
                                                     For the Fiscal Year Ended June 30,               September
                                         1992  Percentage     1993  Percentage     1994  Percentage    30, 1994  Percentage
                                               (rounded)            (rounded)            (rounded)               (rounded)
                                       ------  ----------   ------  ----------   ------  ----------   ---------  ----------
Illustrator Family
- --------------------
Initial license and
  1st year renewal                     $2,676          59%  $2,040          54%  $2,144          48%       $707          64%
Annual Licenses                         1,361          30    1,607          43    1,749          39         393          34

MetaLink Family
- --------------------
Initial License and
  1st year renewal                          -           -        -           -      381           9           0           0
Annual Licenses                             -           -        -           -      102           2           0           0

Other (porting fees, consulting and
- -----
  training)                               530          12      132           3      114           2          10           1
                                       ------  ----------   ------  ----------   ------     -------   ---------    --------

Total                                  $4,567         100   $3,779         100   $4,490         100      $1,110         100
                                       ======  ==========   ======  ==========   ======     =======   =========    ========



Results of Operations - Years Ended June 30, 1992, 1993 and 1994

     Summary

     Net income for the year ended June 30, 1994 was $781,000 compared to a net loss of $515,000 during the year ended June 30, 1993. The year ended June 30, 1994 increase in net income was due to a 19% increase in revenues coupled with a 16% decrease in operating expenses.

     The net loss for the year ended June 30, 1993 was $515,000 compared to net income of $207,000 during the year ended June 30, 1992. The net loss incurred during the year ended June 30, 1993 was due to an 18% decline in revenues.

     Net income was $207,000 during the year ended June 30, 1992, down 81.4% from the same period the preceding year. The relative decrease was predominantly due to extraordinary nonoperating gains recognized in fiscal 1991.

     During the years ended June 30, 1994 and 1992, net operating loss carryforwards were utilized to reduce income taxes otherwise payable. The benefit of this reduction is shown as an extraordinary item in the accompanying consolidated statements of operations for the year ended June 30, 1992. InterCAP had net operating loss carryforwards for income tax purposes of approximately $ 1,478,000, $2,500,000, and $2,300,000 at June 30, 1994, June 30,
1993, and June 30, 1992, respectively, expiring in years 2002 through 2006.

     Revenues

     InterCAP sells (licenses) its products directly through its own sales force located in the U.S. and Germany, and through original equipment manufacturers and distributors. Customer support revenues, which include recurring annual license renewals and other related services, are conducted through the company's U.S. and Swiss operations. Revenues are classified as U.S. Direct, Foreign Direct, Original Equipment Manufacturers and Distributors, U.S. Customer Support and Foreign Customer Support.

     Consolidated sales revenues increased by $711,000, or 19%, to $4,490,000 for the year ended June 30, 1994, as compared to the year ended June 30, 1993. The year ended June 30, 1994 increase is primarily attributable to increases in U.S. direct sales, which increased 78%, or $846,000, to $1,931,000. Of this amount, $483,000 was made up of orders for the new MetaLink products, and the balance consisted of license fees for InterCAP's Illustrator 2 and derivative products. InterCAP believes fiscal 1995 U.S. sales will be comparable to 1994 results.

     The increase in fiscal 1994 U.S. Direct Sales was partially offset by a 35%, or $78,000, decrease in Foreign Direct Sales from InterCAP's German operations, which are conducted through a wholly owned subsidiary of InterCAP. InterCAP attributes the decline to general conditions in the sluggish German economy. InterCAP does not expect German revenues to improve significantly until the German economy improves.

     Original Equipment Manufacturer and Distributor sales decreased 25%, or $182,000 for the year ended June 30, 1994 to $549,000. InterCAP terminated its relationship with its largest European distributor and replaced it with two new distributors located in Europe. Reductions in sales were due to weakness in the overall European economy, and from disruption due to new distributors coming on board mid-year and year-end. InterCAP anticipates modest growth in distributor sales in fiscal 1995 as the new distributors become more productive.

     U.S. Customer Support revenues increased 8%, or $65,000, to $869,000 for the year ended June 30, 1994, due to growth in the installed base.

     Foreign Customer Support revenues from InterCAP's wholly owned Swiss subsidiary, which services customers located in England, Germany, Switzerland, France and Italy, increased 6%, or $53,000, to $937,000 for the year ended June 30, 1994, due to growth in the installed base. InterCAP expects customer support revenues to increase modestly in fiscal 1995.

     For the year ended June 30, 1993, total consolidated sales revenues declined 18%, or $818,000, to $3,779,000, as compared to $4,597,000 for the year ended June 30, 1992. Decreases were experienced in every revenue classification and geographic location except for Foreign Customer Support, which enjoyed an increase of 51%, or $299,000, to $884,000 for the year ended June 30, 1993. U.S. Direct Sales, Foreign Direct Sales, Distributor sales and U.S. Customer Support were down 13%, 61%, 16%, and 13%, respectively, from the comparable prior year period. The downturns in both U.S. and European economies were the primary cause for the decline as major corporations halted or delayed capital expenditures and focused on downsizing.

     The Foreign Customer Support revenue increase during the year ended June 30, 1993 was due to growth in the number of customers purchasing annual license renewals.

     Consolidated sales revenues increased by $144,000, or 3.2% during the year ended June 30, 1992 to $4,597,000, as compared to $4,452,000 during the year ended June 30, 1991. U.S. Direct Sales, Original Equipment Manufacturers and Distributors and Foreign Customer Support were up 24%, 43% and 42%, respectively, from the comparable prior year period. These increases were offset by decreases in Foreign Direct Sales and U.S. Customer Support revenues of 44% and 26%, respectively.

     Selling, General and Administrative Expenses

     For the year ended June 30, 1994, selling, general and administrative expenses decreased by 16%, or $504,000, from fiscal 1993 due to a 12% reduction in headcount. All reductions were in the sales area and resulted from a decision to focus sales efforts on a fewer number of larger opportunities. This reduction resulted in decreased direct labor expenses of 16%, or $337,000, and led to related reductions in overhead expenses. InterCAP plans to continue to monitor closely all expenses and does not anticipate a significant increase in expenses for fiscal year 1995.

     For the year ended June 30, 1993, selling, general and administrative expenses decreased 5%, or $152,000 from the year ended June 30, 1992. Increases in advertising expense, professional fees and direct labor expenses of $49,000, $51,000 and $50,000, respectively, were offset against reductions in equipment rental expenses and bad debt expenses of $80,000 and $44,000, respectively.

     Selling, general and administrative expenses increased 5%, or $154,000 during the year ended June 30, 1992 due to increases of $314,000 in direct labor expenses, $49,000 in taxes and licenses and $44,000 in bad debt expenses, offset by reductions of $152,000 in professional fees.

     Gross Margin

     Gross margin for the year ended June 30, 1994, was 78.2% versus 69.8% and 73.1% for the years ended June 30, 1993, and June 30, 1992, respectively. The
8.4 point increase in gross margin from the year ended June 30, 1993 to the year ended June 30, 1994 was the result of a shift downwards in the ratio of sales through distributors to total company sales, because sales through distributors earn a lower margin than direct sales to end users.

     Gross margins at the year ended June 30, 1993, declined 3.3 points from the year ended June 30, 1992, due to a decline in sales volume.

     Gross margins for the year ended June 30, 1992, decreased 9.0 points from the same period of the preceding year, primarily due to distributor commissions included in cost of products sold during the year ended June 30, 1992. During the year ended June 30, 1991, Distributor Commissions were offset against Original Equipment Manufacturer and Distributor revenues resulting in a higher reported margin.

     Taxes

     Taxes have historically not been a significant item in InterCAP reporting due to the utilization of net operating loss carryforwards accumulated prior to 1991. At June 30, 1994, InterCAP's net operating loss carryforward balance was $1,478,000, versus $2,500,000 at June 30, 1993 and $2,300,000 at June 30, 1992.

     Liquidity and Capital Resources

     At June 30, 1994, InterCAP had approximately $132,000 in cash and cash equivalents, as compared to $260,000 at June 30, 1993. InterCAP's net working capital was $527,000 at June 30, 1994, as compared to a $39,000 working capital deficit at June 30, 1993. The increase was primarily attributable to increased cash flow from increased sales activity and profitable operations. Under the terms of the InterCAP Preferred Stock, beginning in January 1995, InterCAP may be required to redeem in three annual payments the outstanding InterCAP Preferred Stock at its original issue price, plus dividends accrued at a 10% annual rate from the original date of purchase (the "Redemption Amounts"). Because maximum redemption payments are limited to InterCAP's preceding 12 months net income, the precise Redemption Amounts, if any, are currently unknown.


Results of Operations - Three Months Ended September 30, 1993 and 1994

     Summary

     InterCAP's net income for the quarter ended September 30, 1994, was $194,000, compared to a loss of $224,000 during the quarter ended September 30, 1993. InterCAP's increase in net income for the quarter ended September 30, 1994 was due to a 107% increase in revenues, while operating expenses increased 14%.

     Revenues

     InterCAP sells (licenses) its products directly through its own sales force located in the U.S. and Germany, and through Original Equipment Manufacturers and Distributors. Customer support revenues which include recurring annual license renewals and other related services are conducted through the company's U.S. and Swiss operations. Revenues are classified as U.S. Direct, Foreign Direct, Original Equipment Manufacturers and Distributors, U.S. Customer Support and Foreign Customer Support.

     During the quarter ended September 30, 1994, U.S. Direct Sales, Foreign Direct Sales and Foreign Customer Support were up 584% or $492,000, 304% or $35,000, and 74% or $103,000, respectively, from the comparably weak prior year period. U.S. Direct Sales included a single sale for $519,000 to the U.S. Department of Defense, which represented the first order InterCAP has received under the JCALS contract originally awarded in 1992. Revenues for the quarter ended September 30, 1994 were $1,110,007 compared with $536,145 for the comparable quarter of the prior year. Original Equipment Manufacturer and Distributor Sales and U.S. Customer Support Revenue declined 13% or $24,000 and 14% or $14,000, respectively, during the quarter ended September 30, 1994 versus the quarter ended September 30, 1993.

     Gross Margin

     Gross margin for the quarter ended September 30, 1994 was 77.7% versus 63.0% for the quarter ended September 30, 1993 due to strong revenue growth on modest expense increases.

     Selling, General and Administrative Expenses

     During the quarter ending September 30, 1994, selling, general and administrative expenses increased 14%, or $75,000, from the quarter ended September 30, 1993. The increase is partially due to increases in professional fees, which were up 775% or $30,000, due to recognition of audit and tax preparation fees in the first quarter of fiscal year 1995 versus recognition of similar charges in the second and third quarter of fiscal year 1994.

     Taxes and licenses were up $25,000 or 102% during the quarter ending September 30, 1994 as compared to the quarter ended September 30, 1993, due to a favorable 1993 adjustment of $25,000 to reduce an overaccrual of value added tax incurred by InterCAP's German subsidiary. Direct labor costs were up 4% or $19,000 during the quarter ended September 30, 1994, as compared to the quarter ended September 30, 1993.

     Taxes

     During the quarter, InterCAP utilized net operating loss carryforwards to reduce its accrued tax expense to approximately 7% of net income, or $14,000.

     Liquidity and Capital Resources

     At September 30, 1994, InterCAP had approximately $14,000 in cash and cash equivalents as compared to $132,000 at June 30, 1994. InterCAP's net working capital was $717,000 at September 30, 1994, as compared to a $527,000 working capital at June 30, 1994. The increase was primarily attributable to increased cash flow from sales activity and profitable operations.

     InterCAP has a $400,000 revolving credit agreement. Availability is restricted by the receivable balances.

     InterCAP believes that existing cash balances together with cash from operations and cash available from its revolving line of credit agreement will be adequate to meet operating cash requirements during the upcoming fiscal year (exclusive of any Redemption Amounts required in connection with the InterCAP Preferred Stock).


                             BUSINESS OF INTERCAP


Introduction

     InterCAP was incorporated in Delaware in 1987. The principal offices of InterCAP are located at 116 Defense Highway, Suite 400, Annapolis, Maryland 21401, telephone (410) 224-2926. InterCAP has two wholly owned foreign sales and customer support subsidiaries, InterCAP Graphics Systems, Gmbh, Paul-Ehrlich-Strasse 1, 69181 Leimen, Germany, and InterCAP Graphics Systems, AG, Dorfzentrum, 8917 Oberlunkhofen, Switzerland.

     InterCAP designs and produces complex computer software systems that assist in creating, editing, converting and presenting technical illustrations used extensively by large manufacturing firms in documentation, maintenance, manufacturing and assembly, and training. InterCAP's products allow illustrators to include many different types of graphic source materials in their electronic artwork and provide the capability to incorporate and blend existing CAD graphics with scanned images derived from existing paper, film, electronic and live video artwork to produce high-quality finished artwork on a wide variety of text composition systems, laser printers, phototypesetters and plotters.

     InterCAP markets its software products directly and through independent distributors, primarily to large multinational corporations. InterCAP has a diversified domestic and international customer base. InterCAP's clients include market leaders in aerospace, automotive, defense, farm and construction equipment manufacturers, medical products, recreation, industrial equipment, electronic systems, computer systems and consumer products. Domestic business includes government programs with the Department of Defense "Commerce at Light Speed" ("CALS") initiative. InterCAP sells its products through a direct sales force of three sales persons (two domestic and one international), and seven value-added resellers ("VARs"), which include international distributors and original equipment manufacturers ("OEMs"). Pre-sales support is a joint effort of InterCAP's salesmen and technical support engineers along with VARs, distributors and OEMs in international installations. Customer support is generally handled directly by InterCAP.

     InterCAP is now focusing on assisting clients in two strategic areas: (1) cost reduction in the creation and management of quality illustrations and technical drawings, and (2) efficiency improvement in the overall technical document publishing and distribution process. While InterCAP is already a leading source of software for professional technical illustrators, InterCAP is also pioneering the evolution of critical industry standards in the CGM and CALS arenas.


Principal Products and Services

     From the perspective of the underlying technology, all of InterCAP's products are directly derived from the lead product in each of two core software source code sets. These are the Illustrator and MetaLink product families. The individual products within a product family are comprised of essentially identical internal technology, with a relatively small amount of effort devoted to modifying the user interface. Such modifications allow InterCAP to disable or highlight different functions, and hence offer a suite of internally identical products with graduated levels of performance at different price points. By way of example, a writer often needs a simple, low cost, easy-to-use graphics package that is complementary to the complex and expensive systems used by a professional illustrator. From a pricing and packaging standpoint, InterCAP offers a product for each, but internally, both products are in fact the same-high end system. The Illustrator 2 family includes Illustrator 2 ($27,000), Mechanical Drafting Plus ($9,950), Quick-Edit ($2,500), RedLiner ($995) and X-Change ($4,950). The MetaLink family is comprised of MetaLink Author ($7,500) and MetaLink RunTime ($995).

     The primary differences between the product suites relates to their underlying data model, and their targeted hardware and operating system platforms. The Illustrator architecture uses 1980's computer technology, was designed specifically and exclusively to support UNIX operating system based hardware, and uses InterCAP's proprietary graphics format as its internal data model. The architecture is extremely feature rich, and is recognized in the industry to be among the most powerful illustration tools on the market. The products are fully mature from the perspective of reliability as a result of the input of thousands of man years of production illustration into the development process. While "state of the art" in today's market, InterCAP anticipates changes to the market that are both a long-term threat and an intermediate-term opportunity. Because of the long lead times in developing software, InterCAP began developing its next generation MetaLink technology in 1993, even though it expects the Illustrator family to continue to generate the majority of InterCAP's revenues at least through 1995. Over the next two to three years, as the MetaLink family of products begin to match the functionality of the Illustrator products, InterCAP's plan is to migrate its installed customer base to MetaLink based software tools.

     Although the MetaLink family of products currently lacks the richness and robustness of the Illustrator products due to its newness, InterCAP believes MetaLink products are responsive to the long-term direction of its markets for three primary reasons. First, the sharing of technical information, including graphics, is becoming increasingly important as vendors, customers and suppliers continue to try to compress time-to-market and time-to-repair. The rapid sharing of technical information remains a significant bottleneck in industry. Historically, such information exchange was addressed through the use of filters between proprietary systems. This business model is well supported by the Illustrator products, and is standard practice in today's market. InterCAP believes that the elimination of the filtering process will make possible a potentially significant improvement in the speed and accuracy with which companies can share information. To eliminate filtering requires the extensive native use of international standards rather than proprietary formats. The internal data model in MetaLink is the Computer Graphics Metafile (CGM), which is the International Standards Organization's recommended open systems format for the exchange of illustrations. CGM has been adopted as the preferred graphics format by the U.S. Department of Defense, aerospace, telecommunications, and automobile industries, among others. InterCAP has played a key role in the authorship of the CGM standard, and InterCAP officers hold senior positions in the several of the related international standards bodies. Second, MetaLink has been designed to support fully both UNIX and PC based operating systems. InterCAP believes that the PC presents an attractive target market for its products, and positions it to compete more effectively against companies selling only UNIX based products.

     Finally, Illustrator represents nearly 1,000,000 lines of computer code developed over a decade. The complexity and size of the system increases the cost and time involved in enhancing or modifying the products. InterCAP management believes that "starting from scratch" with respect to the development of a next generation computer architecture will provide it long-term advantages in the speed and quality from which future MetaLink based products can be spawned from the new core architecture.

     InterCAP presently offers seven major software products, described below, each of which currently run, on UNIX-based workstations. The software is supplied in a bundle with a complete "suite" of input and output device drivers and file format conversion programs. InterCAP is presently developing versions of its existing products to run on personal computers ("PCs") utilizing 32-bit Microsoft/TM/ operating systems and is planning additional products to expand its 32-bit PC offerings, while maintaining its position in the UNIX market.

          Illustrator 2 automates the graphics authoring and creation segment of the computer-aided publishing process. It allows professional technical illustrators in the aerospace, defense, electronics, heavy equipment and other manufacturing industries to manipulate graphic data by combining mixed media, such as raster data (scanned images), video, and two dimensional and three dimensional vector data (geometric entities). Illustrator 2 features an intuitive user interface, data integration and manipulation capabilities, data storage and retrieval abilities, and time-saving data creation and editing features.

          Mechanical Drafting Plus was developed specifically for creating, editing and maintaining high quality legacy mechanical engineering drawings. Mechanical Drafting Plus features hybrid raster/vector databases, dimensioning and tolerancing capability.

          Quick Edit, first made available in 1992, is a graphics editor that permits technical authors and other casual users of industrial graphics quickly and easily to "finish-up" or modify illustrations. With over 200 drawing and editing commands at their disposal, technical writers, engineers, and illustrators can use Quick Edit for raster, vector and photo editing, all under a single user interface. Quick Edit is conveniently distributed across any local area networks to enhance productivity while facilitating the sharing of professional expertise.

          Red-Liner is an easy-to-use software package for electronically viewing, marking up, and commenting on technical illustrations and engineering drawings. It can be used on a stand alone basis or integrated with Illustrator
2. Released in 1993, Red-Liner can create industry-standard CGM vector graphics markup files, protect the original art from changes during markup, and guide revisions of the finalized graphics.

          X-Change is a graphical data conversion tool that provides direct translation between a variety of industry-standard file formats. It is designed to streamline the flow of graphic data between engineering, manufacturing and publishing functions. In addition to InterCAP's proprietary formats, this package can convert from a large variety of dissimilar software products and peripheral devices, including all major U.S. government, international and industrial standards. X-Change was first released in 1993.

          MetaLink Author, InterCAP's newest product, is targeted to illustrators and "document engineers" responsible for assembling intelligent graphics for use within intelligent electronic information presentation systems known as Interactive Electronic Technical Manuals or "IETM's". MetaLink is the first native implementation of the new CGM standard that supports animation, integrated revision control, and graphical linking (i.e., the ability to "chick" on an arbitrary portion of an electronic image, and receive related or more detailed information, for example, to determine whether a highlighted part represented in a computer displayed graphic is in stock, or to instruct the computer to play a video sequence showing how to replace the identified part in a real piece of equipment).

          MetaLink Runtime is the companion product to InterCAP's MetaLink Author. MetaLink Runtime allows organizations to present CGM encoded electronic technical illustrations in advanced IETM's and intelligent graphics applications. The architecture is expected to be the base of all future InterCAP graphics products.

     InterCAP also provides a variety of services ancillary to the design and marketing of its products, including system installations, training and support. These services are essential to maintaining an important part of InterCAP's business renewal customers.


Product Pricing and Licensing

     InterCAP's sales practices are based on the concept popularized by IBM of a relatively large "Initial License Fee" followed each year by smaller recurring but non-optional annual use or annual license fees. The annual fee is not a "maintenance" charge, because all that is conveyed to the customer is the right to continue to use the software for another 12-month period. This pricing model has the benefit of increasing the reliability and predictability of recurring revenues, and allows InterCAP to forecast a significant portion of its revenues more accurately. The

Annual Renewal Fee is based on 21% of the list price for the Initial License Fee of the relevant product. Both Initial License Fees and Annual Renewal Fees are subject to published discounts based on the cumulative installed value of all previous orders. Quantity discounts range up to 35% on Initial License Fees, and 40% for Annual Renewal Fees. Professional services such as training, consulting or customer support beyond the telephone hotline represent incremental costs and are charged separately. InterCAP charges a 25% premium for each of its licensing options and services in the European and Japanese markets. InterCAP generally does not discount from its published price book, except for large volume orders of its lower priced products when the customer takes on added responsibility, such as reproduction and distribution within the account.


Competition

     At the "high end" of the illustration market, InterCAP competes with Auto-trol Technology Corporation. In this segment, InterCAP competes on the quality of its software products and technical support, and on its tight adherence to industry standards, rather than on price. InterCAP's products also sometimes compete with less sophisticated illustrator products, such as those offered by Corel and Autodesk, Inc., when price is more heavily weighted than performance.

     In the graphics data conversion tool arena, InterCAP competes against low price, often PC-based, software tools. InterCAP competes in this segment through the high quality of its adherence to the CGM standard.

     The MetaLink family of products currently has no direct competition. By virtue of InterCAP's leading role in developing the new international standards on which these products are based, InterCAP was the first, and is still the only, company to market this new technology.


Backlog

     InterCap's annual license renewals from its installed base total approximately $2,000,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of InterCAP." Customer renewal rates have historically averaged around 95% annually. InterCAP has a $5,800,000 "Indefinite Delivery Indefinite Quantity" contract to supply software to the Department of Defense over an eight-year period, although there can be no assurance that any amounts will be received under this contract in future years. The JCALS program is a Department of Defense initiative designed to automate and streamline the creation and distribution of technical information. The program, taken as a whole, has a nominal value of $744 million. Computer Science Corporation is the Prime Contractor. InterCAP received its IDIQ subcontract in 1992 to provide versions of its Illustrator products as a component in the overall system. An IDIQ contract from the U.S. Government is not a "contract" in the commercial sense. Rather, it is a sales vehicle under which line buying entities within the government, such as an individual Air Force base, can procure products. The contract award carries with it the implicit endorsement of the government as "best value." In addition, as part of a IDIQ award, master pricing agreements are negotiated that effectively eliminate the red-tape normally involved in a government procurement. Although an IDIQ contract makes procurement of competing products more difficult, it carries with it no direct funding, and actual purchasing decisions are left to the discretion of the line buying entities. The government can cancel the master contract at any time with no reason, and individual buying entities are under no obligation to procure through the contract. The nominal $5.8 million contract awarded to InterCAP represents the government's estimate, as well as a maximum, of purchases it believes buying entities may procure during the 10 year life of the contract. During the first two years after the contract award, InterCAP received no revenues from the contract. In September 1994, InterCAP received the first order under the contract for $519,000 for Illustrator products for delivery to various Army, Navy and Air Force bases. While InterCAP expects additional orders will be obtained in the future, it is not currently aware of any planned procurements, and has no additional revenues from the contract built into its internal operating plans.


Strategic Partnerships

     InterCAP has a number of strategic partnerships in place that extend and enhance the sales, marketing, support and technical resources of the company. The partnership members include ArborText, Computer Science Corporation, DEC, Fujitsu, Hewlett-Packard, IBM, InContext, InterLeaf, Rank Xerox, Sun and Xerox. Several of these companies are also customers. These relationships each generally call for coordinated marketing activities, the cross provision of hardware and software at discounts or as no charge loans to facilitate tighter integration between complementary product offerings, and joint sales calls, where multi-company solutions are appropriate to a particular customer's needs. CSC, Rank Xerox, and Sun have directly distributed InterCAP products through several of their sales channels, and Fujitsu imbeds certain InterCAP technology in several of its own product offerings.


Employees

     As of September 30, 1994, InterCAP employed 36 persons on a full time basis, including three in its office in Germany and four in its office in Switzerland. InterCAP also employs several part-time employees. InterCAP believes its employee relations are good.


Properties

     InterCAP's headquarters are located in an office building in Annapolis, Maryland, where InterCAP leases approximately 8,000 square feet of office space. This lease expires in September of 1995. InterCAP also leases approximately 1,200 square feet of office space in each of its offices in Germany and Switzerland.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND MANAGEMENT OF INTERCAP


     The following table sets forth certain information with respect to beneficial ownership of InterCAP Stock as of September 30, 1994, by (i) each person who is known by InterCAP to own beneficially more than five percent of the outstanding shares of InterCAP Common Stock or any series of InterCAP Preferred Stock, (ii) by each of InterCAP's current directors, (iii) by each of InterCAP's current executive officers, (iv) by all of InterCAP's current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting power and investment power with respect to all shares of InterCAP Stock shown beneficially owned by them, subject to community property laws where applicable.

     Name and Address                   Amount and Nature of       Class or Series          Percent of
    of Beneficial Owner                 Beneficial Ownership        of Securities            Class(1)
- ---------------------------             --------------------       ---------------          ----------

Venture First II L.P.                          36,260(5)                Common                   *
c/o Venture First Associates II L.P.          915,340             Series A Preferred           98.7%
201 Allen Road, Suite 410                   1,677,630             Series B Preferred           97.7%
Atlanta, Georgia  30328

GeoCapital II L.P.                            953,442             Series C Preferred          100.0%
555 Twin Dolphin Drive, Suite 570
Redwood City, CA 94065-2102

A.G.W. Biddle, III,                           508,586(2)                Common                 13.6%
Director, President and                        11,986             Series A Preferred            1.3%
Chief Executive Officer                        19,027             Series B Preferred            1.1%
116 Defense Highway, Suite 400
Annapolis, Maryland  21401

Michael E. Faherty, Director                  140,677(3)                Common                  3.8%

John C. Gebhardt, Director,                   484,205(4)                Common                 12.9%
Secretary, Executive Vice-
President and Chief Technical Officer
116 Defense Highway, Suite 400
Annapolis, Maryland 22401

W. Andrew Grubbs, Director                     36,260(5)                Common                   *
500 Old Greensboro Road                       915,340             Series A Preferred           98.7%
Chapel Hill, NC  27516                      1,677,630             Series B Preferred           97.7%

James Harrison, Director                      953,442(6)          Series C Preferred          100.0%
555 Twin Dolphin Drive, Suite 570
Redwood City, CA 94065-2102

John N. Maguire, Chairman of the Board         90,677                   Common                  2.4%

Thomas O. Mills, Director,                    198,340(7)                Common                  5.3%
Vice President
116 Defense Highway, Suite 400
Annapolis, Maryland 21401


All directors and Executive                1,458,708                    Common                 39.1%
Officers as a group                          927,326              Series A Preferred          100.0%
                                           1,696,657              Series B Preferred           98.8%
                                             953,442              Series C Preferred          100.0%

- -----------------------------
*    Less than 1%

(1) The percentages are calculated on the basis of the amount of outstanding securities plus those which the beneficial owner has the right to acquire within 60 days following September 30, 1994. The amounts shown include 36,260 shares of Common Stock subject to issuance upon exercise of Warrants in accordance with the Preferred Stock Agreement and exclude the NQSO's. See "The Merger and Related Transactions--Options Outstanding Prior to the Merger."

(2) Includes 100,000 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 80,724 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program.

(3) Includes 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Kathleen Ann Faherty, Mr. Faherty's daughter, 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Maureen Ellen Faherty, Mr. Faherty's daughter, and 25,000 shares of InterCAP Common Stock held by a trust for the benefit of Patrick W. Faherty, Mr. Faherty's son. Although Mr. Faherty is the trustee of each trust, he disclaims beneficial ownership of all the shares held by these trusts.

(4) Includes 118,800 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 95,900 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program.

(5) Includes 36,260 shares of InterCAP Common Stock subject to issuance upon exercise of Warrants in accordance with the Preferred Stock Agreement and 915,340 shares of InterCAP Series A Preferred Stock and 1,677,630 shares of InterCAP Series B Preferred Stock owned by Venture First II L.P. Venture First Associates II L.P. is the sole general partner of Venture First II L.P., and Mr. Grubbs is a general partner of Venture First Associates II L.P.

(6) Includes 953,442 shares of InterCAP Series C Preferred Stock owned by GeoCapital II L.P., of which Mr. Harrison is a general partner.

(7) Includes 49,575 shares of InterCAP Common Stock issuable upon the exercise of ISO's that are exercisable within 60 days of September 30, 1994. Excludes 43,450 shares of InterCAP Common Stock issuable upon the exercise of NQSO's granted under the InterCAP Option Program and 17,000 shares of InterCAP Common Stock issuable upon the exercise of ISO's granted under the InterCAP Option Plan which will become fully vested upon consummation of the Merger.


                    DESCRIPTION OF INTERGRAPH CAPITAL STOCK


     The authorized capital stock of Intergraph consists of 100,000,000 shares of Intergraph Common Stock, $.10 par value. As of September 30, 1994, there were 44,644,003 shares of Intergraph Common Stock outstanding.


Intergraph Common Stock

     Holders of Intergraph Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. If a quorum is present, the affirmative vote of a majority of the shares represented constitutes an act of the stockholders, including the election of directors. Holders of Intergraph Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Intergraph has never, however, paid dividends on the

Intergraph Common Stock and does not expect to pay dividends in the foreseeable future. See "Risk Factors." Upon the liquidation, dissolution or winding up of Intergraph, the holders of Intergraph Common Stock are entitled to receive ratably the net assets of Intergraph available after the payment of all debts and other liabilities. The outstanding shares of Intergraph Common Stock are, and the shares of Intergraph Common Stock issued in the Merger will be, duly authorized, fully paid and nonassessable.


Stockholder Rights Plan

     On August 25, 1993, the Board of Directors of Intergraph declared a dividend distribution of one right (a "Right") for each outstanding share of Intergraph Common Stock (the "Common Shares") of Intergraph. The distribution was payable on September 7, 1993 (the "Rights Record Date") to the stockholders of record as of the close of business on the Rights Record Date. Each Right entitles the registered holder to purchase from Intergraph one Common Share at a price of $50.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated August 25, 1993 (the "Rights Agreement"), between Intergraph and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

     The following is a general description only and is subject to the detailed terms and conditions of the Rights Agreement.

     Rights Evidenced by Intergraph Common Stock

     Until the earlier to occur of (i) the close of business on the tenth calendar day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), and (ii) the close of business on the tenth business day (or such later date as may be specified by the Board of Directors) following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Rights Record Date, by such Common Share certificates.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Rights Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right

Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     Exercise of Rights Certificates; Expiration of Rights

     No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on September 7, 2003 (the "Final Expiration Date") unless earlier redeemed or exchanged by Intergraph as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Intergraph, including without limitation the right to vote or to receive dividends.

     Adjustment to Prevent Dilution

     The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     Protection Against Certain Unfair Two-Step or Coercive Transactions; Right to Buy Intergraph Common Stock at Half Price

     In the event (a "Flip-in Event") that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Common Shares, or (ii) any Acquiring Person merges into or combines with Intergraph and Intergraph is the surviving corporation, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earlier of either of such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities or assets of Intergraph) having a market value of two times the exercise price of the Right.

     To illustrate the operation of such an adjustment, at a Purchase Price of $16.00, assuming the current market price (as determined pursuant to the provisions of the Rights Agreement) per Common Share was $8.00, each Right not owned beneficially by an Acquiring Person at or after the time of such an occurrence would entitle its holder to purchase (after the Distribution Date) from Intergraph four Common Shares (having a market value of $32.00) for $16.00.

     In the event (a "Flip-over Event") that, following the first date of public announcement that a person has become an Acquiring Person, (i) Intergraph merges with or into any person and Intergraph is not the surviving corporation, (ii) any person merges with or into Intergraph and Intergraph is the surviving corporation, but its Common Shares are changed or exchanged, or (iii) 50% or more of Intergraph's assets or earning power, including without limitation securities creating obligations of Intergraph, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

     At any time after the later of the Distribution Date and the first occurrence of a Flip-in Event or Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of Intergraph may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. Intergraph is not required to issue fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, Intergraph may make a cash payment, as provided in the Rights Agreement.

     Redemption

     Intergraph may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), at any time prior to the close of business on the earlier of (i) the Distribution Date and (ii) the Final Expiration Date. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Amendment of Intergraph Rights Plan

     The Rights Agreement may be amended by the Board of Directors in any manner prior to the Distribution Date without the approval of any holders of certificates representing Common Shares. After the Distribution Date, the Rights Agreement may be amended by the Board of Directors without the approval of any holders of Right Certificates, including amendments which add other events requiring adjustment to the Purchase Price payable and the number of Common Shares or other securities issuable or property purchasable upon the exercise of the Rights or which modify procedures relating to the redemption of the Rights, provided that no amendment may be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable. Under certain circumstances set forth in the Rights Agreement, the Rights Agreement may only be amended by action of the Independent Directors (defined as any director who is not an officer or employee of Intergraph and (i) who was a director prior to August 25, 1993, and is not an Acquiring Person, an affiliate or associate thereof or a representative of any Acquiring Person, affiliate or associate, or (ii) who becomes a director after August 25, 1993 and is not an Acquiring Person, an affiliate or associate thereof or a representative of any Acquiring Person, affiliate or associate and who is recommended or nominated for election to the Board of Directors by a majority of the Independent Directors).

     Certain Change in Control Effects

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Intergraph on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since (subject to the limitations described above) the Rights may be redeemed by Intergraph at the Redemption Price prior to the Distribution Date, subject to extension by a majority of the Independent Directors. Thus, the rights are intended to encourage persons who may seek to acquire control of Intergraph to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the Common Shares of, or seeking to obtain control of, Intergraph. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

     As of September 30, 1994, there were 44,644,003 Common Shares issued and outstanding and 4,222,368 Common Shares reserved for issuance pursuant to employee benefit plans. As long as the Rights are attached to the Common Shares, Intergraph will issue one Right with each new Common Share so that all such Common Shares will have Rights attached.

     The Rights Agreement, which includes the form of Right Certificate as an exhibit thereto, and the form of press release announcing the declaration of the dividend distribution of the Rights are filed as exhibits to the Registration Statement of which this Prospectus/Proxy Statement is a part and are incorporated herein by this reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.


Delaware Law and Certain Charter and By-law Provisions

     Indemnification

     Intergraph's Certificate of Incorporation includes provisions eliminating the personal liability of Intergraph's directors for monetary damages resulting from breaches of their fiduciary duties to the extent permitted by Delaware law. Intergraph's Certificate of Incorporation and

Restated By-laws include provisions indemnifying Intergraph's directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary, and permitting the Board of Directors to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

     Nominations of Directors and Stockholder Proposals

     Intergraph's Restated By-laws require that nominations for the Board of Directors made by a stockholder and proposals by stockholders seeking to have any business conducted at a stockholders' meeting comply with particular notice procedures. A notice by a stockholder of a planned nomination or of proposed business must generally be given not later than 60 days nor earlier than 90 days prior to the date of the meeting. A stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made and a notice from a stockholder proposing business to be brought before the meeting must describe such business and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal.

     Delaware's Anti-Takeover Law

     Intergraph is subject to the provisions of Section 203 of the Delaware Act. In general Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exceptions, (i) the business combination is approved by the Board of Directors prior to the date the interested stockholder attained such status, or by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Intergraph in the transaction. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns, or within the three immediately preceding years of a business combination did own, 15% of the corporation's outstanding voting stock.

     Actions by Stockholders

     Intergraph's Restated By-laws provide that any action required or permitted to be taken by the stockholders of Intergraph shall be taken only at a duly called annual or special meeting of the stockholders, or by the written consent of all stockholders entitled to vote. Special meetings may be called only by the Board of Directors or the Chief Executive Officer of Intergraph. In addition, Intergraph's Restated Bylaws provides that the Board of Directors may, from time to time, fix the number of directors constituting the Board of Directors, and only the directors are permitted to fill vacancies on the Board of Directors.

     Amendment of Certificate of Incorporation and Restated By-laws

     The Delaware Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Neither the Certificate of Incorporation nor the Restated By-laws of Intergraph require a higher percentage.

     Effect on Change in Control

     The provisions of the Certificate of Incorporation and Restated By-laws discussed above and under "Management of Intergraph" in Intergraph's definitive Proxy Statement for the Annual Meeting of Stockholders held May 12, 1994 could make more difficult or discourage a proxy contest or the acquisition of control by a holder of a substantial block of Intergraph Common Stock or the removal of any incumbent member of the Board of Directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Intergraph, even though such an attempt might be beneficial to Intergraph and its stockholders.


Transfer Agent and Registrar

     The transfer agent for Intergraph Common Stock is Harris Trust and Savings Bank, Shareholder Services Division, P.O. Box 755, Chicago, Illinois 60690-0755.


Listing

     Intergraph Common Stock is traded in the NASDAQ system under the symbol "INGR."


                     DESCRIPTION OF INTERCAP CAPITAL STOCK


     The authorized capital stock of InterCAP consists of 20,000,000 shares of InterCAP Common Stock and 10,000,000 shares of InterCAP Preferred Stock, of which 1,872,938 shares have been designated InterCAP Series A Preferred Stock, 2,000,000 shares have been designated InterCAP Series B Preferred Stock and 953,442 shares have been designated InterCAP Series C Preferred Stock.

InterCAP Common Stock

     Holders of InterCAP Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of InterCAP Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to prior dividend rights of the outstanding InterCAP Preferred Stock. Shares of InterCAP Common Stock have no conversion, preemptive or other rights to subscribe for additional shares and are not subject to redemption, except that shares of InterCAP Common Stock issued upon conversion of the InterCAP Preferred Stock have the same preemptive rights as shares of InterCAP Preferred Stock. All of the outstanding shares of InterCAP Common Stock are fully paid and nonassessable.

     As of September 30, 1994, 2,911,478 shares of InterCAP Common Stock were issued and outstanding and held of record by 79 stockholders.


InterCAP Preferred Stock

     InterCAP is currently authorized to issue 1,872,938 shares of InterCAP Series A Preferred Stock, 2,000,000 shares of InterCAP Series B Preferred Stock and 953,442 shares of InterCAP Series C Preferred Stock. As of September 30, 1994, 927,326 shares of the InterCAP Series A Preferred Stock, 1,716,387 shares of InterCAP Series B Preferred Stock and all the shares of the InterCAP Series C Preferred Stock were issued and outstanding and were held of record by four stockholders.

     Conversion

     Holders of InterCAP Preferred Stock are entitled to convert each share of InterCAP Preferred Stock at any time into fully paid and nonassessable shares of InterCAP Common Stock without payment of additional consideration. The InterCAP Preferred Stock is convertible into the number of shares of InterCAP Common Stock which results from dividing the applicable "Conversion Price" per share in effect at the time of conversion into $1.475 for each share of InterCAP Series A Preferred Stock being converted, into $.50 for each share of InterCAP Series B Preferred Stock being converted and into $.65552 for each share of InterCAP Series C Preferred Stock being converted. The initial Conversion Prices per share of the InterCAP Series A Preferred Stock, InterCAP Series B Preferred Stock and InterCAP Series C Preferred Stock were $1.475, $.50 and $.65552, respectively.

     The initial Conversion Price per share for each series of InterCAP Preferred Stock is subject to adjustment in the event of any stock split, stock dividend, reclassification, merger, sale of assets, sale of shares of InterCAP Common Stock (or InterCAP Common Stock equivalents) below the Conversion Price (other than under InterCAP's stock option plans or other stock purchase arrangements approved by InterCAP's Board of Directors, conversion of the InterCAP Preferred Stock or exercise of the InterCAP Warrants) or other similar event affecting the

InterCAP Common Stock. As of September 30, 1994, the Conversion Price per share of InterCAP Series A Preferred Stock had been adjusted to approximately $1.11 per share, making each share of the InterCAP Series A Preferred Stock convertible into 1.3329 shares of InterCAP Common Stock.

     Each share of InterCAP Preferred Stock will automatically be converted into shares of InterCAP Common Stock upon the closing of an underwritten public offering of InterCAP Common Stock pursuant to an effective registration statement filed under the Securities Act in which the public offering price per share, when multiplied by the number of shares of InterCAP Common Stock outstanding immediately after such public offering on a fully diluted basis, equals or exceeds $15,000,000.

     Voting Rights

     In general, holders of InterCAP Preferred Stock vote together with holders of InterCAP Common Stock on all matters submitted to a vote of stockholders. Each holder of InterCAP Preferred Stock is entitled to the number of votes on stockholder matters equal to the number of shares of InterCAP Common Stock into which such holder's shares of InterCAP Preferred Stock can be converted on the record date for the matter to be voted upon. In addition, the consent of the holders of at least a majority of the InterCAP Series A Preferred Stock (voting separately), at least a majority of the InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock (voting as a single class), at least a majority (and in certain cases at least 66.67%) of the InterCAP Preferred Stock (voting as a single class) and at least of a majority of the InterCAP Series C Preferred Stock (voting separately) is required as specified in the InterCAP Certificate for any redemption of the InterCAP Preferred Stock other than on the terms set forth in the InterCAP Certificate, any redemption of InterCAP Common Stock (subject to certain exceptions), any issuance by InterCAP of any equity security senior to or on a parity with the InterCAP Preferred Stock as to dividend, redemption and liquidation rights, any sale of all or substantially all the assets of InterCAP, any merger or consolidation of InterCAP, any reclassification or recapitalization of InterCAP, any sale of stock by an InterCAP subsidiary, any increase or decrease in the total number of authorized shares of InterCAP Preferred Stock, any issuance of securities by InterCAP for property other than cash or any amendment to the InterCAP Certificate or its By-Laws.

     Dividends

     Holders of InterCAP Preferred Stock are entitled to receive when, as and if declared by the Board of Directors of InterCAP out of funds of InterCAP legally available for the payment of dividends, cumulative dividends at the annual rate of $.1475 per share of InterCAP Series A Preferred Stock, $.05 per share of InterCAP Series B Preferred Stock and $.065552 per share of InterCAP Series C Preferred Stock. As of June 30, 1994, the accrued but unpaid dividends on the InterCAP Series A Preferred Stock totaled approximately $.82 per share in the case of 339,068 shares and approximately $.79 per share in the case of the remaining 576,272 shares of InterCAP Series A Preferred Stock. As of June 30, 1994, the accrued but unpaid dividends on the InterCAP Series B Preferred Stock and the InterCAP Series C Preferred Stock totalled approximately $.17 per share and approximately $.17 per share, respectively. After payment in full of all cumulative dividends on the InterCAP Preferred Stock, each holder of InterCAP Preferred Stock is entitled to participate in any dividends declared and paid on the InterCAP Common Stock on the basis of the number of shares of InterCAP Common Stock into which the InterCAP Preferred Stock is convertible on the record date for such dividend.
To date, no dividends have been declared or paid on any capital stock of InterCAP.

     Liquidation

     Holders of InterCAP Series C Preferred Stock have a liquidation preference senior to the holders of InterCAP Series A Preferred Stock, InterCAP Series B Preferred Stock and InterCAP Common Stock equal to $.65552 per share, plus all accrued and unpaid dividends thereon. Holders of InterCAP Series B Preferred Stock have a liquidation preference senior to the holders of InterCAP Series A Preferred Stock and InterCAP Common Stock equal to $.5978 per share, plus an amount equal to one-half of all accrued and unpaid dividends thereon from January 1, 1993 to the effective date of the liquidation. Holders of InterCAP Series A Preferred Stock have a liquidation preference senior to the holders of InterCAP Common Stock equal to $1.475 per share, plus an amount equal to one-half of all accrued but unpaid dividends thereon if the effective date of the liquidation is after October 1, 1994. Pursuant to the Charter Amendment, the liquidation preference of the InterCAP Series A Preferred Stock would be amended to provide that the liquidation preference will be $1.475 per share unless the effective date of the liquidation is after January 15, 1995, in which case the liquidation preference for the InterCAP Series A Preferred Stock would be $1.475 per share, plus an amount equal to all accrued and unpaid dividends thereon. See "Proposal to Amend InterCAP's Certificate of Incorporation." After the payment in full of all such liquidation preferences, if the net assets of InterCAP available for distribution to its stockholders are $5,000,000 or less, the holders of InterCAP Preferred Stock and InterCAP Common Stock share ratably per share in any remaining proceeds.

     Redemption

     The InterCAP Certificate provides that InterCAP must redeem the InterCAP Preferred Stock in three equal annual installments commencing January 2, 1994, at a redemption price of $1.475 per share of InterCAP Series A Preferred Stock, $.50 per share of InterCAP Series B Preferred Stock and $.65552 per share of InterCAP Series C Preferred Stock, plus in all cases all accrued but unpaid dividends thereon. Holders of InterCAP Series C Preferred Stock have a redemption preference senior to the holders of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock. Holders of InterCAP Series B Preferred Stock have a redemption preference senior to InterCAP Series A Preferred Stock. Any redemption of InterCAP Preferred Stock is to be funded by use of a sinking fund. Pursuant to InterCAP's Certificate, the holders of the InterCAP Preferred Stock waived their right to have the InterCAP Preferred Stock redeemed through January 1, 1995 and agreed that InterCAP could limit its redemption obligations in each year to the amount of its net income in the 12-month period preceding each redemption date. Pursuant to the letter agreement executed by the Specified Preferred Stockholders on December 7, 1994, such holders of InterCAP Preferred Stock further postponed their rights in connection with the InterCAP Redemption Obligations through January 15, 1995.

     Preemptive Rights

     Holders of InterCAP Preferred Stock and any InterCAP Common Stock issued upon the conversion of InterCAP Preferred Stock have the preemptive right to purchase a pro rata portion of all issuances by InterCAP of equity securities or warrants, rights or other options to purchase InterCAP equity securities other than securities issued in connection with stock splits and dividends, the InterCAP Preferred Stock or InterCAP Common Stock issued upon conversion thereof, securities issued pursuant to any stock option plan, stock purchase plan or similar arrangement or securities issued after a merger or public offering by InterCAP. The holders of a majority of the InterCAP Preferred Stock may waive the preemptive rights with respect to any proposed issuance by InterCAP of its securities.


Options

     For a description of the outstanding options under InterCAP's 1989 Stock Option Plan and 1994 Non-Qualified Stock Option Program, see "The Merger and Related Transactions--Options Outstanding Prior to the Merger."


Warrants

     At September 30, 1994, there were warrants outstanding entitling the holder thereof to purchase up to 50,000 shares of InterCAP Common Stock at an exercise price of $.25 per share (the "Warrants"). Pursuant to the Preferred Stock Agreement, InterCAP and the holder of the Warrants have agreed that the Warrants will be exercised immediately prior to the Effective Date on a cashless basis by the holder relinquishing the right to purchase 13,740 shares of InterCAP Common Stock under the Warrants in exchange for the issuance by InterCAP to the holder of 36,260 shares of InterCAP Common Stock.


             PRINCIPAL DIFFERENCES BETWEEN INTERGRAPH AND INTERCAP
                                 CAPITAL STOCK


     Both Intergraph and InterCAP are Delaware corporations. Consequently, except for differences arising out of their respective certificates of incorporation and by-laws and the Intergraph Rights Agreement, the rights of holders of Intergraph Common Stock and InterCAP Common Stock are identical; however, as outlined below, there are significant differences between the rights, preferences and privileges of the holders of InterCAP Preferred Stock and the holders of Intergraph Common Stock. The comparison set forth below is not meant to be a complete statement of the comparative rights of holders of Intergraph Common Stock and the holders of InterCAP Common Stock and InterCAP Preferred Stock, and the identification of specific differences between the rights of such holders is not meant to indicate that other equally or more significant differences do not exist. Such differences can be determined in full by reference to the respective corporate documents of Intergraph and InterCAP.


Power to Call Special Stockholders' Meetings

     The Restated By-laws of Intergraph provide that only the Board of Directors or the Chairman of the Board of Directors, in either case pursuant to a resolution adopted by a majority of the entire Board of Directors, may call a special meeting of stockholders. InterCAP's By-laws permit the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders.


Stockholder Rights Plan

     In August of 1993, the Board of Directors of Intergraph adopted a Stockholder Rights Plan which is described in more detail under "Description of Intergraph Capital Stock--Stockholder Rights Plan." InterCAP does not have a stockholder rights plan.


Vacancies on the Board of Directors

     Intergraph's Restated By-laws provide that only the directors remaining in office may fill vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause. InterCAP's By-laws permit the remaining directors or the stockholders to fill any vacancies in the Board of Directors.


Stockholder Approval of Certain Business Combinations

     InterCAP does not have a class of voting stock that is listed on a national securities exchange and is therefore not subject to Section 203 of the Delaware Act. Intergraph Common Stock is traded on NASDAQ and, therefore, Intergraph is subject to Section 203 of the Delaware Act. In certain circumstances, Section 203 makes it more difficult for an acquiror to effect a business combination with a corporation subject to its provisions. See "Description of Intergraph Capital Stock--Delaware Law and Certain Charter and By-law Provisions-- Delaware's Anti-Takeover Law."


Action by Consent of Stockholders

     Holders of InterCAP Stock are entitled to take action, without a meeting, without prior notice and without a vote, if a consent in writing is signed by a majority of the stockholders of InterCAP Stock entitled to vote on the matter being considered. The By-laws of Intergraph also permit action by non-unanimous written consent in lieu of a stockholders' meeting, but impose various requirements on the duration and effectiveness of such written consents, permit the Board of Directors to fix a record date with respect to such consents, establish procedures for the appointment of inspectors of elections to review such consents (and any revocations thereof), and prescribe procedures for challenges to the decision of the inspectors of elections.


Stockholder Voting

     All holders of Intergraph Common Stock vote equally on all matters to be voted on by Intergraph's stockholders, except as otherwise required by law. Holders of InterCAP Preferred Stock will no longer have one or more separate class votes with respect to approval of certain matters, including any merger, consolidation, reclassification, recapitalization or sale of substantially all of the assets, redemption or repurchase of shares of capital stock, issuance of senior equity securities, or any amendment or modification of the certificate of incorporation or by-laws. Upon consummation of the Merger, holders of InterCAP Preferred Stock will receive Intergraph Common Stock and will vote equally with all other holders of Intergraph Common Stock.


Liquidation, Conversion, Redemption

     Upon liquidation, dissolution or winding up of InterCAP, the holders of InterCAP Preferred Stock have certain rights to receive distribution of net assets of InterCAP prior and in preference to any holders of InterCAP Common Stock. All stockholders of Intergraph would share ratably in the net assets of Intergraph upon the occurrence of any such event. In addition, holders of InterCAP Preferred Stock will lose all conversion and redemption rights provided in the InterCAP Certificate.


                                    EXPERTS


     The consolidated financial statements of Intergraph Corporation incorporated by reference in Intergraph's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of InterCAP at June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, included in this Prospectus/Proxy Statement of InterCAP, which is referred to and made a part of this Prospectus/Proxy Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS


     The validity of Intergraph Common Stock issuable pursuant to the Merger and certain other legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for Intergraph by Balch & Bingham, Birmingham, Alabama. In addition, certain legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for InterCAP by Womble Carlyle Sandridge & Rice, P.L.L.C., Winston-Salem, North Carolina.


                               PROXY SOLICITATION


     Proxies are being solicited by and on behalf of the Board of Directors of InterCAP. All expenses of this solicitation, including the cost of preparing and mailing this Prospectus/Proxy Statement, will be borne by the Surviving Corporation.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of InterCAP in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

              Index to InterCAP Consolidated Financial Statements


Three years in the period ended June 30, 1994

     Report of Ernst & Young Independent Auditors..........................F-2

     Consolidated Balance Sheets at June 30, 1994 and 1993.................F-3
     Consolidated Statements of Operations for the years ended
      June 30, 1994, 1993 and 1992.........................................F-5
     Consolidated Statements of Shareholders' Equity for the years ended
      June 30, 1994, 1993 and 1992.........................................F-6
     Consolidated Statements of Cash Flows for the years ended
      June 30, 1994, 1993 and 1992.........................................F-7
     Notes to Consolidated Financial Statements............................F-8

Three months ended September 30, 1994 and 1993

     Consolidated Condensed Balance Sheet (Unaudited)
      at September 30, 1994................................................F-18
     Consolidated Condensed Statements of Operations (Unaudited)
      for the three months ended September 30, 1994 and 1993...............F-19
     Consolidated Statements of Shareholders' Equity (Unaudited) for the
      three months ended September 30, 1994................................F-20
     Consolidated Condensed Statements of Cash Flows (Unaudited)
      for the three months ended September 30, 1994 and 1993...............F-21
     Notes to Consolidated Condensed Financial Statements (Unaudited)..... F-22

                         Report of Independent Auditors


Board of Directors
InterCAP Graphics Systems, Inc.


We have audited the accompanying consolidated balance sheets of InterCAP Graphics Systems, Inc. as of June 30, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InterCAP Graphics Systems, Inc. at June 30, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1994 the Company changed its method of accounting for income taxes.



                                                         \s\ Ernst & Young LLP


Vienna, Virginia
August 16, 1994
Except for Note 11 as to which
 the date is October 18, 1994

                        InterCAP Graphics Systems, Inc.

                          Consolidated Balance Sheets

                                                                June 30
                                                            1994        1993
                                                        ----------------------
Assets
Current assets:
  Cash and cash equivalents (Note 2)                    $  132,353  $  260,084
  Accounts receivable, less allowance of $5,000
    in 1994 and 1993                                       849,896     852,845
  Prepaid expenses                                          23,400      30,045
                                                        ----------------------
Total current assets                                     1,005,649   1,142,974






Furniture and equipment (Note 2):
Furniture, fixtures and equipment                           93,130      89,203
Computer equipment                                         670,535     575,260
                                                        ----------------------
                                                           763,665     664,463
Accumulated depreciation                                  (643,600)   (495,687)
                                                        ----------------------
                                                           120,065     168,776




Capitalized computer software development costs and
 other assets, less accumulated amortization of
 approximately $2,402,000 and $1,830,000,
 respectively (Note 2)
                                                         1,840,196   1,834,586
                                                        ----------------------
Total assets                                            $2,965,910  $3,146,336
                                                        ======================

                                                              June 30
                                                        1994            1993
                                                   ---------------------------
Liabilities and shareholders' equity
Current liabilities:
 Revolving line of credit (Note 3)                 $         -     $   400,000
 Accounts payable                                      118,731         276,541
 Payroll and related accruals                          279,385         127,250
 Other accrued expenses                                 41,186          90,467
 Unearned income                                        33,866               -
 Distributor commissions payable                             -          57,363
 Current portion of long-term debt and capital
  lease obligation (Note 4)                              5,548         230,089
                                                   ---------------------------
Total current liabilities                              478,716       1,181,710

Long-term debt, less current portion (Note 4)          150,000               -
Due to related parties (Note 5)                              -         425,000
Capital lease obligation, less current portion               -           5,548
                                                   ---------------------------
                                                       628,716       1,612,258

Commitments and contingencies (Note 9)                       -               -

Series A, convertible redeemable preferred
 shares, $.01 par value; 1,876,480 designated,
 927,326 shares issued and outstanding in
 1994 and 1993 (Note 6)                              1,304,274       1,304,274
Series B convertible preferred shares, $.01
 par value; 2,000,000 designated, 1,716,387
 shares issued and outstanding in 1994 and
 1993 (Note 6)                                         848,870         848,870
Series C convertible preferred shares; $.01 par
 value, 953,442 designated, 953,442 shares
 issue and outstanding in 1994 and 1993 (Note 6)      625,000         625,000

Shareholders' equity (Note 7):
Common shares, $.01 par value, 20,000,000 shares
 authorized, 2,780,123 and 1,437,154 shares issued
 and outstanding in 1994 and 1993, respectively         27,801          14,371
  Additional paid-in capital                           928,898         808,029
  Accumulated deficit                               (1,195,764)     (1,976,467)
  Due from shareholders for purchase of
   incentive stock options                            (100,519)              -
  Currency translation adjustment                     (101,366)        (89,999)
                                                   ---------------------------
Total shareholders' equity (deficit)                  (440,950)     (1,244,066)
                                                   ---------------------------
Total liabilities and shareholder's equity         $ 2,965,910     $ 3,146,336
                                                   ===========================

See accompanying notes.

                        InterCAP Graphics Systems, Inc.

                     Consolidated Statements of Operations

                                                 Year ended June 30
                                         1994            1993          1992
                                     ------------------------------------------

Revenues                             $ 4,490,442     $ 3,779,479    $ 4,596,974
Costs and expenses:
  Cost of products sold                  980,440       1,142,673      1,238,560
  Selling, general and
   administrative                      2,556,386       3,060,049      3,211,581
                                     ------------------------------------------
                                       3,536,826       4,202,722      4,450,141
                                     ------------------------------------------
Operating income (loss)                  953,616        (423,243)       146,833

Other (income) expense:
  Profit sharing                         134,713               -              -
  Interest expense                        66,725          82,411         38,353
  Other (income) expense                 (47,525)          9,265        (98,746)
                                     ------------------------------------------
                                         153,913          91,676        (60,393)
                                     ------------------------------------------
Income (loss) before income
 taxes and extraordinary item            799,703        (514,919)       207,226

Charge in lieu of income taxes
 (Note 8)                                      -               -        157,000

Provision for income taxes                19,000               -              -
                                     ------------------------------------------

Income (loss) before
 extraordinary item                      780,703        (514,919)        50,226

Extraordinary item:
  Reduction of income taxes
   arising from carryforward of
   prior year's operating losses               -               -        157,000
                                     ------------------------------------------
Net income (loss)                    $   780,703     $  (514,919)   $   207,226
                                     ==========================================

Earnings per share (Note 2):
Net loss applicable to common
 stock                               $  (265,297)    $(1,254,919)   $  (291,774)
                                     ==========================================

Loss per common share                $     (0.12)    $     (0.90)   $     (0.17)
                                     ==========================================

Weighted average shares
 outstanding                           2,174,563       1,389,912      1,742,137
                                     ==========================================

See accompanying notes.

                        InterCAP Graphics Systems, Inc.

           Consolidated Statements of Shareholders' Equity (Deficit)

                                        Common Stock          Additional                                     Currency
                                        ------------           Paid-in    Accumulated        Due From       Translation
                                    Shares         Amount      Capital        Deficit      Shareholders     Adjustments     Total
                                   ------------------------------------------------------------------------------------------------

Balance at June 30, 1991           2,141,620    $   21,416     $846,081     $(1,668,774)  $            -     $(83,223)    $(884,500)


Purchase and retirement of stock    (801,951)       (8,020)     (40,383)              -                -            -       (48,403)


Proceeds from issuance of stock
 to related party                      3,000            30          720               -                -            -           750

Net income                                 -             -            -         207,226                -            -       207,226

Currency translation adjustments           -             -            -               -                -       12,830        12,830
                                   ------------------------------------------------------------------------------------------------

Balance at June 30, 1992           1,342,669        13,426      806,418      (1,461,548)               -      (70,393)     (712,097)


Proceeds from exercise of stock
 options                              71,261           713        1,611               -                -            -         2,324

Exercise of warrants                  23,224           232            -               -                -            -           232

Net loss                                   -             -            -        (514,919)               -            -      (514,919)


Currency translation adjustments           -             -            -               -                -      (19,606)      (19,606)

                                   ------------------------------------------------------------------------------------------------

Balance at June 30, 1993           1,437,154        14,371      808,029      (1,976,467)               -      (89,999)   (1,244,066)


Proceeds from exercise of stock
 options                           1,079,251        10,793       97,133               -                -            -       107,926

Exercise of warrants                 263,718         2,637       23,736               -                -            -        26,373

Advances to shareholders for
 purchase of stock options                 -             -            -               -         (100,519)           -      (100,519)


Net income                                 -             -            -         780,703                -            -       780,703

Currency translation adjustments           -             -            -               -                -      (11,367)      (11,367)

                                   ------------------------------------------------------------------------------------------------

Balance at June 30, 1994           2,780,123    $   27,801     $928,898     $(1,195,764)       $(100,519)   $(101,366)    $(440,950)

                                   ================================================================================================

                        InterCAP Graphics Systems, Inc.

                     Consolidated Statements of Cash Flows

                                                 Year ended June 30
                                         1994            1993          1992
                                     ------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                    $  780,703      $ (514,919)     $  207,226
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating activities:
 Loss on disposal of fixed assets         3,708               -               -
 Exchange gain                           (1,609)              -               -
 Depreciation and amortization          673,569         635,186         561,239
Changes in operating assets and
 liabilities:
 Accounts receivable                      4,619         501,228        (490,569)
 Prepaid expenses                         6,645          18,950          (8,506)
 Other assets                            14,904               -               -
 Accounts payable                      (157,582)        110,272         (29,942)
 Payroll and other accrued
  expenses                               79,357        (235,482)        132,626
                                     ------------------------------------------
Net cash provided by operating
 activities                           1,404,314         515,235         372,074

INVESTING ACTIVITIES
  Purchases of furniture and
   equipment                            (57,471)        (45,793)       (127,679)
  Expenditures on computer
   software development                (590,000)       (628,988)       (543,631)
                                     ------------------------------------------
Net cash used in investing
 activities                            (647,471)       (674,781)       (671,310)

FINANCING ACTIVITIES
  Net (decrease) increase in
   revolving line of credit            (400,000)        101,448           4,629
  Proceeds from issuance of debt        150,000               -         379,893
  Payments of long-term debt           (194,388)        (70,902)       (508,701)
  Proceeds from issuance of stock        11,577           2,866         625,750
  Payments for repurchase of stock            -               -        (532,132)
  Payments to related parties          (402,797)              -               -
  Proceeds from related parties
   (Note 5)                                   -         200,000         225,000
  Payments of capital lease
   obligations                          (35,701)        (18,138)              -
                                     ------------------------------------------
Net cash (used in) provided by
 financing activities                  (871,309)        215,274         194,439

Effect of exchange rate changes
 on cash                                (13,265)          2,664         (15,469)
                                     ------------------------------------------

Net (decrease) increase in cash
 and cash equivalents                  (127,731)         58,392        (120,266)
Cash and cash equivalents at
 beginning of year                      260,084         201,692         321,958
                                     ------------------------------------------
Cash and cash equivalents at end
 of year                             $  132,353      $  260,084      $  201,692
                                     ==========================================

See accompanying notes.

                        InterCAP Graphics Systems, Inc.

                  Notes to Consolidated Financial Statements

                                 June 30, 1994

1. Description of Business

InterCAP Graphics Systems, Inc. (InterCAP) develops, licenses and supports proprietary computer software and interfaces designed to be used on workstation computers for the illustration of technical documents produced by computer-aided publishing software systems. Revenues are derived from sales in the United States and Europe.

2. Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of InterCAP and its subsidiaries, all of which are wholly-owned. All intercompany balances and transactions have been eliminated in consolidation.

Computer Software and Other Assets

Software development costs are capitalized upon the establishment of technological feasibility. Amortization of such costs (approximately $562,000, $494,000 and $403,000 during 1994, 1993 and 1992, respectively) is provided on a product-by-product basis at the greater of (a) the ratio of current gross revenue from the product to the sum of current and anticipated gross revenues or
(b) the straight-line method over the remaining estimated economic life of the product. Generally an estimated economic life of five years is assigned to capitalized software development costs. Amortization of other assets is provided on a straight-line basis over the estimated useful lives ranging from five to ten years.

Revenue Recognition

Revenues derived from initial license fees are recognized upon delivery of the software. License renewal fees are recognized as revenue on the annual renewal date of the license. Costs are accrued for unfulfilled obligations upon delivery of the software which have historically not been material. Service revenues, comprised of consulting and training fees, are recognized upon delivery of the services. Revenue recognition is subject to the collectibility of such amounts. Licenses are sold, generally on credit, to independent users in the United States and Europe. InterCAP performs ongoing credit evaluations of its customers and generally does not require collateral.

                        InterCAP Graphics Systems, Inc.

2. ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to five years. Depreciation expense was approximately $104,000, $122,000 and $119,000 during the years ended June 30, 1994, 1993 and 1992, respectively.

INCOME TAXES

Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standards (FAS) 109, "Accounting for Income Taxes." FAS 109 requires a change from the deferred to the liability method of accounting for deferred income taxes. As permitted by the Statement, prior year financial statements have not been restated. There was no cumulative effect as a result of adopting FAS 109.

FOREIGN CURRENCY TRANSLATION

The financial statements of foreign subsidiaries have been translated in U.S. dollars in accordance with FAS 52, "Foreign Currency Translation." Assets and liabilities of foreign operations are translated into U.S. dollars at the rates of exchange at the balance sheet dates and the effects of translation adjustments are deferred and included as a component of shareholders' equity. Revenues and expenses are translated into U.S. dollars using weighted average exchange rates. The effects on the statements of operations of transaction gains are approximately $34,000, $7,000 and $59,000 for the years ended June 30, 1994, 1993 and 1992, respectively, and are included in other income on the financial statements.

NET LOSS PER SHARE

Net loss per common share is computed using the weighted average number of common shares outstanding during the period. Other shares issuable upon the exercise of stock options and warrants or conversion of preferred stock have been excluded from the computation because the effect of their inclusion would be anti-dilutive. Cumulative dividends on preferred shares were deducted from net income in computing the net loss per share.

                        InterCAP Graphics Systems, Inc.

2.  ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Liquid money market instruments with original maturities of three months or less are considered cash equivalents.

3.  REVOLVING LINE OF CREDIT

The Company has a $400,000 revolving line of credit available at June 30, 1994. The facility bears interest at the bank's prime rate plus 1% and is subject to renewal on October 31, 1994. The note has been secured by the Company's accounts, contracts rights and general intangibles.

4. LONG-TERM DEBT

Long-term debt consisted of the following at June 30:

                                                            1994       1993
                                                          -------------------
Note payable to bank, bearing interest at the bank's
 prime rate plus 1% per annum and payable in three
 quarterly installments beginning July 1995. The note
 is secured by the Company's accounts, contract rights
 and general intangibles.                                 $150,000   $      -
Note payable to bank, bearing interest at the bank's
 prime rate plus 2% and payable in three installments
 beginning July 1993. The note was secured by the
 Company's accounts, contract rights and general
 intangibles and was personally guaranteed by
 related parties.                                                -    175,000
Subordinated note payable to outside party bore
 interest at 12% per annum; payable January 1994.                -     16,667
Other                                                            -      2,721
                                                          -------------------
                                                           150,000    194,388
Less current portion                                             -    194,388
                                                          -------------------
                                                          $150,000   $      -
                                                          ===================

The Company paid interest of approximately $72,000, $80,000 and $36,000 during 1994, 1993 and 1992, respectively.

                        InterCAP Graphics Systems, Inc.

5. RELATED PARTY TRANSACTIONS

In conjunction with a repurchase of 801,951 shares of common stock and 100,000 shares of Series B preferred stock, the Company borrowed $225,000 from two related parties in April, 1992. These related parties guaranteed the bank loan outstanding at June 30, 1993 in return for a fee equal to the difference between 12% and the loan's interest rate, prime rate plus 2%, multiplied by the outstanding principal. In addition, the related parties were given warrants to purchase 162,709 shares of common stock at $0.10 per share. These warrants expire April, 1997 (Note 7).

During April 1993, two other related parties loaned the Company $200,000 for operating purposes. These related parties were given warrants to purchase 81,354 shares of common stock at $0.10 per share expiring April 1998 (Note 7). The total balance due to related parties plus interest at 12% was repaid during 1994, $402,797 in cash and $22,203 through the exercise of warrants to purchase 222,031 shares of common stock.

Interest expense incurred during 1994, 1993 and 1992 related to the above transactions was $36,000, $38,500 and $6,200, respectively.

6. REDEEMABLE PREFERRED SHARES

The Company has authorized 10,000,000 preferred shares of which 1,876,480 were designated Series A Convertible Preferred. Series A shares are convertible into common shares at a 1.3329 to 1 ratio, subject to adjustment for any sales of common equivalents at less than $.50 per share. Series A shares also carry specific liquidation rights which waive dividends until October 1, 1994 from which point the forfeited dividends shall be restated retroactively to the time of purchase (December 1988) at an annual rate of $.07375 per share. At June 30, 1994, undeclared, cumulative dividends of approximately $735,000 were unpaid. InterCAP may be required to redeem (at $1.475 per share plus accrued dividends) the Series A shares, in three equal annual installments beginning January 1995, unless the holders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months. Any such redemption is subject to the redemption rights of the Series B shareholders and Series C shareholders.

                        InterCAP Graphics Systems, Inc.

6. REDEEMABLE PREFERRED SHARES (CONTINUED)

The Company designated 1,797,300 of the authorized preferred shares as Series B Convertible Preferred. The Series B shares are convertible into common shares at a 1 to 1 ratio, subject to anti-dilution adjustments. The Series B shares carry liquidation preferences of $.50 per share and rank similar to the Series A shares as to dividends. Increases in liquidation preferences were waived from January 1, 1993 through October 1, 1994. Dividends accrue at an annual rate of $.05 per share until October 1, 1994. On October 1, 1994 and thereafter, the liquidation preference will be $.5978 per share plus one half accrued and unpaid dividends and dividends will be restated at an annual rate of $.025 per share, rather than $.05 per share. At June 30, 1994, cumulative dividends of approximately $151,000 ($0.08 per share) were unpaid. InterCAP may be required to redeem the Series B shares in three equal annual installments beginning January 1995 at $.50 per share plus any accrued dividends, unless the holders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months, and are junior to the rights of the Series C preferred shares.

The Company designated 953,442 shares as Series C Convertible Preferred. The Series C shares are convertible into common shares at a 1 to 1 ratio, subject to anti-dilution adjustments. Upon liquidation, the Series C preferred shareholders receive $0.65552 per share plus declared and unpaid dividends before Series A, Series B, and common stock shareholders are entitled to receive money for their shares. Series C shareholders rank similar to Series A and Series B shareholders, with respect to dividends (which accrue at the annual rate of $0.065552 per share). At June 30, 1994, cumulative dividends of approximately $160,000 ($0.17 per share) were unpaid. InterCAP may be required to redeem the Series C shares in three equal annual installments beginning January 1995 at $0.65552 per share plus any accrued dividends, unless the shareholders elect to convert such shares to common. Maximum mandatory redemption amounts are limited to the Company's earnings during the preceding 12 months.

The preferred shareholders are entitled to the number of votes equal to the largest number of full common shares into which such shares of preferred stock could be converted. In connection with the sale of the Series A, B, and C shares, InterCAP agreed to certain covenants including restrictions on loans to and investments in others, mergers and acquisitions, creation of indebtedness, capital expenditures, redemption of capital stock, and cash or property dividends on common shares.

                        InterCAP Graphics Systems, Inc.

7. SHAREHOLDERS' EQUITY

The Company has a Stock Option Plan which provides for 2,500,000 shares of common stock to be granted under the Plan. The purpose of the Plan is to compensate various key executives and key employees for services rendered to or on behalf of the Company. Under the plan, options generally vest at the rate of 25% each year beginning one year from the date of grant. There are 431,255 such options vested and outstanding at June 30, 1994 exercisable at prices ranging from $0.10 to $0.42.

The following table summarizes the option activity for the years ended June 30:

                                       1994       1993       1992
                                    ---------  ---------  ---------
Outstanding at beginning of year    2,209,050  2,417,499  2,274,187
Granted                               110,000    147,500    180,000
Canceled                              304,737    261,824     36,688
Exercised                           1,079,251     94,125          -
                                    ---------  ---------  ---------
Outstanding at end of year            935,062  2,209,050  2,417,499
                                    =========  =========  =========

At June 30, 1994 various warrants were outstanding as follows:

Security    Warrant Price  Shares   Expiration Date
- --------    -------------  ------   ---------------
Common          .10        81,355       April 1997
Common          .25        50,000     January 1997
Common          .25        50,000    December 1996

An aggregate of 6,587,217 common shares are reserved because of various conversion rights related to preferred stock, options and warrants described above.

In September 1993, six employees exercised 1,005,188 options in return for long term notes totaling $100,519.

In April 1993, an officer exercised warrants to purchase 11,986 shares of Series A preferred stock, 19,027 shares of Series B preferred stock and 23,224 shares of common stock for a nominal price.

                        InterCAP Graphics Systems, Inc.

8.  INCOME TAXES

At June 30, 1994 InterCAP has net operating loss carryforwards (NOL) of approximately $1,478,000 and a general business credit carryforward of $278,000 expiring on varying dates through 2008. In addition, the Company has an alternative minimum tax carryforward of approximately $31,000 with no expiration date.

Deferred income taxes reflect the net tax effects of net operating loss and alternative minimum tax carryforwards, research credits and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liability at June 30, 1994 are as follows:

                                                   1994
                                                 ---------
Deferred tax assets:
  Net operating loss                             $ 591,000
  Research and development                         278,000
  Alternative minimum tax credit carryforward       31,000
  Accrued expenses                                  14,000
  Depreciation                                      10,000
                                                 ---------
Total deferred tax assets                          924,000
Deferred tax liability:
  Amortization of capitalized software costs      (723,000)
                                                 ---------
                                                   201,000
  Valuation allowance                             (201,000)
                                                 ---------
Net deferred tax asset                           $       -
                                                 =========

The Company did not record deferred taxes for similar timing differences as described above for the years ended June 30, 1993 and 1992 under the deferral method.

Income (loss) before income taxes for the years ended June 30 was attributable to the following jurisdictions:

                                   1994           1993         1992
                                 ------------------------------------
Domestic                         $ 962,000     $ (92,000)    $132,000
Foreign                           (162,000)     (423,000)      75,000
                                 ------------------------------------
                                 $ 800,000     $(515,000)    $207,000
                                 ====================================

                        InterCAP Graphics Systems, Inc.

8.  INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                              1994            1993            1992
                          --------------------------------------------
Current:
Federal                   $   17,000       $        -      $   140,000
State                          2,000                -           17,000
                          --------------------------------------------
                              19,000                -          157,000

Benefit of NOL                     -                -         (157,000)

                          --------------------------------------------
Net tax provision         $   19,000       $        -      $         -
                          ============================================

The reconciliation of income tax computed at the U.S. Federal Statutory rate to income tax expense is:

                                          Liability Method    Deferred Method
                                                 1994         1993        1992
                                          ------------------------------------
Statutory rate                                    34%         (34)%        34%
State income taxes after federal benefit           5           (5)          5
Benefit from utilization of NOL (federal
 and state)                                      (39)           -         (39)
Alternative minimum tax                            2            -           -
Valuation allowance on net deferred tax
 benefits                                          -           39           -
                                          ------------------------------------
                                                   2%           -%          -%
                                          ====================================

The Company paid $1,000 towards its federal and state tax liabilities during the year ended June 30, 1994. No payments were made in 1993 or 1992.

During 1992 NOLs were utilized to reduce income taxes otherwise payable. The benefit of this reduction is shown as an extraordinary item in the consolidated statement of operations.

                        InterCAP Graphics Systems, Inc.

9. COMMITMENTS

The Company leases equipment with a net book value at June 30, 1994 of approximately $7,000 ($37,000 at June 30, 1993) under a capital lease expiring September 1994. InterCAP leases office space under a non-cancelable operating lease that expires July 31, 1995. Future minimum lease payments at June 30, 1994 were as follows:

                                                 Operating
                                                   Leases
                                                ----------

1995                                            $  202,000
1996                                                17,000
                                                ----------
Total minimum lease payments                    $  219,000
                                                ==========

Rental expense under the operating lease was approximately $257,000, $260,000 and $254,000, for the years ended June 30, 1994, 1993 and 1992, respectively.

10. 401(k) PLAN

Effective August 31, 1987, the Company adopted a defined contribution and profit-sharing plan. This plan, which covers substantially all employees, stipulates that employees may elect an amount between 2% and 15% of their total compensation to contribute to the plan.

At the end of each plan year, the Company, at its discretion, may make a profit-sharing contribution to the plan, which would be allocated to the accounts of all eligible employees on the basis of their compensation. All employees who are participants during the plan year and are employed by the Company on the last day of the plan year would be eligible to share in the profit-sharing contribution. No contributions have been made by the Company to the plan for the three years in the period ended June 30, 1994.

11. SUBSEQUENT EVENT

On September 30, 1994, the Company entered into an agreement and plan of reorganization with Intergraph Corporation whereby the Company will become a wholly-owned subsidiary of Intergraph in a transaction which is expected to be accounted for as a purchase transaction.

                        InterCAP Graphics Systems, Inc.

11. SUBSEQUENT EVENT (CONTINUED)

In conjunction with the Plan of Reorganization with Intergraph Corporation, the Series A shareholders have elected to exchange their Series A preferred stock at a fixed rate of $1.475 per share for total consideration in the merger of $1,368,000. Also, the Series B and C preferred shareholders have agreed to convert all preferred shares to common shares prior to the closing and forego any accrued dividends.

                        InterCAP Graphics Systems, Inc.

               Consolidated Condensed Balance Sheets (Unaudited)

                              September 30, 1994

ASSETS
Current assets:
  Cash and cash equivalents                                         $    14,013
  Accounts receivable, less allowance of $5,000                       1,330,351
  Prepaid expenses                                                       42,010
                                                                    -----------
Total current assets                                                  1,386,374
Furniture and equipment, net                                            109,600
Capitalized computer software development costs and other assets,
 less accumulated amortization of approximately $2,554,000            1,819,665
                                                                    -----------
Total assets                                                        $ 3,315,639
                                                                    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit                                          $   166,956
  Accounts payable and other accruals                                   449,499
  Current portion of long-term debt and capital lease obligation         52,624
                                                                    -----------
Total current liabilities                                               669,079
Long-term debt, less current portion                                    100,000
Capital lease obligation, less current portion                            2,876
                                                                    -----------
                                                                        771,955

Series A, convertible redeemable preferred shares, $.01 par
 value:  1,876,480 designated; 927,326 issued and outstanding         1,304,274
Series B convertible preferred shares, $.01 par value; 2,000,000
 shares designated, 1,716,387 shares issued and outstanding             848,870
Series C convertible preferred shares, $0.01 par value; 953,442
 shares designated, issued and outstanding                              625,000

SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value;  20,000,000 shares authorized,
   2,911,478 shares issued and outstanding                               29,115
  Additional paid-in capital                                            948,219
  Accumulated deficit                                                (1,001,616)
  Due from shareholders for purchase of incentive stock options        (100,519)
  Currency translation adjustment                                      (109,659)
                                                                    -----------
Total shareholders' equity (deficit)                                   (234,460)
                                                                    -----------
Total liabilities and shareholders' equity                          $ 3,315,639
                                                                    ===========

                        InterCAP Graphics Systems, Inc.

          Consolidated Condensed Statements of Operations (Unaudited)

                                                       Three Months Ended
                                                          September 30
                                                       1994          1993
                                                   ------------------------
Revenues                                           $1,110,007   $   536,145
Costs and expenses:
  Cost of products sold                               244,240       196,644
  Selling, general and administrative                 636,986       555,638
                                                   ------------------------
                                                      881,226       752,282
                                                   ------------------------

Operating income (loss)                               228,781      (216,137)

Other (income) expense:
  Profit sharing                                       32,837             -
  Interest expense                                      5,978        26,216
  Other                                               (18,469)        1,743
                                                   ------------------------
                                                       20,346        27,959
                                                   ------------------------

Income (loss) before income taxes                     208,435      (244,096)

Provision for income taxes                             14,287             -
                                                   ------------------------

Net income (loss)                                  $  194,148   $  (244,096)
                                                   ========================

EARNINGS PER SHARE:
Loss per common share                              $    (0.32)  $     (0.70)
                                                   ========================

Net loss applicable to common stock                $ (911,852)  $(1,063,096)
                                                   ========================

Weighted average shares outstanding                 2,812,962     1,528,336
                                                   ========================

                        InterCAP Graphics Systems, Inc.
           Consolidated Statements of Shareholders' Equity (Deficit)
                                  (Unaudited)

                                          Common Stock      Additional                                 Currency
                                          ------------        Paid-in    Accumulated     Due From     Translation
                                        Shares     Amount     Capital      Deficit     Shareholders   Adjustments     Total
                                     ----------------------------------------------------------------------------------------

Balance at June 30, 1994                2,780,123  $27,801     $928,898  $(1,195,764)     $(100,519)    $(101,366)  $(440,950)

Proceeds from exercise of stock
 options and warrants                     131,355    1,314       19,321          ---            ---           ---      20,635

Net income                                    ---      ---          ---      194,148            ---           ---     194,148

Currency translation adjustments              ---      ---          ---          ---            ---        (8,293)     (8,293)
                                     ----------------------------------------------------------------------------------------

Balance at September 30, 1994           2,911,478  $29,115     $948,219  $(1,001,616)     $(100,519)    $(109,659)  $(234,460)
                                     ========================================================================================

                        InterCAP Graphics Systems, Inc.

         Consolidated Condensed Statements of Cash Flows (Unaudited)

                                                           Three Months Ended
                                                              September 30
                                                            1994        1993
                                                         ----------------------
OPERATING ACTIVITIES
Net income (loss)                                        $ 194,148    $(244,096)
Adjustments to reconcile
 net income (loss) to net cash (used in)
 provided by operating activities:
  Exchange gain                                             (8,293)       2,871
  Depreciation and amortization                            178,633      160,059
Changes in operating assets and liabilities:
  Accounts receivable                                     (480,455)     467,033
  Prepaid expenses                                         (18,610)         464
  Other assets                                              17,903       (1,069)
  Accounts payable and other accruals                      (23,669)    (161,156)
                                                         ----------------------
Net cash (used in) provided by operating activities       (140,343)     224,106

INVESTING ACTIVITIES
  Purchases of furniture and equipment                     (10,040)      (8,102)
  Expenditures on computer software development           (150,000)    (131,400)
                                                         ----------------------
Net cash used in investing activities                     (160,040)    (139,502)

FINANCING ACTIVITIES
  Net increase (decrease) in revolving line of credit      166,956      (63,827)
  Payments of long-term debt                                     -     (126,789)
  Proceeds from issuance of stock                           20,635       18,237
  Payments of capital lease obligations                     (5,548)     (10,318)
                                                         ----------------------
Net cash provided by financing activities                  182,043     (182,697)
                                                         ----------------------

Net (decrease) increase in cash and cash equivalents      (118,340)     (98,093)
Cash and cash equivalents at beginning of period           132,353      260,084
                                                         ----------------------
Cash and cash equivalents at end of period               $  14,013    $ 161,991
                                                         ======================

                        InterCAP Graphics Systems, Inc.

           Consolidated Condensed Financial Statements (Unaudited)


1. BASIS OF PRESENTATION

These financial statements should be read in conjunction with the InterCAP Graphics Systems, Inc. (the "Company") consolidated financial statements for the three years in the period ended June 30, 1994. The interim financial information included herein is unaudited. In the opinion of the Company's management, the unaudited information presented reflects all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the unaudited information shown.

2. PROPERTY AND EQUIPMENT

At September 30, 1994, property and equipment consists of the following:

Furniture, fixtures and equipment                         $  95,844
Computer equipment                                          688,615
                                                          ---------
                                                            784,459
Less accumulated depreciation                              (674,859)
                                                          ---------
                                                          $ 109,600
                                                          =========

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  APPENDICES



                                      TO
                                AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  APPENDIX A

                     AGREEMENT AND PLAN OF REORGANIZATION
                                (with Exhibits)
                                      AND
                                AMENDMENT NO. 1
                    TO AGREEMENT AND PLAN OF REORGANIZATION

- --------------------------------------------------------------------------------

                                                                      APPENDIX A
                                                                      ----------



                      AGREEMENT AND PLAN OF REORGANIZATION


                                     among


                             INTERGRAPH CORPORATION


                    INTERGRAPH DC CORPORATION - SUBSIDIARY 7


                                      and


                        INTERCAP GRAPHICS SYSTEMS, INC.



                         Dated as of September 30, 1994


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               =================

                                                                            Page
                                                                            ----

ARTICLE I. ..................................................................  1
     THE MERGER..............................................................  1
          SECTION 1.1      The Merger........................................  1
                           ----------
          SECTION 1.2      Effective Time....................................  1
                           --------------
          SECTION 1.3      Certain Effects of the Merger.....................  2
                           -----------------------------
          SECTION 1.4      Certificate of Incorporation and By-Laws..........  2
                           ----------------------------------------
          SECTION 1.5      Directors and Officers............................  2
                           ----------------------
          SECTION 1.6      Tax-Free Reorganization...........................  2
                           -----------------------
          SECTION 1.7      Stockholders' Communications......................  2
                           ----------------------------
          SECTION 1.8      Preparation of S-4; Other Filings.................  3
                           ---------------------------------
          SECTION 1.9      Closing...........................................  4
                           -------


ARTICLE II ..................................................................  4
     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
     CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES......................  4
          SECTION 2.1      Total Consideration; Effect on Capital Stock......  4
                           --------------------------------------------
          SECTION 2.2      Escrow Deposit; Exchange of Certificates..........  7
                           ----------------------------------------
          SECTION 2.3      Conversion of InterCAP Options....................  8
                           ------------------------------


ARTICLE III .................................................................  9
     REPRESENTATIONS AND WARRANTIES OF INTERCAP..............................  9
          SECTION 3.1      Organization and Qualification....................  9
                           ------------------------------
          SECTION 3.2      Subsidiaries and Interests in Other Entities;
                           ---------------------------------------------
                           Interests of Certain Persons...................... 10
                           ----------------------------
          SECTION 3.3      Capitalization.................................... 10
                           --------------
          SECTION 3.4      Authority......................................... 12
                           ---------
          Section 3.5      No Conflict; Consents; No Defaults................ 13
                           ----------------------------------
          SECTION 3.6      Financial Statements and Reports; Books Records... 13
                           -----------------------------------------------
          SECTION 3.7      Absence of Changes................................ 14
                           ------------------
          SECTION 3.8      Absence of Undisclosed Liabilities................ 15
                           ----------------------------------
          SECTION 3.9      Taxes; Regulatory Filings......................... 16
                           -------------------------
          SECTION 3.10     Environmental Matters............................. 16
                           ---------------------
          SECTION 3.11     Intellectual Property............................. 17
                           ---------------------
          SECTION 3.12     Employee Benefit Plans............................ 19
                           ----------------------
          SECTION 3.13     Employment Agreements............................. 20
                           ---------------------
          SECTION 3.14     Labor Matters..................................... 20
                           -------------

          SECTION 3.15     Compliance with Laws.............................. 20
                           --------------------
          SECTION 3.16     Litigation and Customer
                           -----------------------
                           Relations......................................... 20
                           ---------
          SECTION 3.17     Assets and Material Contracts;
                           ------------------------------
                           Insurance......................................... 21
                           ---------
          SECTION 3.18     Bankruptcy........................................ 23
                           ----------
          SECTION 3.19     Customer Orders; Warranties....................... 23
                           ---------------------------
          SECTION 3.20     Broker or Finder.................................. 23
                           ----------------
          SECTION 3.21     Certain Agreements................................ 23
                           ------------------
          SECTION 3.22     Bank Accounts;
                           --------------
                           Powers of Attorney................................ 24
                           ------------------
          SECTION 3.23     Minute Books...................................... 24
                           ------------
          SECTION 3.24     Board Approval.................................... 24
                           --------------
          SECTION 3.25     Vote Required..................................... 24
                           -------------
          SECTION 3.26     Information Supplied.............................. 24
                           --------------------
          SECTION 3.27     Business Generally................................ 25
                           ------------------
          SECTION 3.28     Post-Merger Stockholder
                           -----------------------
                           Continuity........................................ 25
                           ----------
          SECTION 3.29     Full Disclosure................................... 25
                           ---------------


ARTICLE IV................................................................... 25
     REPRESENTATIONS AND WARRANTIES OF INTERGRAPH............................ 25
          SECTION 4.1      Due Incorporation................................. 26
                           -----------------
          SECTION 4.2      Due Authorization; Binding Agreement.............. 26
                           ------------------------------------
          SECTION 4.3      Capital Stock..................................... 26
                           -------------
          SECTION 4.4      Authority......................................... 26
                           ---------
          SECTION 4.5      Certain Documents................................. 26
                           -----------------
          SECTION 4.6      Information Provided.............................. 27
                           --------------------


ARTICLE V.................................................................... 27
     COVENANTS OF INTERCAP................................................... 27
          SECTION 5.1      Affirmative Covenants of InterCAP................. 27
                           ---------------------------------
          SECTION 5.2      Negative Covenants of InterCAP.................... 29
                           ------------------------------


ARTICLE VI................................................................... 31
     ADDITIONAL AGREEMENTS................................................... 31
          SECTION 6.1      Access To, and Information Concerning,
                           --------------------------------------
                           Properties and Records............................ 31
                           ----------------------
          SECTION 6.2      Objections of Stockholders........................ 31
                           --------------------------
          SECTION 6.3      Miscellaneous Agreements and Consents............. 31
                           -------------------------------------
          SECTION 6.4      InterCAP Indebtedness............................. 31
                           ---------------------
          SECTION 6.5      No Solicitation................................... 32
                           ---------------
          SECTION 6.6      Public Announcement; Confidentiality and
                           ----------------------------------------
                           Non-Disclosure.................................... 32
                           --------------

          SECTION 6.7        Employee Matters................................ 32
                             ----------------
          SECTION 6.8        Expenses........................................ 33
                             --------
          SECTION 6.9        Further Assurances.............................. 33
                             ------------------


ARTICLE VII ................................................................. 33
     CONDITIONS TO CONSUMMATION OF THE MERGER................................ 33
          SECTION 7.1        Conditions to Each Party's Obligation to Effect
                             -----------------------------------------------
                             the Merger...................................... 33
                             ----------
          SECTION 7.2        Conditions to the Obligations of Intergraph and
                             -----------------------------------------------
                             Intergraph Subsidiary to Effect the Merger...... 34
                             ------------------------------------------
          SECTION 7.3        Conditions to the Obligations of InterCAP to
                             --------------------------------------------
                             Effect the Merger............................... 36
                             -----------------


ARTICLE VIII ................................................................ 36
     TERMINATION; AMENDMENT; WAIVER.......................................... 36
          SECTION 8.1        Termination..................................... 36
                             -----------
          SECTION 8.2        Effect of Termination........................... 37
                             ---------------------
          SECTION 8.3        Reimbursement of Expenses....................... 37
                             -------------------------
          SECTION 8.4        Termination Fee................................. 37
                             ---------------
          SECTION 8.5        Amendment....................................... 38
                             ---------
          SECTION 8.6        Extension; Waiver............................... 38
                             -----------------


ARTICLE IX .................................................................. 38
     SURVIVAL; INDEMNIFICATION; REMEDIES..................................... 38
          SECTION 9.1        Survival of Representations and Warranties...... 38
                             ------------------------------------------
          SECTION 9.2        Indemnification................................. 39
                             ---------------
          SECTION 9.3        Remedies........................................ 42
                             --------


ARTICLE X ................................................................... 42
     MISCELLANEOUS........................................................... 42
          SECTION 10.1       Entire Agreement; Assignment.................... 42
                             ----------------------------
          SECTION 10.2       Severability.................................... 42
                             ------------
          SECTION 10.3       Notices......................................... 43
                             -------
          SECTION 10.4       Governing Law................................... 43
                             -------------
          SECTION 10.5       Descriptive Headings............................ 43
                             --------------------
          SECTION 10.6       Parties in Interest............................. 43
                             -------------------
          SECTION 10.7       Counterparts.................................... 44
                             ------------
          SECTION 10.8       Incorporation by Reference...................... 44
                             --------------------------
          SECTION 10.9       Certain Definitions............................. 44
                             -------------------

ATTACHMENTS

     EXHIBITS

          A.    Certificate of Merger
          B.    Preferred Stock Agreement
          C.    Escrow Agreement
          D.    Form of ISO Agreement
          E.    Form of NQSO Agreement
          F-1.  Certificate of Individual InterCAP Stockholders
          F-2.  Certificate of InterCAP Entity Stockholders


     SCHEDULES

     Schedule 2.3     Assumed Options
     Schedule 3.1 Lists of Holders of InterCAP Stock and Options; List of Directors and Officers
     Schedule 3.2 Subsidiaries and Interests in Other Entities; Interests in Certain Persons
     Schedule 3.3     Summary of Capital Structure
     Schedule 3.5     Conflicts, Consents and Defaults
     Schedule 3.7     Absence of Changes
     Schedule 3.9     Taxes; Regulatory Filings
     Schedule 3.11    Intellectual Property
     Schedule 3.12    Employee Benefit Plans
     Schedule 3.13    Employment Agreements
     Schedule 3.16    Customer and Distributor Relations
     Schedule 3.17    Insurance Policies and Material Contracts
     Schedule 3.21    Certain Agreements
     Schedule 3.22    Bank Accounts
     Schedule 5.1(h)  Liabilities and Obligations of InterCAP
     Schedule 7.2(o)  List of Certain Employees

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") dated as of September 30, 1994, by and among Intergraph Corporation, a Delaware corporation ("INTERGRAPH"), Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and a wholly-owned subsidiary of Intergraph ("INTERGRAPH SUBSIDIARY"), and InterCAP Graphics Systems, Inc., a Delaware corporation ("INTERCAP").

     WHEREAS, InterCAP desires to affiliate with Intergraph and Intergraph Subsidiary, and Intergraph and Intergraph Subsidiary desire to affiliate with InterCAP in the manner provided in this Agreement;

     WHEREAS, Intergraph and InterCAP believe that the Merger (as defined in Section 1.1) of Intergraph Subsidiary with and into InterCAP in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and stockholders; and

     WHEREAS, the respective boards of directors of InterCAP, Intergraph and Intergraph Subsidiary approved this Agreement and the transactions contemplated hereby substantially on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                  ----------
hereof, and in accordance with the General Corporation Law of the State of Delaware (the "GCL"), Intergraph Subsidiary shall be merged with and into InterCAP (the "MERGER") and InterCAP shall become a wholly-owned subsidiary of Intergraph as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, InterCAP shall continue as the surviving corporation with the name InterCAP Graphics Systems, Inc. (the "SURVIVING CORPORATION") and the separate corporate existence of Intergraph Subsidiary shall cease. (Intergraph Subsidiary and InterCAP are sometimes referred to as the "CONSTITUENT CORPORATIONS".)

     SECTION 1.2  Effective Time.  The Merger shall be consummated by the filing
                  --------------
with the Delaware Secretary of State of a Certificate of Merger in the form attached hereto as Exhibit A in accordance with the relevant provisions of the GCL and by the certification by the

Secretary of State of Delaware that the Certificate of Merger has been filed in such office. (The date and time of such issuance and filing or such other time and date as may be specified in the Certificate of Merger shall be the "EFFECTIVE TIME").

     SECTION 1.3  Certain Effects of the Merger.  The Merger shall have the
                  -----------------------------
effects set forth in Section 259 of the GCL.

     SECTION 1.4  Certificate of Incorporation and By-Laws.  The Certificate of
                  ----------------------------------------
Incorporation and the By-Laws of Intergraph Subsidiary, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that the name of the Surviving Corporation shall be as specified in Section 1.1.

     SECTION 1.5  Directors and Officers.  The directors and officers of
                  ----------------------
Intergraph Subsidiary at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.6  Tax-Free Reorganization.  For federal income tax purposes, the
                  -----------------------
parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of
Section 356(b) of the Code is being transferred by Intergraph for the InterCAP Stock (as defined in Section 2.1) in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 1.6.

     SECTION 1.7  Stockholders' Communications.  InterCAP, acting through its
                  ----------------------------
Board of Directors, shall, in accordance with applicable law:

          (a) duly call, give notice of, convene and hold a meeting (the "STOCKHOLDERS' MEETING") of its stockholders as soon as practicable after the Form S-4 (as defined below) has been declared effective, for the purpose of approving and adopting this Agreement and the transactions contemplated thereby;

          (b) include in the Proxy Statement (as defined in paragraph (c) below) the unanimous recommendation of its Board of Directors that the stockholders of InterCAP vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby;

          (c) (i) obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the effectiveness of the Form S-4, and (ii) use its best efforts to obtain the approval and adoption of the Merger by all of InterCAP's stockholders. The letter to stockholders, notice of Stockholder's Meeting, proxy statement (together with the prospectus portion of the registration statement on Form S-4 (the "FORM S-4") registering the Intergraph Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "SECURITIES ACT")), and form of proxy to be distributed to stockholders in connection with the Merger shall be in form and substance reasonably satisfactory to Intergraph, and are collectively referred to herein as the "PROXY STATEMENT";

          (d) permit the exercise of the Warrants (as defined in Section 3.3), and the conversion of certain shares of InterCAP Preferred Stock (as hereafter defined) into InterCAP Common Stock (as hereafter defined), pursuant to the terms of that certain Preferred Stock Agreement dated of even date herewith between InterCAP and the holders of at least 95% of InterCAP Preferred Stock, a copy of which is attached as EXHIBIT B to this Agreement (the "PREFERRED STOCK AGREEMENT"); and

          (e) in connection with the Stockholders' Meeting, unanimously recommend that the stockholders approve an amendment to InterCAP's certificate of incorporation in the form contemplated by the Preferred Stock Agreement (the "CHARTER AMENDMENT").

     SECTION 1.8  Preparation of S-4; Other Filings.  As promptly as practicable
                  ---------------------------------
after the date of this Agreement, Intergraph shall prepare and file with the Securities and Exchange Commission ("SEC") the Form S-4. Each of Intergraph and InterCAP shall use its best efforts to respond to any comments of the SEC, to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and to cause the Proxy Statement to be mailed to the holders of InterCAP Stock (as defined in Section 2.1) at the earliest practicable time, but in any event within two business days after the Form S-4 has been declared effective by the SEC. As promptly as practicable after the date of this Agreement, Intergraph and InterCAP shall properly prepare and file any other filings required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act or any other federal or state laws, and Intergraph shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "OTHER FILINGS"). InterCAP shall promptly furnish Intergraph with all information concerning InterCAP as may be reasonably required in connection with any action contemplated by this Section 1.8. Each party will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Form S-4 or any Other Filing or for additional information. Each party will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4, the Merger or any Other Filing. Each party shall promptly provide the other party (or its counsel) with copies of all filings made by such party with any governmental authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Form S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to the Form S-4 or any Other Filing, Intergraph or InterCAP, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of InterCAP, such amendment or supplement.

     SECTION 1.9  Closing.  Upon the terms and subject to the conditions hereof,
                  -------
as soon as practicable after the vote of the stockholders of InterCAP in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, InterCAP, Intergraph Subsidiary and Intergraph shall execute and deliver the Certificate of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing of the Certificate of Merger pursuant to Section 1.2, a closing (the "CLOSING") will be held at such place as the parties may agree for the purpose of confirming all of the foregoing. The date upon which the Closing takes place is sometimes referred to hereinafter as the "CLOSING DATE".


                                  ARTICLE II.

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1  Total Consideration; Effect on Capital Stock.  In
                  --------------------------------------------
consideration of the Merger, Intergraph will (i) issue to the holders of the common and preferred shares of InterCAP stock (collectively, the "INTERCAP STOCK"), shares of Intergraph common stock, par value $.10 per share ("INTERGRAPH COMMON STOCK"), (ii) pay cash in respect of fractional shares pursuant to Section 2.2(c) hereof, and (iii) assume certain outstanding InterCAP stock options as specified in Section 2.3 (collectively, the "MERGER CONSIDERATION"). The aggregate number of shares of Intergraph Common Stock to be issued to holders of InterCAP Stock in the Merger, exclusive of shares issuable upon the exercise of Assumed Options under Section 2.3 (the "TOTAL INTERGRAPH SHARE AMOUNT") shall be determined by (i) subtracting the Aggregate Assumed Option Spread (as defined in Section 2.3(e)) from $7,500,000 (with the result of such subtraction being referred to as the "CLOSING MERGER CONSIDERATION"), and (ii) dividing the Closing Merger Consideration by the average closing sale price of Intergraph Common Stock as reported by the NASDAQ National Market System for the ten (10) days of trading immediately preceding the fifth business day prior to the Closing Date (the "SHARE DETERMINATION MARKET PRICE"). The Total Intergraph Share Amount shall be available for the conversion and exchange of all outstanding shares of capital stock of InterCAP and for all options (other than the Assumed Options to be assumed under Section 2.3), warrants, rights, calls, commitments or agreements of any character to which InterCAP is a party or by which it is bound calling for the issuance of shares of capital stock of InterCAP, or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangements to acquire, at any time or under any circumstance, capital stock of InterCAP or any such other securities (the "FULLY DILUTED INTERCAP SHARES").

For purposes of the calculation of the exchange ratio for Intergraph Common Stock under Section 2.1(c) hereof, it is assumed that the number of Fully Diluted InterCAP Shares is as set forth in InterCAP's representations and warranties in Section 3.3 hereof. At the Effective Time, subject and pursuant to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

          (a) CAPITAL STOCK OF INTERGRAPH SUBSIDIARY. Each issued and outstanding share of the common stock, par value $.01 per share, of Intergraph Subsidiary shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) CANCELLATION OF CERTAIN SHARES OF INTERCAP STOCK. Each share of InterCAP Stock that is (i) owned by InterCAP as treasury stock, (ii) authorized but unissued, or (iii) owned by any subsidiary of InterCAP, shall be cancelled and no Intergraph Common Stock or other consideration shall be delivered in exchange therefor. As used herein, a "subsidiary" of any corporation means another corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such corporation.

          (c) EXCHANGE RATIOS. Subject to Sections 2.1 and 2.2 of this Agreement, shares of InterCAP Stock shall be exchanged and converted into shares of Intergraph Common Stock on the following basis:

              (i) each share of InterCAP Series A Convertible Preferred Stock, $.01 par value per share ("INTERCAP SERIES A PREFERRED STOCK"), issued and outstanding at the Effective Time (other than shares cancelled pursuant to Section 2.1(b) and shares held by Dissenting Stockholders, if any), including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $1.475000000 (the "SERIES A EXCHANGE RATIO");

              (ii) each share of (a) InterCAP common stock, $.01 par value per share ("INTERCAP COMMON STOCK"), (b) InterCAP Series B Convertible Preferred Stock, $.01 par value per share ("INTERCAP SERIES B PREFERRED STOCK"), if any, and (c) InterCAP Series C Convertible Preferred Stock, $.01 par value per share ("INTERCAP SERIES C PREFERRED STOCK"), if any, issued and outstanding at the Effective Time (other than shares cancelled pursuant to Section 2.1(b) and shares held by Dissenting Stockholders, if any), including all accrued and unpaid dividends thereon, shall be exchanged and converted into the right to receive a fraction of a share of Intergraph Common Stock having a value (determined prior to the Closing Date using the Share Determination Market Price) of $.90975693 (the "NON-SERIES A EXCHANGE RATIO"); and

              (iii)  For purposes of this Agreement,

              (A) the Series A Exchange Ratio and the Non-Series A Exchange Ratio are referred to as the "EXCHANGE RATIOS";

              (B) all calculations under this Section 2.1(c) shall be rounded to the nearest one hundred millionth (.00000001).

Each share of Intergraph Common Stock to be issued upon conversion of shares of InterCAP Stock in accordance with this Section 2.1(c) shall include the corresponding percentage of a right (the "INTERGRAPH RIGHTS") to purchase "Common Shares" pursuant to and as defined in the Rights Agreement dated August 25, 1993 by and between Intergraph and Harris Trust and Savings Bank, an Illinois banking corporation (the "INTERGRAPH RIGHTS AGREEMENT"). Prior to the Distribution Date (as defined in the Intergraph Rights Agreement), all references in this Agreement to the Intergraph Common Stock to be received in the Merger shall be deemed to include the Intergraph Rights. For convenience of reference, the shares of Intergraph Common Stock to be issued upon the exchange and conversion of InterCAP Stock in accordance with this Section 2.1(c) are sometimes hereinafter collectively referred to as the "INTERGRAPH SHARES".

          (d) SHARES OF DISSENTING STOCKHOLDERS. Each issued and outstanding share of InterCAP Stock held by any InterCAP stockholder who has not voted for the Merger and who shall have delivered a written demand for payment of the fair value of such InterCAP Stock within the time and in the manner provided in
Section 262 of the GCL ("DISSENTING STOCKHOLDERS"), if any, shall not be exchanged and converted as described in Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the GCL (the "DELAWARE STATUTE"); provided, however, that each share of InterCAP Stock issued and
           --------  -------
outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware Statute shall be deemed, as of the Effective Time, to be exchanged and converted into Intergraph Common Stock as provided in Section 2.1(c), without interest. After the Effective Time, as provided in the Delaware Statute, no Dissenting Stockholder will be entitled to vote the shares of InterCAP Stock which are the subject of such Dissenting Stockholder's demand for appraisal for any purpose or be entitled to the payment of dividends or other distributions on such shares.

          (e) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, Intergraph recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock (a "STOCK ADJUSTMENT EVENT"), then the applicable Exchange Ratio for InterCAP Stock will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of InterCAP Stock and the holders of shares of Intergraph Common Stock.

     SECTION 2.2  Escrow Deposit; Exchange of Certificates.
                  ----------------------------------------

          (a) ESCROW DEPOSIT. Before the Effective Time of the Merger, Intergraph and InterCAP shall appoint a mutually acceptable escrow agent (the "ESCROW AGENT") to serve as such under the Escrow Agreement (as defined in
Section 2.2(b)). At the Effective Time, Intergraph shall cause to be deposited with the Escrow Agent a certificate or certificates on behalf of each of the stockholders of InterCAP (the "STOCKHOLDERS"), other than Dissenting Stockholders, and such Stockholders, by their approval of the Merger, shall be deemed to have authorized and directed Intergraph to make such deposit on their behalf, representing fifteen percent (15%) of the Intergraph Shares to be issued to each such Stockholder rounded up to the nearest whole share of Intergraph Common Stock (collectively, the "ESCROW SHARES").

          (b) PROCEDURE FOR EXCHANGE. Before the Effective Time of the Merger, Intergraph shall appoint its transfer agent or such other entity as it may determine to act as exchange agent (the "EXCHANGE AGENT") in the Merger. As soon as practicable following the Closing, Intergraph shall make available to the Exchange Agent the Intergraph Shares (exclusive of the Escrow Shares). As soon as practicable after the Closing, the Exchange Agent shall mail to each holder of record of a certificate (an "OLD CERTIFICATE") representing InterCAP Stock at the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in form reasonably satisfactory to Intergraph), and
(ii) instructions for use in effecting the surrender of the Old Certificates in exchange for certificates evidencing the Intergraph Shares. Upon surrender to the Exchange Agent of an Old Certificate for cancellation, accompanied by a duly executed letter of transmittal, the holder of such Old Certificate shall be entitled to receive in exchange therefor, one or more certificates representing the number of Intergraph Shares (other than Escrow Shares) to which such holder is entitled under Section 2.1 (the "NEW CERTIFICATES"). The Old Certificates so surrendered shall be forthwith cancelled. In the event any Old Certificates are alleged to be lost, stolen or destroyed, the record owner of such Old Certificates shall deliver to the Exchange Agent (i) an affidavit confirming that such Old Certificates are lost, stolen or destroyed, (ii) a bond or other indemnity agreement in form satisfactory to Intergraph sufficient to indemnify Intergraph in respect of any subsequent claim relating to such lost, stolen or destroyed certificates, and (iii) a duly executed letter of transmittal. Upon receipt of the items specified in clauses (i) - (iii) above, the Exchange Agent shall issue and deliver New Certificates in respect thereof as if the lost, stolen or destroyed Old Certificates had been surrendered in compliance with this Agreement. In the event of a transfer of ownership of shares of InterCAP Stock which is not registered on the transfer records of InterCAP, a New Certificate representing the proper number of shares of Intergraph Common Stock may be issued to a transferee if the Old Certificate representing such InterCAP Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing the applicable Intergraph Shares (other than the Escrow

Shares) as contemplated by Section 2.1(c), in all cases without interest. All Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of an Escrow Agreement among InterCAP, Intergraph, the Stockholders Committee (as hereafter defined) and the Escrow Agent in the form of EXHIBIT C (the "ESCROW AGREEMENT").

          (c) FRACTIONAL SHARES. No fractional shares of Intergraph Common Stock will be issued in connection with the Merger, but in lieu thereof, each holder of InterCAP Stock who would otherwise be entitled to receive a fraction of a share of Intergraph Common Stock (after giving effect to the rounding requirements of the last sentence of Section 2.2(a)) will receive from Intergraph, at such time as such Stockholder shall receive a New Certificate representing whole shares of Intergraph Common Stock as contemplated by Section 2.2(b), an amount of cash equal to the product of (i) the Share Determination Market Price, multiplied by (ii) the fraction of a share of Intergraph Common Stock otherwise issuable to such holder. The fractional interests of each Stockholder will be aggregated so that no Stockholder will receive cash in an amount equal or greater than the value of the Share Determination Market Price of one whole share of Intergraph Common Stock.

          (d) NO FURTHER OWNERSHIP RIGHTS IN INTERCAP STOCK. All shares of Intergraph Common Stock issued upon the surrender for exchange of shares of InterCAP Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of InterCAP Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be cancelled and exchanged as provided in this Article II.

          (e) NO LIABILITY. Neither Intergraph, Intergraph Subsidiary nor InterCAP shall be liable to any holder of shares of InterCAP Stock, or Intergraph Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Intergraph Common Stock to be issued in exchange for InterCAP Stock pursuant to this Section 2.2, if, at the end of the period from the Closing through the expiration of the time specified by applicable Escheat Law (as hereafter defined), such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law ("ESCHEAT LAW").

     SECTION 2.3  Conversion of InterCAP Options.  At the Effective Time, each
                  ------------------------------
of InterCAP's then outstanding options (an "OPTION") shall be converted and assumed as follows:

          (a) Each outstanding incentive stock option under InterCAP's 1989 Stock Option Plan (the "INTERCAP OPTION PLAN") which is listed on SCHEDULE 3.1 (collectively, the "ISO'S"), and each outstanding nonqualified stock option awarded by InterCAP under InterCAP's 1994 Non-Qualified Stock Option Program (the "INTERCAP OPTION PROGRAM") which is listed on SCHEDULE 3.1 (collectively, the "NQSO'S"), shall, by virtue of the Merger and without any further action on the part of the holder thereof, be assumed by Intergraph and automatically converted into an option to purchase a number of shares of Intergraph Common Stock determined by multiplying the number of shares of InterCAP Common Stock covered by the Option immediately prior to the Effective Time by the Option Conversion Fraction, as defined below and rounded up to the nearest whole number of shares (the "ADJUSTED INTERGRAPH SHARE AMOUNT"). The exercise price per share of Intergraph Common Stock shall equal the exercise price in effect under such Option immediately prior to the Effective Time divided by the Option Conversion Fraction, and rounded up to the nearest whole cent (the "ADJUSTED INTERGRAPH EXERCISE PRICE").

          (b) The options to purchase Intergraph Common Stock into which the Options are converted pursuant to Section 2.3(a) shall contain the same status as "incentive stock options" under Section 422 of the Code (but only if such Options were theretofore incentive stock options under Section 422 of the Code), and, except as disclosed on SCHEDULE 2.3, shall otherwise be on substantially the same terms and conditions as the Option being assumed (including without limitation, a requirement that the vesting of each ISO shall be accelerated by virtue of the Merger and the vesting of each NQSO shall be as set forth in the form of Non-Qualified Stock Option Agreement attached as EXHIBIT E hereto (the "NQSO AGREEMENT")). Following conversion and assumption by Intergraph, the Options are referred to herein as "ASSUMED OPTIONS."

          (c) As used herein, the term "OPTION CONVERSION FRACTION" means a fraction, the numerator of which is $.90975693 and the denominator of which is the Share Determination Market Price.

          (d) Intergraph shall take all corporate action necessary to reserve for, or otherwise permit the issuance of, a sufficient number of shares of Intergraph Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 2.3. Prior to the Effective Time, Intergraph shall file one or more registration statements on Form S-8 (the "FORM S-8") with respect to the shares of Intergraph Common Stock subject to such Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement as of the Effective Time and for so long as such Assumed Options remain outstanding.

          (e) For purposes of this Agreement, the term "AGGREGATE ASSUMED OPTION SPREAD" means an amount equal to $1,021,573.65.


                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF INTERCAP

     InterCAP represents, warrants and covenants to Intergraph and to Intergraph Subsidiary as follows:

     SECTION 3.1  Organization and Qualification.  InterCAP is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease, and operate its properties and assets, and to carry on its business as is now being conducted. InterCAP is duly qualified as a foreign corporation to do business, and is in good standing, in each of the states and other jurisdictions where its properties and assets or the nature or extent of its business require such qualification and where the failure to be so qualified would have a Material Adverse Effect (as defined in Section 10.9(a)). InterCAP has delivered to Intergraph complete and correct copies of its certificate of incorporation (including all amendments thereto) and bylaws (including all amendments thereto). Attached hereto as SCHEDULE 3.1 is an accurate and complete list of the holders of InterCAP Common Stock, InterCAP Preferred Stock, Options and Warrants (as defined in Section 3.3(a)), and any person who possesses any equity interest in, or right to acquire equity interest in, InterCAP, and such list accurately states the number of shares of InterCAP Common Stock, Preferred Stock, Options and Warrants held by each holder thereof immediately prior to the execution of this Agreement. InterCAP agrees to provide Intergraph with an amended SCHEDULE 3.1 immediately prior to Closing which is accurate as of such date. SCHEDULE 3.1 also contains an accurate and complete list of the directors and officers of InterCAP.

     SECTION 3.2  Subsidiaries and Interests in Other Entities; Interests of
                  ----------------------------------------------------------
Certain Persons.  Except as described in SCHEDULE 3.2, InterCAP does not have
- ---------------
any subsidiaries or affiliates, nor does it own any interest in any general or limited partnerships, joint ventures, consortia, corporations, trusts, or other entities. Each of the InterCAP subsidiaries listed on SCHEDULE 3.2 is validly existing under the law of its place of organization. Except as disclosed in
SCHEDULE 3.2, and except for non-controlling interests in entities whose securities are publicly held, none of InterCAP's officers, directors, employees, consultants or stockholders (i) have or to InterCAP's knowledge claim, any direct or indirect interest in any property, real or personal, tangible or intangible, including inventions, patents, trade secrets, know-how, copyrights, trademarks or trade names used in or pertaining to InterCAP's business, except for the normal rights of a stockholder, or (ii) to the best knowledge of InterCAP, have any direct or indirect financial or other interest in any corporation, partnership, joint venture or other entity that is a party to any agreement with InterCAP or otherwise does any business with InterCAP. SCHEDULE
3.2 describes the ownership structure of each of the subsidiaries listed on such Schedule. Except as disclosed in SCHEDULE 3.2, InterCAP (x) has not, since July 1, 1992, transacted any business with, and (y) has no current or executory commitments or obligations to, or any ongoing transactions with, any affiliated or related companies, partnerships, ventures or other entities, and no such entity has a claim of right or ownership in any of InterCAP's properties or assets, including, but not limited to, its computer software programs and other Intellectual Property Rights (as defined in Section 3.11(a)).

     SECTION 3.3  Capitalization.
                  --------------

          (a) As of the date of this Agreement, the authorized capital stock of InterCAP consists of 20,000,000 shares of InterCAP Common Stock, $.01 par value, and 10,000,000 shares of InterCAP Preferred Stock, par value $.01 per share ("INTERCAP PREFERRED STOCK"), of which 2,911,478 shares of InterCAP Common Stock, 927,326 shares of InterCAP Preferred Stock designated as InterCAP Series A Convertible Preferred Stock, 1,716,387 shares of InterCAP Preferred Stock designated as InterCAP Series B Convertible Preferred Stock, and 953,442 shares of InterCAP Preferred Stock designated as InterCAP Series C Convertible Preferred Stock are issued and outstanding. InterCAP previously reserved up to a maximum of 2,500,000 shares of InterCAP Common Stock for issuance upon the exercise of Options pursuant to the InterCAP Option Plan, of which (i) 1,173,376 have been exercised or have terminated or expired unexercised, (ii) 935,062 have been granted and remain outstanding but unexercised as ISO's at exercise prices ranging from $.10 to $.42 per share of InterCAP Common Stock with an aggregate exercise price of $137,331.20, and (iii) 391,562 have been irrevocably retired from such reservation and are no longer available for future grants or awards. InterCAP has reserved up to a maximum of 391,562 shares of InterCAP Common Stock for issuance upon exercise of Options pursuant to the InterCAP Option Program, all of which Options have been or will be granted on terms set forth in the NQSO Agreement, as disclosed on Schedule 2.3, to such persons, with respect to such InterCAP Stock, and at such exercise prices as are listed on SCHEDULE 3.1 (and an aggregate exercise price of $48,000.53). InterCAP has reserved 50,000 shares of InterCAP Common Stock for issuance upon the exercise of warrants expiring in December of 1996 and having an exercise price of $.25 per share of InterCAP Common Stock (the "WARRANTS"). Pursuant to the Preferred Stock Agreement, such Warrants will be exercised prior to the Effective Time, resulting in the issuance of an additional 36,260 shares of InterCAP Common Stock. SCHEDULE 3.1 sets forth, with respect to each Option, the number of shares of InterCAP Common Stock covered by such Option, the exercise price, the term and the holder of such Option. Except as disclosed on SCHEDULE 2.3, each ISO has been awarded on the terms set forth in the form of "InterCAP Graphics Systems, Inc. 1989 Employee Stock Option Agreement" attached hereto as EXHIBIT D, and each NQSO has been awarded on the terms set forth in the NQSO Agreement. The ISO's have been awarded under, and in substantial compliance with the terms of, the InterCAP Option Plan, and the InterCAP Option Plan has been validly approved by the requisite vote of the InterCAP Stockholders. As of the Effective Time, all issued and outstanding shares of InterCAP Stock reflected on the amended
SCHEDULE 3.1 required to be delivered under Section 3.1 will be duly and validly issued, fully paid and nonassessable. SCHEDULE 3.3 hereto provides a summary of the capital structure of InterCAP as of the date of this Agreement, and except for transactions expressly contemplated by the Preferred Stock Agreement, such summary will accurately describe the capital structure of InterCAP at the Effective Time. Except as disclosed on SCHEDULES 3.1 or 3.3, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements, commitments, or obligations of InterCAP to issue any shares of its capital stock of any class, except as contemplated by this Agreement, or to sell, hypothecate, dispose of, or otherwise transfer shares or any other equity interest in InterCAP.

          (b) The InterCAP Series A Preferred Stock has a liquidation preference of $1.4750 per share, and is convertible into InterCAP Common Stock at a ratio of 1.0 to 1.3329, and neither such liquidation preference nor conversion ratio has been adjusted or modified since June 30, 1994, except to the extent the effect of such adjustment or modification will be waived or postponed upon execution of the Preferred Stock Agreement. As of June 30, 1994, undeclared, accrued but unpaid dividends on the InterCAP Series A Preferred Stock totaled $.82 per share in the case of 339,068 shares and $.79 per share in the case of the remaining 576,272 shares of InterCAP Series A Preferred Stock (rounded to the nearest cent).
Since June 30, 1994, undeclared, unpaid dividends on the InterCAP Series A Preferred Stock have accrued and continue to accrue on a daily basis at an annualized rate of 10% ($.1475 per share) (collectively, the "ACCRUED SERIES A DIVIDENDS"). By virtue of the Preferred Stock Agreement and the Charter Amendment, the liquidation preference for the InterCAP Series A Preferred Stock will be fixed at $1.4750 per share during the period specified in the Preferred Stock Agreement and as of the Effective Time, and such liquidation preference will not have been increased to reflect any portion of the Accrued Series A Dividends. The InterCAP Series B Preferred Stock has a liquidation preference of $.5978 per share. After October 1, 1994, such liquidation preference will be $.5978 plus one-half of all accrued and unpaid dividends (whether or not declared) from January 1, 1993 (the "DIVIDEND ADJUSTMENT AMOUNT"), which Dividend Adjustment Amount will be approximately $.04 per share as of October 1, 1994, and will accrue at a rate of $.025 per year thereafter. The InterCAP Series B Preferred Stock is convertible into InterCAP Common Stock at a ratio of
1.0 to 1.0. Neither the liquidation preference of the InterCAP Series B Preferred Stock nor its conversion ratio has been adjusted or modified since June 30, 1994, other than increases in such liquidation preference on a daily basis at an annualized rate of 5% ($.025 per share) in respect to additional undeclared, accrued but unpaid dividends. The InterCAP Series C Preferred Stock has a liquidation preference of $.65552 per share plus accrued and unpaid dividends, whether or not declared (which, as of June 30, 1994, were $.17 per share, rounded to the nearest cent), and is convertible into InterCAP Common Stock at a ratio of 1.0 to 1.0, and neither such liquidation preference nor such conversion ratio has been adjusted or modified since June 30, 1994, other than increases in such liquidation preference on a daily basis at an annualized rate of 10% ($.065552 per share) in respect of additional undeclared, accrued but unpaid dividends.

          (c) All options to acquire any equity interest in InterCAP, other than the ISO's and NQSO's, and all warrants to purchase InterCAP Common Stock or InterCAP Preferred Stock, including all Warrants, have been exercised or have expired, or will be exercised or will expire prior to Closing.

          (d) Except as described on SCHEDULE 3.3, InterCAP is not obligated (either by virtue of its certificate of incorporation or otherwise) under or with respect to any put, call, redemption right, repurchase obligation, right of first refusal, buy-sell arrangement or other contractual commitment of InterCAP to repurchase or redeem any InterCAP Stock (collectively a "REPURCHASE OBLIGATION"). As of the date of this Agreement, no Repurchase Obligation is currently in effect that requires InterCAP to redeem or repurchase any InterCAP Stock, and as of the Effective Time, no Repurchase Obligation will obligate InterCAP to redeem or repurchase any InterCAP Stock.

     SECTION 3.4  Authority.  This Agreement has been duly authorized by the
                  ---------
Board of Directors of InterCAP, and has been duly executed and delivered by and on behalf of InterCAP, and constitutes a legal, valid and binding obligation of InterCAP, enforceable against InterCAP in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and the rules governing specific performance, injunctive relief, and other equitable remedies.

     Section 3.5    No Conflict; Consents; No Defaults.
                    -----------------------------------

          (a) Neither the execution and delivery of this Agreement or any other agreements referred to herein, nor consummation of the transactions contemplated hereby (i) will, except to the extent validly and effectively waived or modified pursuant to the Preferred Stock Agreement and the Charter Amendment, conflict with or violate the certificate of incorporation (including any certificate of designations and preferences relating to any series of InterCAP Preferred Stock) or the bylaws of InterCAP or will violate any agreement, arrangement or understanding between or among any stockholders of InterCAP; (ii) will, except as set forth on SCHEDULE 3.5, with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach of any terms or provisions of, or constitute a default or give rise to a right of acceleration under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of InterCAP under any indenture, mortgage, agreement, contract or other instrument to which InterCAP is a party or by which any of its property is bound, in each case, where such conflict, breach, default, right of acceleration or imposition would have a Material Adverse Effect; or (iii) will violate any existing applicable law, rule, regulation, judgment, or order or decree of any governmental instrumentality or court having jurisdiction over InterCAP or its subsidiaries or any of their respective properties, where such violation would have a Material Adverse Effect.

          (b) All consents or approvals of any third parties or federal, state or local regulatory or governmental agencies necessary for InterCAP to enter into this Agreement and the agreements referred to herein and to perform each and every one of its obligations hereunder have been obtained or will be obtained prior to Closing.

          (c) InterCAP is not in default of any debt agreement or debt instrument to which InterCAP is a party.

     SECTION 3.6  Financial Statements and Reports; Books and Records.  InterCAP
                  ---------------------------------------------------
has furnished (or, in the case of monthly interim statements, will furnish within twenty days of the end of the preceding month) to Intergraph the following annual and interim monthly financial statements described in paragraphs (a) through (d) below (collectively, the "Financial Statements"):

          (a) InterCAP's statement of Projected Profits and Losses and statement of Projected Cash Flow for the fiscal year ending June 30, 1995;

          (b) InterCAP's unaudited balance sheet and income statement as of August 31, 1994;

          (c) InterCAP's audited financial statements as of the year ended June 30, 1994 (the "JUNE 30 AUDIT"), as well as InterCAP's audited financial statements for the years ended June 30, 1988, 1989, 1990, 1991, 1992, and 1993; and

          (d) InterCAP's monthly interim financial statements and revised statements of projected profits, losses and cash flow covering periods beginning September 1, 1994. The Financial Statements (i) which disclose the projected financial condition and results of operations of InterCAP, were or will be based on reasonable assumptions when issued; and (ii) which disclose the past financial condition and results of operations of InterCAP, are true, complete and correct in all material respects, fairly present the financial condition and results of operations of InterCAP as of the periods indicated, and were prepared in accordance with generally accepted accounting principles ("GAAP") and on a basis consistent with prior periods, except for the absence of footnotes in monthly interim financial statements.

     SECTION 3.7  Absence of Changes.  Since June 30, 1994, InterCAP has not
                  ------------------

          (a) experienced a Material Adverse Effect;

          (b) except as contemplated by the Preferred Stock Agreement, amended its Certificate of Incorporation or its By-Laws, or changed the character of its business in any material manner;

          (c) incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) except in the ordinary course of business, in a prudent manner and consistent with past practices (which obligations and liabilities have been disclosed in writing to Intergraph);

          (d) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent or liens described on SCHEDULE 3.7);

          (e) except as disclosed on SCHEDULE 3.7, cancelled any debts, waived any claims or rights of material value, or sold, transferred, or otherwise disposed of any of its properties or assets otherwise than in the ordinary course of its business consistent with past practices;

          (f) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or Intellectual Property Rights (as defined in Section 3.11(a)), or disposed of or disclosed to any person other than its employees or agents, any trade secret or Intellectual Property Rights not theretofore a matter of public knowledge, other than any disclosure made to customers or actual or potential joint venturers that have executed reasonable non-disclosure agreements in favor of InterCAP;

          (g) except as set forth on SCHEDULE 3.7, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement for personal services with any director, officer or employee, or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), or any deferred compensation or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by InterCAP or the directors, employees or former employees of InterCAP;

          (h) directly or indirectly declared or paid any dividend or made any distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities;

          (i) acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person;

          (j) except as disclosed on SCHEDULE 3.7, issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

          (k) made any, or acquiesced with, any change in any method of accounting or accounting practice;

          (l) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business, in a prudent manner and consistent with past practices; and

          (m) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section 3.7 in the future so that any such representation reasonably could be expected to be untrue as of the Closing.

     SECTION 3.8  Absence of Undisclosed Liabilities.  Except for (i) expenses
                  ----------------------------------
in connection with the transactions contemplated by this Agreement; (ii) payments required to be made by InterCAP in connection with the Merger under the Employment Agreement dated September 10, 1990 between InterCAP and A.G.W. Biddle, III, as amended through and including the amendment thereto dated as of September 26, 1994 (the "Biddle Agreement"), and (iii) as reflected in InterCAP's June 30 Audit or expressly permitted by Article V hereof, neither

InterCAP nor any of its subsidiaries have any unrecorded debt, liability, or obligation of any nature, whether accrued, fixed, contingent, for indemnification or otherwise, and whether due or to become due, which, either individually or in the aggregate, exceeds $25,000.

     SECTION 3.9  Taxes; Regulatory Filings.  Except as disclosed on SCHEDULE
                  -------------------------
3.9, InterCAP and its subsidiaries have timely and, in all material respects, accurately filed all required federal, state, county, local, and foreign tax returns and reports. The provisions for taxes reflected in the Financial Statements are adequate for any and all federal, state, county, local, and foreign taxes accruable through the periods ending on the date of such Financial Statements and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature due and payable by InterCAP, or which a governmental body or agency asserts are due and payable by InterCAP. There are no audits, collection proceedings, or investigations, pending or, to the knowledge of InterCAP, threatened by any governmental body with respect to taxes owed or alleged to be owed by InterCAP. InterCAP has timely filed and obtained all permits, licenses or regulatory filings required or used in the conduct of InterCAP's business, unless the failure to obtain or file such permits, licenses or filings would not have a Material Adverse Effect. There are no deficiencies or active, pending or, to the knowledge of InterCAP, threatened examinations in connection with any of the foregoing.

     SECTION 3.10  Environmental Matters.
                   ---------------------

          (a) InterCAP has obtained all the necessary permits under, has complied with and is currently in full compliance with, all restrictions, limitations, conditions, standards, prohibitions, and other requirements under, all applicable laws relating to pollution, waste disposal, or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or other Environmental Laws (as defined in Section 10.9(b)). InterCAP has not released or disposed of, or arranged or provided for disposal of, any Polluting Substances in a manner that violates or contravenes any applicable Environmental Law.

          (b) InterCAP's leasehold interest in its office space is, to the best of InterCAP's knowledge, free of any and all Polluting Substances (as defined in Section 10.9(c)) or other type of contamination that are matters of environmental concern, and InterCAP owns no interest in real estate other than such leasehold interest.

          (c) There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of InterCAP, threatened against InterCAP relating in any way to the Environmental

Laws or any rule, regulation, ordinance, interpretation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder.

     SECTION 3.11  Intellectual Property.
                   ---------------------

          (a) SCHEDULE 3.11 of this Agreement lists (i) by product or program name, every computer software product and program which is solely and exclusively owned by InterCAP, and which is material to the business of InterCAP as presently constituted, as well as all documentation owned by InterCAP which is shipped to end users (collectively, "INTERCAP PRODUCTS"); (ii) by product name or the identity of the sole or joint owner, every computer software product, program, or other intellectual property which is separately owned by, or jointly owned with, a third party (collectively, "ISD'S"), and which is material to the business of InterCAP ("ISD PROPERTY"); (iii) each and every registered and unregistered trademark and trademark application, trade name, registered patent and patent application, and copyright registration and copyright registration application, which is solely or jointly owned or, in the case of applications, filed by or on behalf of InterCAP (collectively, the "INTELLECTUAL PROPERTY RIGHTS").

          (i) The InterCAP Products and the ISD Property (collectively, the "SOFTWARE PRODUCTS") constitute all of the computer software code currently necessary for InterCAP to conduct the material aspects of its business as presently constituted (including but not limited to supporting customers, modifying and enhancing the InterCAP Products, developing software to meet product commitments to existing customers and customer prospects, and developing software to meet existing product development plans) and, to the best of InterCAP's knowledge and belief, meet InterCAP's current business plans; provided, however, that to the extent the Software Products may not be
- --------  -------
sufficient to meet InterCAP's current business or product development plans, InterCAP does not have reason to believe that InterCAP would be incapable of, or prohibited from, independently creating or obtaining such computer software code as may be necessary to carry out such plans.

          (ii) InterCAP is the sole and exclusive owner of all right, title, and interest in and to the InterCAP Products, and owns licenses or other valid rights to use any intellectual property upon which the InterCAP Products are based or from which the InterCAP Products are derived, including but not limited to the right to use, reproduce, modify, and distribute the InterCAP Products, as well as the right to grant licenses to ISD's and pursue infringement actions.
To the best of InterCAP's knowledge and belief, InterCAP's exercise and full enjoyment of the rights and privileges appurtenant to such exclusive ownership will not infringe upon the intellectual property rights of others, and no person or other entity has made, or to the best of InterCAP's knowledge, threatened to make any claim that the exercise and full enjoyment of such rights will constitute an infringement of the intellectual property rights of such other person or entity.

          (iii) InterCAP has valid and sufficient rights in the ISD Property to permit InterCAP to conduct its business and, to the best of InterCAP's knowledge and belief, to meet InterCAP's current business plans. To the best of InterCAP's knowledge and belief, none of the ISD's currently intend, or during the past year have threatened, to terminate or revoke such rights.

          (b) Except as disclosed in SCHEDULE 3.11 to this Agreement, the InterCAP Products are free and clear of liens, mortgages, and other encumbrances, and InterCAP has not released, disclosed, or created or suffered the creation of a contingent or existing obligation to release, disclose, transfer, deliver, or license (i) the source codes for any of the InterCAP Products, or (ii) any trade secrets or other confidential or proprietary information relating to the InterCAP Products (including, without limitation, information relating to or describing source code architecture, subroutine calls, algorithms (if any), or programmers' notes or similar documentation), unless such release, disclosure, transfer, delivery, or license was accompanied by a non-disclosure agreement prohibiting the recipient from using or disclosing such trade secrets or information. Neither the execution and delivery of this Agreement or any other agreement referred to herein, nor the consummation of the transactions contemplated hereby, will cause or result in the release or disclosure of any of the foregoing.

          (c) Except as disclosed in SCHEDULE 3.11, each and every current and former employee and consultant of InterCAP hired or retained by InterCAP since January 1, 1988 who had access to InterCAP's trade secrets and proprietary and confidential information has entered into an employment, non-disclosure, or consulting agreement (collectively, "Protective Agreements") with InterCAP containing provisions (i) assigning all of such employee's or consultant's right, title, and interest, if any, in and to the InterCAP Products to InterCAP, or designating the product of any programming services performed for InterCAP to be Works-Made-For-Hire, as that term is defined in Section 101 of the Copyright Act of 1976, and (ii) prohibiting the disclosure of InterCAP's trade secrets and proprietary and confidential information by such employee or consultant. To the best of InterCAP's knowledge and belief, there have been no breaches of any of the Protective Agreements, or any other unauthorized release, disclosure, use, or appropriation of any InterCAP trade secrets or other confidential or proprietary information of InterCAP.

          (d) InterCAP has no copyright registrations, trademark registrations, or patents.

          (e) Except as disclosed in SCHEDULE 3.11 to this Agreement, InterCAP is under no existing or contingent obligation to compensate any other person or entity in connection with the use, reproduction, modification, or distribution of any of the Software Products.

          (f) To the best of InterCAP's knowledge and belief, no person or other entity is infringing upon any of InterCAP's intellectual property.

     SECTION 3.12  Employee Benefit Plans.
                   ----------------------

          (a) PLANS AND RELATED DOCUMENTS. InterCAP does not have or purport to have, and does not contribute to, any pension, profit-sharing, option, severance compensation or incentive plan or arrangement, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) ("EMPLOYEE PLAN"), or have any obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as set forth in
SCHEDULE 3.12 of this Agreement (other than statutory protections afforded to employees under non-U.S. law). A complete and accurate summary of each Employee Plan and a complete and accurate copy of each document prepared in connection with such Employee Plan has been furnished to Intergraph.

          (b) ABSENCE OF CERTAIN TYPES OF PLANS. None of the Employee Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which InterCAP could incur liability under Section 4063 or 4064 of ERISA. Except as set forth in SCHEDULE 3.12, none of the Employee Plans is a severance plan within the meaning of the provisions of ERISA applicable to severance plans. Except as set forth in SCHEDULE 3.12, none of the Employee Plans obligate InterCAP to pay separation, severance, termination, or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" with respect to InterCAP, within the meaning of such terms under Section 280G of the Code. None of the Employee Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer, or director of InterCAP.

          (c) COMPLIANCE WITH APPLICABLE LAW. Each Employee Plan has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code. InterCAP has timely filed all reports or other materials required to be filed under ERISA in connection with the Employee Plans. InterCAP has performed all obligations required to be performed by it or under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Employee Plan. No legal action, suit, or claim is pending or threatened with respect to any Employee Plan (other than claims for benefits in the ordinary course) and, to InterCAP's knowledge, no fact or event exists that could give rise to any such action, suit, or claim. The Internal Revenue Service has issued a favorable determination letter with respect to the qualification of each Employee Plan which is intended to be qualified and with respect to each trust established in connection with any Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code, except in the case of the InterCAP Graphics Systems, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) PLAN"), which has been operated since inception pursuant to standardized prototype plan forms which have received favorable determination letters from the Internal Revenue Service.

          (d) PLAN CONTRIBUTIONS AND FUNDING. All contributions, premiums, or payments required to be made with respect to any Employee Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes, no such deduction has been challenged or disallowed by any governmental entity, and no fact or event exists which could give rise to any such challenge or disallowance. As of the Closing, no Employee Plan which is subject to Title IV of ERISA will have an "UNFUNDED BENEFIT LIABILITY" (within the meaning of Section 4001(a)(18) of ERISA). No funded plan, arrangement, or policy covering employees, officers, or directors of InterCAP or its subsidiaries employed outside of the United States has any unfunded liabilities that, as of the balance sheets provided pursuant to Section 3.6 of this Agreement, were not fully reflected in such balance sheets.

     SECTION 3.13  Employment Agreements.  Except as disclosed on SCHEDULE 3.13
                   ---------------------
hereto, there is no employment, consulting, severance or indemnification agreement to which InterCAP or any of its subsidiaries is a party or by which either of them is bound.

     SECTION 3.14  Labor Matters.
                   -------------

          (a) There are no labor or employment controversies pending or, to the knowledge of InterCAP, threatened between InterCAP or its subsidiaries and any of their employees;

          (b) InterCAP is not now, and has never been, a party to any collective bargaining agreement or other labor union contract applicable to persons employed by InterCAP or its subsidiaries, nor are there any activities or proceedings of any labor union to organize any such employees; and

          (c) There are no unfair labor practice complaints pending against InterCAP before the National Labor Relations Board or any current union representation questions involving employees of InterCAP or its subsidiaries.

     SECTION 3.15  Compliance with Laws.  InterCAP and its subsidiaries have
                   --------------------
been and continue to be in compliance with all, and are not in violation of any, applicable laws, regulations, or administrative orders of any county, state, municipality, or of any subdivision thereof to which their business, properties, or any part thereof is subject, the violation of which, or the non-compliance with which, would have a Material Adverse Effect.

     SECTION 3.16  Litigation and Customer Relations.  No suit, action,
                   ---------------------------------
arbitration, administrative proceeding, or governmental investigation is pending or, to InterCAP's knowledge, threatened by, against or affecting InterCAP or its business, properties, rights, assets, or financial condition. InterCAP is not in violation of any order, writ, injunction, or decree to which it is subject of any federal, state, local, or foreign court, department, agency, or instrumentality. InterCAP has furnished Intergraph with copies of all written customer complaints made against InterCAP in connection with the performance or lack thereof of its software since July 1, 1992, and none of InterCAP's software has been rejected or returned as a result of unacceptable performance or functionality. To the best of InterCAP's knowledge, no material portion of InterCAP's renewal customer base has materially reduced or terminated, or, to the knowledge of InterCAP intends to materially reduce or terminate, the amount of its renewal business with InterCAP. InterCAP has furnished to Intergraph true and correct copies of InterCAP's standard form of end-user license agreement, distributor agreement and renewal agreement (collectively, the "SPECIFIED PRODUCT AGREEMENTS"), and except as disclosed on
SCHEDULE 3.17, all of InterCAP's relationships with end-users or distributors conform to the material terms of the Specified Product Agreements and contain no material terms in addition to those contained in the Specified Product Agreements. SCHEDULE 3.17 lists all distributors or others having currently effective rights to sell, license, market or distribute any of the InterCAP Products. Except as disclosed on SCHEDULE 3.16, to the best of InterCAP's knowledge, none of its end-user licensees or renewal licensees has expressed to InterCAP an intention to reduce their license commitments with InterCAP.

     SECTION 3.17  Assets and Material Contracts; Insurance.  InterCAP has good
                   ----------------------------------------
and marketable title to all of its assets, properties and rights, including the Intellectual Property Rights, free and clear of any and all liens, claims, and encumbrances, except as described on the Financial Statements or in any of the Schedules to this Agreement. InterCAP has sufficient rights to use the assets and properties currently employed in the conduct of its business. InterCAP maintains adequate insurance coverage on its assets and properties in accordance with customary industry practice. SCHEDULE 3.17 lists and briefly describes all policies of title, asset, fire, hazard, casualty, liability, life, workers' compensation and other forms of insurance held by InterCAP. Except as described on SCHEDULE 3.17, InterCAP has no material contracts to which it is a party or by which it is bound. All contracts to which InterCAP is a party (including, without limitation, any debt instrument or agreement) are valid and legally binding and are in full force and effect. To InterCAP's knowledge, there are no defaults thereunder by any party thereto, and there are no conditions which, with notice, the lapse of time, or both, would constitute a default by any party thereunder. To the best of InterCAP's knowledge, SCHEDULE 3.17 also lists all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which InterCAP is a party, or made in the ordinary course of business and referred to in clauses (i) through (xiv) of this
Section 3.17. Except as disclosed on SCHEDULE 3.17 or other Schedules to this Agreement, InterCAP is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

          (i) any distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of InterCAP or of any business segment of InterCAP;

          (ii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

     (iii) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments by InterCAP in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which InterCAP has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

     (iv) any material license (whether as licensor or licensee), royalty, permit, software development or franchise agreement, including, without limitation, any agreement pursuant to which InterCAP licenses any InterCAP rights to any third party (other than ordinary course licenses to end-users);

     (v) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is material and is not immediately terminable without cost or other liability at or at any time after the Effective Time;

     (vi) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

     (vii) any material agreement, instrument or other arrangement granting or permitting any encumbrance on any of the properties, assets or rights of InterCAP;

     (viii) any material lease for real property (whether as lessor or lessee) or any other lease or agreement under which InterCAP is lessee of or holds or operates any items of tangible personal property owned by any third party;

     (ix) contract or commitment for charitable contributions;

     (x) contract or commitment for capital expenditures individually in excess of $10,000;

     (xi) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

     (xii) agreement or arrangement outside the ordinary course of InterCAP's business for the sale of any assets, properties or rights having a value in excess of $10,000;

     (xiii) agreement which restricts InterCAP from engaging in any aspect of its business or competing in any line of business in any geographic area; or

     (xiv) any other agreement, contract or commitment which is material to InterCAP.

For purposes of this Section 3.17, the term "material," shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments by or to InterCAP, or otherwise have a value, of at least $25,000. InterCAP has furnished to Intergraph true and complete copies of all such agreements listed in SCHEDULE 3.17.

     SECTION 3.18  Bankruptcy.  InterCAP has not applied for or consented to the
                   ----------
appointment of any trustee or receiver for any of its property or assets, made a general assignment for the benefit of its creditors, admitted in writing its inability to pay its debts as they become due, or commenced any case or proceeding under any chapter of the Federal Bankruptcy Code or any other federal or state law relating to bankruptcy, insolvency or liquidation, except that InterCAP's former French subsidiary was dissolved in accordance with French law following adequate provision for, or payment of, all liabilities and obligations of such subsidiary.

     SECTION 3.19  Customer Orders; Warranties.  All customer orders in backlog
                   ---------------------------
on the books and records of InterCAP are bona fide orders deliverable in the normal course of InterCAP's operations, and in any event within six months of the Closing. Existing purchase orders are in the normal course for quantities and at prices that will not result in a loss to InterCAP or its subsidiaries and there are no undisclosed purchase commitments, which individually or in the aggregate are material. InterCAP and its subsidiaries have not made any commitments to customers for sales already made or for orders in backlog, other than customary warranty and maintenance commitments based upon past practices. InterCAP has made no warranty commitments to United States customers in excess of one hundred twenty (120) days, or to European customers in excess of one hundred eighty (180) days, from the date any such warranty commences.

     SECTION 3.20  Broker or Finder.  InterCAP has not agreed to pay any
                   ----------------
brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement.

     SECTION 3.21  Certain Agreements.  Except as set forth on SCHEDULE 3.21,
                   ------------------
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of InterCAP from InterCAP under any Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     SECTION 3.22  Bank Accounts; Powers of Attorney.  SCHEDULE 3.22 sets forth
                   ---------------------------------
a true and complete list of (i) all bank accounts and safe deposit boxes of InterCAP and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from InterCAP and a summary of the terms thereof.

     SECTION 3.23  Minute Books.  The minute books of InterCAP provided to
                   ------------
Intergraph for review contain a materially complete and accurate summary of all meetings of and actions by the board of directors and stockholders of InterCAP from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

     SECTION 3.24  Board Approval.  The Board of Directors of InterCAP has
                   --------------
unanimously (i) approved this Agreement and each of the related agreements to which InterCAP is a party and the transactions contemplated hereby and thereby,
(ii) determined that the Merger is in the best interests of the stockholders of InterCAP and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of InterCAP approve the Merger in accordance with this Agreement and the GCL.

     SECTION 3.25  Vote Required.  The only votes of the holders of any class or
                   -------------
series of InterCAP Stock necessary to approve the Charter Amendment, the Merger, this Agreement, and each of the related agreements to which InterCAP is a party and the transactions contemplated hereby and thereby are: (i) in the case of the Charter Amendment, the affirmative vote of (a) a majority of the outstanding shares of InterCAP Common Stock and InterCAP Preferred Stock, voting as a single class; (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock, voting separately; (c) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class; and (d) a majority of the outstanding InterCAP Series C Preferred Stock, voting separately; and (ii) in the case of the Merger, this Agreement and each of the related agreements to with InterCAP is a party and the transactions contemplated hereby and thereby, the affirmative vote of (a) at least 66.67% of the outstanding shares of InterCAP Common Stock and the InterCAP Preferred Stock, voting as a single class, and (b) a majority of the outstanding shares of InterCAP Series A Preferred Stock and InterCAP Series B Preferred Stock, voting as a single class.

     SECTION 3.26  Information Supplied.  None of the information supplied or to
                   --------------------
be supplied by InterCAP or any Stockholder for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Proxy Statement will, at the dates mailed to the Stockholders and at the effective date of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all governmental authorities.

     SECTION 3.27  Business Generally.  There have been no events or
                   ------------------
transactions, or information which has come to the attention of InterCAP or any officer or director thereof which could reasonably be expected to have a Material Adverse Effect on InterCAP, and InterCAP is not obligated under any contract or agreement or subject to any corporate restriction which reasonably could be expected to have a Material Adverse Effect on InterCAP.

     SECTION 3.28  Post-Merger Stockholder Continuity.  To the best knowledge of
                   ----------------------------------
InterCAP, there is no plan or intention on the part of the Stockholders (a "PLAN") to sell, exchange, transfer, distribute, pledge or otherwise dispose of (a "SALE") (a) shares of Intergraph Common Stock to be issued to the Stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of InterCAP Stock, or (b) more than fifty percent (50%) of the shares of Intergraph Common Stock to be received in exchange for InterCAP Stock in the Merger. For purposes of this representation, shares of InterCAP Stock (or the portion thereof) (i) with respect to which a Stockholder receives cash in lieu of fractional shares of Intergraph Common Stock or pursuant to the exercise of dissenters' rights and/or (ii) with respect to which a Sale occurs during the period beginning with the commencement of negotiations (whether formal or informal) between InterCAP and Intergraph regarding the Merger and ending on the Effective Time of the Merger, shall be considered shares of outstanding InterCAP Stock exchanged for Intergraph Common Stock in the Merger and then disposed of pursuant to a Plan.

     SECTION 3.29  Full Disclosure.  The (i) representations and warranties made
                   ---------------
by InterCAP contained herein, and (ii) statements contained in any exhibit, schedule, certificate, memorandum, report, instrument or other information (either verbal or written), furnished or to be furnished by InterCAP, or on its behalf, in connection with this Agreement, as of the date given, furnished or made, taken as a whole, do not contain and will not contain any untrue statement of material fact, and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF INTERGRAPH

     Intergraph represents, warrants, and covenants to InterCAP as follows:

     SECTION 4.1  Due Incorporation.  Intergraph and Intergraph Subsidiary are
                  -----------------
corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware, and have the requisite corporate power and authority to enter into and perform this Agreement.

     SECTION 4.2  Due Authorization; Binding Agreement.  This Agreement has been
                  ------------------------------------
duly authorized and approved by all necessary corporate action on the part of Intergraph and Intergraph Subsidiary, has been duly executed and delivered by each of them, and constitutes a valid and legally binding obligation of each of them, enforceable against each of Intergraph and Intergraph Subsidiary in accordance with its terms.

     SECTION 4.3  Capital Stock.  Intergraph's Form 10-Q filed with the SEC with
                  -------------
respect to the fiscal quarter ended June 30, 1994 (the "FORM 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Intergraph as of such date. All outstanding shares of Intergraph Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Intergraph has duly authorized and will make available for issuance the Intergraph Common Stock to be issued as Merger Consideration, and, when issued in accordance with the terms of Article II, the shares of Intergraph Common Stock issued as the Merger Consideration will be validly issued, fully paid and nonassessable and free of preemptive rights. Intergraph owns all the outstanding shares of capital stock of Intergraph Subsidiary, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     SECTION 4.4  Authority.  The execution, delivery and performance by
                  ---------
Intergraph of this Agreement and each of the additional agreements contemplated hereby, and the execution, delivery and performance of this Agreement by Intergraph Subsidiary and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Intergraph and Intergraph Subsidiary. This Agreement and each of the additional agreements contemplated hereby are valid and binding obligations of Intergraph, enforceable against Intergraph in accordance with their respective terms; and this Agreement when executed and delivered by Intergraph Subsidiary, as contemplated hereby, will be a valid and binding obligation of Intergraph Subsidiary, enforceable against Intergraph Subsidiary in accordance with its respective terms.

     SECTION 4.5  Certain Documents.  As of their respective dates, the
                  -----------------
Intergraph Form 10-K filed with the SEC for the year ended December 31, 1993 (the "INTERGRAPH 10-K") and Intergraph's Quarterly Reports on Form 10-Q, current reports on Form 8-K (if any), and definitive 1994 proxy statement filed with the SEC, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.6  Information Provided.  The information provided and to be
                  --------------------
provided by Intergraph for use in the Form S-4 and Forms S-8 to be used in connection with the Merger will not, at the time filed with the SEC and as of the respective dates the Form S-4 and Forms S-8 become effective, when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V.

                             COVENANTS OF INTERCAP

     SECTION 5.1  Affirmative Covenants of InterCAP.  From and after the date
                  ---------------------------------
hereof until the Effective Time or the earlier termination of this Agreement pursuant to Article VIII (the "EXECUTORY PERIOD"), InterCAP shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, dealers, distributors and others having business dealings with InterCap. InterCAP shall promptly notify Intergraph of any event or occurrence or emergency not in the ordinary course of business of InterCAP which has, or reasonably could be expected to have, a Material Adverse Effect. Except as expressly contemplated by this Agreement, InterCAP shall, unless it obtains the prior written consent of Intergraph, from the date of this Agreement to the Closing:

          (a) operate and conduct the businesses of InterCAP in the ordinary course of business;

          (b) preserve intact InterCAP's corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

          (c) comply with all contractual obligations applicable to InterCAP's operations;

          (d) maintain all InterCAP's properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 3.17 or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by InterCAP and consistent with the existing insurance coverages;

          (e) comply in all material respects with all applicable laws and regulations, domestic and foreign;

          (f) promptly notify Intergraph upon obtaining knowledge of any additional default, event of default or condition with which the passage of time or giving of notice would constitute an additional default or event of default under any loan documents and promptly notify and provide copies to Intergraph of any material written communications concerning such loan documents;

          (g) between the date of this Agreement and Closing, promptly give written notice to Intergraph upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of InterCAP contained in or referred to in this Agreement to be untrue or misleading in any material respect;

          (h) deliver to Intergraph a list (SCHEDULE 5.1(h)), dated as of the Effective Time, showing all liabilities and obligations of InterCAP, except those arising in the ordinary course of business, incurred since June 30, 1994, certified by an officer of InterCAP;

          (i) promptly notify Intergraph of any material change or inaccuracies in any data previously given or made available to Intergraph pursuant to this Agreement;

          (j) provide access at Intergraph's expense, to the extent that InterCAP has the right to provide access, to any or all property, real or personal, which InterCAP currently or has in the past leased, operated, owned or managed in any manner so as to enable Intergraph to physically inspect any structure or components of any structure on such property, including without limitation surface and subsurface testing and analyses;

          (k) use its best efforts to collect all amounts due to InterCAP as a result of the exercise of any outstanding stock options or warrants other than the Management Loans (as defined on Schedule 3.7);

          (l) comply with all material aspects of ERISA which are applicable to InterCAP;

          (m) use its best efforts, subject to the terms and conditions of this Agreement, to retain all of its existing employees;

          (n) promptly notify Intergraph upon receipt of any document identifying InterCAP as a party to any litigation or adversarial proceeding; and

          (o) prior to the Effective Time, InterCAP shall cause that certain Promissory Note, dated September 13, 1993 and made by A.G.W. Biddle III in the principal amount of $30,000 (the "Biddle Note") to be replaced by a new note in equal principal amount and otherwise on substantially similar terms to the Biddle Note, except that the entire unpaid principal balance of such replacement note shall be due 30 months after the Effective Time.

     SECTION 5.2  Negative Covenants of InterCAP.  Except with the prior written
                  ------------------------------
consent of Intergraph or as otherwise specifically permitted or contemplated by this Agreement, InterCAP shall not from the date of this Agreement to the
Closing:

          (a) make any amendment to its Certificate of Incorporation or Bylaws other than adoption of the Charter Amendment;

          (b) make any change in the methods used in allocating and charging costs or recognizing revenues, except as may be required by applicable law, regulation or GAAP and after notice to Intergraph;

          (c) make or permit any change in the number of shares of its capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock, except for
(i) the conversion of shares of Series B Preferred Stock and Series C Preferred Stock to InterCAP Common Stock as contemplated by the Preferred Stock Agreement
(ii) the exercise of the Warrants in accordance with the Preferred Stock Agreement, and (iii) the exercise of ISO's in accordance with their terms, but only if (a) InterCAP shall have made full and accurate disclosure of all facts material to the optionholder's decision to exercise such ISO; (b) InterCAP shall have received an opinion of its counsel to the effect that the issuance of InterCAP Common Stock upon exercise of such ISO is exempt from the registration requirements of all applicable federal and state securities laws; and (c) Intergraph shall have determined, to its reasonable satisfaction and with the advice of counsel, that such exercise does not violate any federal and state securities laws applicable to Intergraph in connection with its Form S-4 filing;

          (d) contract to create, amend or renew any debt arrangement or other obligation or liability (absolute, accrued, contingent or otherwise), or modify, waive or extend any loan documents or any rights thereunder, except for refinancing (without increase in principal amount) of any such arrangement or obligation on terms (including pricing and collateral) no less favorable to InterCAP than were in effect prior to such refinancing;

          (e) mortgage, pledge, hypothecate or otherwise encumber, any material asset or permit or incur any lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent) to be filed against any assets or properties of InterCAP, except in connection with refinancings of indebtedness permitted under Section 5.2 (d) and equipment leases permitted under Section 5.2(k);

          (f) cancel any material debts, waive any material claims or rights of value or sell, contract to sell, transfer, or otherwise dispose of any of its properties or assets which are material to the transactions contemplated by this Agreement or which, in the aggregate, constitute a material portion of InterCAP's assets or property;

          (g) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose, or create any firm or contingent obligation to dispose or disclose to any person other than its employees, any material trade secret (including but not limited to source codes for InterCAP Products) not theretofore a matter of public knowledge, except that InterCAP may make such disclosures (other than disclosures of source code) pursuant to customary non-disclosure agreements in the ordinary course of its business;

          (h) except as expressly contemplated by or disclosed pursuant to this Agreement, grant any increase in compensation or pay or agree to pay or accrue any bonus, incentive or like benefit to or for the credit of any director, officer, employee or other person, hire any employees, or enter into, terminate or modify any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Plan or change or modify the period of vesting or retirement age for any participant of such a plan, or make any InterCAP contribution to any 401(k), profit sharing, or similar plan for the benefit of employees;

          (i) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, including without limitation any accrued but unpaid dividends on InterCAP Preferred Stock;

          (j) acquire the capital stock or other equity securities or interest of any other entity;

          (k) make any capital expenditure or a series of expenditures of a similar nature in excess of $100,000 in the aggregate during the Executory Period;

          (l) make any tax election or settle or compromise any federal, state, local or foreign tax liability;

          (m) except as contemplated by this Agreement or expressly permitted by
Section 6.5 hereof, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of InterCAP;

          (n) enter into, renew or amend any real property or equipment leases, except equipment leases permitted under Section 5.2(k);

          (o) initiate or settle any legal or other adversarial proceedings;

          (p) except as expressly permitted by Section 6.5 hereof, enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of InterCAP and its directors under this Agreement or any related written agreement.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

     SECTION 6.1  Access To, and Information Concerning, Properties and Records.
                  -------------------------------------------------------------
During the Executory Period, InterCAP shall, to the extent permitted by law, give Intergraph and its legal counsel, accountants and other representatives (at Intergraph's expense) full access, during normal business hours, throughout the period prior to the Closing, to all of InterCAP's properties, books, contracts, commitments and records, permit Intergraph to make such inspections as they may require, and furnish to Intergraph during such period all such information concerning InterCAP and its affairs as Intergraph may reasonably request. All information disclosed by InterCAP to Intergraph which is confidential and is so identified to Intergraph as confidential shall be held confidential by Intergraph and its representatives, except to the extent counsel to Intergraph has advised them such information is required to or should be disclosed in the Forms S-8, Form S-4, Proxy Statement or otherwise as required by applicable law. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of InterCAP, Intergraph agrees to use reasonable efforts to return to InterCAP or destroy all copies of any non-public information furnished to Intergraph by InterCAP (whether or not such information was designated as confidential by InterCAP), except that Intergraph may retain copies of such material to the extent necessary to defend (and solely for the purpose of defending) its interests in any then pending or threatened dispute between Intergraph and InterCAP concerning or relating to this Agreement.

     SECTION 6.2  Objections of Stockholders.  InterCAP will promptly advise
                  --------------------------
Intergraph in writing of any written objection to the Merger received by InterCAP from any stockholder of InterCAP and furnish Intergraph with such information as Intergraph may reasonably request with respect thereto.

     SECTION 6.3  Miscellaneous Agreements and Consents.  Subject to the terms
                  -------------------------------------
and conditions of this Agreement, Intergraph and InterCAP agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Intergraph and InterCAP shall use their respective best good faith efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein, to obtain the requisite approval of the Stockholders with respect to the Merger and the Charter Amendment, and to satisfy the other conditions to Closing contained herein.

     SECTION 6.4  InterCAP Indebtedness.  Prior to the Effective Time, InterCAP
                  ---------------------
shall pay all regularly scheduled payments on all InterCAP indebtedness (other than dividends accruing on the InterCAP Preferred Stock).

     SECTION 6.5  No Solicitation.  Neither InterCAP nor any subsidiary, nor any
                  ---------------
of their respective officers, directors, employees, representatives, agents or affiliates (including, but not limited to, any investment banker, attorney or accountant retained by InterCAP or any subsidiary), shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or knowingly provide any information to, any corporation, partnership, person, entity or group (other than Intergraph or its affiliates) (a "THIRD PARTY") concerning any merger, sale of any significant portion of the assets, sale of shares of capital stock or similar transactions involving InterCAP or any subsidiary. InterCAP shall promptly notify Intergraph in writing of any such inquiry, contact or proposal (including, without limitation, successive inquiries, contacts or proposals) and shall, in such notice indicate the identity of the person or the material terms and conditions of any inquiry, contact or proposal, including, without limitation, price. Notwithstanding anything to the contrary set forth herein, the Board of Directors of InterCAP may respond to any unsolicited proposal or inquiry with respect to any of the foregoing, and may provide information to, and negotiate with, any person, group or entity in connection therewith if the Board of Directors first certifies in writing to Intergraph that the Board of Directors has determined, with the written advice of counsel, that it must do so in the exercise of its fiduciary duties.

     SECTION 6.6  Public Announcement; Confidentiality and Non-Disclosure.
                  -------------------------------------------------------
Intergraph and InterCAP acknowledge and agree that, without the written consent of the other party and except as otherwise required or permitted herein, neither Intergraph nor InterCAP will disclose to any other person or entity, other than its respective legal and financial advisors, either (i) the fact that discussions or negotiations are taking place between the parties, or (ii) the existence, execution or content of this Agreement or the transactions contemplated hereby, or (iii) any terms, conditions, or other facts discussed or proposed by the parties hereto with respect to this Agreement or any of the prospective transactions contemplated by said documents; provided, however, that
                                                         --------  -------
either party may make such disclosures (i) to the extent required by law, or
(ii) to the extent information becomes public other than through a breach of this Agreement. Subject to extension by written amendment in accordance with
Section 8.5 of this Agreement, the non-disclosure proscriptions imposed on Intergraph and InterCAP by this Section 6.6 shall survive for one (1) year from the date this Agreement terminates. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of Intergraph and InterCAP. Intergraph shall request confidential treatment of the schedules to this Agreement in connection with the filing of the Form S-4 and, if applicable, the Forms S-8.

     SECTION 6.7  Employee Matters.  Intergraph presently intends that, after
                  ----------------
the Merger, neither Intergraph nor the Surviving Corporation will make additional contributions to the Employee Plans. Intergraph agrees, however, that the employees of the Surviving Corporation will be entitled to participate as employees in the employee welfare and pension benefit plans maintained for employees of Intergraph, its affiliates, or both in accordance with their respective terms, and for purposes of vesting, eligibility, benefit accrual and all other purposes under such employee plans, employees of the Surviving Corporation shall be credited for their years of service at InterCAP. Intergraph further agrees that for so long as InterCAP remains profitable (but in no event for a period of more than one (1) year following the Effective Time), (i) the salaries of the employees of InterCAP immediately prior to the Effective Time shall not be generally reduced as part of any Intergraph-wide reduction of employee compensation, and (ii) the employees of InterCAP immediately prior to the Effective Time shall not be subject to any Intergraph-wide layoffs or reductions in force; provided, however, that notwithstanding the foregoing, (i) unless
          --------  -------
otherwise agreed in writing by Intergraph and any particular employee, all employees of InterCAP shall continue to be employees at will following the Merger and (ii) Intergraph may generally reduce the work force of InterCAP or its subsidiaries (otherwise than as part of an Intergraph-wide layoff or reduction in force) if it determines in its sole discretion to do so based on the business conditions, cost structure, and results of operations of InterCAP.

     SECTION 6.8  Expenses.  Except as set forth in Section 8.3, the parties
                  --------
hereto will pay their own expenses incurred in preparing for, entering into and carrying out this Agreement and the transactions contemplated herein.

     SECTION 6.9  Further Assurances.  In case at any time after the Effective
                  ------------------
Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of InterCAP, the proper officers and directors of each party to this Agreement shall take all such necessary action.


                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

          (b) to the extent required by applicable law or the Certificate of Incorporation of InterCAP, the approval of the Merger by each class of Stockholders required to approve such matters in accordance with Section 3.25; and

          (c) the registration statement on Form S-4 with respect to the Intergraph Common Stock constituting the Merger Consideration shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          (d) some or all of the recipients of the Intergraph Common Stock to be issued in the Merger shall have executed and delivered certificates to Intergraph and InterCAP in the form of EXHIBIT F-1 or EXHIBIT F-2 (as appropriate) hereto certifying as to the matters set forth therein with respect to at least fifty percent (50%) of the Intergraph Common Stock to be issued in the Merger;

          (e) InterCAP and Intergraph shall each have received an opinion of counsel, in form and substance satisfactory to the opinion recipient, substantially to the effect that, as of the Effective Time on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

          (f) the Certificate of Incorporation of InterCAP shall have been duly amended in the manner contemplated by the Preferred Stock Agreement following approval of such amendment by all requisite action of the board of directors and stockholders of InterCAP; and

          (g) the closing sale price of Intergraph Common Stock as reported by the NASDAQ National Market System on the business day immediately prior to the Closing Date shall be not less than $6.00 per share nor more than $14.00 per share (in each case, as adjusted to reflect any Stock Adjustment Event).

     SECTION 7.2  Conditions to the Obligations of Intergraph and Intergraph
                  ----------------------------------------------------------
Subsidiary to Effect the Merger.  The obligations of Intergraph and Intergraph
- -------------------------------
Subsidiary to effect the Merger are subject to the satisfaction (by InterCAP) or waiver (by Intergraph) of the following conditions:

          (a) all representations and warranties of InterCAP shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) InterCAP shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

          (c) there shall not have occurred a Material Adverse Effect (other than any Material Adverse Effect arising solely from matters disclosed to Intergraph in the Schedules hereto) since June 30, 1994;

          (d) the directors of InterCAP, in their capacities as such, shall have delivered to Intergraph an instrument dated the Effective Time releasing InterCAP from any and all claims of such directors (except as to rights of indemnification pursuant to the bylaws of InterCAP or otherwise) and shall have delivered to Intergraph their resignations as directors of InterCAP;

          (e) the officers of InterCAP, in their capacities as such, shall have delivered to Intergraph an instrument dated the Effective Time releasing InterCAP from any and all claims of such officers (except as to accrued compensation and benefits and rights of indemnification pursuant to the bylaws of InterCAP or otherwise);

          (f) Intergraph shall have received an opinion of counsel to InterCAP in form and substance reasonably satisfactory to Intergraph;

          (g) all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in all respects to Intergraph and its counsel;

          (h) the Board of Directors and stockholders of InterCAP shall have approved the Merger and the holders of no more than five percent (5%) of the issued and outstanding shares of InterCAP Stock immediately prior to the Effective Time shall have preserved their right to exercise dissenter's rights under the Delaware Statute;

          (i) all necessary regulatory approvals shall have been received;

          (j) Intergraph shall have received certificates dated as of the date of the Closing executed by an appropriate officer of InterCAP, certifying in such reasonable detail as Intergraph may reasonably request, to the effect described in Sections 7.2(a), (b), (c) and (h);

          (k) InterCAP shall have working capital immediately prior to the Closing Date (but exclusive of transaction expenses relating to the Merger and payments under the Biddle Agreement which are required by virtue of the Merger) of at least $450,000, and InterCAP's aggregate indebtedness for borrowed money shall not exceed $210,000.

          (l) all of the Warrants shall have been exercised, and the Series B Preferred Stock and Series C Preferred Stock shall have been converted to InterCAP Common Stock, in accordance with the Preferred Stock Agreement;

          (m) the Preferred Stock Agreement shall have been executed, delivered and performed by the parties thereto;

          (n) Intergraph, InterCAP, Intergraph Subsidiary and the members of the Stockholders' Committee shall have executed and delivered the Escrow Agreement, securing the indemnification obligations of the Stockholders pursuant to Article IX hereof; and

          (o) Intergraph Subsidiary shall have entered into employment agreements with all current InterCAP employees identified on Schedule 7.2(o), and such agreements shall remain in full force and effect as of the Effective Time.

     SECTION 7.3  Conditions to the Obligations of InterCAP to Effect the
                  -------------------------------------------------------
Merger.  The obligations of InterCAP to effect the Merger are subject to the
- ------
satisfaction (by Intergraph) or waiver (by InterCAP) of the following conditions prior to the Effective Time:

          (a) all representations and warranties of Intergraph contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) Intergraph shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Effective Time;

          (c) InterCAP shall have received the opinion of counsel to Intergraph in form and substance reasonably satisfactory to InterCAP; and

          (d) InterCAP shall have received certificates dated as of the Closing, executed by an appropriate officer of Intergraph, certifying, in such detail as InterCAP may reasonably request, to the effect described in Sections 7.3(a) and
(b).


                                 ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1  Termination.  This Agreement may be terminated and the Merger
                  -----------
contemplated hereby may be abandoned, notwithstanding approval thereof by the stockholders of InterCAP:

          (a) at any time prior to the Effective Time by mutual written consent duly authorized by the Boards of Directors of Intergraph and InterCAP;

          (b) by Intergraph if any of the conditions to Closing contained in
Section 7.1 or 7.2 are not satisfied (or waived in writing by Intergraph) by December 31, 1994;

          (c) by InterCAP if the conditions to Closing contained in Section 7.1 or 7.3 are not satisfied (or waived in writing by InterCAP) by December 31, 1994;

          (d) by Intergraph or InterCAP if the Effective Time shall not have occurred on or before midnight local time in Huntsville, Alabama, on December 31, 1994, or such later date agreed to in writing by Intergraph and InterCAP;

          (e) by Intergraph or InterCAP if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

          (f) by InterCAP, if prior to the Effective Time, the InterCAP Board of Directors determines, in good faith, to pursue or accept a bona fide proposal or offer from any Third Party concerning any merger, sale of assets, sale of additional securities or any similar transaction, and certifies in writing to Intergraph that (i) in the judgment of the Board of Directors such proposal or offer is more favorable to InterCAP and the Stockholders than the Merger, and
(ii) the Board of Directors has determined, with the written advice of counsel, that it must accept or pursue such proposal or offer in the exercise of its fiduciary duties (any such offer or proposal is referred to as the "SUPERIOR OFFER").

     SECTION 8.2  Effect of Termination.  In the event of the termination and
                  ---------------------
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of Sections 6.6, 8.2, 8.3, 8.4 and 9.3.

     SECTION 8.3  Reimbursement of Expenses.  Provided that neither Intergraph
                  -------------------------
or Intergraph Subsidiary is then in material breach of this Agreement, if this Agreement is terminated by Intergraph following any intentional breach by InterCAP of its covenants contained in Article IV of this Agreement, or any intentional or reckless material misstatement or omission by InterCAP contained in the representations in Article III of this Agreement, then in any such case, InterCAP shall reimburse Intergraph (not later than three business days after submission of a statement therefor) for all reasonable, actual documented out-of-pocket fees or expenses (including but not limited to reasonable fees and expenses of counsel, accounting fees, travel expenses, registration or filing fees and the like) actually incurred in good faith by Intergraph or on its behalf in connection with the proposed Merger or the negotiation, structuring, evaluation or consummation of the transactions contemplated by this Agreement (collectively, the "Designated Expenses").

     SECTION 8.4  Termination Fee.  Provided that neither Intergraph nor
                  ---------------
Intergraph Subsidiary is then in material breach of this Agreement and that Intergraph and Intergraph Subsidiary have satisfied the conditions of Section
7.1 (the satisfaction or performance of which are in the exclusive control of Intergraph) and Section 7.3, if this Agreement is terminated (i) by InterCAP pursuant to Section 8.1(f), (ii) by Intergraph as a result of the withdrawal or material modification by the InterCAP Board of Directors of its recommendation to the Stockholders with respect to the Merger (but only if such withdrawal arises out of, relates to or follows any inquiry, contact or proposal to InterCAP from a Third Party concerning any Superior Offer or other proposed merger, sale of assets, sale of additional securities or similar transaction), or (iii) by either party and any Superior Offer is approved by the requisite vote of the holders of InterCAP Stock within 180 days of such termination if such Superior Offer or the reasonable possibility of such Superior Offer was known to InterCAP or its directors at the time this Agreement was terminated, then in any such case, InterCAP shall pay to Intergraph, at Intergraph's election, an amount (the "Termination Fee") equal to the greater of
(i) the Designated Expenses plus an amount equal to the fully allocated, reasonable documented cost of time (consisting of salary and benefits) actually expended by Intergraph officers and employees in investigating, negotiating, and taking steps necessary to consummate, the transactions contemplated by this Agreement, but in no event to exceed $300,000 in the aggregate, (ii) $200,000 in cash, or (iii) 10% of the excess over $7,500,000 of the total consideration (whether in the form of cash, securities or other property, or assumption of options or warrants) to be paid to InterCAP or its security holders in connection with the Superior Offer. The applicable Termination Fee shall be paid to Intergraph within 10 days of termination unless the amount specified in clause (iii) is selected by Intergraph, in which case such amount shall be payable upon consummation of the transaction contemplated by the Superior Offer.

     SECTION 8.5  Amendment.  To the extent permitted by applicable law, this
                  ---------
Agreement may be amended by action taken by or on behalf of the Boards of Directors of Intergraph and InterCAP at any time before or after adoption of this Agreement (but prior to the Effective Time), by the stockholders of InterCAP; provided, however, that after any submission of this Agreement to such
          -----------------
stockholders for approval, no amendment shall be made which reduces the applicable Merger Consideration or which materially and adversely affects the rights of InterCAP's Stockholders hereunder without the approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     SECTION 8.6  Extension; Waiver.  At any time prior to the Effective Time,
                  -----------------
the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE IX.

                      SURVIVAL; INDEMNIFICATION; REMEDIES

     SECTION 9.1  Survival of Representations and Warranties.  All
                  ------------------------------------------
representations, warranties, covenants and agreements of InterCAP contained in this Agreement or in any instrument delivered pursuant to this Agreement or at Closing shall survive the Closing to the extent specified in Section 9.2(d), notwithstanding any investigation, audit or inspection at any time made by or on behalf of Intergraph. All statements contained in any certificate or other instrument executed and delivered by InterCAP or its authorized officers or representatives in accordance with this Agreement shall be deemed representations by InterCAP. All representations, warranties, covenants and agreements of Intergraph shall terminate at the

Effective Time and be of no further force and effect, and Intergraph shall have no liability with respect thereto; provided, however, that for the benefit of
                                   -----------------
InterCAP and its Stockholders the covenants and agreements contained in Sections 2.3(d), 6.6, 6.7 and 9.2 of this Agreement shall survive the Closing.

     SECTION 9.2  Indemnification.
                  ---------------

          (a) Subject to Section 9.2(e), the Stockholders, jointly and severally, shall indemnify the Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Event of Indemnification, up to that amount constituting the Escrow Fund (as defined in the Escrow Agreement), which indemnification pursuant to this Section 9.2(a) shall be effected solely in accordance with the terms and provisions of the Escrow Agreement and shall be subject to the qualifications and limitations set forth therein. In connection therewith, the Stockholders shall have no liability to the Indemnified Persons in respect of Losses arising from or in connection with any Event of Indemnification over and above the amounts from time to time representing their respective interests in the Escrow Fund; and the Indemnified Persons, and each of them, shall look for indemnification in respect of any such claim under this Section 9.2(a) solely to the Escrow Fund in accordance with the terms and provisions of the Escrow Agreement (it being understood that nothing contained in this Section 9.2(a) shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons, including rights available under the Securities Act or the Exchange Act (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon an allegation or allegations that InterCAP or the Stockholders, or any of them, had an intent to defraud or made a willful misrepresentation or willful omission of a material fact in connection with this Agreement or any related agreements and the transactions contemplated hereby or thereby or (B) to enforce any judgment of a court of competent jurisdiction or decision of an arbitrator which finds or determines that InterCAP or the Stockholders, or any of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement and the transactions contemplated hereby or thereby).

          (b) No claim shall be brought under Section 9.2(a) hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Stockholders' Committee (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to
Section 9.2(d) of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence appropriate proceedings subsequent to the Survival Date for the enforcement of their rights under Section 9.2(a).

          (c) The obligations and liabilities of a Stockholder with respect to Losses resulting from the assertion of liability by third parties (each, a "THIRD PARTY CLAIM") shall be subject to the following terms and conditions:

              (i) The Indemnified Persons shall promptly (and, in any event, within ten (10) business days) give written notice to the Stockholders' Committee of any Third Party Claim which might give rise to any loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

              (ii) The Indemnified Persons shall assume the defense of any Third Party Claims with counsel of their own choosing, which counsel shall be reasonably satisfactory to the Stockholders' Committee, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims and shall not effect any settlement without the consent of the Stockholders' Committee, which consent shall not unreasonably be withheld or delayed. The Stockholders' Committee (and the Stockholders) and the Indemnified Persons shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

          (d) Subject to the further provisions of this Section 9.2(d), the representations and warranties of Intergraph and Intergraph Subsidiary shall be deemed to be a condition to the Merger and shall not survive beyond the Effective Time, and the representations and warranties made by InterCAP in
Article III hereof shall survive the Effective Time until the ninetieth (90th) day after the Closing Date. The representations and warranties made by the parties hereto to counsel in connection with the opinions to be delivered (a) pursuant to Article VII hereof at the Closing or (b) in connection with the preparation of the registration statement on Forms S-4 and S-8 for the Intergraph Common Stock shall survive the Effective Time; provided, however,
                                                          --------  -------
that such representations and warranties shall only be deemed to speak as of the later of the date such representations and warranties were made or the Closing Date. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "SURVIVAL DATE". Anything contained herein to the contrary notwithstanding, the representations and warranties of InterCAP contained in this Agreement (i) are being given by InterCAP on behalf of the Stockholders and for the purpose of binding the Stockholders to the terms and provisions of this Section 9.2 and the Escrow Agreement, and as an inducement to Intergraph and Intergraph Subsidiary to enter into this Agreement and to approve the Merger (and InterCAP acknowledges that Intergraph and Intergraph Subsidiary have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders) or any other holder of InterCAP Common Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against InterCAP or the

Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Section 9.2 or otherwise.

          (e) Anything to the contrary contained in Section 9.2 notwithstanding:

              (i) The Stockholders shall not be obligated to indemnify the Indemnified Persons pursuant to this Section 9.2 with respect to any Losses until the aggregate amount of such Losses exceeds $150,000 (the "BASKET AMOUNT"), whereupon the Stockholders shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount (up to their respective pro rata interest in the Escrow Fund as provided below
                      --- ----
     in Section 9.2(e)(ii)).

              (ii) The maximum aggregate liability of each Stockholder for indemnification under this Section 9.2 shall not exceed its or their pro rata share of the aggregate amount of the Escrow Fund, determined on
     --- ----
     the basis of the proportion which the number of Escrow Shares contributed into escrow by or on behalf of such Stockholder pursuant to Section 2.2(a) hereof bears to the total number of Escrow Shares contributed into escrow by or on behalf of all Stockholders pursuant to Section 2.2(a) hereof.

          (f) (i)      Upon approval of the Merger, the Stockholders shall be
deemed, for themselves and their personal representatives and other successors, to have constituted and appointed, effective from and after the Effective Time, a committee of three persons initially to consist of Joy E. Binford, A.G.W. Biddle, III, and John C. Gebhardt, as their agents and attorneys-in-fact (the "STOCKHOLDERS' COMMITTEE") to take all action required or permitted under this Agreement and the Escrow Agreement (including, without limitation, the execution and delivery of the Escrow Agreement on behalf of the Stockholders, the giving and receiving of all notices and consents and the execution and delivery of all documents, including any amendments of any non-material term or provision hereof or the Escrow Agreement, and the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Section
9.2 hereof or the Escrow Agreement). The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Stockholders pursuant to the authority granted to them under this Section 9.2(f).

              (ii) In the event of the death, physical or mental incapacity or resignation of any of the members of any of the Stockholders' Committee or a vacancy thereon for any other reason, the remaining members of the Stockholders' Committee shall promptly appoint a further substitute or substitutes and shall advise Intergraph thereof. As between the Stockholders' Committee and the Stockholders, the members of the Stockholders' Committee shall not be liable for, and shall be indemnified by the Stockholders or provided with insurance against, any good faith error of judgment on their part or any other act done or omitted by them in good faith in connection with their duties as members of such Committee, except for gross negligence or willful misconduct. The Stockholders' Committee may consult with professional advisors of its choice. The Stockholders' Committee shall not be responsible for the genuineness or validity of any document and shall have no liability for acting in accordance with any written instructions given to them and believed by them to be signed by the proper parties. The reasonable expenses incurred by the members of the Stockholders' Committee in performing their duties (including fees and expenses of professional advisors) and any indemnification to be provided to the Stockholders' Committee, up to a maximum of $5000, shall be borne by the Surviving Corporation.

     SECTION 9.3   Remedies.  In the event InterCAP breaches or wrongfully
                   --------
terminates this Agreement or the additional agreements contemplated thereby, Intergraph may, (i) terminate this Agreement or such other agreements and shall have no further obligation to InterCAP thereunder, or (ii) require specific performance of InterCAP's obligations under this Agreement or such other agreements(including without limitation, InterCAP's obligations under Articles VIII and IX), or seek actual damages arising from such breach or wrongful termination in lieu of such specific performance. In the event Intergraph breaches or wrongfully terminates this agreement or the additional agreements contemplated thereby, InterCAP may (i) terminate this Agreement or such other agreements and shall have no further obligation to Intergraph thereunder, or
(ii) require specific performance of Intergraph's obligations under this Agreement of such other agreements, or seek actual damages arising from such breach or wrongful termination in lieu of such specific performance. Each party's rights to terminate such agreements and be relieved of its obligations thereunder, or require specific performance or recover actual damages shall be such party's sole and exclusive remedies for breach or termination of such agreements. Intergraph and InterCAP acknowledge and agree that the foregoing limitation of remedies is not intended as a penalty, and that the exclusive remedies prescribed above shall be in lieu of all actual, direct, special, incidental, consequential, punitive or other damage remedies therefor, whether arising in tort, contract or otherwise, or any other right or remedy under applicable law.


                                   ARTICLE X.

                                 MISCELLANEOUS

     SECTION 10.1  Entire Agreement; Assignment.  This Agreement (including the
                   ----------------------------
agreements expressly contemplated hereby) (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Intergraph may assign its rights and obligations to any direct or indirect, wholly-owned subsidiary of Intergraph, but no such assignment shall relieve Intergraph of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 10.2  Severability.  The invalidity or unenforceability of any
                   ------------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 10.3  Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:


if to Intergraph:                        with a copy to:

    Intergraph Corporation               Intergraph Corporation
    Mail Stop HQ011                      Mail Stop HQ034
    Huntsville, Alabama 35894-0001       Huntsville, Alabama 35894-0001
    Attention: John W. Wilhoite          Attention: B. Judson Hennington III

If to Intergraph Subsidiary:             with a copy to:

    Intergraph DC Corporation -
     Subsidiary 7                        Intergraph Corporation
    Mail Stop HQ011                        Mail Stop, HQ034
    Huntsville, Alabama 35894-0001       Huntsville, Alabama 35894-0001
    Attention: John W. Wilhoite          Attention: B. Judson Hennington III

if to InterCAP:                          with a copy to:

    InterCAP Graphics Systems, Inc.      Womble Carlyle Sandridge & Rice, PLLC
    116 Defense Highway                  1600 Southern National Financial Center
    Annapolis, Maryland  21401           200 West Second Street
    Attention: A.G.W. Biddle, III        Winston-Salem, North Carolina  27102
                                         Attention: Jeffrey C. Howland


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 10.4  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 10.5  Descriptive Headings.  The descriptive headings are inserted
                   --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.6  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.7  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, including, but not limited to, facsimiles which are promptly confirmed by counterparts delivered via overnight courier, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 10.8  Incorporation by Reference.  Any and all schedules, exhibits,
                   --------------------------
annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     SECTION 10.9  Certain Definitions.
                   -------------------

          (a) "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, prospects or results of operations of InterCAP and its subsidiaries, taken as a whole.

          (b) "ENVIRONMENTAL LAWS" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, Department of Transportation, and Consumer Product Safety Commission, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

          (c) "POLLUTING SUBSTANCES" shall mean (i) asbestos, (ii) urea formaldehyde foam insulation, (iii) oil and gasoline products or wastes, and
(iv) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or other regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Maryland or Delaware establish a meaning for "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "HAZARDOUS

MATERIALS," "SOLID WASTE," or "TOXIC SUBSTANCE," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

          (d) "KNOWLEDGE" or "KNOWN" -- An individual shall be deemed to have "KNOWLEDGE" of or to have "KNOWN" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation shall be deemed to have "KNOWLEDGE" of or to have "KNOWN" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or in any similar capacity) of the corporation, has, or at any time had, knowledge of such fact or other matter. InterCAP is understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "KNOWN" by, or to the "KNOWLEDGE" of, InterCAP as applicable.

          (e) "AFFILIATE" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

          (f) "EVENT OF INDEMNIFICATION" shall mean the untruth, inaccuracy or breach of any representation or warranty of InterCAP contained in Article III (or any facts or circumstances constituting any such untruth, inaccuracy or breach).

          (g) "INDEMNIFIED PERSONS" shall mean and include Intergraph, Intergraph Subsidiary and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

          (h) "LOSSES" shall mean any and all losses, claims, shortages, costs, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter which is the subject of indemnification under Section 9.2 hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                       INTERGRAPH CORPORATION



By                                            By
  ---------------------------                   ------------------------------
  Its                                           John W. Wilhoite
                                                Vice President and Controller


ATTEST:                                       INTERGRAPH DC CORPORATION -
                                                   SUBSIDIARY 7


By                                            By
  ----------------------------                  ------------------------------
  Its                                           John W. Wilhoite
                                                President


ATTEST:                                       INTERCAP GRAPHICS SYSTEMS, INC.



By                                            By
  ----------------------------                  ------------------------------
  Its                                           A. G. W. Biddle, III
                                                President

                                                                       EXHIBIT A
                             CERTIFICATE OF MERGER

                                       OF

                    INTERGRAPH DC CORPORATION - SUBSIDIARY 7
                            (A DELAWARE CORPORATION)

                                      AND

                        INTERCAP GRAPHICS SYSTEMS, INC.
                            (A DELAWARE CORPORATION)

                            ------------------------


     InterCAP Graphics Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware, desiring to merge with Intergraph DC Corporation - Subsidiary 7, a corporation duly organized and existing under the laws of the State of Delaware pursuant to the provisions of Section 251(c) of the General Corporation Law of Delaware, does hereby certify that:

          FIRST: THE names and places of incorporation of each party to the Merger (defined below) are "InterCAP Graphics Systems, Inc.," a Delaware corporation ("InterCAP"), and "Intergraph DC Corporation - Subsidiary 7," a Delaware corporation ("Intergraph Sub").

          SECOND: InterCAP and Intergraph Sub have agreed that Intergraph Sub shall be merged with and into InterCAP (the "Merger"), pursuant to the terms and conditions of this Certificate of Merger and that certain Agreement and Plan of Reorganization dated as of September __, 1994 (the "Agreement"), by and between InterCAP, Intergraph Sub and Intergraph Corporation, a Delaware corporation ("Intergraph"). Intergraph Sub is a wholly-owned subsidiary of Intergraph. The Agreement has been approved, adopted, certified, executed and acknowledged by each of InterCAP and Intergraph Sub in accordance with the provisions of Section 251(c) of the General Corporation Law of Delaware.

          THIRD: The name of the surviving corporation shall be "InterCAP Graphics Systems, Inc."

          FOURTH: The certificate of incorporation of Intergraph Sub shall be the charter of the surviving corporation, and Article __ thereof shall be amended to read, in its entirety, as follows: "The name of the corporation [(which is hereinafter called the `Corporation')] is:

                        INTERCAP GRAPHICS SYSTEMS, INC."

In all other respects, the certificate of incorporation of Intergraph Sub as the certificate of incorporation of the surviving corporation shall remain unchanged and in full force and effect.

          FIFTH: An executed copy of the Agreement is on file at 116 Defense Highway, Annapolis, Maryland 21401, the principal place of business of the surviving corporation.

          SIXTH: An executed copy of the Agreement shall be furnished by the surviving corporation, upon request and without cost, to any stockholder of InterCAP or Intergraph Sub.

          SEVENTH: The Merger shall become effective upon [some date not later than 90 days following the filing of the Certificate of Merger with the Delaware Secretary of State].


     IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused these presents to be signed in its corporate name and on its behalf by its president and attested by its secretary on __________________________, 1994.

                                  InterCAP Graphics Systems, Inc.
                                  (a Delaware corporation)



                                  By:
                                     -----------------------------------
                                  Its:  President



     [Seal]

Attested and Certified by:



By:
   -----------------------------
Its:  Secretary

                                                                       Exhibit B
                           PREFERRED STOCK AGREEMENT
                           -------------------------


     THIS PREFERRED STOCK AGREEMENT ("Agreement") is made effective this _____ day of September, 1994, between and among InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"), Venture First II L.P., a Delaware limited partnership ("Venture First"), A.G.W. Biddle, III ("Biddle") and GeoCapital II L.P., a Delaware limited partnership ("GeoCapital").


                                  WITNESSETH:
                                  ----------


     WHEREAS, Venture First and Biddle are the holders of all of the issued and outstanding shares of Series A Convertible Preferred Stock, $.01 par value per share, of InterCAP (the "Series A Stock"); and

     WHEREAS, Venture First and Biddle are the holders of approximately 98.85% of the issued and outstanding shares of Series B Convertible Preferred Stock, $.01 par value per share, of InterCAP (the "Series B Stock"); and

     WHEREAS, GeoCapital is the holder of all of the issued and outstanding shares of Series C Convertible Preferred Stock, $.01 par value per share, of InterCAP (the "Series C Stock"); and

     WHEREAS, Venture First is the holder of a Stock Purchase Warrant issued by InterCAP (the "Warrant") pursuant to which Venture First is entitled to purchase an aggregate of 50,000 shares (the "Warrant Shares") of InterCAP Common Stock, for a purchase price of $.25 per Warrant Share or an aggregate purchase price of $12,500.00 (the "Aggregate Warrant Price"); and

     WHEREAS, pursuant to an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") among InterCAP, Intergraph Corporation, a Delaware corporation ("Intergraph"), and Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and wholly owned subsidiary of Intergraph ("Intergraph Sub"), subject to the performance (or waiver) of the conditions stated therein, Intergraph Sub will be merged with and into InterCAP on the terms set forth in the Merger Agreement, and InterCAP will become a wholly owned subsidiary of Intergraph (the "Merger"); and

     WHEREAS, the execution of this Agreement (the capitalized terms of which shall have the meanings ascribed to them in the Merger Agreement if not otherwise defined herein) is a condition to the execution of the Merger Agreement and to Intergraph's obligation to consummate the Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenant and agreements hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  Amendment to Certificate of Incorporation.  Each of Venture First,
         -----------------------------------------
Biddle and GeoCapital irrevocably covenant and agree to each other and InterCAP to vote all of the shares of capital stock of InterCAP they now own and hereafter acquire, or to execute a written consent of stockholders in lieu of meeting, in favor of approving the Certificate of Amendment to the Certificate of Incorporation of InterCAP, as amended (the "Certificate") in substantially the form of Exhibit A attached hereto (the "Amendment"). Venture First, Biddle and GeoCapital further agree to do or cause to be done all such other acts and things and to execute and deliver all such agreements, certificates, undertakings or other documents and instruments necessary or required to adopt and approve the Amendment. Venture First, Biddle and GeoCapital intend that their covenants in this Section 1 constitute an enforceable voting agreement among stockholders under Section 218 of the GCL.

     2.  Election to Take Series A Stock Liquidation Preference.  So long as the
         ------------------------------------------------------
Effective Time occurs on or before January 15, 1995, Venture First and Biddle irrevocably agree, and do hereby elect pursuant to Article Fourth, Section IA, paragraphs 4(c) and 6(i) of the Certificate to receive the liquidation preference of $1.475 per share of Series A Stock (without further adjustment of any kind after the date of this Agreement) pursuant to the Merger in respect of all shares of Series A Stock owned by them, such liquidation preference to be paid in shares of Intergraph Common Stock as provided in the Merger Agreement. The execution and delivery of this Agreement shall constitute irrevocable notice of such election for purposes of Article Fourth, Section 1A, paragraph 6(i) of the Certificate.

     3.  Exercise of Warrant.  Venture First agrees to exercise the Warrant in
         -------------------
full immediately prior to the Effective Time, the parties agreeing that the execution and delivery of this Agreement constitutes sufficient notice of such exercise. In connection with the exercise by Venture First of the Warrant, InterCAP and Venture First agree that, in lieu of the delivery by Venture First to InterCAP of cash in an amount equal to the Aggregate Warrant Price, Venture First shall and does hereby relinquish the right to purchase a number of Warrant Shares at the price set forth in the Warrant such that, upon such exercise, Venture First shall receive 36,260 shares of InterCAP Common Stock plus cash in lieu of fractional shares as provided in the Merger Agreement. InterCAP and Venture First further agree that the exercise of the Warrant upon the foregoing terms shall be in full satisfaction of InterCAP's obligations to deliver shares of InterCAP Common Stock upon exercise of the Warrant.

     4.  Conversion of Series B Stock and Series C Stock.  So long as the
         -----------------------------------------------
Effective Time of the Merger occurs on or before January 15, 1995, (i) Venture First and Biddle irrevocably agree to convert each share of Series B Stock owned by them into one share of InterCAP

Common Stock prior to the Effective Time in accordance with Article Fourth,
Section IB, paragraph 6(a) of the Certificate; and (ii) GeoCapital irrevocably agrees to convert each share of Series C Stock owned by it into one share of InterCAP Common Stock prior to the Effective Time in accordance with Article Fourth, Section IC, paragraph 6(a) of the Certificate. The execution and delivery of this Agreement constitutes irrevocable notice to InterCAP (i) by Venture First and Biddle to convert all shares of Series B Stock owned by them into InterCAP Common Stock as required by Article Fourth, Section 1B, paragraph 6(d) of the Certificate and (ii) by GeoCapital to convert all shares of Series C Stock owned by it into InterCAP Common Stock as required by Article Fourth,
Section 1C, paragraph 6(d) of the Certificate.

     5.  Full Satisfaction of Rights.  Venture First and Biddle agree that the
         ---------------------------
shares of Intergraph Common Stock and any cash in lieu of fractional shares to be delivered to each of Venture First and Biddle in accordance with the terms of the Merger Agreement in exchange for their respective shares of Series A Stock and Series B Stock shall be in full satisfaction of all rights pertaining to such shares of Series A Stock and Series B Stock and all rights and preferences attendant thereto (including, by way of illustration and not limitation, rights to receive accrued but unpaid dividends, rights to receive a liquidation preference other than $1.475 per share for the Series A Stock in the Merger and rights to receive a different number of shares of InterCAP Common Stock upon conversion of the Series B Stock), and until surrendered as contemplated by the Certificate or the Merger Agreement, as the case may be, each certificate representing their respective shares of Series A Stock and Series B Stock shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing the applicable number of shares of Intergraph Common Stock (based on the applicable Exchange Ratio) as set forth in the Merger Agreement (in all cases without interest). GeoCapital agrees that the shares of Intergraph Common Stock and any cash in lieu of fractional shares to be delivered to GeoCapital in accordance with the terms of the Merger Agreement in exchange for its shares of Series C Stock shall be in full satisfaction of all rights pertaining to such shares of Series C Stock and all rights and preferences attendant thereto (including, by way of illustration and not limitation, rights to receive accrued but unpaid dividends and the rights to receive a different number of shares of InterCAP Common Stock upon conversion of the Series C Stock), and until surrendered as contemplated by the Merger Agreement each certificate representing its shares of Series C Stock shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, New Certificates representing the applicable number of shares of Intergraph Common Stock (based on the applicable Exchange Ratio) as set forth in the Merger Agreement (in all cases without interest).

     6.  Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without giving effect to the principles of conflicts of laws thereof.

     7.  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.  Assignment.  This Agreement shall be binding upon and inure to the
         ----------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be null and void and of no force or effect.

     9.  Third Party Beneficiaries.  None of the provisions of this Agreement or
         -------------------------
any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement except that the parties hereto acknowledge that Intergraph is relying on this Agreement in entering into the Merger Agreement.

     10. Headings.  The section headings contained in this Agreement are solely
         --------
for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     11. Amendments.  Any waiver, amendment, modification or supplement of or
         ----------
to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. This Agreement shall be null and void and of no force or effect in the event that the Merger Agreement is terminated prior to the Effective Time of the Merger or if the Merger Agreement is hereafter amended if as a result of such amendment, the rights of the holders of Series A Stock, Series B Stock or Series C Stock are adversely affected in any manner whatsoever.

     12. Severability.  In the event that any provision in this Agreement shall
         ------------
be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provisions as may be legal, valid and enforceable.

     13. Entire Agreement.  This Agreement sets forth our entire understanding
         ----------------
concerning the transactions and related matters discussed herein and shall represent a legally binding agreement upon execution by each of us. This Agreement will be enforceable against each party hereto and its successors and assigns (including any transferee of any shares of Series A Stock and Series B Stock of Venture First or Biddle and including any transferee of any shares of Series C Stock of GeoCapital) in accordance with its terms. If requested by InterCAP, Venture First, Biddle and GeoCapital agree to submit all certificates representing the Series A Stock, the Series B Stock and the Series C Stock to InterCAP for the placement thereon of a legend referencing the existence and restrictions in this Agreement. Pending the placement of such legends on such certificates, Venture First, Biddle and GeoCapital shall not sell, transfer, pledge, hypothecate or otherwise dispose of their shares of Series A Stock, Series B Stock or Series C Stock, in whole or in part, in any manner whatsoever other than in connection with the Merger or as may be contemplated by this Agreement. The parties hereto each hereby consent to specific performance of their obligations hereunder by the other parties hereto.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

                                      INTERCAP GRAPHICS SYSTEMS, INC.



                                      By:
                                         ---------------------------------
                                            Title


                                      VENTURE FIRST II L.P.

                                      By:  Venture First Associates II L.P.
                                             General Partner


                                             By:
                                                --------------------------
                                                    W. Andrew Grubbs
                                                    General Partner



                                      ------------------------------------
                                      A.G.W. BIDDLE, III


                                      GEOCAPITAL II L.P.



                                      By:
                                         ---------------------------------
                                            James J. Harrison
                                            General Partner

                                   Exhibit A
                                       to
                           Preferred Stock Agreement



                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERCAP GRAPHICS SYSTEMS, INC.


     InterCAP Graphics Systems, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:


         1. That the Board of Directors of the Company has duly adopted the following resolutions at a meeting duly called and convened on September ___, 1994:


         RESOLVED, that the Board of Directors of the Company hereby declares it advisable that, subject to receipt of requisite stockholder approval, ARTICLE FOURTH, Section IA, paragraph 4(a) of the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting "October 1, 1994" and replacing it with "January 15, 1995."


         2. That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


         3. That the capital of the Company will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused this Certificate of Amendment to be executed by A.G.W. Biddle, III, its President, and to be attested to by John C. Gebhardt, its Secretary, this ___ day of _______________________, 1994.


ATTEST:                                InterCAP Graphics Systems, Inc.



By:                                    By:
   -----------------------------          ----------------------------------
   John C. Gebhardt                       A.G.W. Biddle, III
   Secretary                              President

                                                                       Exhibit C
                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT ("Agreement"), dated as of , 1994, among Intergraph Corporation, a Delaware corporation ("Parent"), A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford (the "Stockholders' Committee") and , in its capacity as Escrow Agent hereunder (the "Escrow Agent", which term shall also include any successor escrow agent appointed in accordance with Section 10(b) hereof).

     Reference is made to the Agreement and Plan of Reorganization dated as of September , 1994 (the "Reorganization Agreement"), among Parent, Intergraph DC Corporation-Subsidiary-7, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Acquisition Sub"), and InterCAP Graphics Systems, Inc., a Delaware corporation (the "Company"), providing for, among other things, the merger (the "Merger") of Acquisition Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent and the stockholders of the Company receiving shares of Intergraph Common Stock in exchange for shares of InterCAP Stock, in the manner provided in the Reorganization Agreement. As used herein, the term "Reorganization Agreement" shall be deemed to mean and include the Reorganization Agreement and all of the schedules and exhibits thereto and all other agreements executed and delivered in connection therewith. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

     This Agreement is designed to implement the provisions of the Reorganization Agreement pursuant to which Parent, on behalf of the Stockholders, is depositing with the Escrow Agent shares of Intergraph Common Stock issued in the Merger to the Stockholders as security for the satisfaction of the indemnification obligations of the Stockholders pursuant to Section 9.2 of the Reorganization Agreement.

     NOW, THEREFORE, to induce Parent to enter into, and in consideration of Parent entering into, the Reorganization Agreement, and in consideration of the premises and the representations and warranties and agreements contained herein, the parties hereto agree as follows:

     1.  Appointment of Escrow Agent.  The Escrow Agent is hereby appointed to
         ---------------------------
act as escrow agent hereunder and the Escrow Agent agrees to act as such.

     2.  Stockholders' Committee.  Pursuant to Section 9.2(f) of the
         -----------------------
Reorganization Agreement, the Stockholders have, by their approval of the Merger, constituted and appointed as their agents and attorneys-in-fact (who, by execution of this Agreement, will be deemed to accept such appointment) a committee of three persons, to consist initially of A.G.W. Biddle, III, John C. Gebhardt and Joy E. Binford and such other persons as from time to time may be designated in substitution therefor as the "Stockholders' Committee", with full power and authority to take all action required or permitted under this Agreement (including, but not limited to, the giving and receipt of all notices and consents and the execution and delivery of all documents, including any amendments hereto and any agreements and releases in connection with the settlement of disputes hereunder). The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Stockholders pursuant to the authority granted to them under Section 9.2(f) of the Reorganization Agreement and this Section 2. The reasonable expenses incurred by the Stockholders' Committee in performing its duties as the Stockholders' Committee as well as the costs of indemnifying or insuring the Stockholders' Committee pursuant to the Reorganization Agreement (including reasonable legal fees and expenses of counsel thereto) shall be borne (i) by the Company up to an aggregate amount not to exceed $5,000; and (ii) severally by the Stockholders, pro rata based upon the relative number of shares of
                  --- ----
Intergraph Common Stock delivered into escrow hereunder by or on behalf of such Stockholders to the extent such expenses exceed $5,000 in the aggregate.

     3.  Escrow Fund and Escrow Account.
         ------------------------------

         (a) On the date hereof, in accordance with Section 2.2(a) of the Reorganization Agreement, Parent is delivering (or causing the Exchange Agent to deliver) to the Escrow Agent one or more certificates representing the Escrow Shares and the Escrow Agent is accepting such certificates in escrow for the benefit of the Stockholders and the Indemnified Persons pursuant to the provisions of this Agreement. The shares of Intergraph Common Stock delivered to the Escrow Agent pursuant to this Section 3(a), together with any dividends or distributions in cash, stock or property or any securities of Parent issued in respect thereof (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall become part of, and are hereinafter referred to collectively as, the "Escrow Fund."

         (b) The Escrow Agent shall establish a segregated account (the "Escrow Account") at its office located at its address set forth in Section 11(a) of this Agreement in which to hold the Escrow Fund.

     4.  Rights to the Escrow Fund.  The Escrow Fund shall be for the exclusive
         -------------------------
benefit of the Stockholders and the Indemnified Persons and their respective successors and assigns, as provided herein and in the Reorganization Agreement, and no other person or entity shall have any right, title or interest therein.

     5.  Distribution of the Escrow Fund.  The Escrow Agent shall continue to
         -------------------------------
hold the Escrow Fund in its possession until authorized hereunder to distribute the Escrow Fund. The Escrow Agent shall distribute the Escrow Fund as follows:

         (a) In the event any Indemnified Person (the "Claiming Person") asserts a right of indemnity against the Stockholders under Section 9.2 of the Reorganization Agreement, the Claiming Person shall execute and deliver to the Escrow Agent (with a copy being sent simultaneously to the Stockholders' Committee) a written notice to such effect (a "Notice of Claim"; and the right of indemnity asserted in a Notice of Claim being hereinafter referred to as a "Claim") and instructing the Escrow Agent to deliver that portion of the Escrow Fund the Fair Market Value (as defined in Section 6 hereof) of which shall equal the amount of the Claim (or, if the amount of the Claim shall be greater than the Fair Market Value of the Escrow Fund, the balance of the Escrow
Fund) to such Claiming Person and the following shall apply:

               (i) a Notice of Claim delivered to the Escrow Agent pursuant to this Section 5(a) shall set forth the nature and details of such Claim (to the extent known), and the amount thereof (or if not ascertainable, a reasonable maximum amount thereof); and

               (ii) if within 10 business days after receipt of any Notice of Claim by the Escrow Agent pursuant to this Section 5(a), the Stockholders' Committee fails to notify the Escrow Agent that the Claim, or the amount thereof, is disputed, the Escrow Agent shall, within 5 days after the expiration of such 10-day period, deliver to the Claiming Person that portion of the Escrow Fund the Fair Market Value of which shall equal the amount of the Claim as set forth in such Notice of Claim (or, if the amount of the Claim shall be greater than the Fair Market Value of the entire Escrow Fund as of such date, the balance of the Escrow Fund) (the date of any such delivery being referred to herein as a "Release Date"). If the Stockholders' Committee does so notify the Escrow Agent of such dispute (a copy of such notice being simultaneously sent to the Claiming Person), the Escrow Agent shall not deliver such amount to such Claiming Person (or to the Stockholders pursuant to Section 5(c) hereof) until 5 days after such dispute has been settled as provided in Section 11 hereof and notice of such settlement and of the amount, if any, to be paid in respect of the disputed Claim has been delivered to the Escrow Agent and the Stockholders' Committee (the date of receipt of any such notice being referred to herein as a "Settlement Notice Date"; and a Release Date or a Settlement Notice Date being referred to herein as a "Determination Date").

         (b) Anything contained herein to the contrary notwithstanding, if the Escrow Agent is authorized, at any time pursuant to Section 5(a) hereof, to deliver all or any portion of the Escrow Fund to Parent with respect to a Claim or Claims, then such delivery shall be made regardless of the Escrow Agent's prior or subsequent receipt of any Notice of Claim or Notice of Dispute with respect to any other Claim or Claims.

         (c) Subject to Section 5(a) hereof, on the ninetieth (90th) day after the Closing Date, the Escrow Agent shall distribute to the Stockholders the entire balance, if any, of the Escrow Fund, that is in excess of the aggregate amounts specified in all Notices of Claim which, prior to such date, have not been paid to Parent or otherwise discharged pursuant to this Section 5. Any portion of the Escrow Fund which shall continue to be held by the Escrow Agent pursuant to the preceding sentence shall be so held until such time as all disputed Claims hereunder have been settled and notice of such settlement or settlements setting forth the amounts to be paid to Parent, on the one hand, and the Stockholders, on the other hand, have been delivered to the Escrow Agent. If a portion of the Escrow Fund is to be delivered to the Stockholders as provided in this Section 5(c), the Escrow Agent shall disburse such portion of the Escrow Fund as follows:

               FIRST, to each Stockholder who has previously exchanged his or its Old Certificates of InterCAP Stock in the manner provided in
         Section 2.2(b) of the Reorganization Agreement, that number of shares of Intergraph Common Stock (the "Distributable Shares") as shall equal such Stockholders pro rata portion of the Escrow Fund based on his or
                           --- ----
         its relative contribution of the Escrow Shares to the Escrow Fund, together with any cash, property or securities of Parent issued in respect of such Distributable Shares (including, without limitation, any shares issued pursuant to any stock split, reverse stock split, combination or reclassification thereof); and

               SECOND, to Parent (to hold for the benefit of such Stockholders pursuant to Section 2.2(e) of the Reorganization Agreement) the balance thereof with respect to those Stockholders, if any, who have failed to exchange their Old Certificates in the manner contemplated by Section 2.2(b) of the Reorganization Agreement.

               (c) Notwithstanding anything in this Agreement to the contrary, if the Stockholders' Committee executes and delivers to the Escrow Agent (with a copy being sent simultaneously to the Parent) a written notice instructing the Escrow Agent to distribute that portion of the Escrow Fund as is attributable to each Stockholder on whose behalf thirty (30) or fewer Escrow Shares were initially contributed to the Escrow Account, the Escrow Agent shall distribute such portion of the Escrow Fund to such Stockholders, pro rata based on this
                                                      --- ----
relative contribution of Escrow Shares to the Escrow Fund.

               (d) To facilitate the distribution of Escrow Shares from the Escrow Account in accordance with the terms of this Section 5, the Escrow Agent is authorized to present certificates representing the Escrow Shares to the Exchange Agent for split-up, reissuance and delivery by the Exchange Agent to Parent, Claiming Person or Stockholders, as the case may be.

     6.  Valuation.  For all purposes of this Agreement, the "Fair Market Value"
         ---------
of any property (other than cash and shares of Intergraph Common Stock) contained in the Escrow Fund as of any date shall be the fair market value of such property as of such date as determined by the Board of Directors of Parent in the good faith exercise of its reasonable business judgment, and the "Fair Market Value" per share of Intergraph Common Stock shall be the Share Determination Market Price.

     7.  Stockholder Rights.  Anything contained herein to the contrary
         ------------------
notwithstanding, the holder of shares of Intergraph Common Stock held in the Escrow Account shall at all times retain and have the full and absolute right to exercise, all rights and indicia of ownership, including, without limitation, voting and consensual rights, other than the right to receive dividends and other distributions in respect of, and the right to transfer or otherwise dispose of, such shares while such shares remain subject to this Agreement. If any such shares of Intergraph Common Stock are transferred to the Parent pursuant to Section 5 hereof in satisfaction of a Claim or Claims, all rights and indicia of ownership shall thereupon reside with the Parent or any subsequent holders thereof.

     8.  Termination.  This Agreement may be terminated at any time by and upon
         -----------
the receipt by the Escrow Agent of 10 days' prior written notice of termination executed by Parent and the Stockholders' Committee directing the distribution of all property then held by the Escrow Agent under and pursuant to this Agreement. This Agreement shall automatically terminate if and when all amounts in the Escrow Account (including all the securities in which any funds contained in the Escrow Account shall have been invested) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

     9.  Escrow Agent.
         ------------

         (a)   Obligations.
               -----------

               (i) The obligations of the Escrow Agent are those specifically provided in this Agreement, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any agreement among the other parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for following the advice of such counsel.

               (ii) The Escrow Agent shall not have any responsibility for the genuineness of validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

         (b) Resignation and Removal.  The Escrow Agent may resign and be
             -----------------------
discharged from its duties hereunder at any time by giving at least 30 days' prior written notice of such resignation to Parent and the Stockholders' Committee, specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its
- --------  -------
successor accepts the Escrow Fund. Upon receipt of such notice, a successor escrow agent shall be appointed by Parent and the Stockholders' Committee, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If a written instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 40 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Parent petition any court of competent jurisdiction for the appointment of a successor escrow agent. Parent and the Stockholders' Committee, acting jointly, may at any time substitute a new escrow agent by giving 10 days' prior written notice thereof to the Escrow Agent then acting and by Parent paying all fees and expenses of such Escrow Agent.

         (c) Indemnification.  Parent shall hold the Escrow Agent harmless and
             ---------------
indemnify the Escrow Agent against any loss, liability, expense (including attorneys' fees and expenses), claim or demand (a "Loss") that may be incurred by the Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement as a consequence of Parent's action; the Stockholders (to the extent of their rights in the Escrow Fund) shall severally hold the Escrow Agent harmless and indemnify the Escrow Agent against any Loss that may be incurred by the Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement as a consequence of the Stockholders' action; and each of the Parent, on the one hand, and the Stockholders, on the other hand (which Stockholders shall be severally liable therefor, pro rata
                                                                   --- ----
based upon the relative number of shares of Intergraph Common Stock held in escrow hereunder by or on behalf of such Stockholders) shall hold the Escrow Agent harmless and indemnify the Escrow Agent against 50% of any Loss arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement which are not the consequence of any action of any other party hereto, except for any of the foregoing arising out of the gross negligence of willful misconduct of the Escrow Agent. The foregoing indemnities in this paragraph shall survive the resignation or substitution of any Escrow Agent or the termination of this Agreement.

         (d) Fees of Escrow Agent. Parent shall pay the Escrow Agent 100% of the
             --------------------
fees set forth on Schedule I hereto from and after the date hereof as compensation for the ordinary administrative services to be rendered hereunder and all other reasonable fees and expenses of the Escrow Agent, including reasonable attorneys' fees and expenses, if any, which it may incur in connection with the performance of its duties under this Agreement.

     10.  Disputes.  If any dispute should arise with respect to the payment or
          --------
ownership or right of possession of the Escrow Fund, or the duties of the Escrow Agent hereunder, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual agreement of Parent and the Stockholders' Committee (evidenced by appropriate instructions in writing to the Escrow Agent signed by Parent and the Stockholders' Committee) or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Parent and the Stockholders' Committee are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. In the event of any dispute between or among any of the parties to this Agreement, or between or among them or any of them and any other person, resulting in adverse claims or demand being made upon the Escrow Fund, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit in interpleader in a court of competent jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue to so refrain from acting until (a) the rights of all parties have been fully and finally adjudicated by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) or (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and in each case the Escrow Agent shall have been notified thereof in a writing signed by all such persons.

     11. Miscellaneous.
         -------------

         (a) All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by telecopier, nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (i)   if to the Stockholders' Committee, then to:
                     InterCAP Graphics Systems, Inc.
                     116 Defense Highway
                     Annapolis, Maryland  21401
                     Attention:  A.G.W. Biddle, III
                     Telecopier:  301/261-8358

                     with a copy to:
                     Womble Carlyle Sandridge & Rice, P.L.L.C.
                     1600 Southern National Financial Center
                     200 West Second Street
                     Winston-Salem, North Carolina  27101
                     Attention:  Jeffrey C. Howland, Esquire
                     Telecopier:  910/721-3660

               (ii)  if to Parent, to:
                     Intergraph Corporation
                     Mail Stop HQ011
                     Huntsville, Alabama  35894-0001
                     Attention:  John W. Wilhoite
                     Telecopier:  (205) 730-2164
                     with a copy to:
                     Intergraph Corporation
                     Mail Stop HQ034
                     Huntsville, Alabama  35894-0001
                     Attention:  B. Judson Hennington, III, Esquire
                     Telecopier:  205/730-2247

               (iii) if to the Escrow Agent, to:

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         (b) Counterparts.  This Agreement may be executed in a number of
             ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (c) Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed within such State without giving effect to the principles of conflicts of laws thereof.

         (d) Parties in Interest.  This Agreement shall be binding upon, inure
             -------------------
to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other parties hereto.

         (e) Amendments.  This Agreement may be amended only by a written
             ----------
instrument duly executed by the parties hereto.

         (f) Headings.  The section and paragraph headings contained in this
             --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

                                       INTERGRAPH CORPORATION:




                                       By:
                                          -------------------------------------
                                             Name:
                                             Title:


                                       STOCKHOLDERS' COMMITTEE:



                                       ---------------------------------------
                                       A.G.W. Biddle, III, as agent and
                                       attorney-in-fact for the
                                       Stockholders pursuant to
                                       Section 9.2(f) of the
                                       Reorganization Agreement



                                       --------------------------------------
                                       John C. Gebhardt, as agent and
                                       attorney-in-fact for the
                                       Stockholders pursuant to
                                       Section 9.2(f) of the
                                       Reorganization Agreement


                                       --------------------------------------
                                       Joy E. Binford, as agent and
                                       attorney-in-fact for the
                                       Stockholders pursuant to
                                       Section 9.2(f) of the
                                       Reorganization Agreement

Accepted and Agreed to as of
the Date First Written Above:


ESCROW AGENT:

[              ]


By:
   --------------------------
   Name:
   Title:

                                                                       EXHIBIT D

                        InterCAP Graphics Systems, Inc.
                      1989 Employee Stock Option Agreement


          THIS EMPLOYEE STOCK OPTION AGREEMENT entered into this 6th day of June, 1994 between InterCAP Graphics Systems, Inc., a Delaware corporation, having its principal office at 116 Defense Highway, Annapolis, Maryland 21401 (hereinafter referred to as "Company") and ___________________, an individual residing in the state of Maryland (hereafter referred to as the "Optionee").

                                  WITNESSETH:
                                  -----------

          WHEREAS, the Optionee is now engaged in the performance of services for the Company as an employee of the Company, and

          WHEREAS, the Company desires that the Optionee continue to engage in services on behalf of the Company and the Company desires to afford the Optionee an additional incentive pursuant to its 1989 Employee Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated herein by reference, to either acquire or increase, as the case may be, his proprietary interest in the success of the Company;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto hereby mutually agree as follows:

          1.   Grant of Option.  Subject to the terms and conditions
               ---------------
hereinafter set forth, the Company hereby grants to the Optionee, in consideration of his continued service on behalf of the Company, the option to purchase during the period specified in Section 2, and at the purchase price specified in Section 3, all of or any part of 10,000 shares (the "Shares") of the Common Stock of the Company, which Shares when issued upon the exercise of such option and paid for in accordance with the terms hereof shall be fully paid and nonassessable. This option shall be an incentive stock option ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   Period and Exercise.
               -------------------

          A. No part of this option may be exercised (i) before the first anniversary of issuance (the "Date of Grant"), or (ii) more than ten years from the date of issue. The minimum number of Shares with respect to which this option may be exercised in part at one time shall be 100. Subject to the foregoing and to the provisions of Sections 4 and 5 hereof, the Optionee may exercise this option as follows:

               (i) at any time or times from the Date of Grant through the first anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares up to 25% of the total number of Shares covered hereby;

               (ii) at any time or times from the first anniversary of the Date of Grant through the second anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercised this option, will not exceed 50% of the total number of Shares covered hereby;

               (iii) at any time or times from the second anniversary through the third anniversary of the Date of Grant, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercised this option will not exceed 75% of the total number of Shares covered hereby; and

               (iv) at any time or times from after the third anniversary of the Date of Grant through the tenth year after the original issue, the Optionee may exercise this option as to any number of Shares which, when added to the Shares as to which the Optionee has theretofore exercise this option, will not exceed the total number of Shares covered hereby.

          B. Except as otherwise provided in Sections 4 or 5, this option shall be exercisable only if the Optionee has remained in continuous employment with the Company from the Date of Grant until the date of the proposed exercise. For the purpose of this Agreement, a period of engagement as an employee or officer shall be considered continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to re-employment is guaranteed either by statute or by contract. The period of engagement as an employee or officer shall also be considered continuing intact while the Optionee is not in active service because of disability. For purposes of this Section 2(B), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee (as defined below) shall determine whether the Optionee is disabled within the meaning of this Section 2(B). Subject to the limitations of this Section 2(B) above with respect to the permissible length of a leave of absence, in authorizing a leave of absence the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board (the "Committee") may, in its discretion, give credit for the time of such leave in computing whether sufficient time has elapsed for the option or any part thereof to be exercised. Termination of a period of engagement as an employee or officer of the Company to enter the employ or serve as an officer of a subsidiary corporation (as defined in Section 425(f) of the Code) of the Company, as the case may be, shall not be deemed to interrupt continuous employment.

          C. This option may be exercised pursuant to its terms by the Optionee's giving written notice thereof to the Secretary or Treasurer of the Company at its then principal office. Such notice shall state the number of Shares with respect to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares in cash, by certified or bank cashier's check payable to the order of the Company.

          In the event this option shall be exercised, pursuant to Section 5, by any person other than the Optionee, the aforesaid notice shall also be accompanied by appropriate proof of the right of such person to exercise the same.

          D. The stock certificates evidencing the Shares acquired upon exercise of the option, if such Shares are not covered by a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and are not registered under applicable state securities laws, shall bear the following legend:

               "These securities have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred unless registered under said Act and under any applicable state securities laws or unless, in the opinion of counsel for the Company, such registration is not required."

          E. The Company may in its discretion require, regardless of whether a registration statement under the Securities Act and under applicable state securities laws is then in effect with respect to the Shares issuable upon such exercise, or the offer and sale of such Shares are exempt from the registration provisions of the Securities Act and of any applicable state securities laws, that as a condition precedent to the exercise of this option, the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that he or she is acquiring the Shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the Shares issuable upon exercise of the option will not constitute or result in any breach or violation of the Securities Act, any applicable state securities laws, or any similar act or statute or any rulings or regulations thereunder.

          3.   Option Price.  Subject to the provisions of Section 8, the option
               ------------
price per Share shall be $_________. Such price has been found by the Board to be not less than 100% of the fair market value per Share as of the Date of Grant.

          4.   Termination of Option.  In the event of the termination of the
               ---------------------
service of the Optionee as an officer or employee: (i) involuntarily, for cause (which shall include, without limitation, termination for breach of his or her employment agreement, if any), or voluntarily, for any reason, this option and all rights hereunder will automatically terminate simultaneously with the occurrence of such termination; or (ii) for any reason, except death, this option and all rights hereunder will automatically terminate on the earlier of
(a) 90 days from the date of termination (as fixed and determined by the Committee) or (b) the tenth anniversary of the original issue.

          5.  Non-Assignability and Death of Optionee.
              ---------------------------------------

          A. Notwithstanding anything to the contrary herein contained, neither this option nor any rights represented hereby shall be transferable or assignable by the Optionee otherwise than by will or by the laws of descent and distribution, and this option shall be exercisable during the Optionee's lifetime only by the Optionee, and any attempt to transfer or assign this option in violation of the foregoing shall be void and of no force or effect.

          B. In the event the Optionee's employment by the Company is terminated because of death: (i) the option may be exercised only to the extent exercisable by the Optionee on the date of the death of the Optionee; (ii) the option shall be exercisable only by the executor or administrator of the Optionee or the person to whom the Optionee's rights under the option shall pass by the will of the Optionee or the laws of descent and distribution; and (iii) the option may only be exercised within one year of the date of death of the Optionee, but in no event after the tenth anniversary of the original issue.

          6.  Repurchase of Shares.
              --------------------

          A. If, for any reason, including, without limitation, discharge, retirement, disability or death, the Optionee ceases to be an employee of the Corporation or a related corporation within three years of the Date of Grant, the Corporation shall have the right (but shall not be obligated) to repurchase all Shares acquired pursuant to this Agreement, including Shares acquired following termination of the Optionee's employment pursuant to the exercise of the option granted hereunder by the Optionee, the Optionee's estate, or any person acquiring the Option by will or the laws of intestate succession (the "Repurchase Shares").

          B. If the Corporation desires to repurchase the Repurchase Shares, the Corporation shall provide written notice of its desire to repurchase within ninety days following termination of the Optionee's employment by the Corporation (or, with respect to Shares acquired through the exercise of options following the close of such ninety-day period, within thirty days following the date of such exercise). Such notice shall be provided to the Optionee, the Optionee's estate or such other person as may then be the registered holder of such Repurchase Shares (collectively referred to herein as the "Registered Holder"). When the Corporation provides such notice to the Registered Holder, the Registered Holder shall tender the stock certificate or certificates representing the Repurchase Shares to the Corporation at a Closing to be held on the tenth business day following the date of the Corporation's notice at 10:00 a.m. at the Corporation's principal place of business, or at such other time and place as the parties shall agree. At the Closing, the Corporation shall tender the purchase price of the Repurchase Shares as provided in Section 6(C). If the Corporation shall fail to provide such notice with respect to any Repurchase Shares, the provisions of this Section 6 shall be inapplicable with respect to such Shares.

          C. The purchase price of the Repurchase Shares purchased pursuant to this Section 6 (the "Purchase Price") shall be an amount per Share to be determined according to the following equation:

          Purchase Price = (R +/- NI) - PSLP
                           -----------------
                                       CSE
          where:

          R    =    the Company's gross revenues from operations for the 12-
                    month period ending as of the last day of the calendar quarter immediately preceding the date of termination of Optionee's employment, computed in accordance with generally accepted accounting principles

          NI   =    the Company's net income (or net loss) for the 12-month
                    period ending as of the last day of the calendar quarter immediately preceding the date of termination of Optionee's employment, computed in accordance with generally accepted accounting principles; in the case of net income, such amount shall be added to R and in the case of net loss, such amount shall be subtracted from R

          PSLP = the full aggregate liquidation preference to which the holders of the Company's outstanding shares of preferred stock would be entitled as of the date of the termination of Optionee's employment if the Company were deemed to have been subjected to a transaction triggering such a liquidation preference on such date

          CSE  =    the number of shares of Common Stock outstanding as of the date of termination of Optionee's employment calculated on a fully diluted basis assuming the conversion and exchange of all outstanding securities of the Company convertible into or exchangeable for shares of Common Stock and the exercise in full of all outstanding warrants, options or similar rights that are exercisable on the date of such termination without further contingency

The Purchase Price of the Repurchase Shares shall be determined by the Committee in good faith. Payment of the Purchase Price for the Repurchase Shares shall be in cash unless otherwise agreed by the Committee and the Registered Holder.

          D. Unless the Committee shall otherwise agree, the aggregate Purchase Price for any Repurchase Shares purchased hereunder shall be reduced by the amount of any advances or loans made to the Registered Holder by the Corporation which have not been repaid in full as of the date of the Closing. If the aggregate amount of such advances or loans exceeds the Purchase Price of the Repurchase Shares under this Section 6, the excess shall be and remain until paid the obligation of the Optionee or his estate.

          E. The provisions 6(A) through 6(D) shall terminate if the company is sold as defined in Section (8).

          7.   Listing, Registration and Other Legal Requirements.
               --------------------------------------------------

          A. In the event shares of the Common Stock shall be listed on any national securities exchange, the Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of this option prior to completion of listing of such Shares on such national securities exchange and any other exchange on which the shares of the Common Stock may then be listed, and prior to the registration of the same under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any similar act or statute. In such event, and in the further event of the exercise of this option with respect to any Shares subject hereto, the Company at its own cost shall make prompt application for completion of such listing and/or registration of such Shares as may be necessary.

          B. The granting and exercise of this option and the Company's obligation to deliver Shares pursuant to an exercise of this option shall be subject to all applicable federal and state laws, rules and regulations, and listing requirements of any stock exchange, and to such approvals by a regulatory or governmental agency as may be required. Accordingly, if in the opinion of the Company, Shares subject to this option are required to be registered under the Exchange Act or under any applicable state securities laws, and such registration has not been effected or a prospectus complying with the requirements of Section 10 of the Securities Act is not available for delivery upon exercise of this option, the Company shall not be required to deliver the Shares subject to the option to the extent being exercised until the registration has been effected and the prospectus made available. Pending the satisfaction of the foregoing such exercise shall be deemed suspended and there shall be returned to the person exercising this option the proceeds representing the exercise price. In such event, the Company shall provide notice to the Optionee or his representative of the satisfaction of the foregoing registration condition, whereupon the right to exercise this option shall be reinstated.

          C. In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock options granted under the Plan or any other incentive stock option plan of the Company or any parent or subsidiary corporation (as defined in Sections 425(e) and (f) of the Code) of the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

          8.   Capital Adjustment and Sale of the Company.
               ------------------------------------------

          A. If prior to the expiration of this option there shall be any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, separation, reorganization, liquidation, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise than in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares of stock then subject to this option and the purchase price per share of such stock shall be appropriately adjusted by the Committee or the Board to reflect such event so that the Optionee shall be entitled to receive such number of shares or other securities which the Optionee would have been entitled to receive had this option been exercised prior to the occurrence of such event. The determination of the Committee or the Board in respect thereof shall be conclusive.

          B. In the event of (a) the sale of all or substantially all of the Company's assets, (b) the sale by the Company's stockholders in a single transaction or a series of related transactions of more than 50% of the Company's outstanding capital stock, or (c) a merger to which the Company is a party but in which the Company is not the surviving corporation, or a consolidation of the Company with another entity, as a result of which the stockholders of the Company, immediately after such merger or consolidation, hold less than 50% of the equity securities of the surviving or resulting corporation (the events described in clauses (a)-(c) above being hereinafter referred to as the "Subject Events") prior to the full vesting of these options, then this option shall be deemed immediately exercisable in full as of the day immediately preceding the date of such Subject Event.

          C. In the event of (i) the sale by the Company's stockholders in a single transaction or a series of related transactions of all of the Company's outstanding capital stock, or (ii) a merger or consolidation as described in clause (c) of Section 8(B) (the events described in clauses (i) and (ii) above being hereinafter referred to as the "Sale Events") prior to July 1, 1994, with respect to all Shares purchased by the Optionee on the day immediately preceding the date of such Sale Event which Shares became purchasable by the Optionee solely because of the operation of Section 8(B) hereof (the "Accelerated Shares"), the amount of cash, securities or other property or consideration (the "Consideration") payable by the purchaser of the Accelerated Shares (the "Purchaser") with respect to its purchase of the Accelerated Shares in connection with the Sale Event shall be payable by the Purchaser to the Optionee on terms no less favorable than the following:

               (1) One-half of the Consideration (in corresponding increments of cash, stock or other property) shall be delivered by the Purchaser to the Optionee on the date of closing of the Sale Event (the "Closing"); and

               (2) One-half of the Consideration shall be delivered by the Purchaser to an escrow account maintained at a bank or with any other third party acceptable to the Purchaser and the Company, such Consideration to be disbursed to the Optionee (or to the Purchaser) as follows:

                   (a) If the Optionee has not voluntarily terminated his or her employment with the Company prior to the first anniversary of the Closing (the "First Anniversary"), one-half of the remaining

               Consideration together with "Interest" thereon as hereinafter provided, shall be delivered by the Purchaser to the Optionee on the First Anniversary.

                    (b) If the Optionee has not voluntarily terminated his or her employment with the Company prior to the second anniversary of the Closing (the "Second Anniversary"), all the remaining Consideration, together with all remaining "Interest" thereon as hereinafter provided, shall be delivered by the Purchaser to the Optionee on the Second Anniversary; and

                    (c) If the Optionee voluntarily terminates his employment with the Company prior to the First Anniversary or the Second Anniversary (other than by reason of his or her death or disability), all Consideration remaining in the escrow account, together with all remaining "Interest" thereon, shall be returned to the Purchaser as of the date of such termination.

          All cash Consideration deposited in the escrow account shall bear interest, payable by the Purchaser, at the rate of ten percent (10%) per annum, compounded annually. Any interest earned in the escrow account on cash Consideration deposited therein shall be applied towards payment of "Interest" as described below. In the case that shares of stock, other securities, notes or other evidences of indebtedness or other property constitute some or all of the Consideration, the Purchaser shall deposit in the escrow account at the Closing a number of shares of stock or other units of ownership, or a note or other evidence of indebtedness with a face value or principal amount, or other property with a fair market value as determined by the Board, as the case may be, reasonably expected to be equal to one hundred twenty-one percent (121%) of the value of shares of stock, or the face value or principal amount of the note or other evidence of indebtedness, or the fair market value of any other property otherwise deliverable to the Optionee with respect to the Accelerated Shares so placed in escrow as it is paid out. Specifically, the intent of this provision is that 50% of the face value of the consideration for accelerated shares shall be paid at closing at 100%. 25% of the consideration shall be paid on the first anniversary with interest of 10%. 25% of the consideration shall be paid on the second anniversary plus 21%. This provision shall apply to cash and cash like investments. It shall be assumed that pure equity securities shall appreciate by 10% annually and no provision for interest shall be made, though all dividends on those shares shall be added to the escrow account. The amount of blended securities (debt and equity like securities) to be placed in escrow at closing shall be determined by the Board of Directors to meet the intent of the proceeding, and shall then be forever fixed and not subject to later adjustment. Any distribution to the Optionee of Consideration on the First Anniversary shall include all cash Consideration to be distributed pursuant to clause (2)(a) above together with interest earned through the First Anniversary on such cash portion as described above, plus one hundred ten percent (110%) of the securities or other property constituting the Consideration to be distributed from the escrow account pursuant to clause
(2)(a). As used herein, the term "Interest" shall mean interest earned on all cash

Consideration pursuant to this paragraph and all additional shares of stock, notes or other property required to be deposited by the Purchaser in the escrow account at the Closing.

          9.   No Other Adjustments.  Except as provided in Section 8, no
               --------------------
adjustments shall be made for dividends or other rights for which the record shall be prior to the issuance of a stock certificate to the Optionee by reason of his exercise of this option.

          10.  Rights in Option Stock.  The Optionee shall not be considered a
               ----------------------
record holder of any of the Shares in respect of which he shall exercise this option until the date on which he shall actually be recorded as the holder of such Shares upon the stock records of the Company and full payment shall have been made for the Shares.

          11.  Stock Reserved.  The Company shall at all times during the term
               --------------
of this Option Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes, if any, on the exercise option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

          12.  Not Employment Agreement.  This Agreement does not constitute an
               ------------------------
employment agreement and shall not confer on the Optionee any right to continue in the employ of the Company, or prevent, or in any way impair the right of the Company at any time to terminate the employment of the Optionee as, if applicable, an officer or employee, with or without cause.

          13.  Termination, Modification, or Amendment of Plan.  The rights of
               -----------------------------------------------
the Optionee, or the personal representative of the Optionee, or of a beneficiary of the Optionee who acquires the right to exercise this option by bequest or inheritance on the death of the Optionee shall not be adversely affected in any termination, modification, or amendment of the Plan pursuant to which this option is granted, without the consent of the Optionee or of such personal representative or beneficiary.

          14.  Liability of Board.  No member of the Board or of the Committee
               ------------------
shall be liable for any action or determination made in good faith in respect of the Plan or this option.

          15.  Successors.  This Option Agreement shall be binding upon any
               ----------
successor of the Company.

          16.  Notices.  All notice which are provided for under any of the
               -------
provisions of this Option Agreement shall be in writing, and shall be given by registered or certified mail, return receipt requested. Any such notice shall be deemed to have been given on, and such notice shall be deemed dated, the date when the same shall have been deposited for mailing, postage prepaid, in a United States Post Office (except for any notice of change of address, which shall be deemed given on, and dated, the date the same shall be received). All notices provided to be given to the Company shall be addressed to the attention of the Secretary or Treasurer of the

Company at the address of the Company set forth above, or at such other address as the Company may designate by notice hereunder. All notices provided to be given to the Optionee or to his personal representative or beneficiary, shall be addressed to him or her at the address of the Optionee set forth above, or at such other address as he or she may designate by notice hereunder.

          17.  Fractional Shares.  The Company shall not be required to issue
               -----------------
any fractional Share upon exercise of this option, but it shall pay to the Optionee, or to his personal representative or beneficiary who acquires the right to exercise this option by bequest or inheritance on the death of the Optionee, the cash equivalent of any fractional share interests, as determined in the sole discretion of the Board or the Committee.

          18.  Governing Law.  This Option Agreement shall be deemed made in the
               -------------
State of Delaware and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State without giving effect to the principles of conflict of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed on the day and year first above written.

                                    INTERCAP GRAPHICS SYSTEMS, INC.



                                    By:   _________________________
                                          A.G.W. Biddle, III
                                          President

Attest:



___________________________
John C. Gebhardt
Secretary

                                    OPTIONEE:



                                    _______________________________ (SEAL)

                                                                       Exhibit E

                        InterCAP Graphics Systems, Inc.
                      Nonqualified Stock Option Agreement


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") entered into this __ day of September, 1994, between InterCAP Graphics Systems, Inc., a Delaware corporation, having its principal office at 116 Defense Highway, Annapolis, Maryland 21401 (hereafter referred to as "Company") and _________________, an individual residing in the state or country, as the case may be, of ____________ (hereafter referred to as the "Optionee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Optionee is now engaged in the performance of services for the Company as an employee of the Company; and

     WHEREAS, pursuant to the Company's 1994 Non-Qualified Stock Option Program the Board of Directors of the Company has authorized and directed the Company to issue to the Optionee an option to acquire shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), in recognition of past service to the Company and to induce the present option holders to remain in the employ of the Company following its merger with Intergraph DC Corporation - Subsidiary 7 ("Intergraph Sub"), a Delaware corporation and a wholly-owned subsidiary of Intergraph Corporation ("Intergraph"), a Delaware corporation;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto hereby mutually agree as follows:

          1.  Grant of Option.  Subject to the terms and conditions hereinafter
              ---------------
set forth, the Company hereby grants to the Optionee, in consideration of the Optionee's prior service to the Company and the Optionee's continued service on behalf of the Company and its successor, the option to purchase during the period specified in Section 2, and at the purchase price specified in Section 3, all of or any part of _______ shares (the "Shares") of the Common Stock of the Company, which Shares when issued upon the exercise of such option and paid for in accordance with the terms hereof shall be fully paid and nonassessable. The effectiveness of the foregoing grant is expressly conditioned on and subject to the consummation of the merger of Intergraph Sub with and into the Company and the other transactions (collectively, the "Transactions") contemplated by that certain Agreement and Plan of Reorganization by and among Intergraph, Intergraph Sub and the Company dated September ___, 1994 (the "Merger Agreement").
Provided the Transactions are consummated pursuant to the Merger Agreement, the foregoing grant shall be deemed to have been made immediately before the consummation of the Transactions. This option shall be a nonqualified option under the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Period and Exercise.
              -------------------

              A. No part of this option may be exercised (i) before the effective date of the consummation of the Transactions pursuant to the Merger Agreement (the "Date of Grant"), or (ii) after the tenth anniversary of the Date of Grant (the "Expiration Date"). The minimum number of Shares with respect to which this option may be exercised in part at one time shall be one-fourth (1/4) of the Shares. Subject to the foregoing and to the provisions of Sections 4 and 5 hereof, the Optionee may exercise this option as follows:

                 (i) at any time or times from the Date of Grant through the first anniversary of the Date of Grant, the Optionee may purchase up to one-half (1/2) of the Shares;

                 (ii) at any time or times from the first anniversary of the Date of Grant through the second anniversary of the Date of Grant, the Optionee may purchase up to three-fourths (3/4) of the Shares; and

                 (iii) at any time or times from the second anniversary of the Date of Grant through the Expiration Date, the Optionee may purchase all of the Shares.

              B. Except as otherwise provided in Sections 4 or 5, this option shall be exercisable only if the Optionee has remained in continuous employment with the Company from the date of this Agreement until the date of the proposed exercise. For purposes of this Agreement, a period of engagement as an employee or officer shall be considered continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to re-employment is guaranteed either by statute or by contract. The period of engagement as an employee or officer shall also be considered continuing intact while the Optionee is not in active service because of disability. For the purposes of this Section 2(B), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Board shall determine whether the Optionee is disabled within the meaning of this Section 2(B). Subject to the limitations of this Section 2(B) above with respect to the permissible length of a leave of absence, in authorizing a leave of absence the Board of Directors of the Company may, in its discretion, give credit for the time of such leave in computing whether sufficient time has elapsed for the option or any part thereof to be exercised. Termination of a period of engagement as an employee or officer of the Company to enter the employ or serve as an officer of a subsidiary or parent corporation (as defined in Section 424(f) of the Code) of the Company, as the case may be, shall not be deemed to interrupt continuous employment.

              C. This option may be exercised pursuant to its terms by the Optionee's giving written notice thereof to the Treasurer of the Company at its then principal office, or as otherwise directed by the Company. Such notice shall state the number of Shares with respect to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares in cash, or by certified or bank cashier's check payable to the order of the Company.

                 In the event this option shall be exercised, pursuant to
Section 5, by any person other than the Optionee, the aforesaid notice shall also be accompanied by proof reasonably acceptable to the Company of the right of such person to exercise the same.

              D. The stock certificates evidencing the Shares acquired upon exercise of the option, if such Shares are not covered by a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and are not registered under applicable state securities laws, shall bear the following legend:

              "These securities have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred unless registered under said Act and under any applicable state securities laws or unless, in the opinion of counsel for the Company, such registration is not required."

              E. The Company may in its discretion require, regardless of whether a registration statement under the Securities Act and under applicable state securities laws is then in effect with respect to the Shares issuable upon such exercise, or the offer and sale of such Shares are exempt from the registration provisions of the Securities Act and of any applicable state securities laws, that as a condition precedent to the exercise of this option, the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that he or she is acquiring the Shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the Shares issuable upon exercise of the option will not constitute or result in any breach or violation of the Securities Act, any applicable state securities laws, or any similar act or statute or any rulings or regulations thereunder.

          3.  Exercise Price.  Subject to the provisions of Section 7, the
              --------------
exercise price per Share shall be $____.___ (the "Exercise Price").

          4.  Non-Assignability.  Notwithstanding anything to the contrary
              -----------------
herein contained, neither this option nor any rights represented hereby shall be transferable or assignable by the Optionee otherwise than by will or by the laws of descent and distribution, and this option shall be exercisable during the Optionee's lifetime only by the Optionee, and any attempt by the Optionee to transfer or assign this option in violation of the foregoing shall be void and of no force or effect.

          5.  Termination of Option.
              ---------------------

              A. In the event of the termination of the service of the Optionee as an officer or employee by the Company for Cause (as hereinafter defined) or voluntarily by the Optionee for any reason other than breach by the Company of any written employment agreement (if any) between Optionee and the
Company: (i) the option may be exercised only to the extent exercisable on the date of such termination; and (ii) the option may only be exercised within 90 days of the date of such termination, but in no event after the Expiration Date. As used in this Agreement, the term "Cause" shall mean (i) "cause" as defined in any written employment agreement (if any) between Optionee and the Company, or
(ii) in the absence of such an employment agreement, any of the following: (A) conviction of the Optionee of a felony involving moral turpitude, (B) gross malfeasance in the performance of the Optionee's duties, or (C) intentional substantial damage, theft or destruction by the Optionee of property of the Company.

              B. In the event the Optionee's employment by the Company is terminated because of death: (i) on the date of the death of the Optionee, the vesting period for the numbers of Shares as to which the option may be exercised shall accelerate and the option shall become fully exercisable as to any unpurchased Shares; (ii) the option shall be exercisable only by the executor or administrator of the Optionee or the person to whom the Optionee's rights under the option shall pass by the will of the Optionee or the laws of descent and distribution; and (iii) the option may only be exercised within one year of the date of death of the Optionee, but in no event after the Expiration Date.

              C. In the event the Optionee's employment is terminated by the Company other than for Cause or by the Optionee due to breach by the Company of a written employment agreement (if any) between Optionee and the Company: (i) on the date of such event, the vesting period for the number of Shares as to which the option may be exercised shall accelerate and the option shall become fully exercisable as to any unpurchased Shares; and (ii) the option may only be exercised within 90 days following such termination, but in no event after the Expiration Date.

          6.  Capital Adjustment; Sale of the Company Subsequent to the
              ---------------------------------------------------------
              Transactions.
              ------------

              A. If following the consummation of the Transactions and prior to the expiration of this option there shall be any stock dividend, stock split, combination or exchange of shares, recapitalization, separation, reorganization, liquidation, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise than in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares of stock then subject to this option and the purchase price per share of such stock shall be appropriately adjusted by the Board to reflect such event so that the Optionee shall be entitled to receive such number of shares or other securities which the Optionee would have been entitled to receive had this option been exercised prior to the occurrence of such event. The determination of the Board in respect thereof shall be conclusive.

              B. If the Company is merged with or consolidated into any other corporation (otherwise than as part of the Transactions), or if all or substantially all of the business or property of the Company is sold, or if the Company is liquidated or dissolved, or if a tender or exchange offer is made for all or any part of the Company's voting securities, or if any other actual or threatened change in control of the Company occurs, the Board, with or without the consent of the option recipient, may (but shall not be obligated to), either at the time of or in anticipation of any such transaction, take any of the following actions that the Board may deem appropriate in its sole and absolute discretion: (i) cancel any option by providing for the payment to the option recipient of the excess of the closing sale price of the Shares as reported on the National Association of Securities Dealers, Inc. Automated Quotations National Market System on the day immediately prior to such cancellation, over the Exercise Price of the option (provided, however, that such alternative shall
                                  -----------------
only be available to the Board if the vesting of all previously unvested options held by the option recipient under this Agreement is first accelerated), (ii) substitute a new option of substantially equivalent value for any option or
(iii) accelerate the exercise terms of any option.

          7.  No Other Adjustments.  Except as provided in Section 7, no
              --------------------
adjustments shall be made for dividends or other rights for which the record date shall be prior to the issuance of a stock certificate to the Optionee by reason of the exercise of this option.

          8.  Rights in Option Stock. The Optionee shall not be considered a
              ----------------------
record holder of any of the Shares in respect of which he or she shall exercise this option until the date on which the Optionee shall actually be recorded as the holder of such Shares upon the stock records of the Company and full payment shall have been made for the Shares.

          9.  Stock Reserved.  The Company shall at all times during the term
              --------------
of this Option Agreement keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement and shall pay all original issue taxes, if any, on the exercise of this option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

          10. Not Employment Agreement.  This Agreement does not constitute an
              ------------------------
employment agreement and shall not confer on the Optionee any right to continue in the employ of the Company, or prevent, or in any way impair the right of the Company at any time to terminate the employment of the Optionee as, if applicable, an officer or employee, with or without cause.

          11. Liability of Board.  No member of the Board shall be liable for
              ------------------
any action or determination made in good faith in respect of this option.

          12. Successors.  This Agreement shall be binding upon any successor
              ----------
of the Company. Optionee and the Company acknowledge and agree that upon consummation of the Transactions, Intergraph will assume the rights and obligations of the Company under this Agreement. In connection with such assumption, (i) references in this Agreement to "Shares" shall be deemed to refer to shares of Intergraph common stock, $.10 par value per share (adjusted as set forth in (ii) below), (ii) the number of Shares covered by this option and the Exercise Price shall be adjusted as set forth in Section 2.3 of the Merger Agreement, (iii) references to the Company shall be deemed to refer to Intergraph, and (iv) references to the Board shall be deemed to be references to the Board of Directors of Intergraph. Optionee hereby consents to the foregoing assumptions.

          13. Notices.  All notices which are provided for under any of the
              -------
provisions of this Option Agreement shall be in writing, and shall be given by registered or certified mail, return receipt requested. Any such notice shall be deemed to have been given on, and such notice shall be deemed dated, the date when the same shall have been deposited for mailing, postage prepaid, in a United States Post Office (except for any notice of change of address, which shall be deemed given on, and dated, the date the same shall be received). All notices provided to be given to the Company shall be addressed to the attention of the Treasurer of the Company at the Company's principal address, or at such other address as the Company may designate by notice hereunder. All notices provided to be given to the Optionee or to his personal representative or beneficiary, shall be addressed to him or her at the address of the Optionee set forth above, or at such other address as he or she may designate by notice hereunder.

          14. Fractional Shares.  The Company shall not be required to issue any
              -----------------
fractional Share upon exercise of this option, but it shall pay to the Optionee, or to his personal representative or beneficiary who acquires the right to exercise this option by bequest or inheritance on the death of the Optionee, the cash equivalent of any fractional share interests, as determined in the sole discretion of the Board.

          15. Withholding.  Whenever the Company proposes or is required to
              -----------
issue or transfer Shares, the Company shall have the right to require the Optionee, prior to the issuance or delivery of any certificates for such Shares, to remit to the Company, or provide indemnification satisfactory to the Company for, an amount sufficient to satisfy any federal, state, local, and foreign withholding tax requirements incurred as a result of an option exercise by such Optionee.

          16. Governing Law.  This Agreement shall be deemed made in the State
              -------------
of Delaware and shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts made and to be performed in such State without giving effect to the principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                     INTERCAP GRAPHICS SYSTEMS, INC.



                                     By:
                                        -----------------------------------
                                           A.G.W. Biddle, III
                                           President
Attest:



- ----------------------------
John C. Gebhardt
Secretary


                                     OPTIONEE



                                                                     (SEAL)
                                     --------------------------------

                                     --------------------------------

                                                                     EXHIBIT F-1

                       Individual Stockholder Certificate
                       ----------------------------------



Intergraph Corporation
Mail Stop HQ011
Huntsville, Alabama  35894-0001
Attention:  John W. Wilhoite

InterCAP Graphic Systems, Inc.
116 Defense Highway, Suite 400
Annapolis, Maryland  21401
Attention:  A. G. W. Biddle, III

     RE: AGREEMENT AND PLAN OF REORGANIZATION (THE "AGREEMENT"), DATED AS OF SEPTEMBER 30, 1994, BY AND AMONG INTERGRAPH CORPORATION
          ("INTERGRAPH"), INTERGRAPH DC CORPORATION - SUBSIDIARY 7 ("INTERGRAPH SUBSIDIARY"), AND INTERCAP GRAPHIC SYSTEMS, INC. ("INTERCAP")
                                             --------------------------

Ladies and Gentlemen:

     This Certificate is supplied to you in connection with the Merger provided for in the Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     The undersigned understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. The undersigned has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of InterCAP maintain a meaningful continuing equity ownership interest in Intergraph after the Merger. The undersigned understands that this Certificate will be relied upon by Intergraph, InterCAP and their respective counsel and accounting firms.

     The undersigned hereby certifies to Intergraph and InterCAP that the undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition of more than ______ percent (___%) of the Intergraph Common Stock to be received by the undersigned in the Merger. If the foregoing certification ceases to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of Intergraph and InterCAP, promptly but in any event prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     Dated this _____ day of _______________, 1994.

                                             STOCKHOLDER



                                             ----------------------------------
                                                         (Signature)


                                             ----------------------------------
                                                        (Print Name)

                                                                     EXHIBIT F-2

                         Entity Stockholder Certificate
                         ------------------------------



Intergraph Corporation
Mail Stop HQ011
Huntsville, Alabama  35894-0001
Attention:  John W. Wilhoite

InterCAP Graphic Systems, Inc.
116 Defense Highway, Suite 400
Annapolis, Maryland  21401
Attention:  A. G. W. Biddle, III

     RE: AGREEMENT AND PLAN OF REORGANIZATION (THE "AGREEMENT"), DATED AS OF SEPTEMBER 30, 1994, BY AND AMONG INTERGRAPH CORPORATION
          ("INTERGRAPH"), INTERGRAPH DC CORPORATION - SUBSIDIARY 7 ("INTERGRAPH SUBSIDIARY"), AND INTERCAP GRAPHIC SYSTEMS, INC. ("INTERCAP")
                                             --------------------------

Ladies and Gentlemen:

     This Certificate is supplied to you in connection with the Merger provided for in the Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     The undersigned understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. The undersigned has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of InterCAP maintain a meaningful continuing equity ownership interest in Intergraph after the Merger. The undersigned understands that this Certificate will be relied upon by Intergraph, InterCAP and their respective counsel and accounting firms.

     The undersigned hereby certifies to Intergraph and InterCAP as follows:

     (a) The undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge or other disposition (collectively, a "Sale") of more than ______ percent (___%) of the Intergraph Common Stock to be received by the undersigned in the Merger. For purposes of this clause (a), the term "Sale" shall not include any mandatory distribution of shares of Intergraph Common Stock required to be made by the undersigned to its partners, shareholders or other beneficial owners in accordance with the terms of the undersigned's partnership agreement, certificate or articles of incorporation or other governing instrument (a "Required Distribution").

     (b) To the best of the undersigned's knowledge and after due investigation and inquiry, in the event the undersigned has, or as of the Effective Time of the Merger will have, a present plan or intention to make a Required Distribution within two years of the Effective Time of the Merger, each of the recipients of the shares of Intergraph Common Stock in the Required Distribution has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a Sale of more than ______ percent (___%) of the shares of Intergraph Common Stock to be received by them in the Required Distribution.

     If any of the foregoing certifications cease to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of Intergraph and InterCAP, promptly but in any event prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     Dated this _____ day of _______________, 1994.


                                             STOCKHOLDER



                                             ----------------------------------
                                                         (Signature)


                                             ----------------------------------
                                                         (Print Name)


                                             ----------------------------------
                                                         (Print Title)


                                             ----------------------------------
                                                   (Print Name of Company)

                               AMENDMENT NO.1 TO
                     AGREEMENT AND PLAN OF REORGANIZATION

     AMENDMENT NO.1 TO AGREEMENT AND PLAN OF REORGANIZATION ("Amendment"), dated as of December 7, 1994, by and among Intergraph Corporation, a Delaware corporation ("Intergraph"), Intergraph DC Corporation-Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Subsidiary"), and InterCAP Graphics Systems, Inc., a Delaware corporation ("InterCAP"). Except as specifically set forth herein, all terms used herein shall have the same meaning as set forth in the Agreement and Plan of Reorganization among Intergraph, Intergraph Subsidiary and InterCAP, dated as of September 30, 1994 (the "Agreement").

     WHEREAS, Intergraph, Intergraph Subsidiary and InterCAP entered into the Agreement pursuant to which Intergraph Subsidiary will merge with and into InterCAP and InterCAP will become a wholly owned subsidiary of Intergraph; and

     WHEREAS, by letter agreement of even date herewith and in substantially the form of Exhibit A to the Amendment (the "Redemption Postponement Letter") the holders of substantially all of the InterCAP Preferred Stock have agreed to waive or postpone their rights (in either case until January 16, 1995) to have a portion of their InterCAP Preferred Stock redeemed in accordance with certain provisions of InterCAP's Certificate of Incorporation; and

     WHEREAS, Intergraph, Intergraph Subsidiary and InterCAP desire to amend the Agreement to extend the date by which the conditions to Closing contained in the Agreement must be satisfied (or waived) and by which the Effective Time shall have occurred, and to acknowledge the Redemption Postponement Letter.

     NOW, THEREFORE, in consideration of the Redemption Postponement Letter and the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  Section 8.1 of the Agreement is hereby amended as follows:

         (a) The reference in Section 8.1(b) to "December 31, 1994" is hereby deleted and replaced with "January 15, 1995."

         (b) The reference in Section 8.1(c) is hereby amended by deleting the reference to "December 31, 1994" and replacing it with "January 15, 1995."

         (c) The reference in Section 8.1(d) to "December 31, 1994" is hereby deleted and replaced with "January 15, 1995."

     2. For all purposes of the Agreement, the Redemption Postponement Letter shall be deemed to be disclosed in the Disclosure Schedule, and all references to matters disclosed in the schedules to the Agreement shall be deemed to include the Redemption Postponement Letter and the agreement of the parties memorialized thereby.

     3. Except as specifically amended hereby, all terms and conditions of the Agreement shall continue in full force and effect and are hereby ratified and confirmed by Intergraph, Intergraph Subsidiary and InterCAP.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

ATTEST:                                       INTERGRAPH CORPORATION


By:  /s/ B.J. Hennington, III                 By: /s/ John W. Wilhoite
     -----------------------------                -----------------------------
Its:    Assistant Secretary                       John W. Wilhoite
     -----------------------------                Vice President and Controller


ATTEST:                                       INTERGRAPH DC CORPORATION
                                              SUBSIDIARY 7


By:  /s/ B.J. Hennington, III                 By: /s/ John W. Wilhoite
     -----------------------------                -----------------------------
Its:    Secretary                                 John W. Wilhoite
     -----------------------------                President


ATTEST:                                       INTERCAP GRAPHICS SYSTEMS, INC.


By:  /s/ Joy E. Binford                       By: /s/ A.G.W. Biddle, III
     -----------------------------                -----------------------------
Its:    V.P. of Finance                           A.G.W. Biddle, III
     -----------------------------                President

                                   EXHIBIT A

                        InterCAP Graphics Systems, Inc.
                              116 Defense Highway
                           Annapolis, Maryland 21401

                               December 7, 1994

Venture First II L.P.
1000 Park Forty Plaza
Suite 300
Durham, NC 27713
Attn: Mr. W. Andrew Grubbs

GeoCapital II, L.P.
2115 Linwood Avenue
Fort Lee, NJ 07024
Attn: Mr. James J. Harrison


Gentlemen:

     The purpose of this letter is to set forth the agreement reached among InterCAP Graphics Systems, Inc., a Delaware corporation (the "Company"), A.G.W. Biddle, III ("Biddle"), Venture First II L.P. ("VFL") and GeoCapital II, L.P. ("GeoCap") with respect to the waiver by Biddle, VFL and GeoCap of the Company's stock redemption obligations for the Company's Series A Convertible Preferred Stock, $.01 par value per share ("Series A Stock"), Series B Convertible Preferred Stock, $.01 par value per share ("Series B Stock"), and Series C Convertible Preferred Stock, $.01 par value per share ("Series C Stock" and, together with the Series A Stock and the Series B Stock collectively referred to as the "Preferred Stock"). As of the date hereof, VFL and Biddle own all the outstanding shares of Series A Stock, VFL and Biddle own substantially all of the outstanding shares of the Series B Stock and GeoCap owns all the outstanding shares of Series C Stock. Our agreement is as follows:

     1. Notwithstanding the provisions of ARTICLE FOURTH, Section IA, paragraph 7 of the Certificate of Incorporation of the Company with respect to the Series A Stock, Section IB, paragraph 7 of the Certificate of Designations of the Company with respect to the Series B Stock and Section IC, paragraph 7 of the Certificate of Designations of the Company with respect to the Series C Stock (collectively, the "Redemption Provisions"), and notwithstanding the provisions of paragraph 1(a) and (b) of the letter agreement among the Company, VFL and GeoCap dated December 9, 1991, Biddle, VFL and GeoCap hereby waive and agree to postpone the right to have their respective shares of Preferred Stock redeemed in accordance with the Redemption Provisions on the Sinking Fund Payment Date

Venture First II L.P.
GeoCapital II, L.P.
December 7, 1994
Page 2



(as defined in the Redemption Provisions) which otherwise would occur on January 2, 1995. This waiver and agreement to postpone the Sinking Fund Payment Date is effective until January 16, 1995 unless such date is further waived or postponed by a written agreement signed by the holders of all the Preferred Stock (which date, as so waived or postponed, shall be treated as the first Sinking Fund Payment Date for purposes of the Redemption Provisions).

    2. Upon the Company's request, GeoCap, Biddle and VFL agree to vote all shares of the Company's capital stock held by them and to do or cause to be done all such other acts and to execute and deliver all such agreements, certificates, written consents of stockholders, undertakings or other documents and instruments necessary to amend the Company's Certificate of Incorporation with respect to the Preferred Stock or waive or postpone compliance by the Company with the Redemption Provisions consistent with the intent and purposes of paragraph 1 above.

    3. This letter sets forth our agreement concerning the matters discussed herein, shall represent a legally binding agreement upon execution by each of us. This letter is intended to serve as written notice waiving the rights of the undersigned as contemplated by paragraph 7(g) of each of the Redemption Provisions. This letter will be enforceable against each party hereto and its successors and assigns (including any Preferred Stock transferee) in accordance with its terms. The parties hereto each hereby consent to specific performance of their obligations hereunder by the other parties hereto. At the request of VFL, Biddle and GeoCap, the Company will place a legend on any certificate for Preferred Stock that refers to this letter agreement and indicates that the shares evidenced thereby are subject hereto.

    If the foregoing correctly sets forth our agreement, please sign below and return an original executed counterpart to me by December 7, 1994.

                                        Very truly yours,

                                        INTERCAP GRAPHICS SYSTEMS, INC.



                                        By: /s/ A.G.W. Biddle, III
                                           -----------------------------------
                                                A.G.W. Biddle, III, Chief
                                                Executive Officer

Venture First II L.P.
GeoCapital II, L.P.
December 7, 1994
Page 3




                                      /s/ A.G.W. Biddle, III
                                      ---------------------------------
                                      A.G.W. Biddle, III


                                      VENTURE FIRST II L.P.


                                      By:    Venture First Associates II L.P.,
                                             General Partner


                                      By: /s/ W. Andrew Grubbs
                                         ------------------------------
                                               W. Andrew Grubbs,
                                               General Partner



                                      GEOCAPITAL II, L.P,


                                      By:/s/ James J. Harrison
                                         ------------------------------
                                              James J. Harrison
                                              General Partner

                                   APPENDIX B

                        FORM OF AMENDMENT TO INTERCAP'S
                          CERTIFICATE OF INCORPORATION

                                                                      APPENDIX B

                                   Exhibit A
                                       to
                           Preferred Stock Agreement


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTERCAP GRAPHICS SYSTEMS, INC.

     InterCAP Graphics Systems, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:

          1. That the Board of Directors of the Company has duly adopted the following resolutions at a meeting duly called and convened on September ___, 1994:

          RESOLVED, that the Board of Directors of the Company hereby declares it advisable that, subject to receipt of requisite stockholder approval, ARTICLE FOURTH, Section 1A, paragraph 4(a) of the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting "October 1, 1994" and replacing it with "January 15, 1995."

          2. That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3. That the capital of the Company will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, InterCAP Graphics Systems, Inc., has caused this Certificate of Amendment to be executed by A.G.W. Biddle, III, its President, and to be attested to by John C. Gebhardt, its Secretary, this ___ day of ___________________, 1994.

ATTEST:                             InterCAP Graphics Systems, Inc.



                                    By:
- ------------------------------         --------------------------------
John C. Gebhardt                       A.G.W. Biddle, III
Secretary                              President

                                   APPENDIX C

                               SECTION 262 OF THE
                       DELAWARE BUSINESS CORPORATION ACT

                                   APPENDIX C

                               SECTION 262 OF THE
                       DELAWARE BUSINESS CORPORATION ACT

          262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

          (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251, 252, 254, 257, 258 or 263 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
(S)251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258 and 263 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

          b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

          c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

          (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S)228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

          (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

          (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 337, L. '92, eff. 7-1-92.)

                                   PART II.
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Article VIII(d) of the Certificate of Incorporation of Intergraph permits indemnification of directors and officers to the full extent permitted by the Delaware General Corporation Law.

     Article IX of the Certificate of Incorporation of Intergraph eliminates a director's personal liability for monetary damages for breaches of his fiduciary duty, except for liability for: (a) breaches of the duty of loyalty to Intergraph or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or
(d) transactions in which the director received an improper personal benefit. Liability arising out of acts or omissions which occurred before the enactment of Article IX are not covered by the provision.

     Article IX of the Certificate of Incorporation of Intergraph also authorizes Intergraph to indemnify an officer, director, employee, or agent of Intergraph for all expenses, liability, and losses incurred in connection with any action, suit, or proceeding in which he is or was a party or is threatened to be made a party by reason of the fact that he is or was an officer or director of Intergraph, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee, or agent. This provision permits indemnification only upon a finding by the disinterested directors or the shareholders that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Intergraph. Article IX also authorizes Intergraph to advance litigation expenses to an officer or director prior to the final disposition of the action. The making of such advance is conditioned upon the officer or director giving Intergraph an undertaking to repay the amount advanced if indemnification is ultimately deemed unavailable. If indemnification or advancement of expenses is authorized, it will not exclude any rights to indemnification or advancement of expenses which a director, officer, employee, or agent may have under a by-law, agreement, board or shareholder resolution, or otherwise. The indemnification or advancement of expenses provided by Article IX will continue as to a person who ceases to be a director, officer, employee, or agent, and inures to the benefit of his heirs, executors, and administrators.

     Section 145 of the Delaware General Corporation Law permits indemnification by Intergraph of any director, officer, employee or agent of Intergraph or person who is serving or was serving at Intergraph's request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Intergraph, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Intergraph also has the power under Section 145 to indemnify the persons identified above from threatened, pending or completed actions or suits by or in the right of Intergraph to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of Intergraph or is or was serving at the request of Intergraph as a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Intergraph, except that no indemnification can be made with regard to any claim, issue or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Intergraph unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by Intergraph only as authorized in the specific case upon a determination that indemnification of the person is proper under the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent counsel in a written opinion, or by the stockholders. Intergraph may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by Intergraph as authorized by law.

     Article IX of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees or agents to the extent permitted by
Section 145 of the Delaware General Corporation Law. Article IX of the registrant's Bylaws further provides that the registrant may purchase and maintain insurance on behalf of those persons described above as eligible for indemnification for liability arising out of such person's duties or status with the registrant whether or not indemnification in respect of such liability would be permissible.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Intergraph pursuant to the foregoing provisions, or otherwise, Intergraph has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Intergraph of expenses incurred or paid by a director, officer or controlling person of Intergraph in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Intergraph will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibit No.                                                 Exhibit
- -----------           -------------------------------------------------------------------------------------------

2*                    Agreement and Plan of Reorganization, dated as of September 30, 1994, between Intergraph
                      Corporation ("Intergraph"), Intergraph-DC Corporation ("Intergraph Sub") and InterCAP
                      Graphics Systems, Inc. ("InterCAP"), included as Appendix A to the Prospectus/Proxy
                      Statement.


2(a)                  Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 7, 1994 between
                      Intergraph, Intergraph Sub and InterCAP, included in Appendix A to the Prospectus/
                      Proxy Statement.

3(a)                  *Certificate of Incorporation of Intergraph (Incorporated by reference to exhibits filed with
                      Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1984, File No.
                      0-9722).

3(b)                  *Certificate of Amendment to Certificate of Incorporation of Intergraph (Incorporated by
                      reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, File No. 0-9722).

3(c)                  *Bylaws of Intergraph (Restated as of August 11, 1993) (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993,
                      File No. 0-9722).

4                     *Shareholder Rights Plan, dated August 25, 1993 (Incorporated by reference to exhibits filed with Intergraph's Current Report on Form 8-K dated August 25, 1993, File No. 0-9722).

5*                    Opinion of B. Judson Hennington III as to the validity of the shares of Intergraph Common
                      Stock.

8(a)*                 Opinion of Balch & Bingham as to certain federal income tax matters.

8(b)*                 Opinion of Womble Carlyle Sandridge & Rice, P.L.L.C. as to certain federal income tax matters.

10(a)                 *Intergraph Corporation 1990 Employee Stock Option Plan (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended
                      December 31, 1989, File No. 0-9722).

10(b)                 *Intergraph Corporation 1992 Stock Option Plan (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1991,
                      File No. 0-9722).

10(c)                 *Employment contracts of Manfred Wittler, dated November 1, 1989 and April 18, 1991
                      (Incorporated by reference to exhibits filed with the Intergraph's Annual Report on Form
                      10-K for the fiscal year ended December 31, 1992, File No. 0-9722).

10(d)                 *Loan program for executive officers of Intergraph (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31,
                      1992, File No. 0-9722).

10(e)                 *Consulting contract with Keith H. Schonrock, Jr., dated January 17, 1990 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

10(f)                 *Agreement between Intergraph and Green Mountain, Inc., dated February 23, 1994 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).


10(g)                 Software License Agreement as amended, dated April 17, 1987, between the Company and Bentley
                      Systems, Inc. (Incorporated by reference to exhibits filed with the Company's Form 10-K/A,
                      Amendment No. 1, as further amended by Amendment No. 2,  for the fiscal year ended
                      December 31, 1993, under the Securities Exchange Act of 1934, File No. 0-9722).


10(h)*                System OEM Upgrade Processor Trademark License Agreement, dated April 30, 1993, between the
                      Company and Intel Corporation (Incorporated by reference to exhibits filed with the
                      Company's Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 1993, under the Securities Exchange Act of 1934, File No. 0-9722).


10(i)*                Trademark License Agreement, dated May 1, 1993, between the Company and Intel Corporation
                      (Incorporated by reference to exhibits filed with the Company's Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 1993, under the Securities Exchange Act of 1934, File
                      No. 0-9722).


10(j)*                OEM Market Development Program and Trademark License Agreement, dated May 15, 1993, between the Company and Intel Corporation (Incorporated by reference to exhibits filed with the
                      Company's Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 1993, under the Securities Exchange Act of 1934, File No. 0-9722).



10(k)                 Settlement Agreement and Mutual General Release, dated May 2, 1994, between the Company and
                      Bentley Systems, Inc. (Incorporated by reference to the exhibits filed with the Company's
                      Form 10-Q/A, Amendment No. 1, as further amended by Amendment No. 2,  for the quarter ended
                      March 31, 1994, under the Securities Act of 1934, File No. 0-9722).


10(l)*                Procurement Agreement, dated July 13, 1994, between the Company and the U.S. Navy (note, this document was filed in paper format pursuant to a continuing hardship exemption under
                      Regulation S-T Item 202) (Incorporated by reference to the exhibit filed with the Company's
                      Form 10-Q/A, Amendment No. 1 for the quarter ended June 30, 1994, under the Securities
                      Exchange Act of 1934, File No. 0-9722).

21                    *Subsidiaries of Intergraph (Incorporated by reference to exhibits filed with Intergraph's
                      Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

23(a)*                Consent of Balch & Bingham (included in the opinion in Exhibit 8(a)).

23(b)*                Consent of Womble Carlyle Sandridge & Rice, P.L.L.C. (included in the opinion in Exhibit
                      8(b)).

23(c)                 Consent of Ernst & Young LLP.

23(d)                 Consent of Ernst & Young LLP.

28*                   Form of Proxy for InterCAP.

- -------------------------
*    Previously filed

Item 22.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (e) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4.10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, as of the 7th day of December, 1994.


                                    INTERGRAPH CORPORATION



                                    By:/s/ James W. Meadlock
                                       ---------------------
                                       James W. Meadlock
                                       Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Wilhoite his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 7, 1994.


         Signature                         Title                     Date
- ----------------------------  -------------------------------  -----------------

/s/ James W. Meadlock         Chairman of the Board, Chief     December 7, 1994
- ----------------------------  Executive Officer and a
James W. Meadlock             Director (Principal Executive
                              Officer)


/s/ Larry J. Laster           Executive Vice President and     December 7, 1994
- ----------------------------  Chief Financial Officer and a
Larry J. Laster               Director (Principal Financial
                              Officer)



/s/ Roland E. Brown           A Director                       December 7, 1994
- ----------------------------
Roland E. Brown


/s/ Nancy B. Meadlock         Executive Vice President and     December 7, 1994
- ----------------------------  a Director
Nancy B. Meadlock


/s/ Keith H. Schonrock, Jr.   A Director                       December 7, 1994
- ----------------------------
Keith H. Schonrock, Jr.


/s/ James F. Taylor, Jr.      A Director                       December 7, 1994
- ----------------------------
James F. Taylor, Jr.


/s/ Robert E. Thurber         Executive Vice President and     December 7, 1994
- ----------------------------  a Director
Robert E. Thurber


/s/ John W. Wilhoite          Vice President and Controller    December 7, 1994
- ----------------------------  (Principal Accounting
John W. Wilhoite              Officer)


                                 EXHIBIT INDEX

 Exhibit                                                            Sequential
   No.                            Exhibit                           Page Number
- ---------    ---------------------------------------------------    -----------


2* Agreement and Plan of Reorganization, dated as of September 30, 1994, between Intergraph Corporation
             ("Intergraph"), Intergraph-DC Corporation
             ("Intergraph Sub") and InterCAP Graphics Systems,
             Inc. ("InterCAP"), included as Appendix A to the Prospectus/Proxy Statement.


2(a)         Amendment No. 1 to Agreement and Plan of
             Reorganization dated as of December 7, 1994 between Intergraph, Intergraph Sub and InterCAP, included in Appendix A to the Prospectus/Proxy Statement.

3(a)         *Certificate of Incorporation of Intergraph
             (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1984, File No. 0-9722).

3(b)         *Certificate of Amendment to Certificate of
             Incorporation of Intergraph (Incorporated by reference to exhibits filed with Intergraph's
             Quarterly Report on Form 10-Q for the quarter ended
             March 31, 1987, File No. 0-9722).

3(c)         *Bylaws of Intergraph (Restated as of August 11,
             1993) (Incorporated by reference to exhibits filed with Intergraph's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, File No. 0-9722).

4            *Shareholder Rights Plan, dated August 25, 1993
             (Incorporated by reference to exhibits filed with Intergraph's Current Report on Form 8-K dated
             August 25, 1993, File No. 0-9722).

5* Opinion of B. Judson Hennington III as to the validity of the shares of Intergraph Common Stock.

8(a)* Opinion of Balch & Bingham as to certain federal income tax matters.

8(b)*        Opinion of Womble Carlyle Sandridge & Rice,
             P.L.L.C. as to certain federal income tax matters.

10(a)        *Intergraph Corporation 1990 Employee Stock Option
             Plan (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No.
             0-9722).


10(b)        *Intergraph Corporation 1992 Stock Option Plan
             (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No.
             0-9722).

10(c)        *Employment contracts of Manfred Wittler, dated
             November 1, 1989 and April 18, 1991 (Incorporated by reference to exhibits filed with the Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No.
             0-9722).

10(d)        *Loan program for executive officers of Intergraph
             (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, File No.
             0-9722).

10(e) *Consulting contract with Keith H. Schonrock, Jr., dated January 17, 1990 (Incorporated by reference to exhibits filed with Intergraph's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

10(f)        *Agreement between Intergraph and Green Mountain,
             Inc., dated February 23, 1994 (Incorporated by reference to exhibits filed with Intergraph's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).


10(g)        Software License Agreement as amended, dated April
             17, 1987, between the Company and Bentley Systems,
             Inc. (Incorporated by reference to exhibits filed with the Company's Form 10-K/A, Amendment No. 1, as further amended by Amendment No. 2, for the fiscal year ended December 31, 1993, under the Securities
             Exchange Act of 1934, File No. 0-9722).


10(h)*       System OEM Upgrade Processor Trademark License
             Agreement, dated April 30, 1993, between the
             Company and Intel Corporation (Incorporated by reference to exhibits filed with the Company's Form
             10-K/A, Amendment No. 1 for the fiscal year ended
             December 31, 1993, under the Securities Exchange
             Act of 1934, File No. 0-9722).


10(i)* Trademark License Agreement, dated May 1, 1993, between the Company and Intel Corporation
             (Incorporated by reference to exhibits filed with the Company's Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 1993, under the Securities Exchange Act of 1934, File No. 0-9722).



10(j)*       OEM Market Development Program and Trademark
             License Agreement, dated May 15, 1993, between the
             Company and Intel Corporation (Incorporated by reference to exhibits filed with the Company's Form
             10-K/A, Amendment No. 1 for the fiscal year ended
             December 31, 1993, under the Securities Exchange
             Act of 1934, File No. 0-9722).


10(k) Settlement Agreement and Mutual General Release, dated May 2, 1994, between the Company and Bentley
             Systems, Inc. (Incorporated by reference to the exhibits filed with the Company's Form 10-Q/A, Amendment No. 1, as further amended by Amendment
             No. 2, for the quarter ended March 31, 1994, under the Securities Act of 1934, File No. 0-9722).


10(l)* Procurement Agreement, dated July 13, 1994, between the Company and the U.S. Navy (note, this document was filed in paper format pursuant to a continuing hardship exemption under Regulation S-T Item 202)
             (Incorporated by reference to the exhibit filed with the Company's Form 10-Q/A, Amendment No. 1 for the quarter ended June 30, 1994, under the Securities Exchange Act of 1934, File No. 0-9722).

21 *Subsidiaries of Intergraph (Incorporated by reference to exhibits filed with Intergraph's
             Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-9722).

23(a)* Consent of Balch & Bingham (included in the opinion in Exhibit 8(a)).

23(b)*       Consent of Womble Carlyle Sandridge & Rice,
             P.L.L.C. (included in the opinion in Exhibit 8(b)).

23(c)        Consent of Ernst & Young LLP.

23(d)        Consent of Ernst & Young LLP.

28*          Form of Proxy for InterCAP.

- -------------------

*    Previously filed